     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998


                                    REGISTRATION NOS. 333-49717 AND 333-49717-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          ALADDIN GAMING HOLDINGS, LLC

    (Exact name of Registrant as specified in its Articles of Organization)
                            ------------------------

            NEVADA                            6719                          88-0379607
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)        Identification Number)

                                 831 Pilot Road
                            Las Vegas, Nevada 89119
                                 (702) 736-7114

    (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)
                            ------------------------

                              RICHARD J. GOEGLEIN
                            CHIEF EXECUTIVE OFFICER
                          ALADDIN GAMING HOLDINGS, LLC
                                 831 PILOT ROAD
                            LAS VEGAS, NEVADA 89119
                                 (702) 736-7114

(Name, address including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                           WALLACE L. SCHWARTZ, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000
                            ------------------------

                                                                                      PRIMARY STANDARD      I.R.S.
                                                                       JURISDICTION      INDUSTRIAL        EMPLOYER
                                                                            OF            CLASSI-       IDENTIFICATION
NAME OF ADDITIONAL REGISTRANT                                          INCORPORATION  FICATION NUMBER       NUMBER
---------------------------------------------------------------------  -------------  ----------------  --------------
Aladdin Capital Corp.*...............................................     Nevada            9999          88-0379606

------------------------

* Address and telephone number of principal executive offices are same as Aladdin Gaming Holdings, LLC.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JULY 22, 1998


PROSPECTUS

                                     [LOGO]

                           OFFER FOR ALL OUTSTANDING
                13 1/2% SERIES A SENIOR DISCOUNT NOTES DUE 2010
                                IN EXCHANGE FOR
                13 1/2% SERIES B SENIOR DISCOUNT NOTES DUE 2010,
   WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OF

                          ALADDIN GAMING HOLDINGS, LLC
                             ALADDIN CAPITAL CORP.
       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                   , 1998 UNLESS EXTENDED.
                                  ------------

    Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Holdings"), and Aladdin Capital Corp, a Nevada corporation ("Capital" and, together with Holdings, the "Issuers"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange an aggregate amount at maturity of up to $221.5 million of 13 1/2% Series B Senior Discount Notes due 2010 (the "New Notes") of the Issuers, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding 13 1/2% Series A Senior Discount Notes Due 2010 (the "Old Notes" and, together with the New Notes, the "Notes") of the Issuers from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that the Old Notes provide that, if a Registration Default (as defined herein) has occurred, damages ("Liquidated Damages") shall accrue at a rate of 0.25% per annum with respect to the first 90-day period immediately following the occurrence of the first Registration Default and that the amount of Liquidated Damages increases by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 1.00% per annum.

    On February 26, 1998 (the "Issue Date") the Issuers issued $221.5 million aggregate amount at maturity of Old Notes together with 2,215,000 Warrants (the "Warrants") to purchase 2,215,000 shares of Class B non-voting Common Stock, no par value (the "Common Stock") of Aladdin Gaming Enterprises, Inc., a Nevada corporation ("Enterprises" and, together with the Issuers, the "Aladdin Parties"). The Old Notes and the Warrants were issued together as Units (the "Units") pursuant to an offering (the "Offering") exempt from registration under the Securities Act and applicable state securities laws.

    The initial Accreted Value (as defined herein) of the Notes was $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial Accreted Value, calculated from February 26, 1998. Cash interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will accrue at the rate of 13 1/2% per annum based on the Accreted Value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003. The Old Notes were offered at an original issue discount for federal income tax purposes. See "Description of the Notes" and "Certain United States Federal Income Tax Considerations."

    The Notes are joint and several obligations of the Issuers and will be redeemable at the option of the Issuers, in whole or in part, at any time on or after March 1, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if applicable, thereon to the date of redemption. In addition, in the event of a Qualified Public Offering (as defined herein) prior to March 1, 2001, which results in aggregate net proceeds of at least $50.0 million, the Issuers may, at their option, redeem up to 35% of the Accreted Value of the Notes with the net proceeds therefrom at a redemption price equal to 113 1/2% of the Accreted Value plus Liquidated Damages, if applicable, to the date of redemption. Upon the occurrence of a Change of Control (as defined herein), the holders of the Notes will have the right to require the Issuers to purchase their Notes at a price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if applicable, thereon to the date of purchase. There can be no assurance that the Issuers will have sufficient funds to purchase the Notes after a Change of Control. See "Risk Factors--Change of Control."

    The net proceeds from the Offering, together with the proceeds from the other Funding Transactions (as defined herein), including a $410.0 million new bank credit facility (the "Bank Credit Facility") entered into by Aladdin Gaming, LLC (the "Company"), a Nevada limited-liability company and a wholly owned subsidiary of Holdings, and $80.0 million available under the FF&E Financing (as defined herein) will be used to finance the development, construction and opening of a new hotel and casino, the Aladdin Hotel and Casino (the "Aladdin") in Las Vegas, Nevada. Pursuant to the Disbursement Agreement (as defined herein), all of the proceeds from the Offering must be expended before any of the proceeds of the Bank Credit Facility may be disbursed. The Company is in the development stage and will have no assets or operations other

                                                    (CONTINUED ON THE NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS OF THE NOTES AND PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND PURCHASE OF THE NOTES.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION OR
 REGULATORY AUTHORITY, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
  COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING CONTROL BOARD HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT
  MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.


                 The date of this Prospectus is July   , 1998.

(CONTINUED FROM COVER)

than its interests in the Aladdin and activities in connection with the Aladdin's development. Therefore, the Company will have no revenues until the Aladdin becomes operational. It is expected that the Aladdin will become operational in the first four months of the year 2000. The Notes will be joint and several senior obligations of the Issuers, will rank PARI PASSU in right of payment with all current and future senior Indebtedness (as defined herein) of the Issuers and will rank senior in right of payment to all current and future subordinated Indebtedness of the Issuers. The Notes will be secured by a first priority pledge of all amounts in the Note Construction Disbursement Account (as defined herein), until disbursed in accordance with the Disbursement Agreement, and by a first priority pledge of all of the issued and outstanding Series A preferred membership interests (the "Series A Preferred Interests") of the Company. The liquidation preference of the Series A Preferred Interests will at all times equal the Accreted Value of the Notes. The Notes will not be guaranteed by any of Holdings' subsidiaries. Therefore, the Notes will be effectively subordinated to all Indebtedness and other liabilities of Holdings' subsidiaries (including, without limitation, to the Company's obligations under the Bank Credit Facility). The Issuers do not and may not in the future have any material assets other than Holdings' ownership of 100% of the Common Membership Interests in the Company and its ownership of the Series A Preferred Interests in the Company, and do not and may not in the future have any material operations or revenues (other than income derived from its interests in the Company). Accordingly, the Issuers' ability to pay principal interest, premium, if any, or any other payment obligation on the Notes will be completely dependent on the operations of the Company. The only outstanding indebtedness of the Issuers is, and upon consummation of the Exchange Offer will be, the Notes. Upon completion of the Aladdin, the Company is expected to have $430.0 million of outstanding Indebtedness, including $410.0 million outstanding under the Bank Credit Facility and an aggregate of $20.0 million outstanding under the loan portion of the FF&E Financing. The FF&E Financing will also consist of $60.0 million of operating leases. Upon the opening of the Aladdin, the Company is expected to have an aggregate of $10.0 million available under a working capital facility. The indebtedness of Holdings and the Company, collectively, is expected to represent 95% of their total capitalization as of the opening of the Aladdin.

    Capital is a wholly owned subsidiary of Holdings and was incorporated solely for the purpose of serving as a co-issuer of the Notes in order to facilitate the Offering. Capital currently does not and will not in the future have any material operations or assets and currently does not and will not in the future have any revenues. Holders of the New Notes should not expect Capital to participate in servicing the principal, interest, premium, or any other payment obligations on the New Notes.

    For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having an Accreted Value equal to that of the surrendered Old Note. The New Notes will accrete at the same rate as the Old Notes and cash interest on the New Notes will accrue at the same time and at the same rate as the Old Notes. Old Notes accepted for exchange will cease to accrete or bear interest, as applicable, from and after the date of the consummation of the Exchange Offer.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuers contained in the Note Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. However this does not preclude a broker-dealer from being deemed an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale as such broker-dealer may reasonably request. See "Plan of Distribution."

    The Issuers will not receive any proceeds from the Exchange Offer. The Issuers will pay all the expenses incident to the Exchange Offer as required to be paid by the Issuers under the Note Registration Rights Agreement. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m. (New York City time) on the second to last business day prior to the Expiration Date (as defined herein). In the event the Issuers terminate the Exchange Offer and do not accept for exchange any Old Notes, the Issuers will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

    There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes. The Initial Purchasers (as defined herein) have advised the Issuers that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Issuers do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

                             AVAILABLE INFORMATION

    The Issuers have filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Issuers and the New Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provision of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

    Upon effectiveness of the Registration Statement, the Issuers will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, will file reports and other information with the Commission. The Registration Statement and the reports and other information filed by the Issuers with the Commission in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such information may be found on the Commission's site address, http://www.sec.gov.

    In the event that the Issuers are not required to be subject to the reporting requirements of the Exchange Act in the future, the Issuers will be required under the Indenture (as defined herein), pursuant to which the Old Notes were, and the New Notes will be, issued, to continue to file with the Commission, and to furnish to holders of the New Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, and with respect to the annual information, a report thereon by the Issuers' certified public accountants and (ii) all current reports that would be required to be filed on Form 8-K if the Issuers were required to file such reports.

    No person has been authorized to give any information or to make any representation concerning the Notes other than those contained herein and, if given or made, such other information or representation should not be relied upon as having been authorized by the Issuers.

                          DISCLOSURE REGARDING FORWARD
                               LOOKING STATEMENTS

    This Prospectus contains certain statements that are "forward looking statements." Those statements include, among other things, the discussions of the business strategies of the Issuers and the Company and expectations concerning future operations, margins, profitability and liquidity and capital resources. Forward looking statements are included in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus. Although the Issuers believe that the expectations reflected in such forward looking statements are reasonable, the Issuers do not give any assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies of the Issuers and the Company or financial projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. All phases of the operations of the Issuers and the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Issuers and the Company and any one of which, or a combination of which, could materially affect the results of operations of the Issuers and the Company and whether the forward looking statements made by the Issuers ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Issuers' expectations are disclosed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
                            ------------------------

                              CERTAIN DEFINITIONS

    REFERENCES IN THIS PROSPECTUS TO (I) "HOLDINGS" REFER TO ALADDIN GAMING HOLDINGS, LLC, A NEVADA LIMITED-LIABILITY COMPANY; (II) "CAPITAL" REFER TO ALADDIN CAPITAL CORP., A NEVADA CORPORATION WHOLLY-OWNED BY HOLDINGS; (III) "ENTERPRISES" REFER TO ALADDIN GAMING ENTERPRISES, INC., A NEVADA CORPORATION, THE SOLE ASSET OF WHICH IS A 25% MEMBERSHIP INTEREST IN HOLDINGS; (IV) "ISSUERS" REFER TO HOLDINGS AND CAPITAL, COLLECTIVELY; (V) "ALADDIN PARTIES" REFER TO HOLDINGS, ENTERPRISES AND CAPITAL, COLLECTIVELY; (VI) THE "COMPANY" REFER TO ALADDIN GAMING, LLC, A NEVADA LIMITED-LIABILITY COMPANY WHICH PLANS TO DEVELOP, CONSTRUCT AND OPERATE THE ALADDIN; (VII) "LONDON CLUBS" REFER TO LONDON CLUBS INTERNATIONAL, PLC, A UNITED KINGDOM PUBLIC LIMITED COMPANY AND (VIII) "LCNI" REFER TO LONDON CLUBS NEVADA INC., AN INDIRECT WHOLLY OWNED SUBSIDIARY OF LONDON CLUBS. ALADDIN HOLDINGS, LLC ("AHL"), WHICH IS 95% OWNED BY THE TRUST UNDER ARTICLE SIXTH U/W/O SIGMUND SOMMER (THE "TRUST"), DIRECTLY OWNS 98.7% OF THE MEMBERSHIP INTERESTS OF SOMMER ENTERPRISES, LLC ("SOMMER ENTERPRISES"), A NEVADA LIMITED-LIABILITY COMPANY, AND INDIRECTLY OWNS APPROXIMATELY 71% OF THE MEMBERSHIP INTERESTS OF HOLDINGS PRIOR TO THE EXERCISE OF THE WARRANTS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION) APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  THE ISSUERS

    Holdings is a holding company, the material assets of which are 100% of the outstanding common membership interests of the Company (the "Common Membership Interests") and 100% of the outstanding Series A Preferred Interests of the Company. Capital is a wholly owned subsidiary of Holdings and was incorporated solely for the purpose of serving as a co-issuer of the Notes in order to facilitate the Offering. Capital will not have any material operations or assets and will not have any revenues.

                                  THE COMPANY


    The Company plans to develop, construct and operate the Aladdin as the centerpiece of an approximately 35 acre world-class resort, casino and entertainment complex (the "Complex") located on the site of the original Aladdin hotel and casino in Las Vegas, Nevada, a premier location at the center of Las Vegas Boulevard (the "Strip"). The Aladdin has been designed to include a luxury themed hotel of approximately 2,600 rooms (the "Hotel"), an approximately 116,000 square foot casino (the "Casino"), an approximately 1,400-seat production showroom and seven restaurants. The Casino's main gaming area will contain approximately 2,800 slot machines, 87 table games, keno and a race and sports book facility. Included on a separate level of the Casino will be a 15,000 square foot luxurious gaming section (the "Salle Privee") which is expected to contain an additional 20 to 30 high limit table games and approximately 100 high limit slot machines. The Salle Privee will cater to wealthy clientele and be operated and marketed in conjunction with London Clubs, a prestigious, multi-national casino operator which caters to international premium players. The Complex, which has been designed to promote Casino traffic and to provide customers with a wide variety of entertainment alternatives, will comprise (i) the Aladdin; (ii) a themed entertainment shopping mall with approximately 522,000 square feet of retail space (the "Desert Passage"); (iii) a second hotel and casino, with a music and entertainment theme, expected to be known as "Sound Republic Hotel and Casino" (the "Music Project"); (iv) a newly renovated 7,000-seat Theater of the Performing Arts (the "Theater"); and (v) an approximately 4,800-space car parking facility (the "Carpark" and, together with the Desert Passage, the "Mall Project"). The Mall Project and the Music Project will be separately owned by affiliates of the Company. The Company's business and marketing strategies are expected to capitalize on the Complex's premier location, its superior designed, mixed-use, themed development, and strong strategic partnering with highly successful public companies. The grand opening date for the Aladdin and the Mall Project is currently anticipated to occur during the first four months of the year 2000, with the opening of the Music Project expected to occur within six months after the opening of the Aladdin.


    The Company's management team is led by Chief Executive Officer Richard J. Goeglein, the former President and Chief Executive Officer of Harrah's Hotels and Casinos and President and Chief Operating Officer of Holiday Corp., who during his term at Harrah's oversaw the expansion of the Harrah's brand, including the development of Harrah's Hotel and Casino in Atlantic City. Assisting Mr. Goeglein as Senior Vice President of the Company and President/Chief Operating Officer of the Aladdin Hotel and Casino is James H. McKennon, who as President and Chief Operating Officer of Caesars Tahoe was instrumental in its financial turnaround and as President of Caesars World International Marketing Corp. was responsible for the global marketing of the Caesars brand.

    It is expected that approximately $75 million will be spent on theming in the Aladdin and the Desert Passage, of which approximately $35 million will be spent by the Company on the Aladdin. This theming will create an environment in the Aladdin that will be based upon the Legends of the 1001 Arabian Nights, including the intriguing tales of Aladdin, Ali Baba and the 40 Thieves, Sinbad and other legendary stories woven around ancient wealth and wonders. The Aladdin's exterior will be designed to include a highly articulated streetscape, a themed Casino exterior shaped like a Bedouin tent, fountains, walkways, sculptures and an outdoor restaurant. The sophisticated interior of the Aladdin will utilize rich colors, textures and design, enhancing the fantasy of a mystical romantic time and place. A significant feature of the Desert Passage will be the themed area to be known as the "Lost City." The "Lost City" is expected to contain a re-creation of an ancient mystical mountain city and will house a variety of specialty shops and restaurants underneath a 10-story high ceiling. The Company believes that the Aladdin, with its unique theme, together with the Desert Passage, will ensure its place as a "must-see" destination in one of the world's largest entertainment cities.

    The Company believes that upon completion, the Aladdin, the Mall Project and the Music Project together will constitute one of the largest and best-planned integrated, mixed-use entertainment resorts in the world. Aladdin Bazaar Holdings, LLC ("Bazaar Holdings"), a subsidiary of the Trust, and TH Bazaar Centers Inc. ("THB"), a subsidiary of TrizecHahn Centers Inc. ("TrizecHahn"), have entered into a joint venture agreement and formed Aladdin Bazaar, LLC ("Bazaar") to develop, construct, own and operate the Mall Project. TrizecHahn is the principal retail subsidiary of TrizecHahn Corporation, one of the largest publicly-traded real estate companies in North America. The Desert Passage is expected to include an array of high-fashion specialty stores, exotic boutiques, themed restaurants, cafes and other entertainment offerings. The Desert Passage will be directly connected to the Casino to maximize Casino traffic.


    Aladdin Music Holdings, LLC ("AMH"), a wholly owned subsidiary of the Company, and a subsidiary of Planet Hollywood International, Inc. ("Planet Hollywood") have entered into a memorandum of understanding (the "Music Project Memorandum of Understanding") and formed Aladdin Music, LLC ("Aladdin Music"), which will own and develop the Music Project. The Music Project Memorandum of Understanding is subject to the finalization of financing commitments. Planet Hollywood is a creator and worldwide developer of themed restaurants and consumer brands, most notably "Planet Hollywood" and the "Official All Star Cafe." Planet Hollywood has announced that it intends to position a brand of music-themed entertainment venues as its third major brand. The Music Project, which will be managed by the Company, is expected to include an approximately 1,000 room hotel, a 50,000 square foot casino, four restaurants, including a music-themed restaurant which will feature its own 1,000-person nightclub, a health spa and an outdoor swimming pool. As part of the development of the Complex, the Company expects to indirectly contribute to Aladdin Music $21.3 million in cash and land having an appraised fair market value of $15.0 million in exchange for a preferred membership interest in Aladdin Music and to lease to Aladdin Music the existing 7,000-seat Theater for a nominal amount. It is anticipated that Aladdin Music will carry out an approximately $8 million renovation of the Theater, improving its decor, light and sound systems and other facilities. A further distinguishing feature of the Music Project is the anticipated active involvement of famous artists and celebrities, some of whom are expected to be stockholders of Planet Hollywood (or its affiliates), participate in the marketing of Planet Hollywood's music-themed brand and perform at the Theater or make other personal appearances at the Music Project. The Music Project, with its music and entertainment theme, will complement the Aladdin and it is expected that together the two hotels will offer an excitement and variety of entertainment alternatives that will further distinguish the Complex from other venues on the Strip.



    The development of the Aladdin commenced during the first quarter of 1998. The original Aladdin hotel and casino closed for business on November 25, 1997 and the original facility was demolished on April 27, 1998. The development of the Mall Project is expected to commence during the second quarter of 1998, followed thereafter by the expected commencement of the development of the Music Project in the second half of 1998. There can be no assurance, however, that either of the Mall Project or the Music Project will, in fact, be completed. If either or both are not completed, the Company will need to expend additional amounts (expected to be up to approximately $23 million) with respect to the completion of shared structural space and the cost of surface parking. See "Risk Factors--Completion of the Mall Project and the Music Project."

STRENGTHS

    The Company believes that several important advantages will contribute significantly to the success of the Aladdin:

    PREMIER LOCATION. The Aladdin's 800 feet of Strip frontage is located on the section of the Strip between Flamingo Road at the north and Tropicana Boulevard at the south. Based upon independent research and assuming completion of the Bellagio, Paris and Venetian development projects, the average vehicular traffic that will pass the Complex each day is expected to be approximately 54,000.

    Another major feature of the Complex will be its easy access from Las Vegas' McCarran International Airport ("McCarran Airport"), only 2.5 miles away. According to the Las Vegas Convention and Visitors Authority (the "LVCVA"), the number of visitors to Las Vegas has increased at a steady and significant rate for the last 15 years, growing from approximately 10 million in 1980 to approximately 19 million in 1990 to over 30 million in 1997, with approximately 47% of these visitors in 1997 arriving by air through McCarran Airport. McCarran Airport, the tenth busiest airport in the United States, is currently in the process of expanding its capacity through the addition of 26 new gates, and it is expected that following completion thereof, the number and percentage of visitors arriving in Las Vegas by air will further increase, making easy access from McCarran Airport to Las Vegas' resorts even more crucial.

    MASTER-PLANNED, MIXED-USE DEVELOPMENT. The Aladdin has been carefully and strategically designed to promote Casino traffic. Each element of the Complex has been sited and planned in a manner that maximizes pedestrian and vehicular traffic so as to facilitate access to and from the Complex, as well as circulation between the different parts of the Complex, with the Casino being the nexus for the vast majority of pedestrian traffic. Significant portions of the Desert Passage and all of the Theater's entrances and exits will be accessed through, or be adjacent to, the Casino. The Casino will be located in front of the Hotel, and unlike many of the newer projects on the Strip, will provide easy access for pedestrians without requiring long walks into the Complex. Pedestrian visitors to the Aladdin entering from the Aladdin's 800 feet of Strip frontage will be able to enter the Hotel directly through the Casino or through the Desert Passage entrances. Through the use of a circular internal roadway, guests arriving by limousine, car service, taxi or private vehicle will be able to enter the Complex directly and easily from the Strip and Harmon Avenue. Furthermore, by the use of bridges and access ways, pedestrians will not be required to cross roadways while moving between different attractions on the Complex, thus facilitating ease of movement between the various parts of the Complex and the Strip.

    UNIQUE ENTERTAINMENT FACILITIES. The Aladdin is expected to benefit from the Casino traffic generated from the broad variety of entertainment facilities located throughout the Complex. The Aladdin will be adjacent to the existing Theater, which is expected to continue to be used to hold major concerts and theatrical performances and is one of the few venues of its size and type in Nevada. The Theater's approximately $8 million renovation is expected to transform it into a first-class venue and provide an additional source of visitor traffic to the Complex.

    The Aladdin will include a 1,400-seat showroom featuring a 1001 Arabian Nights-themed production show on its mezzanine level, with elegant, exotic costuming, music, lighting and choreography. In addition, the Desert Passage will be designed to engage the customer in a themed shopping, entertainment and dining experience. Of the approximately 522,000 square feet of retail space within the Desert Passage, it is anticipated that approximately 25% will be devoted to high pedestrian traffic generating food, beverage and entertainment experiences. Furthermore, the Music Project is expected to contain a 1,000-person nightclub featuring regular live performances.

    PRESTIGIOUS STRATEGIC PARTNERS.

    The Company and the Complex will benefit from important relationships with several prominent public companies, as follows:

- LONDON CLUBS INVESTMENT. London Clubs, a prestigious multi-national casino operator, indirectly owns 25% of the outstanding common membership interests of Holdings (the "Holdings Common Membership Interests"). London Clubs had an equity market capitalization of over $461 million on May 29, 1998. London Clubs has extensive experience in the international marketing of casinos to premium players and maintains a strong presence in the United Kingdom (where it controls the largest share of the London casino market), Europe, Asia and the Middle East. In addition to its 25% ownership of the outstanding Holdings Common Membership Interests, London Clubs, through LCNI, will direct the operations of, and act as marketing consultant to, the Salle Privee. The Company believes that the Salle Privee will be the first of its kind in the United States managed by a European operator and based on the European concept of full service gaming areas for premium players. The Salle Privee's primary business and marketing focus will be to access London Clubs' worldwide base of upscale casino clientele.


- JOINT VENTURE WITH PLANET HOLLYWOOD. Through a subsidiary, Planet Hollywood has agreed to be a 50% partner (on a fully diluted basis) in the Music Project. Planet Hollywood is a creator and worldwide developer of consumer brands, most notably "Planet Hollywood" and the "Official All Star Cafe," that capitalize on the universal appeal of the high energy environment of movies, sports and other entertainment-based themes. The Company believes that the exposure generated by the Music Project will enhance the Aladdin by providing immediate excitement and press coverage for the Complex.



- STRATEGIC RELATIONSHIP WITH TRIZECHAHN. The Mall Project will be owned, developed and operated by Bazaar, a joint venture between Bazaar Holdings and THB, a subsidiary of TrizecHahn. TrizecHahn is a wholly-owned subsidiary of TrizecHahn Corporation, one of the largest publicly traded real estate companies in North America. TrizecHahn was the developer of Horton Plaza in San Diego, Bridgewater Commons in New Jersey, Valley Fair in San Jose and Park Meadows in Denver. Investors should note that TrizecHahn has announced that it is considering selling its operating portfolio of regional shopping centers and on April 6, 1998, announced the sale of 20 regional shopping centers for over $2.5 billion. See "Risk Factors--Completion of the Mall Project and the Music Project." While TrizecHahn's announcement is limited to the sale of its current operating portfolio of regional shopping centers, there can be no assurance that TrizecHahn will not similarly decide to sell its interest in the Desert Passage. Accordingly, investors cannot be assured that TrizecHahn will own and operate the Desert Passage once it becomes operational, and as a result, pedestrian traffic to the Aladdin may decrease.


STRATEGY

    The Company's business and marketing strategies are expected to capitalize on the Complex's premier location, its superior designed, mixed-use themed development and strong strategic partnering with highly successful public companies.

    CREATE A "MUST-SEE" DESTINATION. The Company believes that the Aladdin, with its unique design, together with the Desert Passage and the Music Project will ensure its place as a "must-see" destination in one of the fastest growing entertainment cities in the world. The Aladdin theme will be supported by a sophisticated interior design enhancing the fantasy of a mystical and romantic time and place. The Aladdin's main Casino traffic will be driven not only by Hotel guests, but also by the customers directly attracted from the Strip. Visitor traffic to the Aladdin will also be enhanced by the Desert Passage and the adjoining Music Project.

    TARGETED MARKET POSITIONING. The Company intends to focus on three different market segments to attract customers to the Aladdin:

- UPSCALE CLIENTELE. The Hotel will be designed to appeal to an upscale clientele, providing the amenities and level of service such high-end guests expect. Each of the Hotel's approximately 2,600 guest rooms will have an area of not less than 450 square feet--exceeding that of the average Las Vegas hotel room of approximately 360 to 400 square feet--and 24% of the Hotel's guest rooms will have an area exceeding 620 square feet. The Hotel's room inventory for the upscale market is expected to include 624 "king parlors" and suites, ranging from 585 to 1,162 square feet. The Hotel will provide extensive recreational facilities and amenities for its guests, including a 20,000 square foot health spa with steam, sauna and massage services and an outdoor swimming-pool complex surrounded by gardens and fountains. The Company intends to promote the Aladdin's many features to the upscale market through a variety of media, including high-end print publications, travel agents and events sponsorships. A targeted-relationship marketing program is expected to ensure clientele retention and repeat visitation.

- INTERNATIONAL PREMIUM PLAYER CLIENTELE. The focus of the Salle Privee's business will be the wealthy clientele that form the core of London Clubs' business in London and elsewhere. The Hotel will include 30 suites primarily for use by Salle Privee clientele, including 25 "Salle Privee suites" (ranging from 815 to 930 square feet) and five "mega-suites" (ranging from 2,125 to 3,500 square feet). The Company will maintain the Salle Privee's premium player atmosphere through more sophisticated dining options, higher table limits and more formal levels of service and dress.

- UPPER-MIDDLE MARKET CLIENTELE. The Hotel's variety of guest rooms, six of its seven restaurants and the 1,400-seat production showroom, combined with the heavily themed Casino, Theater and Desert Passage, are expected to appeal broadly to the upper-middle market guest. Additionally, cooperative advertising and promotion through various media, such as television, radio and print, will be used to promote the Complex to the upper-middle market. Furthermore, the Music Project is expected to attract younger, affluent customers to the Complex through, among other things, its music and entertainment-based theme.

    LEVERAGE FROM STRATEGIC RELATIONSHIPS. The Company and its affiliates have chosen as strategic partners an experienced team of retail, casino and themed entertainment developers and operators. The Company intends to utilize the unique expertise of its partners from the preliminary development stages of the Complex through its promotion and operation.

- DEVELOPMENT EXPERTISE. In establishing a strategic relationship with TrizecHahn, the Company has obtained the knowledge, skills and capital of a partner who has expertise in the coordination, construction and completion in a timely manner of large, high quality projects.

- MANAGEMENT AND OPERATING ABILITIES. The Complex is expected to benefit from the experience of TrizecHahn, London Clubs and Planet Hollywood in its operations. Through its management and ownership of shopping centers, TrizecHahn has demonstrated its ability to successfully design, configure and attract high quality tenants to its retail shopping projects. London Clubs has extensive experience in the international marketing and operation of casinos, in particular to premium players. In addition, Planet Hollywood has successfully grown its concepts to 87 company-owned and franchised Planet Hollywood and Official All Star Cafe units (as of December 31, 1997) since commencing business in 1991.

- CAPITALIZING ON BRAND NAMES. With access to some of the most well-known names in their respective markets, the Company expects to capitalize on the worldwide brand recognition of Planet Hollywood, London Clubs and TrizecHahn, creating unique opportunities for the Complex.

- ACCESSING NEW CLIENT BASE. London Clubs and Planet Hollywood are expected to provide the Complex with access to market segments which the Company believes have not been extensively penetrated by other hotel/casinos in Las Vegas. London Clubs provides the Aladdin with a substantial network of international premium players and superb promotional opportunities. Furthermore, it is expected that Planet Hollywood will introduce a younger, affluent clientele to the Complex through, among other things, celebrity involvement in the Music Project.

    CAREFULLY MANAGE CONSTRUCTION COSTS AND RISKS. The Company anticipates the total cost of developing, financing, constructing and opening the Aladdin to be approximately $790 million (excluding the Company's $21.3 million planned indirect cash contribution and $15.0 million appraised fair market value land contribution to Aladdin Music as part of the development funds for the Music Project). As part of the Company's strategy of carefully managing construction costs and risks, the Company has hired Tishman Construction Corporation of Nevada ("Tishman"), to be the construction manager. Tishman is a subsidiary of Tishman Realty & Construction Co. Inc., a privately held company with extensive experience in building quality hotels and casinos. As construction manager, Tishman will advise with respect to scheduling, administration and reporting in connection with the construction activities of the Design/ Builder (as defined herein). In addition, the following arrangements have been made to ensure the full and timely completion of the Aladdin.


- BANK COMPLETION GUARANTY AND NOTEHOLDER COMPLETION GUARANTY. London Clubs, the Trust and Bazaar Holdings have entered into a completion guaranty (the "Bank Completion Guaranty") for the benefit of the lenders under the Bank Credit Facility (the "Bank Lenders"), under which they have agreed to guarantee, among other things, the completion of the Aladdin. The Bank Completion Guaranty is not subject to any maximum dollar limitations. The holders of the Notes are not party to the Bank Completion Guaranty, however London Clubs, the Trust and Bazaar Holdings have entered into a limited completion guaranty for the benefit of the holders of the Notes (the "Noteholder Completion Guaranty"), under which they guarantee completion of the Aladdin, subject to certain important exceptions, limitations and qualifications. The Noteholder Completion Guaranty contains certain intercreditor provisions which significantly limit the rights of the Trustee (as defined herein) under the Noteholder Completion Guaranty. In particular, the Noteholder Completion Guaranty sets forth certain standstill periods during which the Trustee or the holders of the Notes may not enforce the Noteholder Completion Guaranty or seek remedies thereunder even if there is a default under the Bank Completion Guaranty and the Bank Lenders are no longer advancing funds. In particular, the Noteholder Completion Guaranty may not be enforced unless (i) no funds have been advanced under the Bank Credit Facility, (ii) the Bank Credit Facility has been indefeasibly repaid in full and the Guarantors have been completely released from their obligations under the Bank Completion Guaranty, or (iii) a default has occurred under the Bank Completion Guaranty and the Bank Lenders have failed to fund construction, for a period ranging from two to six months, depending upon the amount which has been advanced under the Bank Credit Facility at such time. In addition, there are limitations and restrictions on the rights of the Trustee to enforce the Noteholder Completion Guaranty, particularly following any exercise of remedies by the Bank Lenders. No financial information regarding the Trust is available for the purpose of evaluating the Trust's creditworthiness and, accordingly, purchasers of Notes should not rely upon the Trust's performance under the Bank Completion Guaranty or Noteholder Completion Guaranty when making their investment decision. See "Risk Factors--Lack of Available Information on the Trust's Ability to Perform Its Obligations Under Certain Agreements," "--Limitations Under Bank Completion Guaranty and Noteholder Completion Guaranty," "Description of Noteholder Completion Guaranty and Disbursement Agreement--Noteholder Completion Guaranty" and "Description of Certain Indebtedness and Other Obligations--Completion Guaranty."


- DESIGN/BUILD CONTRACT. Fluor Daniel, Inc. (the "Design/Builder") is the design/builder for the Aladdin. The Design/Builder has entered into a guaranteed maximum price design/build contract (subject to increases based on scope changes) with the Company to design and construct the Aladdin (the "Design/Build Contract"). The Design/Build Contract provides the Design/Builder with incentives for completing the Aladdin ahead of schedule and within budget and for payment of liquidated damages to the Company for certain delays. The Design/Build Contract is guaranteed by Fluor Corporation ("Fluor"), the parent of the Design/Builder, pursuant to the Fluor Guaranty (as defined herein). See "Certain Material Agreements--Design/Build Contract."

- MALL FINANCING AND MALL GUARANTY. Bazaar has entered into a building loan agreement with Fleet National Bank ("Fleet," and together with any lenders in a financing syndicate to be formed, the "Mall Lenders"), and Fleet as administrative agent for a credit facility to fund the construction of the Mall Project (the "Mall Financing"). Furthermore, TrizecHahn, TrizecHahn Office Properties, Inc.

    ("THOP"), an affiliate of TrizecHahn, the Trust, Bazaar Holdings and AHL have agreed to guarantee completion of the Mall Project and Bazaar's indebtedness to the Mall Lenders until certain earnings and loan to value targets have been met (collectively, the "Mall Guaranty"). Investors should note that TrizecHahn has announced that it is considering selling its operating portfolio of regional shopping centers and on April 6, 1998, announced the sale of 20 regional shopping centers for over $2.5 billion. While TrizecHahn's announcement is limited to the sale of its current operating portfolio of regional shopping centers, there can be no assurance that TrizecHahn will not similarly decide to sell its interest in the Desert Passage. Accordingly, investors cannot be assured that TrizecHahn will own and operate the Desert Passage once it becomes operational, and as a result, pedestrian traffic to the Aladdin may decrease. See "Risk Factors--Completion of the Mall Project and the Music Project."

MANAGEMENT AND DEVELOPMENT TEAM

    The Complex is being developed by a team with broad expertise in each of the elements of the Complex and which, collectively, have a proven track record in constructing, completing and operating significant hotel casino projects.

    MANAGEMENT TEAM. The management team of the Company, which will develop and operate the Aladdin and the Music Project, comprises a unique combination of executives with an average of more than 20 years' experience in the management of hotels, casinos, restaurants and large real estate projects. The team includes:

- Jack Sommer, Chairman of the Company, who has been a full-time resident of Las Vegas since 1988 and has more than 25 years of experience as a developer of real estate including luxury projects such as North Shore Towers, in Queens County, New York, The Sovereign at 425 East 58th Street in Manhattan and 280 Park Avenue, an 820,000 square foot office building in Manhattan formerly owned and currently partially occupied by the Bankers Trust Company.

- Richard J. Goeglein, Chief Executive Officer, President and a director of the Company who has spent over 28 years in the hotel/casino and food service industries. Mr. Goeglein has served as President and Chief Executive Officer of Harrah's Hotels and Casinos and as President and Chief Operating Officer of Holiday Corp. (the parent company of Holiday Inns, Harrah's, Hampton Inns and Embassy Suites). Mr. Goeglein oversaw the acquisition of Harrah's and the development of some of Harrah's most successful projects, including Harrah's Hotel and Casino in Atlantic City, and its expansion into Southern Nevada.

- James H. McKennon, Senior Vice President of the Company and President/Chief Operating Officer of the Aladdin Hotel and Casino, whose career spans over 21 years in the hotel and casino industry in a variety of executive positions, including as President and Chief Operating Officer of Caesars World International Marketing Corp. Mr. McKennon was also President and Chief Operating Officer of Caesars Tahoe for 4 years and was instrumental in its financial turnaround.

- Cornelius T. Klerk, Senior Vice President/Chief Financial Officer of the Company, has over 19 years experience in the hotel and casino industry both at the corporate and property level, including as Vice President/Finance of the Hilton Hotels Gaming Division from 1993 to 1997. Mr. Klerk also served in a variety of senior financial management positions during the development and operation of Harrah's Hotel and Casino in Atlantic City and Harrah's Trump Plaza (now Trump Plaza) in Atlantic City.

    DEVELOPMENT TEAM. The Company and its affiliates have been involved in the design of the Complex for over 24 months and have assembled a development team with proven experience in the development of high quality resort projects. The team includes:

- Tishman, the construction manager for the Aladdin. Tishman or its affiliates have developed or built over 30,000 hotel rooms nationwide, including the Golden Nugget and the Trump Castle Hotel and Casino in Atlantic City, the 400-room expansion of Harrah's Hotel and Casino in Atlantic City, the

    2,300 room Walt Disney World Dolphin and Swan Hotel and Convention Complex and the 1,200 room Sheraton Chicago Hotel.

- The Design/Builder, a subsidiary of Fluor. The Design/Builder is recognized internationally as an industry leader in providing architectural, engineering and construction services, including resort projects such as the Guest Inn Timika in Indonesia, the Pan Pacific Hotel in Malaysia and the Hyatt Regency Greenville Hotel.

- ADP/FD of Nevada, Inc. ("ADP"), the Complex architect and an indirect subsidiary of Fluor. ADP is wholly owned by ADP Marshall, Inc. ("ADP Marshall"), which is well-known for its architecture work and mixed-use projects. Its architecture client list includes Princess Hotels, Inc. (Scottsdale and Acapulco) and Carefree Resorts (The Boulders, The Peaks, Carmel Valley Ranch).

- THB, a wholly-owned subsidiary of TrizecHahn and the joint venture partner of ABH in the Mall Project. Prior to its recently announced sale of 20 regional shopping centers, TrizecHahn owned and managed 27 regional centers in major markets throughout the United States, comprising over 25 million square feet.

- Brennan Beer Gorman Monk/Interiors ("BBGM"), the interior designer for the Aladdin. BBGM specializes in hospitality design and has experience in casinos, restaurants, retail, spa/fitness centers and specialty theme projects, including the recently renovated and expanded Caesars Atlantic City hotel, Mohegan Sun Casino and TropWorld. BBGM's hotel projects have included the St. Regis, the Plaza and the Sheraton Hotel & Towers in New York City.

                                   [CHART]

                                USE OF PROCEEDS

    No proceeds will be received by the Issuers from the Exchange Offer. The gross proceeds from the Offering were $115.0 million. The net proceeds (net of discounts for Initial Purchasers (as defined herein) and estimated Offering expenses) together with the proceeds from the other Funding Transactions are being used to develop, construct, equip and open the Aladdin and to fund the Company's cash contribution to Aladdin Music with respect to the Music Project.

    Upon or prior to consummation of the Offering, (i) the proceeds from the sale of the Units were allocated between the Old Notes and the Warrants, (ii) Sommer Enterprises (a) contributed a portion of the Contributed Land (as defined herein) and $7.0 million consisting of the benefit of certain predevelopment costs incurred by AHL to Enterprises in exchange for Class A Common Stock in Enterprises and (b) contributed a portion of the Contributed Land to Holdings in exchange for Holdings Common Membership Interests, (iii) Enterprises contributed the portion of the Contributed Land, the benefit of the predevelopment costs received from Sommer Enterprises and the net proceeds allocable from the sale of the Warrants to Holdings in exchange for Holdings Common Membership Interests (the "Enterprises Contribution"), (iv) Holdings contributed the Contributed Land appraised at $150.0 million, approximately $42 million in cash from the London Clubs Contribution (as defined herein) and the $7.0 million consisting of the benefit of certain predevelopment costs incurred by AHL to the Company in exchange for Common Membership Interests of the Company, and (v) Holdings contributed $115.0 million in cash, consisting of the net proceeds of the sale of the Units and approximately $8 million from the London Clubs Contribution, to the Company in exchange for Series A Preferred Interests of the Company ((iv) and (v) collectively, the "Equity and Series A Preferred Interest Financing"). The London Clubs Contribution, together with a portion of the net proceeds of the Offering, were expended on the Issue Date to repay certain existing indebtedness assumed by the Company in connection with the Sommer Equity Financing (as defined herein) and to pay certain accrued expenses and certain fees and expenses incurred in connection with the Funding Transactions. The remaining net proceeds from the Offering (approximately $35 million) were deposited in a segregated escrow account (the "Note Construction Disbursement Account"), which was pledged as collateral for the benefit of the holders of the Notes, pending disbursement of such funds pursuant to the Disbursement Agreement. The liquidation preference of the Series A Preferred Interests held by Holdings will at all times equal the Accreted Value of the Notes.

    Prior to or contemporaneously with the Offering, the following other arrangements (together with the Offering, the "Funding Transactions") were consummated for the financing by the Company of the Aladdin: (i) the consummation of the Sommer Equity Financing and the indirect equity contribution to Holdings by London Clubs of $50.0 million in cash (the "London Clubs Contribution") in exchange for Holdings Common Membership Interests; (ii) the closing of the $410.0 million Bank Credit Facility entered into by the Company and the funding of the Term B Loan (as defined herein) and the Term C Loan (as defined herein) thereunder into the Cash Collateral Account (as defined herein) and (iii) delivery of the executed commitment letter entered into by the Company for one or more leases or loans in the aggregate amount of $80.0 million, covering the Specified Equipment and the Gaming Equipment (each as defined herein), to be used in the Aladdin (the "FF&E Financing"). See "Controlling Stockholders-- Equity and Series A Preferred Interest Financing," "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility" and "--FF&E Financing."

                           SOURCES AND USES OF FUNDS

    The estimated sources and uses of funds raised for the development, construction, equipping and opening of the Aladdin are as follows (in millions):

                         SOURCES                                                     USES
---------------------------------------------------------  ---------------------------------------------------------
Bank Credit Facility(1).......................  $   410.0  Hotel and Casino(7)...........................  $   295.6
FF&E Financing(2).............................       80.0  Off-Site Improvements(8)......................        6.8
Senior Discount Notes due 2010(3).............      115.0  Reimbursable Site Work Expenses(6)............       14.2
Land Contribution(4)..........................      150.0  Furniture, Fixtures and Equipment and
Cash Contribution(5)..........................       57.0  Gaming Equipment(9)...........................      107.5
Anticipated Site Work                                      Land(10)......................................      135.0
  Reimbursement(6)............................       14.2  Retire Existing Debt(11)......................       74.5
                                                           Capitalized Interest, Net(12).................       44.0
                                                           Pre-Opening Costs and Expenses................       16.9
                                                           Reimbursement of Pre-development Costs(13)....        3.9
                                                           Working Capital(14)...........................       15.0
                                                           Construction and FF&E Contingency(15).........       31.8
                                                           Land Investment in Music Project(16)..........       15.0
                                                           Cash Equity Investment in Music Project(17)...       21.3
                                                           Financing Fees and Expenses(18)...............       44.7
                                                ---------                                                  ---------
Total Sources.................................  $   826.2  Total Uses....................................  $   826.2
                                                ---------                                                  ---------
                                                ---------                                                  ---------

------------------------

(1) The Company has entered into the Bank Credit Facility with the Bank Lenders. The Bank Credit Facility, which closed concurrently with the closing of the Offering, consists of: (a) a term loan of $136.0 million ("Term A Loan") which matures seven years after the initial borrowing date; (b) a term loan of $114.0 million ("Term B Loan") which matures eight and one-half years after the initial borrowing date; and (c) a term loan of $160.0 million ("Term C Loan", and collectively with the Term A Loan and the Term B Loan, the "Loans") which matures ten years after the initial borrowing date. The Term B Loan and Term C Loan were funded into the Cash Collateral Account on the Issue Dates, and in June 1998, the Company began to use a portion of such funds in the construction of the Aladdin. The use of the remaining proceeds of the Term B Loan and Term C Loan in the construction of the Aladdin is subject to satisfaction of the conditions in the Disbursement Agreement. It is anticipated that the Company will begin to draw down the Term A Loan, subject to satisfaction of the conditions in the Disbursement Agreement, in December 1999 (being approximately 21 months after the Issue
    Date). See "Risk Factors--Conditions to Draw Down of Funds Under Funding Transactions." All of the Loans will convert from construction loans into amortizing loans on the Conversion Date (as defined herein), with substantial amounts due during the final six quarters of the Term B Loan and the Term C Loan. The Company has the option to pay interest at either LIBOR or the alternate base rate ("ABR") published by The Bank of Nova Scotia ("Scotiabank"), in each case plus certain margins. See "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility."



(2) The Company has entered into an agreement with the FF&E Lender (as defined herein) for provision of the FF&E Financing. The FF&E Financing consists of $60.0 million of operating leases and $20.0 million in loans and will be used by the Company to obtain the Gaming Equipment and Specified Equipment. See "Description of Certain Indebtedness and Other Obligations--FF&E Financing."


(3) Represents the gross proceeds of the Offering, which, net of expenses of approximately $8 million, were contributed, together with approximately $8 million in cash received pursuant to the London Clubs Contribution, by Holdings to the Company in exchange for Series A Preferred Interests.

(4) The land on which the Aladdin, the Music Project and the Plant (as defined herein) will be built, including adjacent land of approximately 0.8 acres, comprises a total of approximately 22.75 acres (the "Contributed Land") and was contributed to the Company by Holdings in exchange for Common Membership Interests. The Contributed Land has an appraised fair market value of $150.0 million (book value of $33.6 million as of December 31, 1997). Approximately 18 acres of the Contributed

    Land, having an appraised fair market value of $135.0 million, will be retained by the Company and approximately 4.75 acres of the Contributed Land, having an appraised fair market value of $15.0 million, will be contributed to Aladdin Music for the Music Project.

(5) Represents (i) a $50.0 million cash contribution by London Clubs in exchange for 25% of the Holdings Common Membership Interests and (ii) a $7.0 million deemed equity contribution by Enterprises in exchange for Holdings Common Membership Interests, consisting of certain pre-development costs incurred by AHL in 1996, 1997 and 1998.

(6) Pursuant to the Site Work Agreement, the Company has agreed to complete the construction of, among other things, certain shared structural space (the "Mall Shared Space"), construction of which will commence prior to the initial funding of the Mall Financing. Bazaar has agreed to reimburse the Company for up to $14.2 million (including interest) of the costs associated with such construction upon the completion of the Mall Shared Space. See "Certain Material Agreements--Construction, Operation and Reciprocal Easement Agreement and Related Agreements."

(7) Represents (i) the guaranteed maximum price of construction of the Aladdin pursuant to the Design/ Build Contract of $267.0 million, less the contingency allowance of $6.8 million and expected reimbursement from Bazaar of $13.6 million (net of approximately $0.6 million of interest) as set forth in note (6) above; (ii) approximately $35 million for theming the Aladdin; (iii) $11.7 million for professional fees and disbursements; and
    (iv) $2.3 million for permits and taxes. See "Risk Factors-- Completion of the Mall Project and the Music Project." The Design/Build Contract contains financial incentives for the Design/Builder to complete the Aladdin within the construction budget and in a timely manner, as well as liquidated damages payable to the Company for certain unexcused delays. See "Risk Factors--Risks of New Construction," "--Risks Under Design/Build Contract and Fluor Guaranty" and "Certain Material Agreements--Design/Build Contract."

(8) Represents the cost of off-site improvements, including overhead pedestrian walkways and widening of certain streets, for those parts of the Project Site (as defined herein) on which the Aladdin will be built.

(9) Includes $26.5 million of gaming equipment and $81.0 million of furniture, fixtures and other equipment (including the Specified Equipment consisting of new furniture and equipment other than gaming equipment).

(10) Represents the appraised fair market value of the land on which the Aladdin and the Plant will be built, together with adjacent land of approximately
    0.8 acres.

(11) Represents the retirement on the Issue Date of $68.7 million of existing indebtedness on the Contributed Land (with an interest rate of LIBOR plus 650 bps) and $5.8 million of existing debt owed by the Trust to GW Vegas LLC ("GW Vegas"), assumed by the Company as part of Holdings' equity contribution to the Company.

(12) Represents capitalized gross interest under the Bank Credit Facility of $57.4 million and capitalized gross interest of $2.4 million from leasing expenses in connection with the FF&E Financing, from the date of the Offering until the estimated completion of the Aladdin in the first four months of the year 2000, net of interest income anticipated to be earned upon the investment in cash equivalents of the funds (assumed to be at 5% per annum) from the proceeds of the Offering and the proceeds of the Term B Loan and Term C Loan.

(13) Represents $3.0 million of certain predevelopment costs incurred by AHL and reimbursed on the Issue Date and up to $0.9 million of certain predevelopment costs expected to be incurred and reimbursed over the expected construction period.

(14) Represents cash on hand, inventories, deposits and other cash balances required for the opening of the Aladdin.

(15) Comprises (i) the $6.8 million contingency included in the guaranteed maximum price set forth in the Design/Build Contract and (ii) the $25.0 million general project contingency (collectively, the "Contingency").

(16) Represents the appraised fair market value of the approximately 4.75 acres of land on which the Music Project will be built, which land will be contributed by the Company to AMH in exchange for common membership interests in AMH.

(17) Represents cash to be contributed by the Company to AMH in exchange for common membership interests in AMH.

(18) Represents fees in connection with the organization of the Company and the financing of the Aladdin, including approximately $8 million in expenses incurred in connection with the Offering.

                               THE EXCHANGE OFFER

    The Old Notes were originally issued by the Issuers in the Offering pursuant to which 221,500 Units were issued and sold. Each Unit consists of $1,000 principal amount of Old Notes and 10 Warrants. Pursuant to the Indenture (as defined herein), the Old Notes and the Warrants will be separately transferable, at the option of the holders thereof, upon the filing of the Registration Statement. The exchange of Old Notes for New Notes pursuant to the Exchange Offer will separate the Units if such separation has not occurred prior to the date of exchange. The Exchange Offer applies solely to the Old Notes and does not apply to the Units, the Warrants or the shares of Common Stock of Enterprises or any successor entity and any other securities or property issuable or deliverable upon exercise of the Warrants (the "Warrant Shares").

Securities Offered...........  $221.5 million aggregate principal amount of 13 1/2% Series
                               B Senior Discount Notes Due 2010, which have been registered under the Securities Act (the "New Notes"). The terms of the
                               New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except for the Issuers' obligations to pay Liquidated Damages to
                               holders of Old Notes under certain circumstances. See
                               "--Summary of the New Notes."

The Exchange Offer...........  $1,000 principal amount of New Notes will be issued in exchange for each $1,000 principal amount of Old Notes
                               validly tendered and not withdrawn pursuant to the Exchange
                               Offer. Old Notes may be exchanged only in integral multiples of $1,000. The Company will issue New Notes to tendering
                               holders of Old Notes as promptly as practicable after the
                               Expiration Date. For a description of the procedures for
                               tendering, see "The Exchange Offer--Procedures for Tendering
                               Old Notes." The issuance of the New Notes is intended to
                               satisfy obligations of the Issuers under the Note
                               Registration Rights Agreement.

Expiration Date..............  The term "Expiration Date" shall mean, 5:00 p.m., New York
                               City time, on             , 1998, unless the Issuers shall,
                               in their sole discretion, have extended the period of time for which the Exchange Offer is open, in which event the
                               "Expiration Date" shall mean the latest time and date at
                               which the Exchange Offer, as so extended by the Issuers,
                               shall expire.

Withdrawal...................  Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the second to last business day prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the
  Exchange Offer.............  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See "The
                               Exchange Offer--Conditions to the Exchange Offer."

Procedures for Tendering Old
  Notes......................  Each holder of Old Notes wishing to accept the Exchange
                               Offer must, prior to the Expiration Date, complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and
                               therein, and mail or otherwise deliver such

                               Letter of Transmittal, or such facsimile, together with such
                               Old Notes and any other required documentation, to the
                               Exchange Agent (as defined herein) at the address set forth herein or otherwise comply with the procedures countered
                               under "The Exchange Offer-- Procedures for Tendering Old
                               Notes." Certain brokers, dealers, commercial banks, trust
                               companies and other nominees may effect tenders by
                               book-entry transfer, including an Agent's Message (as
                               defined herein) in lieu of a Letter of Transmittal. See "The
                               Exchange Offer--Procedures for Tendering Old Notes."

Use of Proceeds..............  There will be no proceeds to the Issuers from the exchange pursuant to the Exchange Offer. The gross proceeds received by the Issuers from the sale of the Units, including the Old
                               Notes, together with the proceeds from the other Funding
                               Transactions and are being used in connection with the
                               development, construction, equipping and opening of the
                               Aladdin. See "Use of Proceeds."

Acceptance of Old Notes and
  Delivery of New Notes......  Subject to the prior satisfaction, or waiver, of the conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," the Issuers will accept for exchange any and all Old Notes which are properly tendered and not
                               withdrawn in the Exchange Offer prior to the second to last business day prior to the Expiration Date. The New Notes
                               issued pursuant to the Exchange Offer will be delivered
                               promptly following the Expiration Date. See "The Exchange
                               Offer-- Procedures for Tendering Old Notes."

Exchange Agent...............  State Street Bank and Trust Company (the "Exchange Agent")
                               is serving as Exchange Agent in connection with the exchange of the Old Notes for the New Notes.

                      CONSEQUENCES OF EXCHANGING OLD NOTES
                         PURSUANT TO THE EXCHANGE OFFER

    Generally, holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to the offering or selling of such New Notes by such broker-dealers. The Issuers have agreed, pursuant to the Note Registration Rights Agreement and subject to certain specified limitations therein, to use their reasonable best efforts to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder of such New Notes reasonably requests in writing. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes, unless registered under the Securities Act, may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Transfers of New Notes."

    The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                            SUMMARY OF THE NEW NOTES

    The Exchange Offer applies solely to $221.5 million aggregate amount at maturity of Old Notes outstanding on the date hereof and does not apply to the Units, Warrants or Warrant Shares. The terms of the New Notes are identical in all material respects to the Old Notes except that the Old Notes (but not the New Notes) provide that if a Registration Default has occurred, Liquidated Damages shall accrue at a rate of 0.25% per annum with respect to the first 90-day period immediately following the occurrence of the first Registration Default and that the amount of Liquidated Damages increases by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 1.00% per annum.

Issuers......................  Holdings and Capital, as joint and several obligors.

Maturity Date................  March 1, 2010.

Accreted Value and
  Interest...................  The initial Accreted Value of the Old Notes was $519.40 per
                               $1,000 principal amount at maturity of the Notes. The Notes will accrete at 13 1/2% (computed on a semi-annual bond
                               equivalent basis) based on the initial Accreted Value,
                               calculated from the Issue Date. The Notes will accrete to an aggregate principal amount of $221.5 million by March 1,
                               2003. Cash interest will not accrue on the Notes prior to
                               March 1, 2003. Commencing on September 1, 2003, cash
                               interest on the Notes will be payable, at a rate of 13 1/2%
                               per annum, semiannually in arrears on March 1 and September
                               1 of each year until maturity.

Security.....................  The Notes will be secured by a first priority pledge of the proceeds deposited in the Note Construction Disbursement
                               Account and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests.

Series A Preferred
  Interests..................  On the date of the consummation of the Exchange Offer, the
                               Series A Preferred Interests will have a liquidation
                               preference of approximately $      million. The liquidation
                               preference of the Series A Preferred Interests will accrete on a semi-annual bond equivalent basis using a 360 day year comprised of twelve 30-day months. On March 1, 2003, the
                               liquidation preference of the Series A Preferred Interests will be $221.5 million. All Series A Preferred Interests
                               were issued to Holdings and pledged to the Trustee for the benefit of the holders of the Notes. From and after
                               September 1, 2003, distributions on the Series A Preferred
                               Interests will be payable in cash. Holdings will be
                               obligated under the Indenture to utilize such cash
                               distributions to make payments on the Notes.

                               The Series A Preferred Interests will be mandatorily
                               redeemable on March 1, 2010. After March 1, 2003, the Series
                               A Preferred Interests will be redeemable at the option of
                               the Company, so long as the proceeds thereof are used by
                               Holdings to make a redemption of the Notes or an offer to
                               purchase Notes, in each case, in accordance with the terms of the Indenture. See "Description of the Notes--Optional
                               Redemption" and "--Gaming Redemption." Except for the pledge to the Trustee for the benefit of the holders of the Notes, the exercise of

                               remedies in respect of such pledge or any transfer after
                               foreclosure under such pledge, the Series A Preferred
                               Interests are non-transferable.

Optional Redemption..........  The Notes will be redeemable at the option of the Issuers, in whole or in part, on or after March 1, 2003 at the
                               redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of
                               redemption. Notwithstanding the foregoing, on or prior to
                               March 1, 2001, the Issuers may redeem up to an aggregate of
                               35% the Accreted Value of the Notes at a redemption price of
                               113 1/2% of the Accreted Value thereof, plus Liquidated
                               Damages, if any, thereon to the redemption date, with the
                               proceeds of a Qualified Public Offering resulting in
                               aggregate net proceeds of at least $50.0 million.

Gaming Redemption............  The Notes will be subject to mandatory disposition and redemption requirements following certain determinations by any Gaming Authority (as defined herein). See "Description of the Notes-- Gaming Redemption."

Change of Control............  Upon the occurrence of a Change of Control, the holders of the Notes will have the right to require the Issuers to
                               purchase their Notes at a price equal to 101% of the
                               Accreted Value thereof, plus accrued and unpaid interest and
                               Liquidated Damages, if any, thereon to the date of purchase.

Ranking......................  The Notes are senior obligations of the Issuers and rank
                               PARI PASSU in right of payment to all current and future
                               senior Indebtedness of the Issuers and senior in right of
                               payment to all current and future subordinated Indebtedness of the Issuers.

                               The Notes are not guaranteed by any of Holdings'
                               subsidiaries. Therefore, the Notes are effectively
                               subordinated to all Indebtedness and other liabilities of
                               Holdings' subsidiaries (including, without limitation, to
                               the Company's obligations under the Bank Credit Facility).
                               Upon consummation of the Exchange Offer, the only
                               outstanding indebtedness of the Issuers will be the Notes.
                               Upon completion of the Aladdin, the Company is expected to have $430.0 million of outstanding indebtedness, including
                               $410.0 million outstanding under the Bank Credit Facility, an aggregate of $20.0 million outstanding under the loan
                               portion of the FF&E Financing (excluding $60.0 million in
                               operating leases under the FF&E Financing) and the Company is expected to have an aggregate of $10.0 million available to be borrowed under a working capital facility.

Original Issue Discount......  The Notes were offered at an original issue discount for federal income tax purposes. Thus, although interest will
                               not begin accruing on the Notes prior to March 1, 2003,
                               original issue discount (i.e., the difference between the
                               stated redemption price at maturity of the Notes and their issue price) will accrue from the issue date of the Notes
                               and will be included as interest income periodically
                               (including for periods ending prior to March 1, 2003) in a
                               Holder's gross income for United States federal income tax purposes in advance of receipt of the cash payments to which income is attributable. See "Certain

                               United States Federal Income Tax Considerations--Tax
                               Treatment of the Notes--Original Issue Discount."

Covenants....................  The Indenture contains certain covenants that (subject to certain exceptions) restrict the ability of the Issuers and certain of their subsidiaries to, among other things: (i)
                               make restricted payments; (ii) incur additional Indebtedness
                               (as defined herein) and issue preferred stock; (iii) incur
                               Liens (as defined herein); (iv) pay dividends or make other distributions; (v) enter into mergers or consolidations;
                               (vi) enter into certain transactions with affiliates; or
                               (vii) enter into new lines of business.

Subordination of the Notes...  The holders, while free to exercise their rights and remedies against Holdings, are bound under the Indenture, so long as any portion of the Bank Credit Facility remains
                               outstanding, by standstill provisions prohibiting the
                               holders from initiating or intervening in an insolvency
                               proceeding of the Company; PROVIDED, HOWEVER, the holders
                               may intervene in an insolvency proceeding to the extent
                               necessary or advisable in any such insolvency proceeding to file proofs of claim with respect to any Series A Preferred
                               Interests held by, or which secure obligations owing to, the holders. Such provisions also specifically prohibit the
                               holders from seeking a substantive consolidation of the
                               Company.

                               In addition, the Indenture contains subordination provisions to the effect that, in the event of a substantive
                               consolidation of the Company, Holdings and/or Capital, the holders (i) will not be entitled to receive any cash or
                               other payments (other than securities subordinated to the
                               prior payment in full of the Bank Credit Facility to the
                               same extent as the Notes) in respect of the Notes until the
                               Bank Credit Facility has been indefeasibily paid in full in cash and (ii) will be required to turn over to the Bank
                               Lenders any payments received in violation of such
                               provisions. Subject to such subordination and other
                               provisions, the holders will be entitled in any such
                               consolidated proceeding (other than a consolidated
                               proceeding resulting from the assertion of substantive
                               consolidation by the holders in violation of the foregoing provisions) to exercise all rights available to the Holders, as creditors or otherwise, and the Bank Lenders and any
                               agent on their behalf, will be prohibited from contesting
                               the involvement in such proceeding by the holders and from seeking an equitable subordination of the holders' claims.

          PROVISIONS APPLICABLE TO THE EXCHANGE OFFER AND THE OFFERING


Bank Completion Guaranty;
  Noteholder Completion
  Guaranty...................  Pursuant to the Bank Completion Guaranty, the Trust, London
                               Clubs and Bazaar Holdings have agreed, among other things, jointly and severally to guarantee the development,
                               construction and equipping of the Aladdin for the benefit of the Bank Lenders. The holders of the Notes are not party to the Bank Completion Guaranty, however, the Trust, London
                               Clubs and Bazaar Holdings have entered into the Noteholder
                               Completion Guaranty, which is subject to certain important

                                       17

                               qualifications, limitations and exceptions. The Noteholder
                               Completion Guaranty contains certain intercreditor
                               provisions which significantly limit the rights of the
                               Trustee under the Noteholder Completion Guaranty. In
                               particular, the Noteholder Completion Guaranty sets forth
                               certain standstill periods during which the Trustee and the holders of the Notes may not enforce the Noteholder
                               Completion Guaranty or seek remedies thereunder even if
                               there is a default under the Bank Completion Guaranty and
                               the Bank Lenders are no longer advancing funds. In addition, there are limitations and restrictions on the rights of the
                               Trustee to enforce the Noteholder Completion Guaranty,
                               particularly following any exercise of remedies by the Bank
                               Lenders. See "Risk Factors--Limitations Under Bank
                               Completion Guaranty and Noteholder Completion Guaranty" and
                               "Description of the Noteholder Completion Guaranty and
                               Disbursement Agreement--Noteholder Completion Guaranty."

Note Construction
  Disbursement Account.......  The proceeds from the London Clubs Contribution, together with a portion of the net proceeds of the Offering were
                               expended on the Issue Date to repay certain existing
                               indebtedness assumed by the Company in connection with the
                               Sommer Equity Financing and to pay certain accrued expenses and certain fees and expenses incurred in connection with
                               the Funding Transactions. The remaining net proceeds from
                               the Offering (approximately $35 million) were deposited and held in the Note Construction Disbursement Account which has been pledged to the Disbursement Agent for the benefit of
                               the holders of the Notes as collateral security for the
                               Notes, until disbursed. Funds will be disbursed from the
                               Note Construction Disbursement Account upon satisfaction of certain conditions set forth in the Disbursement Agreement.
                               Pending disbursement from the Note Construction Disbursement
                               Account, such proceeds have been invested in cash and Cash
                               Equivalents (as defined herein).

Disbursement Agreement.......  On the Issue Date, Holdings, the Company, the Administrative
                               Agent, the Trustee, the Disbursement Agent, the Securities
                               Intermediary (as defined herein) and the Servicing Agent (as defined herein) entered into the Disbursement Agreement. The
                               Disbursement Agreement, among other things, establishes the conditions to, and sequencing of, the making of
                               disbursements of the proceeds of the Offering, the funds
                               from the Term B Loan and Term C Loan and the advances of the
                               Term A Loan. Pursuant to the Disbursement Agreement, (i) all
                               of the proceeds from the Offering must be expended before
                               any proceeds from the Term B Loan and Term C Loan may be
                               disbursed; (ii) the proceeds from the Term B Loan and the
                               Term C Loan will be disbursed pro rata; and (iii) advances under the Term A Loan will only be made after all of the
                               proceeds of the Term B Loan and Term C Loan are expended.
                               The draw down of funds under the FF&E Financing will not be subject to the provisions of the Disbursement Agreement. See
                               "Risk Factors--Conditions to Draw Down of Funds Under
                               Funding Transactions" and "Description of Noteholder
                               Completion Guaranty and Disbursement Agreement--Disbursement
                               Agreement."

Absence of an Established
  Trading Market for the
  Securities.................  The New Notes are new issues of securities for which there is currently no established trading market. Although the
                               Initial Purchasers have informed the Issuers that they
                               currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be
                               discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of
                               any market for any of the New Notes.

Qualified Public Offering....  A "Qualified Public Offering" is defined as a public offering of common stock registered under the Securities Act and resulting in proceeds of at least $50.0 million.
                               Enterprises, Holdings or another entity which controls the
                               Company (each, an "IPO Entity") may effect such public
                               offering so long as prior to such public offering, London
                               Clubs, the Trust, or the beneficiaries of the Trust (whether current or contingent) as of the date hereof which control
                               AHL or Sommer Enterprises, and holders of the Warrants and
                               Warrant Shares each hold, directly or indirectly, their
                               respective equity interests in the IPO Entity. London Clubs, the Trust, or the beneficiaries of the Trust (whether
                               current or contingent) as of the date hereof which control
                               AHL or Sommer Enterprises, and the IPO Entity will use their reasonable best efforts to effect such public offering such that holders of the Warrants and Warrant Shares will not
                               recognize income gain or loss for federal income tax
                               purposes (other than as a result of a sale of their Warrant
                               Shares in such public offering) and holders of the Warrants and the Warrant Shares will be subject to federal income tax in the same manner and at the same times as would have been the case if the Warrants were originally issued by the IPO
                               Entity.

    For additional information regarding the Exchange Offer and the New Notes, see "Exchange Offer," "Description of the Notes," "Certain United States Federal Income Tax Considerations" and "Notices to Investors."

                                  RISK FACTORS

    PROSPECTIVE INVESTORS IN THE NEW NOTES AND HOLDERS OF OLD NOTES ARE STRONGLY CAUTIONED THAT AN INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. THE ABILITY OF THE ISSUERS AND THE COMPANY TO CAUSE THE COMPLETION OF AND TO SUCCESSFULLY OPERATE THE ALADDIN IS SUBJECT TO AN UNUSUAL NUMBER OF MATERIAL RISKS AND UNCERTAINTIES. THE CONTINGENCIES AND OTHER RISKS DISCUSSED BELOW COULD AFFECT THE ISSUERS IN WAYS NOT PRESENTLY ANTICIPATED AND THEREBY MATERIALLY AFFECT THE VALUE OF THE SECURITIES OFFERED HEREBY. A CAREFUL REVIEW AND UNDERSTANDING OF EACH OF THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IS ESSENTIAL FOR AN INVESTOR SEEKING TO MAKE AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE NEW NOTES.

SUBSTANTIAL LEVERAGE

    Holdings' sole material asset is its interest in the Company. Both Holdings and the Company have substantial leverage and so could experience difficulties servicing indebtedness.


    The Issuers do not and may not in the future have any material assets other than Holdings' ownership of 100% of the Common Membership Interests in the Company and its ownership of 100% of the Series A Preferred Interests in the Company, and do not and may not in the future have any material operations or revenues (other than income derived from its interest in the Company). Accordingly, the Issuers' ability to pay principal, interest, premium, if any, or any other payment obligations on the Notes will be completely dependent on the operations of the Company. Holdings is, and on consummation of the Exchange Offer Holdings will continue to be highly leveraged with outstanding Indebtedness consisting of the Notes. The Notes are not guaranteed by Holdings or any of its subsidiaries. Therefore, any right of Holdings to receive assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent, if any, that Holdings itself is recognized as a creditor of such subsidiary, in which case the claims of Holdings would still be subordinate to the claims of such creditors who hold security in the assets of such subsidiary to the extent of such assets and to the claims of such creditors who hold Indebtedness of such subsidiary senior to that held by Holdings. Upon completion of the Aladdin, the Company will be highly leveraged with substantial fixed debt service obligations in addition to operating expenses, and is expected to have $430.0 million of outstanding Indebtedness, including $410.0 million outstanding under the Bank Credit Facility and an aggregate of $20.0 million outstanding under the loan portion of the FF&E Financing. Such indebtedness, with the Notes, is expected to represent 95% of the total capitalization of Holdings and the Company as of the opening of the Aladdin and require annual debt service payments ranging from $58.9 million to $91.6 million, depending on the year. The FF&E Financing also consists of $60 million of operating leases. The Company is required to pay $13.6 million in minimum lease payments annually under the lease portion of the FF&E Financing. Upon the opening of the Aladdin, the Company is expected to have an aggregate of $10 million available under a working capital facility. In addition, the Indenture allows the Company to incur additional indebtedness under certain circumstances. See "Description of the Notes--Certain Covenants." The degree to which Holdings and the Company are leveraged could have important consequences to the holders of the securities offered hereby, including, but not limited to, the following:
(i) increasing the Company's vulnerability to adverse general economic and industry conditions; (ii) affecting the proportion of the Company's operating cash flow required to pay principal, interest and other amounts on indebtedness, thereby reducing the funds available for operations; and (iii) impairing the Company's ability to obtain additional financing for future working capital expenditures, acquisitions or other general corporate purposes.


INABILITY TO REPAY DEBT

    Holdings does not have any material assets or revenues except their interests in the Company. As a result, the ability of Holdings to meet its obligations under the Notes will be completely dependent on the operations of the Company.

    Pending the opening of the Aladdin, which is expected to occur in the first four months of the year 2000, it is currently anticipated that the Company will have no operations other than activities in connection with the development of the Aladdin. The Issuers' ability to pay principal, interest and other amounts payable under the Notes will be dependent upon the successful completion of the Aladdin and the Company's future operating performance which is dependent upon a number of factors, many of which are outside the Company's and the Issuers' control, including the successful completion of the Mall Project, prevailing economic conditions and financial, business, regulatory and other factors affecting the Company's operations. If the Company is unable to complete the Aladdin within its construction budget or, once operating, is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as obtaining additional financing to the extent permitted by the Indenture and the Bank Credit Facility, reducing or delaying planned construction or capital expenditures, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms, and the inability to acquire additional financing could materially and adversely affect the Company and the Issuers and result in the Issuers being unable to make required payments on its debt obligations, including the Notes.

    Additionally, there can be no assurance that the Aladdin will be able to attract a sufficient number of patrons to achieve the level of activity necessary to permit the Company and the Issuers to meet their payment obligations in connection with the Funding Transactions and any other indebtedness or obligations of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the Notes--Certain Covenants" and "Description of Certain Indebtedness and Other Obligations."

CONDITIONS TO DRAW DOWN OF FUNDS UNDER FUNDING TRANSACTIONS

    There are significant conditions to the draw down of funds under the terms of the various Funding Transactions. The aggregate amount of financing subject to conditions is $524.6 million as of May 29, 1998, comprising $410 million under the Bank Credit Facility, $6 million under the Offering and $80 million under the FF&E Financing. Failure by the Company to meet any of these conditions could have a material adverse effect on its ability to complete the Aladdin.

    Financing for the construction and development of the Aladdin and of the other components of the Complex has been provided by multiple parties, including, with respect to the Aladdin, the holders of the Notes, the Bank Lenders and the FF&E Lender, and with respect to the Mall Project, the Mall Lenders.

    Concurrent with the closing of the Offering, the Company and Holdings entered into the Disbursement Agreement with the Trustee (for the benefit of the holders of the Notes) and Scotiabank, as Administrative Agent under the Bank Credit Facility, Disbursement Agent on behalf of the Bank Lenders and the holders of the Notes, and as securities intermediary (the "Securities Intermediary") and U.S. Bank National Association, as the servicing agent (the "Servicing Agent"). Pursuant to the Disbursement Agreement, the proceeds from the Offering of the Notes that were not expended on the Issue Date (being approximately $35 million) were deposited in a segregated escrow account (the "Note Construction Disbursement Account"), which was pledged to the Disbursement Agent for the benefit of holders of the Notes. Disbursements from the Note Construction Disbursement Account are subject to the conditions established in the Disbursement Agreement.

    On the Issue Date, the proceeds of the Term B Loan and Term C Loan were deposited in the Cash Collateral Account, which was pledged to the Disbursement Agent for the benefit of the Bank Lenders. Disbursements from the Cash Collateral Account and advances of the Term A Loan are also subject to conditions established in the Disbursement Agreement. The significant conditions on the Bank Lenders' obligations to fund or provide advances, include among other things, (i) that all of the proceeds of the Offering have been disbursed,
(ii) the absence of any material adverse change in the financial condition, business, property or prospects and the ability of the Company and the Project Parties (as defined herein) to perform in all material respects their respective obligations under the Operative Documents (as defined herein) to which they are a party, (iii) the absence of any default or an event of default with respect to material Operative Documents which would be reasonably likely to cause a material adverse effect on the financial condition, business, property or prospects of the Company or to the Company's knowledge, of the

Project Parties and their ability to perform in all material respects their respective obligations under the Operative Documents to which they are a party,
(iv) there being no failure on the part of the Company to keep the Bank Credit Facility In Balance (as defined herein), and (v) compliance by the Guarantors (as defined herein) under the Bank Completion Guaranty and London Clubs and AHL, as Sponsors (as defined herein), under the Keep-Well Agreement. See "Description of the Noteholder Completion Guaranty and Disbursement Agreement--Disbursement Agreement."

    The Company does not expect to draw down any funds under the Bank Credit Facility until June 1998 (approximately four months after the Issue Date). If the Company fails to satisfy the conditions to the draw down of funds under the Bank Credit Facility, alternative sources of funding will need to be obtained and/ or the Trust, Bazaar Holdings and London Clubs will be required to make cash contributions to the Company pursuant to the Bank Completion Guaranty in order for the Company to complete the Aladdin. The failure of the Company to satisfy the conditions to the draw down of funds under the Bank Credit Facility could have a material and adverse effect on the Company's ability to complete the Aladdin and so the Issuers' ability to meet their obligations with respect to the Notes.


    General Electric Capital Corporation (the "FF&E Lender") and the Company have entered into an agreement to provide the $80.0 million of aggregate financing required to acquire the Specified Equipment and Gaming Equipment. The availability of the FF&E Financing is subject to certain conditions. If the Company is unable to finalize the FF&E Financing for any reason, the financial position and results of operations of the Company, and so the Issuers, could be materially and adversely affected.


    There can be no assurance that each lender will perform its obligations or observe the limitations on the exercise of remedies as set forth under such agreements. Failure of any one or more of the lenders to perform under the Disbursement Agreement could materially and adversely affect the Company, the Issuers and holders of the Notes. In addition, financing by multiple lenders with security interests that are interrelated by use or location of the underlying collateral may result in increased complexity in a debt restructuring or other workout of the Company.

LIMITATION ON ACCESS TO CASH FLOW OF SUBSIDIARIES; HOLDING COMPANY STRUCTURE

    Holdings is a holding company and its ability to pay interest on the Notes is dependent upon distributions from the Company. The Bank Credit Facility imposes substantial restrictions on the Company's ability to make distributions to Holdings and, therefore, Holdings is limited in the amount which it has available to pay principal and interest on the Notes.

    Holdings is a holding company, and its ability to pay interest on the Notes is dependent upon the receipt of distributions from its direct and indirect subsidiaries. Holdings does not have and may not in the future have any material assets other than its ownership of 100% of the Common Membership Interests and 100% of the Series A Preferred Interests of the Company. The Notes are not guaranteed by any of Holdings' subsidiaries. Therefore, the Notes are effectively subordinated to all Indebtedness and other liabilities of Holdings' subsidiaries (including, without limitation, to the Company's obligations under the Bank Credit Facility). Additionally, any right of Holdings to receive assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent, if any, that Holdings itself is recognized as a creditor of such subsidiary, in which case the claims of Holdings would still be subordinate to the claims of such creditors who hold security in the assets of such subsidiary to the extent of such assets and to the claims of such creditors who hold Indebtedness of such subsidiary senior to that held by Holdings.

    The Company is a party to the Bank Credit Facility which imposes substantial restrictions, including the satisfaction of certain financial conditions, on the Company's ability to make distributions to Holdings. The ability of the Company to comply with such conditions in the Bank Credit Facility may be affected by events that are beyond the control of Holdings. If the maturity of loans under the Bank Credit Facility were to be accelerated, all indebtedness outstanding thereunder would be required to be paid in full before the Company would be permitted to distribute any assets or cash to Holdings. In addition, certain remedies available to the Bank Lenders under the Bank Credit Facility could constitute events of default under the Indenture and so cause acceleration of the Notes. In such circumstances there can be no assurance that the assets of the Company would be sufficient to repay all of such outstanding debt and then to make distributions to Holdings to enable Holdings to meet its obligations under the Indenture. Future borrowings by the Company can also be expected to contain restrictions or prohibitions on distributions by the Company to Holdings.

    The Holdings Operating Agreement and the Company Operating Agreement (as defined herein) also contain restrictions on distributions on the Holdings Common Membership Interests and the Common Membership Interests, respectively. In particular, distributions by the Company on Common Membership Interests (other than distributions to cover tax liability) are limited while Series A Preferred Interests are outstanding.

LIMITATIONS UNDER BANK COMPLETION GUARANTY AND NOTEHOLDER COMPLETION GUARANTY

    The Trust, London Clubs and Bazaar Holdings have entered into a Bank Completion Guaranty and the Noteholder Completion Guaranty for the benefit of the Bank Lenders and the Noteholders, respectively. Failure by the parties to perform their obligations under such agreements could result in the Aladdin not being completed in a timely manner, or at all.


    Pursuant to the Bank Completion Guaranty, London Clubs, the Trust and Bazaar Holdings have agreed, among other things, jointly and severally to guarantee the development, construction and equipping of the Aladdin for the benefit of the Bank Lenders. The holders of the Notes are not a party to the Bank Completion Guaranty, however, London Clubs, the Trust and Bazaar Holdings have entered into the Noteholder Completion Guaranty in favor of the Trustee for the benefit of the holders of the Notes, subject to certain important qualifications, limitations and exceptions. The Noteholder Completion Guaranty contains certain intercreditor provisions which significantly limit the rights of the Trustee and the holders of the Notes, including certain standstill periods during which the Trustee and the holders of the Notes may not enforce the Noteholder Completion Guaranty or seek remedies thereunder, even if there is a default under the Bank Completion Guaranty and the Bank Lenders are no longer advancing funds. In particular, the Noteholder Completion Guaranty may not be enforced unless (i) no funds have been advanced under the Bank Credit Facility, (ii) the Bank Credit Facility has been indefeasibly repaid in full and the Guarantors have been completely released from their obligations under the Bank Completion Guaranty, or (iii) a default has occurred under the Bank Completion Guaranty and the Bank Lenders have failed to fund construction, for a period ranging from two to six months, depending upon the amount which has been advanced under the Bank Credit Facility at such time. See "Description of Noteholder Completion Guaranty and Disbursement Agreement--Noteholder Completion Guaranty."



    The Bank Completion Guaranty entered into by London Clubs, the Trust, and Bazaar Holdings requires that if the Company has insufficient funds available to complete the Aladdin, London Clubs, the Trust and Bazaar Holdings must contribute cash to the Company to enable such completion, subject to certain qualifications. The holders of Notes are not a party to the Bank Completion Guaranty and, accordingly, none of them may enforce any rights thereunder. The parties to the Bank Completion Guaranty have limited obligations under the Bank Completion Guaranty until and unless the proceeds of the Funding Transactions are, in the aggregate, insufficient to cover the construction cost increases covered by the Bank Completion Guaranty. The Bank Completion Guaranty terminates upon the indefeasible payment and performance of the Guaranteed Obligations (as defined herein). See "Description of Certain Indebtedness and Other Obligations--Bank Completion Guaranty."


    The existence of the standstill provisions in the Noteholder Completion Guaranty and the restrictions on the rights of the Trustee following any exercise of remedies by the Bank Lenders under the Loan Documents (as defined herein) could adversely impact the ability of the Trustee to enforce the Noteholder Completion Guaranty. There may be periods where the Noteholder Completion Guaranty and the Bank Credit Facility are both in default, where the holders of the Notes are not able to enforce the Noteholder Completion Guaranty. The law governing the measure of damages and other rights and remedies available under instruments such as the Noteholder Completion Guaranty is unclear, and there may be limitations on the enforceability of the Bank Completion Guaranty and the Noteholder Completion Guaranty due to principles of law which occasionally have been applied by courts of law to limit remedies under performance contracts of this type. While some recovery under the Noteholder Completion Guaranty may be possible, the Noteholder Completion Guaranty should not be relied upon as a guaranty of any payment under the Notes. Any inability to enforce the Noteholder Completion Guaranty could have a material adverse effect on the holders of the Notes.

    Neither the Bank Completion Guaranty nor the Noteholder Completion Guaranty contain restrictions on the ability of the parties thereto to incur indebtedness junior in respect of right of payment to the Guaranteed Obligations (excluding certain types of indebtedness). While such parties have informed the Company that they believe they will be able to perform their respective obligations thereunder, no assurance can be given that they will have available the financial resources if they are called on under the Bank Completion Guaranty or the Noteholder Completion Guaranty. If the Trust and Bazaar Holdings fail to perform their obligations under the Bank Completion Guaranty or the Noteholder Completion Guaranty, London Clubs is, in certain circumstances, entitled (through its affiliates) to exercise equal voting power to the Trust and its affiliates in the affairs of Holdings. If the parties under the Bank Completion Guaranty or the Noteholder Completion Guaranty are unable to perform their respective obligations thereunder, it may be an Event of Default under the Indenture and the Bank Credit Facility and the Aladdin may not be completed. In addition, should certain London Clubs specified exceptional events (a "Specified Event") under the Bank Completion Guaranty occur, at the option of the required lenders, such Specified Event shall constitute an event of default under the Bank Completion Guaranty and consequently under the Bank Credit Facility, and the Bank Lenders, without any further notice to a Guarantor, shall be entitled to exercise all rights and remedies available under the Bank Completion Guaranty and any other Loan Documents. See "Description of Certain Indebtedness and Other Obligations--Bank Completion Guaranty" for a description of such Specified Events.

    Certain historical financial information concerning London Clubs is included herein to assist investors in evaluating the ability of London Clubs to perform its obligations under the Noteholder Completion Guaranty and the Bank Completion Guaranty. Such information has been prepared in accordance with United Kingdom generally accepted accounting principles ("U.K. GAAP"), which principles are not consistent with, and materially differ from, United States generally accepted accounting principles ("U.S. GAAP"). With respect to the historical financial information of London Clubs included herein, such differences relate (among other things) to depreciation and amortization, valuation of fixed assets, recognition of deferred taxes, accounting for employee stock options, and accounting for pension costs. In making their investment decision, investors should consider that if such financial information of London Clubs was restated in accordance with U.S. GAAP, there are likely to be material differences from such information as stated in accordance with U.K. GAAP. Such differences would have no material effect on London Clubs' cash flows or liabilities and, accordingly, also would have no material impact on its ability to meet its obligations.

    The U.K. Chancellor of the Exchequer has proposed to increase the highest marginal rate of gaming duty (tax on casino betting profits) from 33 1/3% to 40%. If the proposed tax increase were to be enacted into law, London Clubs could suffer a reduction of profits. The proposed tax increase is not certain to be enacted, or if enacted, in the form in which it has been proposed.


    The Trust, which is indirectly a controlling stockholder of Enterprises, Holdings, Capital and the Company, is a joint and several guarantor (together with London Clubs and Bazaar Holdings) under each of the Bank Completion Guaranty and the Noteholder Completion Guaranty. In addition, the Trust and AHL are guarantors of all Bazaar's obligations under the Mall Financing. Furthermore, the Trust is expected to be an obligor under a keep-well agreement expected to be entered into with respect to the Music Project (the "Music Keep-Well Agreement"). See "--Lack of Available Information on the Trust's, Ability to Perform Its Obligations Under Certain Agreements."

    Bazaar Holdings was formed in September, 1997 and as of the Issue Date, had no material assets, liabilities or earnings. Bazaar Holdings holds a 37.5% membership interest in Bazaar and, as part of the Mall Financing, has provided certain guarantees and indemnifications to the Mall Lenders. Except for the foregoing, Bazaar Holdings has no material assets, liabilities or earnings and is not expected to have any material assets, liabilities or earnings until the Mall Project is completed and operating. Consequently, no financial information regarding Bazaar Holdings has been included herein and, accordingly, purchasers of the Notes should not rely on Bazaar Holdings' performance under the Bank Completion Guaranty and the Noteholder Completion Guaranty when making their investment decision.



LACK OF AVAILABLE INFORMATION ON THE TRUST'S ABILITY TO PERFORM ITS OBLIGATIONS
  UNDER CERTAIN AGREEMENTS



    Due to lack of financial information on the Trust, investors have no way of assessing the ability of the Trust to perform its obligations under the Noteholder Completion Guaranty and the Bank Completion Guaranty. The Trust was formed in 1982 with the residue and remainder of the assets of the Estate of Sigmund Sommer (the "Estate") in order to hold, manage, invest and reinvest the assets on behalf of its beneficiaries. Historically, the Trust's financial statements have been limited to tax basis reports required by various tax authorities, and the Trust has never prepared financial statements on a basis required by U.S. GAAP. The Trust holds, among other assets, direct and indirect interests in several real estate properties in addition to those owned by the Aladdin Parties and the Company, including certain interests that were acquired when it was formed. Although the Trust has determined the basis of those interests for tax reporting purposes, it never made the determinations that would be required by U.S. GAAP as to such matters as the appropriate carrying values of certain of the properties initially bequeathed to the Estate; allocations of costs of certain properties to various asset categories; amounts of additional costs of development and interest to be capitalized; amounts, if any, related to certain long-lived assets that should have been written down; and accruals, if any, of contingent liabilities. The Trust believes that the complexity of these issues in relation to the Trust's circumstances means that the preparation of financial statements for the Trust in accordance with U.S. GAAP would be extremely difficult if not impossible. Accordingly, no such financial statements have been prepared and purchasers of Notes should not rely upon the Trust's performance under the Noteholder Completion Guaranty or the Bank Completion Guaranty when making their investment decision.


RISKS OF NEW CONSTRUCTION

    Most large scale construction projects involve significant risks and unforseen contingencies. As a result, the estimated cost of the Aladdin project may exceed current projections.

    Major construction projects (and particularly one of the anticipated size and scale of the Aladdin) entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, unanticipated cost increases and unavailability of construction equipment. Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits, allocations or authorizations from regulatory authorities could increase the total cost, delay, or prevent the construction or opening of the Aladdin or the other components of the Complex or otherwise affect their respective design and features.

    The anticipated costs and opening dates for the Aladdin are based on budgets, conceptual design documents (not all of which will be finalized at the commencement of construction) and schedule estimates prepared by the Company with the assistance of the architects and contractors described herein. See "Business--Design and Construction Team." Under the terms of the Design/Build Contract, the Design/Builder is responsible for all construction costs covered by the Design/Build Contract that are in excess of the guaranteed maximum price of $267.0 million, subject to certain qualifications. Pursuant to the Fluor Guaranty, Fluor has made certain guarantees regarding the Design/Builder's performance under the Design/Build Contract. However, the Design/Build Contract provides that the guaranteed maximum price will be equitably adjusted on account of (i) changes in the design documents at the request of the

Company; (ii) changes requested by the Company in the scope of the work to be performed pursuant to the Design/Build Contract; and (iii) natural disasters, casualties and certain other "force majeure" events beyond the reasonable control of the Design/Builder. As a result, the actual price paid for the construction of the Aladdin may increase. If any such events occur, the construction costs which must be borne by the Company may increase. The Design/Build Contract requires that all subcontractors engaged by the Design/ Builder to perform work and/or supply materials in connection with the construction of the Aladdin post bonds, at the discretion of the Company and the Design/Builder, guaranteeing timely completion of work and payment for all labor and materials. Nevertheless, there can be no assurance that the Aladdin will commence operations on schedule, that construction costs for the Aladdin will not exceed budgeted amounts or that the Design/Builder will not challenge aspects of the guaranteed maximum price. Failure to complete the Aladdin on budget or on schedule may have a material adverse effect on the Company, and so the Issuers. The Aladdin is expected to be completed in the first four months of the year 2000.

COMPLETION OF THE MALL PROJECT AND THE MUSIC PROJECT


    There can be no assurance that the Mall Project or the Music Project will be completed. While the Issuers believe that the Aladdin would still be viable even without such projects, the failure of such projects to be completed could have a material adverse effect on the Aladdin, and so Holdings and the holders of Notes.


    A principal part of the Complex will be the Mall Project, which is comprised of the Desert Passage and the Carpark, and the Music Project (including the Theater). The Company's business plan assumes that the Desert Passage and the Music Project will attract a substantial flow of pedestrian traffic to the Casino and that the Carpark will provide essential parking facilities for both overnight and casual guests at the Aladdin. However, the Company will neither develop nor own the Desert Passage, the Carpark or the Music Project and the completion of the Aladdin is not contingent on their completion. Failure of the Mall Project or the Music Project to be developed or to become operating in a timely manner will have a material adverse effect on the Company and the Issuers. Investors should note that the funding arrangements for the completion of the Music Project have not been finalized, and there can be no assurance that such funding arrangements will be finalized at any time, or that the Mall Project or Music Project will be completed.

    The Mall Project will be developed and owned by Bazaar. Bazaar is 37.5%-owned by Bazaar Holdings, which is indirectly controlled by the Trust and therefore is an affiliate of Holdings and the Company. Bazaar Holdings and THB have entered into an operating agreement (as amended, the "Bazaar LLC Operating Agreement") under which each party has agreed to cooperate in the development and operation of the Mall Project, and Bazaar Holdings, THB and THOP have provided certain undertakings to effect the development of the Mall Project in an agreed manner and time frame. See "Certain Material Agreements--Bazaar LLC Operating Agreement."

    Bazaar and the Mall Lenders have entered into a building loan agreement for the Mall Financing. Funding under the Mall Financing is subject to certain conditions. If Bazaar fails to satisfy the conditions to the draw down of funds under the Mall Financing, alternative sources of funding will need to be obtained. TrizecHahn, THOP, the Trust, Bazaar Holdings and AHL have agreed to guarantee the completion of the Mall Project and Bazaar's indebtedness to the Mall Lenders pursuant to the Mall Guaranty. Neither the Company nor the Issuers is a party to the Bazaar LLC Operating Agreement, the Mall Guaranty or the Mall Financing and so neither the Company nor any of the Issuers may enforce or prevent the amendment or cancellation of any of the rights or obligations thereunder. In addition, there can be no assurance that TrizecHahn, THOP, the Trust, Bazaar Holdings and AHL will be in a position to comply with their obligations under the Mall Guaranty. If the Mall Project is not completed, the Company believes that it may need to incur additional costs to complete the construction of the Aladdin, depending on the Aladdin's stage of construction. If the Mall Project is abandoned after the construction of certain shared structural space has begun, the Company believes that the costs of completing the shared structural space (which would be used as retail space) and demolition and construction expenses necessary to convert the site of the Mall Project into surface parking would be approximately $23 million (including the $14.2 million, including interest, no longer being reimbursed by Bazaar pursuant to the Site Work Agreement).

    The success of the Mall Project, which is expected to be completed in the first four months of the year 2000, will depend significantly on the skills and experience of TrizecHahn in the management of entertainment shopping malls such as the Mall Project. However, under the Bazaar LLC Operating Agreement, TrizecHahn (through THB) is, in certain circumstances, entitled to dispose of its interests in the Mall Project on or after the opening of the Mall Project. Accordingly, there can be no assurance that, after such date, TrizecHahn will continue to manage, or hold an equity interest in, the Mall Project. In addition, on March 5, 1998, TrizecHahn announced that it is considering the sale of its operating portfolio of regional shopping centers and on April 6, 1998 announced the sale of 20 regional shopping centers for over $2.5 billion. TrizecHahn has indicated that its planned sale will not include TrizecHahn's portfolio of development projects, including the Desert Passage. Although TrizecHahn has indicated that it will proceed with and have sufficient financial resources to complete the Desert Passage, even if a sale of its entire operating portfolio were to be consummated, no assurance can be made that TrizecHahn will be in a position to satisfy its obligations under the Bazaar LLC Operating Agreement. While TrizecHahn's announcement is limited to the sale of its current operating portfolio of regional shopping centers, there can be no assurance that TrizecHahn will not similarly decide to sell its interest in the Desert Passage. Accordingly, investors cannot be assured that TrizecHahn will own and operate the Desert Passage once it becomes operational, and as a result, pedestrian traffic to the Aladdin may decrease.

    The Music Project is expected to be completed by October of the year 2000 and developed and owned by Aladdin Music. Pursuant to the London Clubs Purchase Agreement, London Clubs, through its wholly owned subsidiary LCNI, has agreed that so long as Aladdin Music obtains financing for the Music Project on terms satisfactory to LCNI, and provided that certain other conditions are met, Aladdin Music may develop and own the Music Project in accordance with the terms described herein. If such conditions are not met, LCNI has the right to select the method in which it will participate in the Music Project, if at all. There can be no assurance that the conditions will be satisfied, and, if such conditions are not satisfied, there can be no assurance that the Music Project will proceed as described herein, or at all.


    As currently anticipated, the Company and Planet Hollywood intend to operate the Music Project in a manner conducive to the joint achievement of the Company's and Aladdin Music's business objectives. While the Company has signed the Music Project Memorandum of Understanding with Planet Hollywood in connection with the development, construction and operation of the Music Project, final documentation for the Music Project has not been entered into, funding for the Music Project has not yet been finalized and certain significant matters, such as the appointment of a general contractor to construct the Music Project, remain incomplete. In addition, certain significant economic issues concerning Planet Hollywood's obligations in connection with the Music Project financing are currently being negotiated between the Company and Planet Hollywood and there can be no assurance that the Company will satisfactorily resolve such issues. If the Mall Project is not completed, it may not be feasible to develop the Music Project. If the Music Project is not completed, the Company intends to apply a portion of the funds which it has allocated for its equity contribution to Aladdin Music to the renovation of the Theater. However, without the support of Planet Hollywood through the Music Project, the Company may not be able to attract the same quality of performers to the Theater as it may otherwise have been able to attract. Further, even if the Music Project is completed, there can be no assurance that the Music Project will be operated in a manner conducive to the achievement of the Company's business objectives. In addition, the Music Project and its owners must receive all required Gaming Approvals (as defined herein) from the Nevada Gaming Authorities (as defined herein) in order to conduct gaming operations.



    The failure of Bazaar to complete the Mall Project would not be an Event of Default under the Notes or the Indenture. An Event of Default would only occur if less than 200,000 square feet of retail space (all of which retail space is already included in the plans for the Aladdin) is built and the Issuers fail to meet the fixed charge coverage ratio specified in the Indenture. See "Description of the Notes--Events of Default." The Issuers believe that even if TrizecHahn and Planet Hollywood abandoned the Mall Project and the Music Project, respectively, the Issuers would, nevertheless, have sufficient cashflow to meet such coverage ratio, there would consequently be no Event of Default under the Notes and the Aladdin would continue to be viable.



    There can be no assurance (i) that Bazaar or Aladdin Music will have or obtain sufficient funding to finance the development and operation of the Mall Project or the Music Project, respectively; (ii) that the Desert Passage or the Music Project will be completed; (iii) that if completed, the Desert Passage or the Music Project will attract the number and types of customers expected by the Company; or (iv) that if completed, the Music Project and its owners will obtain all required Gaming Approvals or that if obtained, they will be obtained on a timely basis. While the Issuers believe that the Aladdin would still be viable even without the Mall Project or the Music Project, the failure of Bazaar or Aladdin Music to develop and operate the Mall Project or the Music Project, respectively, in the manner currently expected could materially and adversely affect the success of the Aladdin and the financial position and results of operations of the Company, and so the Issuers.



    On July 21, 1998, Planet Hollywood announced that it has retained financial advisors in connection with a review of Planet Hollywood's financial and strategic alternatives and is continuing with an operational plan to address current financial and operational performance issues. There can be no assurance that the Music Project will proceed with Planet Hollywood.


COMPLETION OF ENERGY PLANT

    Although the obligations of the Energy Provider to complete the Plant in accordance with the Development Agreement are guaranteed by Unicom (as defined herein) there can be no assurance that the Energy Provider will perform its obligations under the Development Agreement (as defined herein) or that Unicom will perform its obligations under the Unicom Guaranty (as defined herein).

    Energy will be provided to certain parts of the Complex by an energy plant to be developed and constructed pursuant to the Development Agreement. The Company has entered into the Development Agreement with Northwind Aladdin LLC (the "Energy Provider") a subsidiary of UT Holdings Inc. ("UTH"). UTH is a subsidiary of Unicom Corporation ("Unicom"). Pursuant to the Development Agreement, the Energy Provider will develop and construct the Plant (as defined herein) to serve the energy requirements of certain parts of the Complex. See "Certain Material Agreements--Development Agreement." The design and construction of the Plant will be at the sole cost and expense of the Energy Provider, however, the Energy Provider shall not be responsible for costs in excess of $40.0 million unless agreed to by the Energy Provider. The obligations of the Energy Provider to complete the Plant in accordance with the Development Agreement and in a manner capable of delivering the energy requirements of such parts of the Complex in accordance with the Energy Service Agreement (as defined herein) are guaranteed by the Energy Provider's ultimate parent, Unicom. Unicom has agreed that if for any reason the Energy Provider shall fail or be unable to punctually and fully perform or cause to be performed any of its obligations under the Development Agreement, Unicom shall perform or cause to be performed such obligations promptly upon demand. Unicom's obligations are limited to an amount equal to $30.0 million (or, under certain circumstances, an amount less than $30.0 million) and shall not be reduced until Substantial Completion (as defined herein) of the Plant.


    There can be no assurance that the Energy Provider will perform its obligations under the Development Agreement, or that Unicom will perform its obligations under the Unicom Guaranty. Failure of the Energy Provider or Unicom to perform its obligations under the Development Agreement and Unicom Guaranty or failure of the Energy Provider to perform its obligations under the Energy Service Agreement, could materially and adversely affect the Company, the Issuers and holders of the securities offered hereby. In addition, the Company may have to make alternative arrangements for the provision of energy for the Complex. Due to the fact that a number of other energy suppliers were willing to construct the Plant prior to the Company selecting Unicom and that the payback period for the Plant is the period following the opening of the Aladdin, the Company believes that such alternative arrangements for completion of the Energy Project could be made. However, there can be no assurance that such arrangements could, in fact, be made, or if made, on terms favorable to the Company.


RISKS OF NEW VENTURE

    The Company is a development stage company with no prior history. Therefore, there can be no assurance that it will be able to manage and operate a hotel/casino on a profitable basis.

    Holdings' material assets are its interests in the Company. The Company is a development stage company formed to develop and operate the Aladdin. The Company has no history of operations and has never been involved in developing, constructing or operating a hotel/casino project. Although certain members of the Company's management have experience developing and operating large scale hotels and casinos, none of these individuals has developed or operated a development of the anticipated size of the Aladdin, and only certain of these individuals have worked together with certain other members of the Company's management team in developing or operating similar projects, none of such projects being the anticipated size of the Aladdin. See "Management."

    The operation of the Aladdin will be subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which will be beyond the control of the Company and the Issuers. No assurances can be given that the Company will be able to manage the Aladdin on a profitable basis or attract a sufficient number of guests, gaming customers and other visitors to the Aladdin to make its various operations profitable independently or as a whole or to enable the Issuers to pay the principal of and interest on the Notes. The Company will need to recruit a substantial number of new employees prior to the opening of the Aladdin at a time when other major facilities may be approaching completion and also recruiting employees. There can be no assurance that the Company will be able to recruit a sufficient number of qualified employees. Furthermore, it is not known to what extent such employees will be covered by collective bargaining agreements, as that will be a determination ultimately made by such employees. See "Business--Employees."

    The opening and operation of the Aladdin will be contingent upon the receipt of all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations from the Nevada Gaming Authorities (as defined herein) (collectively, "Gaming Approvals") by the Company, Holdings and its owners. The scope of the approvals required to construct and open the Aladdin is extensive, and the failure to obtain or maintain such approvals could prevent or delay the completion or opening of all or part of such facilities or otherwise affect the design and features of the Aladdin. In particular, the Company will be required to apply for and obtain approvals from the Nevada Gaming Authorities with respect to the construction, design and operational features of the Casino related to surveillance of gaming areas. In addition, the Company will need to apply for and obtain, prior to commencement of gaming activities at the Casino, a nonrestricted gaming license and Gaming Approvals from the Nevada Gaming Authorities with respect to the operation of the Casino and no assurances can be given that such Gaming Approvals will be obtained or that if obtained, they will be obtained on a timely basis. Failure by the Company to obtain any such Gaming Approvals could materially and adversely affect the Company's financial position and results of operations. In connection with the Company's receipt of Gaming Approvals, its members and their owners and affiliates will also have to obtain applicable Gaming Approvals and no assurances can be given that such Gaming Approvals will be obtained or if obtained, that they will be obtained on a timely basis. See "--Government Regulation" and "Regulation and Licensing." Capital will also be subject to being called forward for a finding of suitability as a co-Issuer of the Notes in the discretion of the Nevada Gaming Authorities.


LACK OF EXPERIENCE BY THE TRUST AND RELATED ENTITIES IN CASINO OPERATION AND
  DEVELOPMENT



    None of the Trust, AHL or Mr. Jack Sommer have had any prior experience in the development or operation of casinos. Their experience is in the ownership and/or development of office and apartment buildings and other real estate. While London Clubs has substantial experience in the ownership and operation of casinos and certain members of the Company's management have substantial experience in both the development and operation of casinos, there can be no assurance that such experience will be sufficient to compensate for the Trust's, AHL's and Mr. Sommer's lack of experience in the development and operation of casinos.


LACK OF DIVERSIFICATION; DEPENDENCE ON SINGLE SITE

    Neither the Issuers nor the Company anticipates having material assets or operations other than their respective interests in the Aladdin. Accordingly, they are subject to greater risks than a geographically diversified gaming operation.

    The Issuers do not currently anticipate having material assets and operations other than Holdings' interests in the Company, and the Company does not currently anticipate having material assets and operations other than the Aladdin and its membership interests in and advances to AMH, a wholly owned subsidiary of the Company which will own a 50% interest in the Music Project (on a fully diluted basis) through Aladdin Music. Accordingly, the Issuers and the Company will be subject to greater risks than a geographically diversified gaming operation, including, but not limited to, risks related to local economic and competitive conditions, changes in local and state governmental laws and regulations (including changes in laws and regulations affecting gaming operations and taxes) and natural and other disasters. The Company's, and so the Issuers', principal sources of income following completion of the Complex will be the Aladdin, and, to a lesser extent, fees received from Aladdin Music for the provision of management services with respect to the Music Project. Accordingly, the ability of the Issuers to make payments on the Notes will be directly dependent on the success of the Aladdin and, to a lesser extent, the Music Project.

ABILITY TO REALIZE ON COLLATERAL

    The Notes are secured by a first priority pledge of all amounts deposited in the Note Construction Disbursement Account and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of the Company (collectively, the "Note Collateral"). If an Event of Default occurs with respect to the Notes, whether prior to or after completion of construction, there can be no assurance that the liquidation of the Note Collateral will produce proceeds in an amount sufficient to pay the principal of or accrued and unpaid interest, if any, on the Notes.

    If the Company is licensed by the Nevada Gaming Authorities, any (i) guarantees of the Notes issued by the Company or its members, (ii) hypothecation of assets of the Company as security for the Notes and (iii) pledges of the equity securities of the Company (including, but not limited to, Common Membership Interests and Series A Preferred Interests) and any other Company Licensees (as defined herein) as security for the Notes will require the approval of the Nevada Commission (as defined herein) in order to remain effective. An approval by the Nevada Commission of a pledge of equity securities of a Company Licensee does not constitute approval to foreclose on such pledge. Separate approval is required to foreclose on a pledge of equity securities of a Company Licensee and such approval requires the licensing of the Trustee unless such requirement is waived upon the application of the Trustee. Additionally, any restrictions on the transfer of, and agreements not to encumber, the equity securities of the Company and any other Company Licensee in respect of the Notes may require the approval of the Nevada Commission in order to remain effective. See "Regulation and Licensing."

CERTAIN BANKRUPTCY CONSIDERATIONS

CREDITOR'S RIGHTS

    The right of the agent appointed to hold the Note Collateral on behalf of the holders of the Notes (the "Collateral Agent") and to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against Holdings, whether by a holder of the Notes or another creditor (including a junior creditor), prior to such repossession and disposition. Under applicable bankruptcy law, secured creditors, such as the holders of the Notes and the lenders under the Bank Credit

Facility (which hold a pledge over the Holdings Common Membership Interests), are automatically stayed from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the secured creditor from diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. "Adequate protection" may include cash payments or the granting of additional security at such time and in such amount as the court may determine. In view of the lack of a precise definition of the term "adequate protection," the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Note Collateral or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the Note Collateral through the requirement for "adequate protection."

SUBSTANTIVE CONSOLIDATION

    The Notes represent secured obligations of Holdings and Capital but do not represent obligations of, and are not guaranteed by, AHL, the Company, Enterprises, London Clubs, the Trust, or any of their affiliates (the "Affiliated Parties"). Under the Bankruptcy Code, it is possible that if an Affiliated Party, Holdings or Capital becomes a debtor under applicable bankruptcy law, a bankruptcy court could order substantive consolidation of the assets and liabilities of Holdings or Capital with those of any or all Affiliated Parties. Substantive consolidation is an equitable, fact-based remedy, not prescribed by statute, with respect to which the court has considerable discretion. While the separate legal existence of Holdings and Capital and their observance of certain formalities and operating procedures could effectively preclude, based on the present state of the case law (i) a finding that the assets of Holdings and Capital are property of the bankruptcy estates of any of the Affiliated Parties and (ii) the substantive consolidation of the assets and liabilities of Holdings and Capital with those of any Affiliated Party, there can be no assurance that substantive consolidation would not occur. In addition, there can be no assurance that during litigation of such issues, delays will not occur in payments on the Notes, even if the court ultimately rules against substantive consolidation, or that parties in interest might determine to settle such issues to avoid the expense and delay of litigation. If the court concludes there is substantive consolidation, however, payments on the Notes could be delayed or reduced.

    The Indenture contains an agreement for the benefit of the Bank Lenders which will provide that the Holders, while free to exercise their rights and remedies against Holdings, will be bound, for so long as any portion of the Bank Credit Facility is outstanding, by standstill provisions prohibiting the Holders from initiating or intervening in an insolvency proceeding of the Company except as may be necessary or advisable in such insolvency proceeding to file proofs of claim with respect to the Series A Preferred Interests held by, or which secure the obligations owing to, the Holders. Such provisions also specifically prohibit the Holders from seeking a substantive consolidation of the Company, Holdings and/or Capital. The Indenture also contains subordination provisions to the effect that, in the event of a substantive consolidation of the Company, Holdings and/or Capital, the Holders (i) will not be entitled to receive any cash or other payments (other than securities subordinated to the prior payment in full of the Bank Credit Facility to the same extent as the Notes) in respect of the Notes until the Bank Credit Facility has been indefeasibly paid in full in cash and (ii) will be required to turn over to the Bank Lenders any payments received in violation of such provisions.

LIMITED-LIABILITY COMPANIES

    Holdings and the Company are limited-liability companies organized under the laws of the State of Nevada. Limited-liability companies ("LLCs") are relatively recent creations not only under the laws of the State of Nevada but also under the laws of other jurisdictions. Generally stated, LLCs are intended to provide both the limited liability of the corporate form for their members and certain advantages of partnerships, including "pass-through" income tax treatment for members, and thus have attributes of both corporations and partnerships. Given their recent creation, LLCs and their members have been involved in relatively few bankruptcy cases as debtors, and there has been little reported judicial authority addressing bankruptcy issues as they pertain to LLCs. Moreover, the existing judicial authority on such issues in bankruptcies of analogous entities (e.g. partnerships) is not well settled. Consequently, a bankruptcy of Holdings or the Company, its members or any of their affiliates, may be litigated and decided in the absence of dispositive judicial precedent, and thus, no assurance can be made as to any particular outcome.

COMPLEXITIES RELATING TO MULTIPLE SECURED LENDERS

    All of the Company's assets are subject to first priority liens, either to the Bank Lenders under the Bank Credit Facility or the FF&E Lender under the FF&E Financing. The FF&E Lender's security interests relate to assets to be used in the Aladdin, which is pledged to the Bank Lenders. The existence of multiple secured lenders could cause complexities in and prolong the duration of bankruptcy proceedings or a debt restructuring of the Company, which in turn could delay distributions to Holdings (the sole member of the Company), and so to Noteholders.

RISKS UNDER DESIGN/BUILD CONTRACT AND FLUOR GUARANTY

    Certain obligations of the Design/Builder under the Design/Build Contract are guaranteed by Fluor (the "Fluor Guaranty"). A default by either the Design/Builder under the Design/Build Contract or Fluor under the Fluor Guaranty could result in the Aladdin not being completed on schedule and have a material adverse effect on the Company and the Issuers. If a bankruptcy case were to be commenced voluntarily by or involuntarily against Fluor, remedies available under the Fluor Guaranty would be limited or unavailable. The Fluor Guaranty does not cover cost increases caused by certain acts commonly referred to as "force majeure."

CHANGE OF CONTROL

    Upon a Change of Control, each holder of the Notes will have the right, at such holder's option, to require the Issuers to purchase the Notes owned by such holder at a price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if applicable, to the date of purchase. There can be no assurance that the Issuers will have sufficient funds to purchase the Notes after a Change of Control. In addition, upon a change of control of the Company (as defined in the Bank Credit Facility) all amounts outstanding under the Bank Credit Facility will immediately become due and payable. There can be no assurance that the Company will have sufficient funds to repay the Bank Credit Facility or any other indebtedness that becomes due as a result of such event. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility."

OPERATING RESTRICTIONS

    The terms of the Indenture, the Bank Credit Facility and the other agreements governing the indebtedness of the Company impose significant operating and financial restrictions on the Company and the Issuers. Such restrictions significantly limit or prohibit, among other things, the incurrence of certain additional debt, distributions, transactions with affiliates of the Company and Holdings and the sale of certain assets. These restrictions, in combination with the degree to which the Company is leveraged, could limit the ability of the Company to respond to market conditions or meet extraordinary capital needs or could otherwise restrict corporate activities. There can be no assurances that such restrictions will not materially and adversely affect the ability of the Company to finance its future operations or capital needs and the operation of its business and so the ability of the Issuers to comply with the terms of the Indenture and the Notes. See "Description of the Notes--Certain Covenants" and "Description of Certain Indebtedness and Other Obligations."

POSSIBLE CONFLICTS OF INTEREST

    Potential for conflicts of interest exists between the Aladdin, on the one hand, and the other businesses to be operated on the Complex, and such conflicts may adversely effect the Company and Holdings.

    The Trust is expected to hold significant interests in all of these businesses. Mr. Jack Sommer, who is Chairman and a director of the Company and Holdings and Mr. Ronald Dictrow, who is Executive Vice President/Secretary and a director of the Company and Holdings, are also directors of Bazaar. In addition, certain directors and executives of the Company and Holdings are currently and are likely to continue to be, directors and executives of Aladdin Music, which will develop and own the Music Project. Further, it is expected that in addition to managing the Aladdin, the Company, or one of its affiliates, will also manage the Music Project. The objectives for each of these businesses may at times differ and such differences may be material. In addition, all such businesses will share the use of certain facilities on the Complex, including vehicular and pedestrian traffic ways, the Carpark and certain utilities (such as the Plant, which will provide energy to the Complex). For these reasons, potential exists for conflicts of interest, including in relation to the division of management time between each of these businesses, splitting of costs of shared facilities and the sharing of future business opportunities arising in connection with the Complex. For example, certain directors of Holdings may be faced with a potential conflict of interest arising from their interests in and relationship with the Aladdin and the other projects on the Complex. These include the following:

    - decisions to direct customers to the Aladdin, Music Project or Mall
      Project

    - allocations of costs and expenses relating to the REA (as defined herein) and Energy Services Agreement

    - cost allocations during construction for areas such as the Carpark, the Plant and pedestrian traffic ways

    - cost allocations for shared, general and administrative services such as accountancy, purchasing and warehousing, human resources, and legal

    To the Issuers' knowledge, there is no Nevada authority addressing the issue of whether a person acting as a promoter owes fiduciary duties to the entity, its owners or investors.

    In addition, Planet Hollywood, which is a 50% shareholder in Aladdin Music (on a fully diluted basis) and the developer of the Music Project, is not contractually restricted or otherwise prevented from developing other music or entertainment theme hotel casinos in Las Vegas. The development of a competing Planet Hollywood-owned hotel in Las Vegas could give rise to conflicts of interest for Planet Hollywood and could materially and adversely affect the Music Project and so Aladdin Music, the Company and the Issuers.

    London Clubs may have a potential conflict of interest arising from its relationship with the Company. This includes directing clientele to its other interests worldwide instead of the Aladdin and focusing resources on its other projects.

    The Issuers believe that the agreements executed by London Clubs in connection with the Aladdin deal with this conflict by providing London Clubs with financial incentives which are dependent on certain financial goals being obtained by the Company.

SHARED FACILITIES

    Because the Aladdin, the Mall Project and the Music Project will share certain operational facilities (the "Shared Facilities"), the construction of all such projects will include the construction of the Shared Facilities in sizes and/or capacities that will be sufficient for all such projects together, but are in excess of what is minimally required for the Aladdin. The Shared Facilities will include certain shared structural space, the Strip facade and related retail areas of the Complex. The Company will bear the full cost of constructing the Shared Facilities. However, Bazaar will be obligated to reimburse the Company for a portion of the construction costs related to the Shared Facilities if the Mall Project is completed. It is estimated that Bazaar's share of the cost of constructing the Shared Facilities will be $14.2 million, including interest. If Bazaar is unable to obtain financing for the Mall Project, it is unlikely that Bazaar will be able to reimburse the Company for its share of the construction costs related to the Shared Facilities pursuant to the Site Work Agreement.

RISK OF NON-PERFORMANCE UNDER KEEP-WELL AGREEMENT

    Under the Keep-Well Agreement (as defined herein), AHL, London Clubs and Bazaar Holdings have agreed to ensure the Company's compliance with certain financial ratios. There can be no assurance that the parties will have sufficient financial resources available if they are called to make payment under the Keep-Well Agreement. Failure of any of the parties to the Keep-Well Agreement to comply with their material obligations under the Keep-Well Agreement could have a material and adverse affect on the Company and the Issuers, and will constitute a default under the Indenture and the Bank Credit Facility.

    AHL, London Clubs and Bazaar Holdings have agreed pursuant to an agreement (the "Keep-Well Agreement") to contribute funds to the Company to ensure the Company's compliance with certain financial ratios and other requirements under the Bank Credit Facility, subject to certain conditions. The holders of the Notes are not party to the Keep-Well Agreement. The Keep-Well Agreement does not constitute a guaranty of the obligations of the Company under the Bank Credit Facility, the Notes or otherwise. In particular, under the Keep-Well Agreement, the parties to the Keep-Well Agreement are not required to contribute an aggregate of more than $150.0 million to the Company ($30.0 million in any fiscal year), and are not required to contribute any amounts to the Company on or after the earlier of the date on which the Company, without the benefit of cash contributions from the Controlling Stockholders or their affiliates, complies with all of the financial covenants set forth in the Bank Credit Facility for six consecutive quarterly periods from and after the Conversion Date (as defined herein) or the date on which the aggregate outstanding principal amounts of the Bank Credit Facility are reduced below certain amounts and prior to certain dates.

    While the parties to the Keep-Well Agreement have informed the Company that they believe they will be able to perform their obligations under the Keep-Well Agreement, no assurance can be given that they will have available sufficient financial resources if they are called on to make payments under the Keep-Well Agreement. The obligations of London Clubs under the Keep-Well Agreement are subordinated to other obligations of London Clubs under certain of its pre-existing senior debt facilities. Furthermore, although the obligations of London Clubs under the Keep-Well Agreement are guaranteed by certain subsidiaries of London Clubs, such subsidiaries also currently guarantee senior existing indebtedness of London Clubs. In addition, there are certain restrictions on each of the parties' to the Keep-Well Agreement ability to incur indebtedness or sell or transfer assets. If a party defaults in its obligations under the Keep-Well Agreement, such party's (or its affiliate's) interest in Holdings could be subject to dilution, which dilution could affect that party's (or its affiliate's) ability to control or direct the policies of Holdings and so the Company. Failure of each of the parties to the Keep-Well Agreement to comply with their material obligations under the Keep-Well Agreement could have a material and adverse effect on the Company and the Issuers, and will constitute a default under the Indenture. The payments and issuance of additional securities will be subject to the prior approval of the Nevada Gaming Authorities. See "Controlling Stockholders--Keep-Well Agreement."

    Certain historical financial information concerning London Clubs is included herein to assist investors in evaluating the ability of London Clubs to perform its obligations under the Keep-Well Agreement. Such information has been prepared in accordance with United Kingdom generally accepted accounting principles ("U.K. GAAP"), which principles are not consistent with, and materially differ from, United States generally accepted accounting principles ("U.S. GAAP"). With respect to the historical financial information of London Clubs included herein, such differences relate (among other things) to depreciation and amortization, valuation of fixed assets, recognition of deferred taxes, accounting for employee stock options, and accounting for pension costs. In making their investment decision, investors should consider that if such financial information of London Clubs was restated in accordance with U.S. GAAP, there are likely to be material differences from such information as stated in accordance with U.K. GAAP. Such differences would have no material effect on London Clubs' cash flows or liabilities and, accordingly, also would have no material impact on its ability to meet its obligations.

    The U.K. Chancellor of the Exchequer has proposed to increase the highest marginal rate of gaming duty (tax on casino betting profits) from 33 1/3% to 40%. If the proposed tax increase were to be enacted into law, London Clubs could suffer a reduction of profits. The proposed tax increase is not certain to be enacted, or if enacted, in the form in which it has been proposed.

    The Trust, which is indirectly a controlling stockholder of Enterprises, Holdings, Capital and the Company, is a joint and several guarantor (together with London Clubs and Bazaar Holdings) under each of the Bank Completion Guaranty and the Noteholder Completion Guaranty. In addition, the Trust and AHL are guarantors of all Bazaar's obligations under the Mall Financing. Furthermore, the Trust is expected to be an obligor under a keep-well agreement expected to be entered into with respect to the Music Project (the "Music Keep-Well Agreement"). No financial information regarding the Trust is publicly available for the purpose of evaluating the Trust's creditworthiness and, accordingly, purchasers of Notes should not rely upon the Trust's performance under the Bank Completion Guaranty or the Noteholder Completion Guaranty when making their investment decision.

DEPENDENCE UPON KEY MANAGEMENT AND LACK OF EXPERIENCED PERSONNEL

    The Company is dependent to a large extent on the services of its senior management. There can be no assurance that such individuals will remain with the Company, and if such members of senior management do not remain with the Company, the Company will be required to hire individuals with adequate experience to replace such members of management on comparable terms, and no assurances can be made as to the Company's ability to do so.

    The ability of the Company to maintain its competitive position is dependent to a large degree on its ability to retain the services of its senior management team, including Jack Sommer, Richard Goeglein and James McKennon. Although certain of the senior managers of the Company have employment agreements with the Company, there can be no assurance that such individuals will remain with the Company. The loss of the services of any of these individuals or an inability to attract and retain additional senior management personnel could have a material adverse effect on the operation of the Aladdin. There can be no assurance that the Company will be able to retain its existing senior management personnel or to attract additional qualified senior management personnel. See "Management."

    Until construction of the Aladdin is close to completion, the Company believes that it will not require extensive operational management and, accordingly, has kept and intends to keep its permanent staff at relatively minimal levels. However, the Company will be required to undertake a major recruiting and training program prior to the opening of the Aladdin at a time when other major new facilities may be approaching completion and also recruiting employees. While the Company believes that it will be able to attract and retain a sufficient number of qualified individuals to operate the Aladdin on acceptable terms, the pool of experienced gaming and other personnel is limited and competition to recruit and retain gaming and other personnel is likely to intensify as more casinos are opened. No assurance can be given that such employees will be available to the Company for use in managing the Aladdin.

RISK OF OVERCAPACITY; COMPETITION AND PLANNED CONSTRUCTION IN LAS VEGAS

    Construction of several new major resort projects could lead to increased competition and overcapacity in the Las Vegas hotel/casino market. As a result the operations and profitability of the Company could be materially and adversely affected.

    The hotel/casino industry is highly competitive. Hotels located on or near the Strip ("Strip Hotels") compete with other Strip Hotels and with other major hotels in downtown Las Vegas. The Aladdin will also compete with a large number of other hotels and motels located in and near Las Vegas. According to the Las Vegas Convention and Visitors Authority (the "LVCVA"), as of December 31, 1997, there were 105,347 hotel and motel rooms in the Las Vegas area. Direct competitors of the Company will include theme-oriented mega-resorts on the Strip such as Caesars Palace Hotel, The Mirage, Treasure Island Hotel and Casino, New York-New York Hotel and Casino and the MGM Grand Hotel and Casino. Many competitors of the Company are subsidiaries or divisions of large public companies and may have greater financial and other resources than the Company. In addition, the construction of several new major resort projects that will compete with the Company and the expansion of several existing resorts have commenced construction or have recently been announced. These include the planned Bellagio, Paris Casino Resort, Mandalay Bay and Venetian Casino Resort, all currently under construction. Additionally, expansions have recently been completed at Caesars Palace Hotel and Harrah's Las Vegas. These projects and others are expected to add approximately 20,000 hotel rooms to the Las Vegas inventory by 1999. According to the LVCVA, the number of rooms in Las Vegas rose to over 105,000 in 1997, a gain of 6.3%, while the number of visitors rose only by 2.8% to approximately 30 million. Accordingly, while hotel occupancy rates currently stand at 90.3%, a comparison with hotel occupancy rates from 1994 shows only a slight increase. The future operating results of the Company, and so the Issuers, could be materially and adversely affected by such competitors and excess Las Vegas room and gaming capacity. Such competition and increased supply with steady visitor counts has affected and may continue to affect room prices, occupancy rates and profits.

    The hotel/casino operations of the Company will also compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, with hotel/casino facilities elsewhere in the world and with state lotteries. In addition, certain states have recently legalized, and others may or are likely to legalize, casino gaming in specific areas, and passage of the Indian Gaming Regulatory Act in 1988 has led to rapid increases in American Indian gaming operations. The Company expects many competitors to enter such new jurisdictions that authorize gaming, some of which competitors may have greater financial and other resources than the Company and the legalization of casino gaming in or near any metropolitan area from which the Company intends to attract customers could have a material adverse effect on the business of the Company. Although the Company is unaware of any particular legislation to legalize casino gaming in or near metropolitan areas from which it could attract customers, such proliferation of gaming activities could significantly and adversely affect the business of the Company, and so the Issuers. See "Business--The Las Vegas Market."

    The Desert Passage will compete with retail malls in or near Las Vegas, including the Fashion Show Mall, the Forum Shops at Caesars Palace and retailers in theme-oriented mega resorts, all of which may attract consumers away from the Desert Passage and so the Complex.

CONTROLLING STOCKHOLDERS

    AHL owns 98.7% of the common membership interests of Sommer Enterprises, a Nevada limited-liability company. The Holdings Common Membership Interests are held approximately 47.0% by Sommer Enterprises, 25.0% by Enterprises (which is a wholly owned subsidiary of Sommer Enterprises), 25.0% by LCNI and the remaining 3.0% by GAI, LLC ("GAI"), a Nevada limited-liability company 100% beneficially owned by Richard J. Goeglein, the Chief Executive Officer and a director of the Company. Accordingly, AHL, through Sommer Enterprises, indirectly owns approximately 71.1% of the Holdings Common Membership Interests. In addition, London Clubs, through LCNI, owns 25% of the Holdings Common Membership Interests. Accordingly, AHL and London Clubs (the "Controlling Stockholders") control the business, policies and affairs of Holdings, and so the Company, including the election of directors and managers and major corporate transactions of the Company. It is expected that even if all the Warrants issued in connection with the Offering are exercised, the Controlling Stockholders will nevertheless continue to retain control of Holdings, and so the Company.

    Under the Holdings Operating Agreement, if the Trust fails to make its required 75% contribution for any amounts required to be made under the Bank Completion Guaranty, LCNI (rather than Sommer Enterprises through Enterprises) will have certain rights to control the Board of Managers of Holdings and LCNI and Sommer Enterprises will each have equal direct or indirect voting rights in deciding matters with respect to Holdings. Furthermore, if AHL fails to make its required 75% contributions for any amounts required to be made under the Keep-Well Agreement, LCNI (in addition to any rights London Clubs may have against AHL and Sommer Enterprises, which may include the ability of London Clubs to obtain ownership of Sommer Enterprises' equity interests in Aladdin Enterprises) through Enterprises or otherwise will have the right to control the Board of Managers of Holdings and increase its Holdings Common Membership Interests up to a total of 72% of the Holdings Common Membership Interests and Sommer Enterprises' Holdings Common Membership Interests will correspondingly decrease, subject to receipt of Gaming Approvals. For a description of certain relationships between the Company, AHL and LCNI, see "Controlling Stockholders" and "Certain Transactions."

GOVERNMENT REGULATION

    The gaming operations of the Aladdin and ownership of securities of the Issuers will be subject to extensive regulation and discretionary oversight by the Nevada Gaming Authorities. Changes in regulations or the denial or revocation of a Gaming Approval could have a material adverse effect on the Company and the Issuers.

    The gaming operations and the ownership of securities of the Company, Holdings and their affiliates will be subject to extensive regulation by the Nevada Gaming Authorities. The Nevada Gaming Authorities will have broad authority with respect to licensing and registration of entities and individuals involved with the Company and the Issuers, including the holders of the Notes.

    The Company and the Issuers may be required to disclose the identities of the holders of the Notes to the Nevada Gaming Authorities upon request. The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Company (as defined herein), such as the Notes, to file an application, be investigated and be found suitable to own the debt security of a Registered Company. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act (as defined herein), the Registered Company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever;
(ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form, or
(iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

    Each holder of the Notes shall be deemed to have agreed (to the extent permitted by law) that if the Nevada Gaming Authorities determine that a holder or beneficial owner of the Notes must be found suitable (whether as a result of a foreclosure of the Casino or for any other reason), and if such holder or beneficial owner either refuses to file an application or is found unsuitable, such holder shall, upon request of the Issuers, dispose of such holder's Notes within 30 days after receipt of such request or such earlier date as may be ordered by the Nevada Gaming Authorities. The Issuers will also have the right to call for the redemption of the Notes by any holder at any time to prevent the loss or impairment of a Gaming Approval or an application for a Gaming Approval, at a redemption price equal to the lesser of (i) the cost paid by such holder or
(ii) 100% of the aggregate Accreted Value thereof, plus accrued and unpaid interest, if any, to the earlier of the date of redemption and the date of the finding of unsuitability.

    The Nevada Gaming Authorities may also, among other things, revoke the license of any entity licensed by the Nevada Gaming Authorities (a "Company Licensee") or the registration of a Registered Company (as defined herein) or any entity registered as an intermediary company or a holding company of a Company Licensee. In addition, the Nevada Gaming Authorities may revoke the license or finding of suitability of any officer, director, manager, member, controlling person, shareholder, noteholder or key employee of a licensed or registered entity. If Gaming Approvals of the Company or Holdings were revoked for any reason, the Nevada Gaming Authorities could require the closing of the Casino, which would result in a material adverse effect on the Company and the Issuers. The Company, and certain of its officers, directors, manager, members and key employees, have applied for licensing with the Nevada Gaming Authorities. Also, the Company possesses or has applied for all necessary state and local government approvals, licenses and permits, other than Gaming Approvals, necessary to open and operate the facility.

    In addition, any future public offering of debt or equity securities by the Company, the Issuers or Enterprises, including the Exchange Offer, any Qualified Public Offering and the issuance of Common Stock of Enterprises upon the exercise of the Warrants, if the securities or the proceeds from the sale thereof are intended to be used to pay for construction of, or to acquire an interest in, any gaming facilities in Nevada, to finance the gaming operations of an affiliated company or to retire or extend obligations incurred for any such purpose, requires the prior approval of the Nevada Commission, or a ruling from the Chairman of Nevada Board (as defined herein) that such approval is not required. See "Regulation and Licensing" and "Description of the Notes--Redemption."

LACK OF PUBLIC MARKET FOR THE NEW NOTES

    There are currently no trading markets for the New Notes. Therefore there can be no assurance as to the liquidity of any such trading market, if a trading market were to develop, or that a trading market for such securities will develop at all.

    The issuance of the New Notes is a new issue of securities for which there is currently no trading market. There can be no assurance regarding the future development of a market for the New Notes, or the ability of the holders of the New Notes to sell such securities, or the price at which such holders may be able to sell such securities. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Issuers' operating results and the market for similar securities. Each of the Initial Purchasers has advised the Issuers that it currently intends to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so and any market making in respect to such securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active trading market for such securities will develop. The Issuers do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of such securities.

ORIGINAL ISSUE DISCOUNT; LIMITATIONS ON HOLDERS' CLAIMS

    The New Notes will be issued at a substantial original issue discount from their principal amount at maturity. Consequently, holders of the New Notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the Holders of the New Notes resulting from the purchase, ownership or disposition thereof.

    Under the Indenture, in the event of an acceleration of the maturity of the Notes upon the occurrence of an Event of Default, holders of the Notes may be entitled to recover only the amount which may be declared due and payable pursuant to the Indenture, which could be less than the principal amount at maturity of such Notes. See "Description of the Notes--Events of Default."

    If a bankruptcy case is commenced by or against Holdings under the Bankruptcy Code, the claim of a Holder with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price of the Notes as set forth on the cover page hereof and (ii) that portion of the original issue discount (as determined on the basis of such issue price) which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Accordingly, under such circumstances, even if sufficient funds are available, Holders may receive a lesser amount than they may otherwise be entitled to under the express terms of the Indenture. In addition, the same rules as those used for the calculation of original issue discount under federal income tax law could apply in a bankruptcy to determine a Holder's claim. Furthermore, a Holder might be required to recognize gain or loss in the event of a distribution related to such a bankruptcy case. See "Certain United States Federal Income Tax Considerations--Tax Treatment of the Notes--Disposition."

ADVERSE CONSEQUENCES OF FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES

    Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Issuers nor the Exchange Agent are under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Note Registration Rights Agreement will terminate. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

RECEIPT OF RESTRICTED SECURITIES UNDER CERTAIN CIRCUMSTANCES

    Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

ADVERSE EFFECT ON MARKET FOR OLD NOTES

    To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

    No proceeds will be received by the Issuers from the Exchange Offer. The gross proceeds from the sale of the Units in the Offering were $115.0 million. The net proceeds (net of Initial Purchasers' discounts and estimated Offering expenses) together with the proceeds from the other Funding Transactions are being used to develop, construct, equip and open the Aladdin and to fund the Company's cash contribution to Aladdin Music with respect to the Music Project.

    Upon or prior to the consummation of the Offering (i) the proceeds from the sale of the Units were allocated between the Notes and the Warrants, (ii) Sommer Enterprises (a) contributed a portion of the Contributed Land and $7.0 million consisting of the benefit of certain predevelopment costs incurred by AHL to Enterprises in exchange for Class A Common Stock in Enterprises and (b) contributed a portion of the Contributed Land to Holdings in exchange for Holdings Common Membership Interests, (iii) Enterprises contributed the portion of the Contributed Land and the benefit of the predevelopment costs received from Sommer Enterprises and the net proceeds allocable from the sale of the Warrants to Holdings in exchange for Holdings Common Membership Interests, (iv) Holdings contributed the Contributed Land appraised at $150.0 million, approximately $42 million in cash from the London Clubs Contribution and the $7.0 million consisting of the benefit of certain predevelopment costs incurred by AHL to the Company in exchange for Common Membership Interests of the Company, and (v) Holdings contributed $115.0 million in cash, consisting of the net proceeds of the sale of the Units and approximately $8 million from the London Clubs Contribution, to the Company in exchange for Series A Preferred Interests of the Company. The London Clubs Contribution, together with a portion of the net proceeds of the Offering, were expended on the Issue Date to repay certain existing indebtedness assumed by the Company in connection with the Sommer Equity Financing and to pay certain accrued expenses and certain fees and expenses incurred in connection with the Funding Transactions. The remaining net proceeds from the Offering (approximately $35 million) were deposited in the Note Construction Disbursement Account. The liquidation preference of the Series A Preferred Interests held by Holdings will equal at all times the Accreted Value of the Notes.

    Prior to or contemporaneously with the Offering, the following other Funding Transactions for the financing by the Company of the Aladdin were consummated:
(i) the Sommer Equity Financing and an indirect equity contribution to Holdings by London Clubs of $50.0 million in cash in exchange for Holdings Common Membership Interests; (ii) the closing of the $410.0 million Bank Credit Facility and the funding of the Term B Loan and the Term C Loan thereunder into the Cash Collateral Account and (iii) a commitment letter for the FF&E Financing, consisting of one or more leases or loans in the aggregate amount of $80.0 million, covering the Specified Equipment and the Gaming Equipment, to be used in the Aladdin. See "Controlling Stockholders--Equity and Series A Preferred Interest Financing," "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility" and "--FF&E Financing."

                           SOURCES AND USES OF FUNDS

    The estimated sources and uses of funds for the development, construction, equipping and opening of the Aladdin are as follows (in millions):

                         SOURCES                                                       USES
----------------------------------------------------------  ----------------------------------------------------------
Bank Credit Facility(1)........................  $   410.0  Hotel and Casino(7)............................  $   295.6
FF&E Financing(2)..............................       80.0  Off-Site Improvements(8).......................        6.8
Senior Discount Notes due 2010(3)..............      115.0  Reimburseable Site Work Expenses(6)............       14.2
Land Contribution(4)...........................      150.0  Furniture, Fixtures and Equipment and
Cash Contribution(5)...........................       57.0  Gaming Equipment(9)............................      107.5
Anticipated Site Work Reimbursement(6).........       14.2  Land(10).......................................      135.0
                                                            Retire Existing Debt(11).......................       74.5
                                                            Capitalized Interest, Net(12)..................       44.0
                                                            Pre-Opening Costs and Expenses.................       16.9
                                                            Reimbursement of Predevelopment Costs(13)......        3.9
                                                            Working Capital(14)............................       15.0
                                                            Construction and FF&E Contingency(15)..........       31.8
                                                            Land Investment in Music Project(16)...........       15.0
                                                            Cash Equity Investment in the Music
                                                              Project(17)..................................       21.3
                                                            Financing Fees and Expenses(18)................       44.7
                                                 ---------                                                   ---------
Total Sources..................................  $   826.2  Total Uses.....................................  $   826.2
                                                 ---------
                                                 ---------                                                   ---------
                                                                                                             ---------

(1) The Company has entered into the Bank Credit Facility with the Bank Lenders. The Bank Credit Facility, which closed concurrently with the closing of the Offering, consists of three separate term loans. Term A Loan comprises a term loan of $136.0 million and matures seven years after the initial borrowing date. Term B Loan comprises a term loan of $114.0 million and matures eight and one-half years after the initial borrowing date. Term C Loan comprises a term loan of $160.0 million and matures ten years after the initial borrowing date. The Term B Loan and Term C Loan were funded on the Issue Date into the Cash Collateral Account on the Issue Date, and in June, 1998, the Company began to use a portion of such funds in the construction of the Aladdin. The use of the remaining proceeds of the Term B Loan and Term C Loan in the construction of the Aladdin is subject to satisfaction of the conditions in the Disbursement Agreement. It is anticipated that the Company will begin to draw down the Term A Loan, subject to satisfaction of the conditions in the Disbursement Agreement, approximately 21 months after the Issue Date. See "Risk Factors--Conditions to Draw Down of Funds Under Funding Transactions." All of the Loans will convert from construction loans into amortizing loans on the Conversion Date. The Company has the option to pay interest at either LIBOR or Scotiabank's ABR, in each case plus certain margins. See "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility."



(2) The Company has entered into an agreement with the FF&E Lender for provision of the FF&E Financing. The FF&E Financing consists of $60.0 million of operating leases and $20.0 million in loans and will be used by the Company to obtain the Gaming Equipment and Specified Equipment. See "Description of Certain Indebtedness and Other Obligations--FF&E Financing."


(3) Represents the gross proceeds of the Offering, which, net of expenses of approximately $8 million, were contributed, together with approximately $8 million in cash received pursuant to the London Clubs Contribution, by Holdings to the Company in exchange for Series A Preferred Interests.

(4) The land on which the Aladdin, the Music Project and the Plant will be built, including adjacent land of approximately 0.8 acres, comprises a total of approximately 22.75 acres (the "Contributed Land") and was contributed to the Company by Holdings in exchange for Common Membership Interests. The Contributed Land has an appraised fair market value of $150.0 million (book value of $33.6 million as of December 31, 1997). Approximately 18 acres of the Contributed Land, having an appraised fair market value of $135.0 million, will be retained by the Company and approximately 4.75 acres of the Contributed Land, having an appraised fair market value of $15.0 million, will be used for the Music Project.

(5) Represents (i) a $50.0 million cash contribution by London Clubs in exchange for 25% of the Holdings Common Membership Interests and (ii) a $7.0 million deemed equity contribution by Enterprises in exchange for Holdings Common Membership Interests, consisting of certain pre-development costs incurred by AHL in 1996, 1997 and 1998.

(6) Pursuant to the Site Work Agreement, the Company has agreed to complete the construction of, among other things, the Mall Shared Space, construction of which will commence prior to the initial funding of the Mall Financing. Bazaar has agreed to reimburse the Company for up to $14.2 million (including interest) of the costs associated with such construction upon the completion of the Mall Shared Space. See "Certain Material Agreements--Construction, Operation and Reciprocal Easement Agreement and Related Agreements."

(7) Represents (i) the guaranteed maximum price of construction of the Aladdin pursuant to the Design/Build Contract of $267.0 million, less the contingency allowance of $6.8 million and expected reimbursement from Bazaar of $13.6 million (net of approximately $0.6 million of interest) as set forth in note (6) above; (ii) approximately $35 million for theming the Aladdin; (iii) $11.7 million for professional fees and disbursements; and
    (iv) $2.3 million for permits and taxes. See "Risk Factors-- Completion of the Mall Project and the Music Project." The Design/Build Contract contains financial incentives for the Design/ Builder to complete the Aladdin within the construction budget and in a timely manner, as well as liquidated damages payable to the Company for certain unexcused delays. See "Risk Factors--Risks of New Construction," "Risks Under Design/Build Contract and Fluor Guaranty" and "Certain Material Agreements--Design/Build Contract."

(8) Represents the cost of off-site improvements, including overhead pedestrian walkways and widening of certain streets, for those parts of the Project Site on which the Aladdin will be built.

(9) Includes $26.5 million of gaming equipment and $81.0 million of furniture, fixtures and other equipment consisting of new furniture and equipment other than gaming equipment).

(10) Represents the appraised fair market value of the land on which the Aladdin and the Plant will be built, together with adjacent land of approximately
    0.8 acres.

(11) Represents the retirement on the Issue Date of $68.7 million of existing indebtedness on the Contributed Land with an interest rate of LIBOR plus 650 bps and $5.8 million of existing debt owed by the Trust to GW Vegas, assumed by the Company as part of Holdings' equity contribution to the Company.

(12) Represents capitalized gross interest under the Bank Credit Facility of $57.4 million and capitalized gross interest of $2.4 million from leasing expenses in connection with the FF&E Financing, from the date of the Offering until the estimated completion of the Aladdin in the first four months of the year 2000, net of interest income anticipated to be earned upon the investment in cash equivalents of the funds (assumed to be at 5% per annum) from the proceeds of the Offering and the proceeds of the Term B Loan and Term C Loan.

(13) Represents $3.0 million of certain predevelopment costs incurred by AHL and reimbursed at closing and up to $0.9 million of certain predevelopment costs expected to be incurred and reimbursed over the expected construction period.

(14) Represents cash on hand, inventories, deposits and other cash balances required for the opening of the Aladdin.

(15) Comprises (i) the $6.8 million contingency included in the guaranteed maximum price set forth in the Design/Build Contract and (ii) the $25.0 million general project contingency.

(16) Represents the appraised fair market value of the approximately 4.75 acres of land on which the Music Project will be built, which land will be contributed by the Company to AMH in exchange for common membership interests in AMH.

(17) Represents cash to be contributed by the Company to AMH for common membership interests in AMH.

(18) Represents fees in connection with the organization of the Company and the financing of the Aladdin, including approximately $8 million for expenses incurred in connection with the Offering.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of Holdings at December 31, 1997, as of the Issue Date after giving effect to the Offering and upon the consummation of the Funding Transactions (assuming all of the Funding Transactions occurred on the Issue Date). This table should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus. See "Use of Proceeds," "Description of the Notes" and "Description of Certain Indebtedness and Other Obligations."

                                                              AS OF               AS OF            UPON CONSUMMATION
                                                        DECEMBER 31, 1997    THE ISSUE DATE   OF THE FUNDING TRANSACTIONS
                                                      ---------------------  ---------------  ---------------------------
                                                                              (IN MILLIONS)
Long-term debt:
 Company:
  Bank Credit Facility(1)...........................        $  --               $   274.0              $   410.0
  FF&E Financing(2).................................           --                  --                       20.0
                                                                  ---              ------                 ------
    Total Long-term Debt............................           --                   274.0                  430.0
                                                                  ---              ------                 ------
 Holdings:
  Senior Discount Notes due 2010(3).................           --                   100.0                  100.0
 Holdings and subsidiaries:
  Total Long-term Debt and Senior Discount Notes....           --                   374.0                  530.0
Members' Equity(4)(5)...............................              0.0                30.8                   30.8
                                                                  ---              ------                 ------
Total Capitalization................................        $     0.0           $   404.8              $   560.8
                                                                  ---              ------                 ------
                                                                  ---              ------                 ------

--------------------------

(1) The Company has entered into the Bank Credit Facility with the Bank Lenders. The Bank Credit Facility, which closed concurrently with the closing of the Offering, consists of three separate term loans. Term A Loan comprises a term loan of $136.0 million and matures seven years after the initial borrowing date. It is anticipated that the Company will begin to draw down the Term A Loan, subject to satisfaction of the conditions in the Disbursement Agreement, approximately 21 months after the Issue Date. Term B Loan comprises a term loan of $114.0 million and matures eight and one-half years after the initial borrowing date. Term C Loan comprises a term loan of $160.0 million and matures ten years after the initial borrowing date. The Term B Loan and Term C Loan (comprising $274.0 million in aggregate) were funded on the Issue Date, and subject to satisfaction of the conditions in the Disbursement Agreement, are expected to be drawn down beginning in June 1998 (being approximately four months after the Issue Date). All of the Loans will convert from construction loans into amortizing loans on the Conversion Date, with substantial amounts due during the final six quarters of the Term B Loan and the Term C Loan. The Company has the option to pay interest at either LIBOR or Scotiabank's ABR, in each case plus a certain margin. See "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility."


(2) The Company has entered into an agreement with the FF&E Lender for provision of the FF&E Financing. The FF&E Financing is expected to consist of $20.0 million in loans and $60.0 million in operating leases and is expected to be used by the Company to obtain the Gaming Equipment and Specified Equipment. The FF&E Financing will begin to be funded six months prior to the opening of the Aladdin. See "Description of Certain Indebtedness and Other Obligations--FF&E Financing."


(3) The Notes have an initial Accreted Value of $115.0 million which equals the gross proceeds of the Offering, such gross proceeds, net of expenses of approximately $8 million, were contributed, together with approximately $8 million in cash received pursuant to the London Clubs Contribution, by Holdings to the Company in exchange for Series A Preferred Interests. The Aladdin Parties have allocated $100.0 million of the gross proceeds of the Offering to the Notes and $15.0 million of such proceeds to the Warrants. See "Use of Proceeds" and "Certain United States Federal Income Tax Considerations."

(4) Represents: (i) the $33.6 million book value of the Contributed Land (such land having an appraised fair market value of $150.0 million) and $15.0 million of the gross proceeds of the Offering allocated by the Aladdin Parties to the sale of the Warrants and contributed by Enterprises to Holdings for Holdings Common Membership Interests, net of approximately $69 million of existing indebtedness and $5.8 million of existing debt owed to GW Vegas and repaid from the proceeds of the Offering, (ii) a $50.0 million cash contribution to Holdings by London Clubs in exchange for 25% of the Holdings Common Membership Interests, and (iii) a $7.0 million deemed equity contribution by Enterprises, consisting of certain predevelopment costs incurred by AHL in 1996,1997 and 1998.

(5) Does not include any ascribed value for the Bank Completion Guaranty.

                               THE EXCHANGE OFFER

GENERAL

    The Issuers hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below for New Notes. The Exchange Offer is being made with respect to all of the Old Notes, provided the total aggregate principal amount of Old Notes and New Notes will in no event exceed $221.5 million at maturity.

    This Prospectus, together with the Letter of Transmittal, is first being
sent on or about             , 1998 to all holders of Old Notes known to the
Issuers. The Issuers' obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions to the Exchange Offer" below.

PURPOSE OF THE EXCHANGE OFFER

    The Old Notes were issued by the Issuers on February 26, 1998 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Old Notes, the Issuers entered into the Note Registration Rights Agreement (the "Note Registration Rights Agreement") among the Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Scotia Capital Markets (USA) Inc. (collectively, the "Initial Purchasers"), which requires the Issuers, among other things, to (x) file on or before April 12, 1998 (45 days after the Issue Date) a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") and (y) use their reasonable best efforts to cause the Exchange Offer Registration to become effective on or before July 26, 1998 (150 days after the Issue Date). The Note Registration Rights Agreement requires the Issuers, under certain circumstances, to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof and to keep such shelf registration statement effective until two years after the date of original issuance of the Notes or such other period of time as provided in the Note Registration Rights Agreement. If (i) the Issuers fail to cause the Exchange Offer Registration Statement to become effective within 150 days of the Issue Date, (ii) the Issuers are obligated to provide a Shelf Registration Statement and such Shelf Registration Statement is not filed within 45 days after such obligation arises or declared effective prior to the later of (x) 150 days after the Issue Date and (y) 90 days after such obligation arises, (iii) subject to certain exceptions, the Issuers fail to consummate the Exchange Offer within 30 business days of the effectiveness target date or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Transfer Restricted Securities (as defined in the Note Registration Rights Agreement), for the periods specified in the Note Registration Rights Agreement (each event referred to in clauses (i) through (iv) above a "Registration Default"), then the Issuers agree that Liquidated Damages shall accrue on the accreted value of the Transfer Restricted Securities for any period during which a Registration Default exists and remains uncured, with respect to the first 90-day period following such Registration Default, at a rate equal to 0.25% per annum. The amount of such Liquidated Damages will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of 1.0% per annum on the accreted value of the Notes constituting Transfer Restricted Securities. The Exchange Offer is being made by the Issuers to satisfy their obligations with respect to the Note Registration Rights Agreement.

    Based on no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of either of the Issuers within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the Securities Act. See "--Consequences of Failure to Exchange; Resale of New Notes."

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The Exchange Offer will expire at 5:00 P.M., New York City time, on
            , 1998 unless the Issuers, in their sole discretion, have extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 30 calendar days after the commencement of the Exchange Offer in accordance with the Note Registration Rights Agreement. The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open for a twenty day period after the initial expiration date and thereby delay acceptance for exchange of any Old Notes, by giving notice to the Exchange Agent and to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

    In addition, the Issuers expressly reserve the right to terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Issuers will notify the Exchange Agent and the holders of the Old Notes as promptly as practicable.


    Investors are advised that in the event that the Issuers decide to amend the Exchange Offer, the Exchange Offer would, in the Commission's view, be required to remain open for a minimum of five business days and up to ten business days following the date of the amendment, the actual time period to depend on the materiality of the amendment.


PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Issuers of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

    A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) or an Agent's Message and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below. As used herein, the term "Agent Message" means a message, transmitted by the book-entry transfer facility of the Depository Trust Company (the "Depositary") to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such book-entry transfer facility has received an express acknowledgement from the participant in such book-entry transfer facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuers may enforce such agreement against such participant. The term "Book-Entry Confirmation" means a timely confirmation of book-entry transfer of Old Notes to the Exchange Agent's Account at the book-entry transfer facility.

    The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Notes or Letters of Transmittal should be sent to the Issuers.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto and are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers in their sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

    Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account in accordance with the Depositary's procedures for such transfer. However, in connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent and manually executed, if delivery of the New Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Depositary; provided, however, that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date and tenders of the Old Notes must be effected in accordance with the procedures mandated by the Depositary's Automated Tender Offer Program.

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes guaranteeing that within three business days after the Expiration Date the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry-transfer facility) will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of a Notice of

Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal (or Agent's Message in lieu thereof) accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes the acceptance of which might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate original powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

    By tendering, each holder will represent to the Issuers in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers. If any holder is such an affiliate of the Issuers, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holders (i) cannot rely on the applicable interpretations of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the second to last business day prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, telex, facsimile transmission or letter must be received by the Exchange Agent prior to the second to last business day prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to the be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes delivered for exchange), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the depositor. If Old Notes have been tendered pursuant to book-entry transfer described above, the executed notice of withdrawal, guaranteed by an Eligible Institution, unless such Holder is an Eligible Institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers in their sole discretion, which determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

SEPARATION

    The Old Notes were originally issued as part of a Unit consisting of; (i) the Old Notes; and (ii) 10 Warrants to purchase 10 shares of Class B, non-voting Common Stock, no par value of Enterprises. Pursuant to the Indenture, the Notes and the Warrants were to become separately transferable (at the option of the holders thereof) on the "Separation Date," being the earliest of: (i) September 1, 1998; (ii) the date on which a registration statement with respect to the Notes or a registration statement with respect to the Warrants and the Warrant Shares was filed with the Commission under the Securities Act; (iii) the occurrence of a Change of Control (as defined in the Indenture) or a sale or recapitalization of the Issuer, Holdings or the Company occurs (a "Triggering Event"); (iv) 30 days after a Qualified Public Offering; (v) the occurrence of an Event of Default (as defined in the Indenture); or (vi) such earlier date as determined by Merrill Lynch & Co. in its sole discretion. The Separation Date occurred on filing of the Registration Statement. The exchange of Old Notes for New Notes pursuant to the Exchange Offer will separate the Units if such separation has not occurred prior to the date of exchange.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer." For the purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral and written notice thereof to the Exchange Agent.

    For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at the Depositary's book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary's book-entry transfer facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with the Depositary's book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes any of the following events shall occur:

 (i) any action or proceeding shall have been instituted or threatened by any court or any governmental agency or body (including any Nevada gaming authority) with respect to the Exchange Offer that, in the Issuers' judgment, would reasonably be expected to impair the ability of the Issuers to proceed with the Exchange Offer, or

 (ii) the Exchange Offer or the making of any exchange by a Holder shall violate any applicable law or any applicable interpretation of the staff of the Commission.

    Furthermore, the Exchange Offer is conditioned upon each holder of Notes exchanged in the Exchange Offer making customary representations in connection therewith, including that all New Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
Act) of the New Notes.

    The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their judgement. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Issuers will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus forms a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Mail:                              By Hand Delivery:                     By Overnight Mail or Courier:
State Street Bank and Trust Company   State Street Bank and Trust Company   State Street Bank and Trust Company
Two International Place, 4th Floor    Two International Place, 4th Floor    Two International Place, 4th Floor
Boston, MA 02110                      Boston, MA 02110                      Boston, MA 02110
Attn: Corporate                       Attn: Corporate                       Attn: Corporate
Trust Department                      Trust Department                      Trust Department

                                      For information, call
                                      Ph: (617) 664-5526
                                      Fax: (617) 664-5371

    DELIVERY OF THE OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Issuers in connection with the Exchange Offer will be paid by the Issuers.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the carrying value of the Old Notes as reflected in the Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers upon the exchange of New Notes for Old Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms (other than with respect to certain registration rights and rights to Liquidated Damages). In general, the Old Notes may not be offered for resale or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Old Notes under the Securities Act. However, in the event that the Issuers are not required to file the Exchange Offer or not permitted to consummate the Exchange Offer as contemplated herein (i) because it would violate applicable law or the applicable interpretations of the staff of the Commission, or (ii) if any holder of Old Notes (having a reasonable basis to do so) shall notify the Issuers within 20 days following the consummation of the Exchange Offer that (a) such holder is prohibited by law or Commission policy from participating in the Exchange Offer, (b) such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus in connection with the Exchange Offer is not appropriate or available for such resales, or (c) such holder is a broker-dealer and holds Old Notes acquired directly from the Issuers or one of their affiliates, then, in each case, the Issuers will at their sole cost, (i) use their reasonable best efforts to cause the Shelf Registration Statement to be filed on or prior to 45 days after such filing obligation arises, (ii) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the later of (x) 150 days after the Issue Date and (y) 90 days after the obligation to file such Shelf Registration Statement arose and (iii) use their reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years (subject to certain exceptions) after the Issue Date or such time as all of the applicable Notes have been sold thereunder. The Issuers will, in the event that a Shelf Registration Statement is filed, provide to each Holder who so requests a reasonable number of copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration for the Notes has become effective and take certain other actions as set forth in the Note Registration Rights Agreement. A holder that sells such Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Note Registration Rights Agreements that are applicable to such a Holder (including certain indemnification rights and obligations).

    Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act or, (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holders (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuers have agreed, pursuant to the Note Registration Rights Agreement and subject to certain specified limitations therein, to use their reasonable best efforts to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer.

    Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, the Exchange Offer, the Issuers will have fulfilled certain of their obligations contained in the Note Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Note Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

    The Issuers may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuers have no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DEVELOPMENT ACTIVITIES

    The Company was organized in January 1997. Since that time, the Company's activities have principally been limited to arranging the design, construction and financing of the Aladdin and applying for certain permits, licenses and approvals necessary for the development and operation of the Aladdin. The Company plans to develop, construct and operate the Aladdin as the centerpiece of an approximately 35 acre world-class resort, casino and entertainment complex located on the site of the existing Aladdin hotel and casino (the "Project Site"). The Aladdin will be situated at a premier location at the center of the Strip in Las Vegas, Nevada. The original Aladdin hotel and casino was built on the Project Site in 1966. The Theater was added in 1976. The Project Site was purchased by the Trust, through a predecessor-in-interest to AHL, in December 1994. To maintain certain tax attributes obtained in connection with the Trust's acquisition of the Project Site, the original hotel and casino continued to be leased by JMJ, Inc., the company which leased the Project Site from the former owners. The original Aladdin hotel and casino was demolished on April 27, 1998 to clear the Project Site for the development of the Complex. The Aladdin is currently expected to open in the first four months of the year 2000.

    Holdings was organized in December, 1997. Capital is a wholly owned subsidiary of Holdings and was incorporated in December 1997 solely for the purpose of serving as a co-issuer of the Units in order to facilitate the Offering. Capital will not have any material operations or assets and will not have any revenues. As a result, investors in the Notes should not expect Capital to participate in servicing the principal, interest, premium, Liquidated Damages, if any, or any other payment obligations on the Notes.

RESULTS OF OPERATIONS

    The Issuers and the Company have had no significant operations to date. Certain financial statements for Holdings (on a consolidated basis), Capital and the Company are included herein. Such historical operating results are not indicative of future operating results. Certain results of operations for London Clubs are included herein as Annex A.

    Future operating results of the Company, which will be relevant to the ownership and operation of the Aladdin and so the Issuers, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and the Issuers. While the Company and the Issuers believe that the Aladdin will be able to attract a sufficient number of patrons and achieve the level of activity necessary to permit the Issuers and the Company to meet their payment obligations, including with respect to the Notes, no assurances can be given that the Issuers or the Company will be able to do so.

LIQUIDITY AND CAPITAL RESOURCES

    The approximately $790 million necessary to fund the development, financing, construction and opening of the Aladdin (excluding the Company's $21.3 million planned indirect cash contribution and $15.0 million appraised fair market value land contribution to Aladdin Music, as part of the development funds for the Music Project) will be derived from a combination of (i) borrowings of up to $410.0 million under the Bank Credit Facility; (ii) operating lease and loan obligations aggregating $80.0 million under the FF&E Financing; (iii) the Equity and Series A Preferred Interest Financing, comprising an equity contribution by London Clubs of $50.0 million in cash, $7.0 million in pre-development costs incurred by AHL in 1996 and 1997, $150.0 million appraised fair market value in land by Holdings and $115.0 million of gross proceeds from the Offering; and
(iv) anticipated reimbursement pursuant to the Site Work Agreement of $14.2 million, including interest. See "Use of Proceeds."

    On the Issue Date, the Company entered into the Bank Credit Facility with the Bank Lenders. The Bank Credit Facility, which closed concurrently with the closing of the Offering, consists of three separate term loans. Term A Loan comprises a term loan of $136.0 million and matures seven years after the initial borrowing date. Term B Loan comprises a term loan of $114.0 million and matures eight and one-half years after the initial borrowing date. Term C Loan comprises a term loan of $160.0 million and matures ten years after the initial borrowing date. The Term B Loan and the Term C Loan were funded on the Issue Date into the Cash Collateral Account, and subject to satisfaction of the conditions in the Disbursement Agreement, are expected to be drawn down beginning in June 1998 (approximately four months after the Issue Date). It is anticipated that the Company will begin to draw down the Term A Loan, subject to satisfaction of the conditions in the Disbursement Agreement, in December 1999 (approximately 21 months after the Issue Date). See "Risk Factors--Conditions to Draw Down of Funds Under Funding Transactions." All of the Loans will convert from construction loans into amortizing loans on the Conversion Date, with substantial amounts due during the final six quarters of the Term B Loan and the Term C Loan. The Company has the option to pay interest at either LIBOR or Scotiabank's ABR, in both cases plus certain margins. See "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility."

    The FF&E Financing provides for the operating lease financing of up to $60.0 million and loans of $20.0 million to obtain the Gaming Equipment and the Specified Equipment. Under the terms of the FF&E Financing, repayments of principal and interest are due in quarterly installments. The FF&E Financing is secured by all of the Gaming Equipment and Specified Equipment financed pursuant thereto. See "Description of Certain Indebtedness and Other Obligations--FF&E Financing."

    Pursuant to the Equity and Series A Preferred Interest Financing, Holdings contributed to the Company the following property: (a) approximately $107 million in cash (comprising net proceeds from the Offering), (b) an approximately 22.75 acre portion of the Project Site upon which the Aladdin, the Music Project and the Plant will be built (together with adjacent land of approximately 0.8 acres), which has an appraised fair market value of $150.0 million, (c) $7.0 million in the form of certain pre-development costs incurred by AHL in 1996 and 1997, and (d) the London Clubs Contribution, consisting of $50.0 million in cash.


    London Clubs, the Trust and Bazaar Holdings have entered into the Bank Completion Guaranty for the benefit of the Bank Lenders, pursuant to which London Clubs, the Trust and Bazaar Holdings are required, whenever there are certain construction cost increases in connection with the work to be performed pursuant to the Design/Build Contract, and subject to certain qualifications, to contribute cash to the Company to fund all such increases in construction costs. Holders of the Notes will, subject to certain exceptions and conditions delaying and limiting the enforceability of the Noteholder Completion Guaranty, be entitled to certain rights under the Noteholder Completion Guaranty. See "Risk Factors-- Lack of Available Information on the Trust's Ability to Perform Its Obligations Under Certain Agreements," "--Limitations Under Bank Completion Guaranty and Noteholder Completion Guaranty," "Description of Certain Indebtedness and Other Obligations--Bank Completion Guaranty" and "Description of Noteholder Completion Guaranty and Disbursement Agreement--Noteholder Completion Guaranty."


    AHL, London Clubs, and Bazaar Holdings have entered into the Keep-Well Agreement for the benefit of the Bank Lenders. Pursuant to the Keep-Well Agreement, AHL, London Clubs and Bazaar Holdings have agreed to contribute funds to the Company to ensure the Company's compliance with certain financial ratios and other requirements under the Bank Credit Facility for the period up to the earlier of the date on which the Company complies with all the financial covenants set forth in the Bank Credit Facility for six consecutive quarterly periods from and after the Conversion Date or the date on which the aggregate outstanding principal amounts of the Bank Credit Facility are reduced below certain amounts and prior to certain dates, subject to certain conditions. See "Controlling Stockholders--Keep-Well Agreement."

    The funds provided by the Funding Transactions are expected to be sufficient to develop, complete and commence the operations of the Aladdin, assuming no delays or construction cost overruns which (i) are not covered by the $31.8 million Contingency or (ii) Fluor and/or the Design/Builder are not responsible for pursuant to the Fluor Guaranty and the Design/Build Contract, respectively. As of May 31, 1998, the Company expended $1.7 million of the Contingency. It is not expected that additional external funding will need to be obtained in order to develop and commence the operations of the Aladdin.

    Following the commencement of operations of the Aladdin, the Company expects to fund its operating and capital needs, as currently contemplated, with $15.0 million of working capital from the Funding Transactions and operating cash flows. In addition, upon the opening of the Aladdin, the Company is expected to have an aggregate of $10.0 million available under a working capital facility. Although no additional financing is contemplated, the Company will seek, if necessary and to the extent permitted under the Indenture and the terms of the Bank Credit Facility, additional financing through additional bank borrowings or debt or equity financings. There can be no assurance that additional financing, if needed, will be available to the Company, or that, if available, the financing will be on terms favorable to the Company. There can also be no assurance that estimates by the Company of its reasonably anticipated liquidity needs are accurate or that new business developments or other unforeseen events will not occur, resulting in the need to raise additional funds.

                                    BUSINESS

OVERVIEW OF THE COMPLEX


    The Company plans to develop, construct and operate the Aladdin as the centerpiece of an approximately 35 acre world-class resort, casino and entertainment complex located on the site of the existing Aladdin hotel and casino in Las Vegas, Nevada, a premier location at the center of the Strip. The Aladdin has been designed to include a luxury theme hotel of approximately 2,600 rooms, an approximately 116,000 square foot casino, an approximately 1,400-seat production showroom and seven restaurants. The Casino's main gaming area will contain approximately 2,800 slot machines, 87 table games, keno and a race and sports book facility. Included on a separate level of the Casino will be the 15,000 square foot luxurious Salle Privee, which is expected to contain an additional 20 to 30 high denomination table games and approximately 100 high denomination slot machines. The Salle Privee will cater to wealthy clientele and be operated and marketed in conjunction with London Clubs, a prestigious, multi-national casino operator which caters to international premium players. The Complex, which has been designed to promote Casino traffic and to provide customers with a wide variety of entertainment alternatives, will comprise (i) the Aladdin; (ii) the themed entertainment Desert Passage shopping mall with approximately 522,000 square feet of retail space; (iii) the Music Project, which will be a second hotel and casino with a music and entertainment theme, expected to be known as "Sound Republic Hotel and Casino;" (iv) the newly renovated 7,000-seat Theater; and (v) the approximately 4,800-space Carpark. The Mall Project and the Music Project will be separately owned by affiliates of the Company. The Company's business and marketing strategies are expected to capitalize on the Complex's premier location, its superior designed, mixed-use, themed development, and strong strategic partnering with highly successful public companies. The grand opening date for the Aladdin and the Mall Project is currently anticipated to occur during the first four months of the year 2000, with the opening of the Music Project expected to occur within six months after the opening of the Aladdin.


    The Company's management team is led by Chief Executive Officer Richard J. Goeglein, the former President and Chief Executive Officer of Harrah's Hotels and Casinos and President and Chief Operating Officer of Holiday Corp., who during his term at Harrah's oversaw the expansion of the Harrah's brand, including the development of Harrah's Hotel and Casino in Atlantic City. Assisting Mr. Goeglein as Senior Vice President of the Company and President/Chief Operating Officer of the Aladdin Hotel and Casino is James H. McKennon, who as President and Chief Operating Officer of Caesars Tahoe was instrumental in its financial turnaround and as President of Caesars World International Marketing Corp. was responsible for the global marketing of the Caesars brand.

    It is expected that approximately $75 million will be spent on theming in the Aladdin and the Desert Passage, of which approximately $35 million will be spent by the Company on the Aladdin. This theming will create an environment in the Aladdin that will be based upon the Legends of the 1001 Arabian Nights, including the intriguing tales of Aladdin, Ali Baba and the 40 Thieves, Sinbad and other legendary stories woven around ancient wealth and wonders. The Aladdin theme will be carefully crafted through the interior and exterior architecture of the facility. The Aladdin's exterior will be designed to include a highly articulated streetscape, a themed Casino exterior shaped like a Bedouin tent, fountains, walkways, sculptures and an outdoor restaurant. The sophisticated interior of the Aladdin will utilize rich colors, textures and design, enhancing the fantasy of a mystical romantic time and place. A significant feature of the Desert Passage will be the themed area to be known as the "Lost City." The Lost City is expected to contain a re-creation of an ancient mystical mountain city and will house a variety of specialty shops and restaurants underneath a 10-story high ceiling. The Company believes that the Aladdin, with its unique theme, together with the Desert Passage and Music Project, will ensure its place as a "must-see" destination in one of the world's largest entertainment cities.

    The Company believes that upon completion, the Aladdin, the Mall Project and the Music Project together will constitute one of the largest and best-planned integrated, mixed-use entertainment resorts in the world. Bazaar Holdings, a subsidiary of the Trust, and THB, a subsidiary of TrizecHahn, have entered into a joint venture agreement and formed Bazaar to develop, construct, own and operate the Mall Project. TrizecHahn is the principal retail subsidiary of TrizecHahn Corporation, one of the largest publicly-traded real estate companies in North America. The Desert Passage is expected to include an array of high-fashion specialty stores, exotic boutiques, theme restaurants, cafes and other entertainment offerings. The Desert Passage will be directly connected to the Casino to maximize Casino traffic.

    AMH and a subsidiary of Planet Hollywood have entered into the Music Project Memorandum of Understanding, relating to the ownership and development of the Music Project. The Music Project Memorandum of Understanding is subject to the finalization of financing commitments. Planet Hollywood is a creator and worldwide developer of themed restaurants and consumer brands, most notably "Planet Hollywood" and the "Official All Star Cafe." Planet Hollywood has announced that it intends to position a brand of music-oriented entertainment venues as its third major brand. The Music Project, which will be managed by the Company, is expected to include an approximately 1,000 room hotel, a 50,000 square foot casino, four restaurants, including a music-themed restaurant which will feature its own 1,000-person nightclub, a health spa and an outdoor swimming pool. As part of the development of the Complex, the Company expects to indirectly contribute to Aladdin Music $21.3 million in cash and land having an appraised fair market value of $15.0 million in exchange for a preferred membership interest and to lease the existing 7,000-seat Theater to Aladdin Music for a nominal amount. It is anticipated that Aladdin Music will carry out an approximately $8 million renovation of the Theater, improving its decor, light and sound systems and other facilities. A further distinguishing feature of the Music Project is the anticipated active involvement of famous artists and celebrities, some of whom are expected to be stockholders of Planet Hollywood (or an affiliate), participate in the marketing of the Music Project brand and perform at the Theater or make other personal appearances at the Music Project. The Music Project, with its music and entertainment theme, will complement the Aladdin and it is expected that together the two hotels will offer an excitement and variety of entertainment alternatives that will further distinguish the Complex from other venues on the Strip.

    The development of the Aladdin commenced during the first quarter of 1998. The existing Aladdin hotel and casino closed for business on November 25, 1997 and the original facility was demolished on April 27, 1998. The development of the Mall Project is expected to commence during the second quarter of 1998, followed thereafter by the expected commencement of the development of the Music Project in the second half of 1998.


    There can be no assurance, however, that either of the Mall Project or the Music Project will, in fact, be completed. If either or both are not completed, the Company will need to expend additional amounts (expected to be up to approximately $23 million) with respect to the completion of shared structural space and the cost of surface parking. See "Risk Factors--Completion of the Mall Project and the Music Project."


PREMIER LOCATION

    The Aladdin's 800 feet of Strip frontage is located on the section of the Strip between Flamingo Road at the north and Tropicana Boulevard at the south. Based upon independent research and assuming completion of the Bellagio, Paris and Venetian development projects, average vehicular traffic that will pass the Complex each day is expected to be approximately 54,000.

    AIRPORT ACCESS. Another major feature of the Complex will be its easy access from Las Vegas' McCarran Airport, only 2.5 miles away. According to the LVCVA, the number of visitors to Las Vegas has increased at a steady and significant rate for the last 15 years, growing from approximately 10 million in 1980 to approximately 19 million in 1990 to over 30 million in 1997, with approximately 47% of these visitors in 1997 arriving by air through McCarran Airport. McCarran Airport, the tenth busiest airport in the United States, is currently in the process of expanding its capacity through the addition of 26 new gates, and it is expected that following completion thereof, the number and percentage of visitors arriving in Las Vegas by air will further increase, making easy access from McCarran Airport to Las Vegas' resorts even more crucial.

    VEHICLE ACCESS. The Complex will also offer easy access from other major Las Vegas attractions, including the Las Vegas Convention Center, Hughes Center office park, and the University of Nevada Las Vegas, the site of the Thomas & Mack arena, via the main vehicular access on Harmon Avenue. As part of the Complex, Harmon Avenue, which borders the Project Site, is expected to become a major east/west thoroughfare and be widened from its existing four lanes to six lanes. These improvements will allow visitors to access the Aladdin's approximately 5,000 car spaces (including the approximately 4,800-space Carpark) without having to traverse the traffic congestion on the Strip, but while still utilizing major freeways and roads. In addition, by the use of a circular internal roadway, guests arriving by limousine, car service or private vehicles will be able to enter the Complex directly and easily from the Strip, Audrie Lane and Harmon Avenue, further distinguishing the Hotel from many of its competitors.

    PEDESTRIAN ACCESS. The main entrance to the Aladdin will be located on the Strip. The Complex's 800 feet of Strip frontage will provide pedestrians with easy access to the Casino and the Desert Passage. A signaled crosswalk is expected to be installed on the Strip to provide pedestrians with easy access from the Bellagio. In addition, overhead pedestrian walkways have been designated for at least two segments of the Harmon Avenue/Strip intersection that will facilitate pedestrian traffic to the Aladdin.

MASTER-PLANNED, MIXED-USE DEVELOPMENT

    The Aladdin has been carefully and strategically designed to promote Casino traffic by an experienced and dedicated team with extensive backgrounds in real estate development and construction; hotel, casino and restaurant operations; and retail development and management. Each element of the Complex has been sited and planned in a manner that maximizes pedestrian and vehicular traffic so as to facilitate access to and from the Complex, as well as circulation between the different parts of the Complex. The combination of the two distinct hotels and casinos (catering to different but complementary market segments), the Mall Project, the Theater and the Salle Privee will make the Complex a unique integration of high-end and upper-middle market uses that benefit each other and distinguish the Complex from other resorts on the Strip.

    The Casino will be located in front of the Hotel, and unlike many of the newer projects on the Strip, will provide easy access for pedestrians without requiring long walks into the Complex. The Casino will be the nexus for the vast majority of pedestrian traffic in the fully integrated Complex, including the Desert Passage, the Music Project, and the Theater. Significant portions of the Desert Passage and all of the Theater's entrances and exits will be accessed through, or be adjacent to, the Casino. The Complex's 800 feet of Strip frontage will provide pedestrians with easy access to the Casino and the Desert Passage from the Strip. Pedestrian visitors to the Aladdin entering from the Strip will be able to enter directly through the Casino or through the Desert Passage entrances.

    Another feature of the design of the Complex which will further distinguish the Aladdin from its competitors will be the ease of both vehicular and pedestrian traffic flow. Through the use of a circular internal roadway, guests arriving by limousine, car service or private vehicle will be able to enter the Complex directly and easily from the Strip and Harmon Avenue. Furthermore, by the use of bridges and access ways, pedestrians will not be required to cross roadways while moving between different attractions on the Complex, thus facilitating ease of movement between various parts of the Complex and the Strip.

UNIQUE ENTERTAINMENT FACILITIES

    The Aladdin is expected to benefit from the Casino traffic generated from the broad variety of entertainment facilities located throughout the Complex. The Aladdin will be adjacent to the existing Theater, which will continue to be used to hold major concerts and theatrical performances, and is one of the few venues of its size and type in Nevada. The Company expects to lease the existing Theater for a nominal amount to Aladdin Music, which intends to carry out an approximately $8 million renovation of the Theater, improving its decor, light and sound systems and other facilities. The Theater's renovation is expected to transform it into a first-class venue and provide an additional source of visitor traffic to the Complex. Under the Theater Lease (as defined herein), the Company will retain certain rights to use the Theater for Company-promoted events at agreed commercial rates.

    The Aladdin will also include a 1,400-seat showroom which will provide live nightly entertainment on its mezzanine level for the Hotel, Casino, Desert Passage and other guests. The showroom will feature a 1001 Arabian Nights-themed production show, including elegant, exotic costuming, music, lighting and choreography. Furthermore, the Music Project will contain a 1,000-person nightclub featuring regular live performances.

    The Desert Passage will be designed to engage the customer in a themed shopping, entertainment and dining experience. Of the approximately 522,000 square feet of retail space within the Desert Passage, it is anticipated that approximately 25% will be devoted to high pedestrian traffic-generating food, beverage and entertainment experiences. A significant feature of the Desert Passage will be the themed area to be known as the "Lost City." The "Lost City" is expected to contain a re-creation of an ancient mystical mountain city and will house a variety of specialty shops and restaurants underneath a 10-story high ceiling.

PRESTIGIOUS STRATEGIC PARTNERS

    The Company has assembled a unique combination of partners for the development of the Complex - London Clubs, TrizecHahn, Planet Hollywood and Unicom Corporation. These partners bring a wealth of knowledge, capital, networks and experience to the Complex.


    LONDON CLUBS INVESTMENT. London Clubs, a prestigious multi-national casino operator, owns through LCNI 25% of the outstanding Holdings Common Membership Interests. London Clubs had an equity market capitalization of over $461 million on May 29, 1998. As reflected on page A-17 hereof, London Clubs' Net Cash Flow From Operating Activities for the 53 weeks ended March 30, 1997 was approximately L44.8 million and for the 52 weeks ended March 29, 1998 was approximately L23.3 million. London Clubs believes that based on its financial statements and current business operations it will be able to meet its commitments under the Bank Completion Guaranty, the Noteholder Completion Guaranty and the Keep-Well Agreement. London Clubs has extensive experience in the international marketing of casinos to premium players and maintains a strong presence in the United Kingdom (where it controls the largest share of the London casino market), Europe, Asia and the Middle East. In addition to its 25% ownership of the outstanding Holdings Common Membership Interests, London Clubs, through LCNI, will direct the operations of, and act as marketing consultant to, the Salle Privee, the luxurious 15,000 square foot gaming area to be located on the mezzanine level of the Casino which will be designed to cater to the needs of the international premium-play guest. The Company believes that the Salle Privee will be the first of its kind in the United States managed by a European operator and based on the European concept of full service gaming areas for premium players. The Salle Privee's primary business and marketing focus will be to access London Clubs' worldwide member base of upscale casino clientele. Salle Privee Hotel guests will be escorted through a private entrance to a dedicated registration lobby and then taken via a private elevator to the Salle Privee's five private floors of suites at the apex of the Aladdin's main tower. Once there, the 24-hour butler and concierge will cater to the care and comfort of the Salle Privee guest. In the elegantly appointed Salle Privee casino, the customer may dine in the 100-seat exclusive restaurant, offering fine cuisine from around the world.


    London Clubs provides the Aladdin with an extensive international network of premium casino players, having established substantial goodwill and customer loyalty from high-end customers in the United Kingdom, Europe, Asia and the Middle East. In addition, London Clubs is an experienced service provider to high-end gaming customers and brings a wealth of knowledge to the Aladdin in building and

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maintaining relationships with and customer loyalty from such clientele. London
Clubs also provides the Company with superb promotional opportunities, not only by word of mouth through its network of contacts, but also through international sporting sponsorships, including horse racing and motor racing, which are well recognized in the United Kingdom, Cyprus, Hong Kong, Dubai and Malaysia, and its international print publications, which are distributed to members worldwide utilizing London Clubs' substantial database of premium clientele.


    JOINT VENTURE WITH PLANET HOLLYWOOD. Through a subsidiary, Planet Hollywood has agreed to be a 50% partner (on a fully diluted basis) in the Music Project. Planet Hollywood is a creator and worldwide developer of consumer brands, most notably "Planet Hollywood" and the "Official All Star Cafe," that capitalize on the universal appeal of the high energy environment of movies, sports and other entertainment-based themes. As of December 31, 1997, there were 78 Planet Hollywood brand restaurants and nine Official All Star Cafe brand restaurants worldwide. Planet Hollywood has announced that it intends to position its brand of music-themed entertainment venues as its third major brand. A distinguishing feature of the Music Project is the anticipated active involvement of famous artists and celebrities, some of whom are expected to be stockholders of Planet Hollywood, participate in the marketing of Planet Hollywood's music-oriented brand and help generate significant media attention and publicity. Planet Hollywood plans to utilize its strategy of celebrity involvement with its music-themed brand. The Company believes this exposure will enhance the Aladdin by providing immediate excitement and press coverage for the Complex.


    STRATEGIC RELATIONSHIP WITH TRIZECHAHN. The Mall Project will be owned, developed and operated by Aladdin Bazaar, a joint venture between Bazaar Holdings and TBH, a wholly-owned subsidiary of TrizecHahn. TrizecHahn is a wholly-owned subsidiary of TrizecHahn Corporation, one of the largest publicly traded real estate companies in North America, with an equity market capitalization of over $3.1 billion on May 29, 1998.

    TrizecHahn was the developer of the Fashion Show Shopping Mall on the Strip and other major shopping malls including Horton Plaza in San Diego, Bridgewater Commons in New Jersey, Valley Fair in San Jose and Park Meadows in Denver. The Company believes that TrizecHahn's proven ability in designing well laid-out retail centers, attracting high quality tenants and successfully promoting and operating its retail projects will benefit the Aladdin by attracting a consistent stream of visitors to the Complex and its various attractions. Investors should note that TrizecHahn has announced that it is considering selling its operating portfolio of regional shopping centers and on April 6, 1998, announced the sale of 20 regional shopping centers for over $2.5 billion. While TrizecHahn's announcement is limited to the sale of its current operating portfolio of regional shopping centers, there can be no assurance that TrizecHahn will not similarly decide to sell its interest in the Desert Passage. Accordingly, investors cannot be assured that TrizecHahn will own and operate the Desert Passage once it becomes operational, and as a result, pedestrian traffic to the Aladdin may decrease. See "Risk Factors--Completion of the Mall Project and the Music Project."

    ENERGY PLANT CONTRACT WITH ENERGY PROVIDER. The Energy Provider, a subsidiary of UTH, will be the energy provider for certain parts of the Complex. The predecessor entity of UTH was founded in 1993 to develop district energy projects, and UTH has developed the largest district cooling system in the world, located in Chicago, Illinois. UTH is also a partner in energy ventures in Boston, Houston and Windsor, Ontario. The Energy Provider's obligations under the Development Agreement up to $30.0 million will be guaranteed by its ultimate parent, Unicom. Unicom, which is listed on the New York Stock Exchange, had an equity market capitalization of over $7.6 billion on May 29, 1998. See "Risk Factors--Completion of the Energy Project."

    CLOSE RELATIONSHIP BETWEEN MANAGEMENT AND OWNERS. On completion, it is expected that the Complex will be one of only two independently constructed hotel, casino and retail major Strip projects in Las Vegas (the other being the Venetian Hotel and Casino). All other major competitors of the Aladdin are corporate projects, such as the Bellagio, owned by Mirage Resorts, Inc. and Paris Casino owned by Hilton. Management believes that the close relationship between the Company's members and management will be conducive to more efficient decision making and ultimately assist in the successful development and operation of the Complex.

STRATEGY

    The Company's business and marketing strategies are linked together by the Complex's premier location, its superior design, mixed-use theme development and strong strategic partnering with highly successful public companies.

    CREATE A "MUST-SEE" DESTINATION. The Company believes that the Aladdin, with its unique, well-executed design, together with the Desert Passage and the Music Project (including the newly renovated Theater), will ensure its place as a "must-see" destination in one of the fastest growing entertainment cities in the world. The Aladdin theme will be supported by a sophisticated interior design enhancing the fantasy of mystical and romantic time and place. The Aladdin's main Casino traffic will be driven not only by Hotel guests, but also by the customers directly attracted from the Strip. Visitor traffic to the Aladdin will also be enhanced by the attractiveness of the Desert Passage. With the addition of the Music Project, which will address a somewhat younger clientele, the Complex will have a combined room count of approximately 3,600 rooms and appeal to a broader customer demographic.

    MARKET POSITIONING. The Company intends to focus on three different market segments to attract customers to the Aladdin:

    - UPSCALE CLIENTELE. The Hotel will be designed to appeal to upscale clientele, providing the amenities and level of service such high-end guests expect. In particular, each of the Hotel's approximately 2,600 guest rooms and suites will have an area of not less than 450 square feet--exceeding that of the average Las Vegas hotel room of approximately 360 to 400 square feet--and 24% of the Hotel's guest rooms and suites will have an area exceeding 620 square feet. The Hotel's room inventory for the upscale market will include 400 "king parlors" (ranging from 620 to 680 square feet), 136 "tower end-cap suites" (ranging from 732 to 1,162 square feet) and 58 "center king suites" (585 square feet). Each of the rooms and suites will have a large four or five fixture bathroom with a separate shower, bathtub, up to two washbasins and an enclosed watercloset. A special feature of each of the rooms and suites will be the added width given to the interior design allowing for a more residential feel. The Hotel will provide extensive recreational facilities for its guests, including a 20,000 square foot health spa with steam, sauna and massage services and an outdoor swimming-pool complex located above the Desert Passage and surrounded by gardens and fountains. The Company intends to promote the Hotel's many features to the upscale market through a variety of media, including high-end print publications, travel agents and events sponsorships. A targeted relationship marketing program is expected to ensure clientele retention and repeat visitation.

    - INTERNATIONAL PREMIUM PLAYER CLIENTELE. The Company believes that the Salle Privee will be the first of its kind in the United States managed by a European operator and based on the European concept of full-service gaming areas for premium players. The focus of the Salle Privee's business will be the wealthy clientele that form the core of London Clubs' business in London and elsewhere. The Hotel will include 30 suites primarily for use by Salle Privee clientele, including 25 "Salle Privee" suites (ranging from 815 to 930 square feet) and five "mega-suites" (ranging from 2,125 to 3,500 square feet). The Company will maintain the Salle Privee's premium player atmosphere through more sophisticated dining options, higher table limits and more formal levels of service and dress.

    - UPPER-MIDDLE MARKET CLIENTELE. The Hotel's variety of guest rooms, six of its seven restaurants and the 1,400-seat production showroom, combined with the heavily-themed Casino, Theater and Desert Passage, are expected to appeal broadly to the upper-middle market guest. In addition, the

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
      Music Project is expected to appeal to the upper-middle market by attracting younger, affluent customers to the Complex through its music and entertainment-based theme. The Music Project is expected to include an approximately 1,000 room hotel, four restaurants, including a music-themed restaurant which will feature its own 1,000-person nightclub, a health spa and outdoor swimming pool, together with a 50,000 square foot casino. The Theater, which will be a major feature of the Complex, will be central to the Company's promotional strategies for this market segment, with publicity expected to be gained through the booking of popular performers, many of which are expected to be broadcast live to Planet Hollywood's other music-themed entertainment venues. Cooperative advertising and promotion through various media, such as television, radio and print, will be used to promote the Complex to the upper-middle market.

    LEVERAGE FROM STRATEGIC RELATIONSHIPS. The Company and its affiliates have chosen as strategic partners an experienced team of retail, casino and themed entertainment developers and operators. The Company intends to utilize the unique expertise of its partners from the preliminary development stages of the Complex through its promotion and operation.

    - DEVELOPMENT EXPERTISE. In establishing a strategic relationship with TrizecHahn, the Company has obtained the knowledge, skills and capital of a partner who has expertise in the coordination, construction and completion in a timely manner of large, high quality projects.

    - MANAGEMENT AND OPERATING ABILITIES. The Complex will benefit from the experience of TrizecHahn, London Clubs and Planet Hollywood in its operations. Through its management and ownership of several shopping centers, TrizecHahn has demonstrated its ability to successfully design, configure and attract high quality tenants to its retail shopping projects. London Clubs has extensive experience in the international marketing and operation of casinos, in particular to premium players. In addition, Planet Hollywood has successfully grown its concepts to 87 company-owned and franchised Planet Hollywood and Official All Star Cafe units (as of December 31, 1997) since commencing business in 1991.

    - CAPITALIZING ON BRAND NAMES. With access to some of the most well-known names in the relevant markets, the Company expects to capitalize on the worldwide brand recognition of Planet Hollywood, London Clubs and TrizecHahn.

    - ACCESSING NEW CLIENT BASE. London Clubs and Planet Hollywood are expected to provide the Complex with access to market segments which the Company believes have not been extensively penetrated by other hotel/casinos in Las Vegas. London Clubs provides the Aladdin with one of the best networks of international premium players in the world and superb promotional opportunities. Furthermore, it is expected that Planet Hollywood will introduce a younger, affluent clientele to the Complex through, among other things, celebrity involvement in the Music Project.

    CAREFULLY MANAGE CONSTRUCTION COSTS AND RISKS. The Company anticipates the total cost of developing, financing, constructing and opening the Aladdin to be approximately $790 million (excluding the Company's $21.3 million planned indirect cash contribution and $15.0 million appraised fair market value land contribution to Aladdin Music as part of the development funds for the Music Project). As part of the Company's strategy of carefully managing construction costs and risks, the Company has hired Tishman, a privately held company with extensive experience in building quality hotels and casinos, to be the construction manager. As construction manager, Tishman will advise with respect to scheduling, administration and reporting in connection with the construction activities of the Design/Builder. In addition, the following arrangements have been made to ensure the full and timely completion of the Aladdin.


    BANK COMPLETION GUARANTY AND NOTEHOLDER COMPLETION GUARANTY. London Clubs, the Trust and Bazaar Holdings have entered into the Bank Completion Guaranty for the benefit of the Bank Lenders, under which they have agreed, among other things, to guarantee the completion of the Aladdin. The Bank Completion Guaranty, which became effective as of the closing of the Offering, is not subject to any maximum dollar limitations. The holders of the Notes are not party to the Bank Completion Guaranty, however, London Clubs, the Trust and Bazaar Holdings have entered into the Noteholder Completion Guaranty for the benefit of the holders of the Notes, under which they have guaranteed completion of the Aladdin, subject to certain important exceptions, limitations and qualifications. The Noteholder Completion Guaranty contains certain intercreditor provisions which significantly limit the rights of the Trustee under the Noteholder Completion Guaranty. In particular the Noteholder Completion Guaranty sets forth certain standstill periods during which the Trustee or the holders of the Notes may not enforce the Noteholder Completion Guaranty or seek remedies thereunder even if there is a default under the Bank Completion Guaranty and the Bank Lenders are no longer advancing funds. In addition, there are limitations and restrictions on the rights of the Trustee to enforce the Noteholder Completion Guaranty, particularly following any exercise of remedies by the Bank Lenders. No financial information regarding the Trust is available for the purpose of evaluating the Trust's creditworthiness and, accordingly, purchasers of Notes should not rely upon the Trust's performance under the Bank Completion Guaranty or Noteholder Completion Guaranty when making their investment decision. See "Risk Factors--Limitations Under Bank Completion Guaranty and Noteholder Completion Guaranty," "Description of Certain Indebtedness and Other Obligations--Bank Completion Guaranty" and "Description of Noteholder Completion Guaranty and Disbursement Agreement--Noteholder Completion Guaranty."


    DESIGN/BUILD CONTRACT. Fluor Daniel, Inc. is the design/builder for the Aladdin. The Design/Builder has entered into a guaranteed maximum price design/build contract (subject to scope changes) with the Company to construct the Aladdin. The Design/Build Contract provides the Design/Builder with incentives for completing the Aladdin ahead of schedule and within budget and for payment of liquidated damages to the Company for certain delays. The Design/Build Contract is guaranteed by Fluor Corporation, the parent of the Design/Builder, pursuant to the Fluor Guaranty. See "Certain Material Agreements-- Design/Build Contract."

    MALL FINANCING AND MALL GUARANTY. Bazaar has entered into a building loan agreement with the Mall Lenders to fund the construction of the Mall Project. Furthermore, TrizecHahn, THOP, the Trust, Bazaar Holdings and AHL have agreed to guarantee completion of the Mall Project and Bazaar's indebtedness to the Mall Lenders until certain earnings and loan to value targets have been met. Funding under the Mall Financing is subject to certain conditions. See "Risk Factors--Completion of the Mall Project and the Music Project" and "Certain Material Agreements--Mall Financing."

THE ALADDIN

    OVERVIEW. The Aladdin will comprise the Hotel and the Casino and will be owned, developed and operated by the Company. The Aladdin will be constructed of high quality materials, including floors covered in stone, marble and granite set in intricate patterns; carpeting of wool axminster; and wall surfaces of covered architectural veneers, tiles of stone, ceramic and mosaic. The main ceiling treatment will combine actual tent drape with texture and design of a matching motif.

    THE ALADDIN HOTEL. The Hotel building is expected to comprise a 34-story, 400 foot main tower attached to two 17 story towers. The approximately 2,600-room Hotel room inventory will include standard rooms, 400 "king parlors" (ranging from 620 to 680 square feet), 136 "tower end-cap suites" (ranging from 732 to 1,162 square feet), 58 "center king suites" (585 square feet), 25 "Salle Privee Suites" (ranging from 815 to 930 square feet) and five "mega-suites", the largest of which will be approximately 3,500 square feet. The design and furnishings of the rooms will be spacious and luxurious, with appointments inspired by the Aladdin theme. All guest rooms will include such amenities as a dual line phone in the bathroom and two additional dual line speakerphones with modem hook-up. The king parlors, tower end-cap, center king and Salle Privee suites and the mega-suites will include a king-size or two queen-size beds, with over-sized bathrooms featuring a separate bathtub and shower, dual sinks, enclosed watercloset and, for the center king, Salle Privee and mega-suites, such amenities as a separate living area with a fully-stocked minibar and

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
a work area with modem hook-up, fax machine/printer and video telephone technology. The suites will be designed to accommodate informal business meetings involving both business travelers and convention attendees. Approximately 93 of the suites will be of a larger size, allowing for the possibility of casually entertaining up to forty persons in the living area. The main tower will also house luxury suites designed for Salle Privee and other VIP guests, including premium casino players and convention and trade show attendees who require additional space for entertaining.

    The Hotel is expected to provide extensive recreational facilities designed to pamper its guests, including a 20,000 square foot health spa with steam, sauna and massage services and an outdoor swim-ming-pool complex located above the Desert Passage and surrounded by gardens and fountains.

    The Aladdin is expected to include seven restaurants, with combined seating capacity for over 2,300 customers, offering a wide range of dining selections. Food service facilities at the Aladdin will include a buffet and food plaza seating 800 customers, a 24-hour casual dining facility seating 575 customers and a high-energy restaurant with indoor and outdoor seating which will overlook the Strip and be located on the Casino level. This "al fresco" dining experience, one of the first on the Strip, will further distinguish the Aladdin from its competitors and will provide a lively attraction for pedestrians traversing the Strip. The mezzanine level, which will offer a panoramic view of the main casino floor, will feature a themed restaurant of 150 seats and a steakhouse of 150 seats, both of which will offer indoor and outdoor terrace dining. A Sushi/Chinese noodle shop with 50 seats and a casual dining/coffee bar will complete the food offerings on the mezzanine. There will also be a poolside restaurant with capacity to seat 150 people. To ensure consistent, high quality service throughout the Aladdin, the Company will own and operate all food service facilities in the Aladdin (other than the exclusive Salle Privee restaurant, which will be operated by London Clubs).

    THE SHOWROOM. In keeping with the Aladdin's Arabian Nights theme, the Aladdin will include, on its mezzanine level, a 1,400-seat showroom which will provide nightly entertainment for Hotel, Casino and other guests. The showroom will feature a 1001 Arabian Nights-theme production show including elegant, exotic costuming, music, lighting and choreography.

    CONVENTION, MEETING AND RECEPTION FACILITIES. The Aladdin is expected to include on the mezzanine floor of the main building over 70,000 square feet of convention, conference, trade show and reception facilities, including a 28,500 square foot main ballroom, 25,600 square feet of pre-function space and 17,400 square feet of breakout space in 16 separate rooms. These facilities will be made available for business and other conventions, trade shows, private receptions and conferences throughout the year. Management believes that convention, meetings and special events customers will represent an important market for the Aladdin, helping the Hotel obtain consistently high occupancy rates and levels. See "-- Guest Mix--Conventions, Meetings and Special Events Customers."

    GUEST MIX. The Hotel guest mix, in order of magnitude, is expected to include free and independent travelers, targeted casino customers (both complimentary and at casino rates), convention, meetings and special events customers, and tour and travel customers. Of these groups, all but one (convention, meeting and special events customers) generally have substantial leisure time to take advantage of the Complex's many attractions. According to the LVCVA, approximately 72% of the visitors to Las Vegas came to Las Vegas for vacation and pleasure in 1997.

The planned guest mix by category is as follows:

SEGMENT                                                                                    MIX
------------------------------------------------------------------------------------  -------------
Free and Independent Travelers......................................................           30%
Casino Customers....................................................................           30%
Convention/Meeting..................................................................           20%
Tour & Travel.......................................................................           20%

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    FREE AND INDEPENDENT TRAVELERS.  Free and independent travelers will be the primary focus of the Complex with its array of resort services including luxurious rooms, swimming pool and spa, fine restaurants (both in the Hotel, Casino and the Desert Passage), extensive retail opportunities, and the multiple entertainment offerings of the Theater, the Aladdin/Arabian Nights production show and the Desert Passage. Free and independent travelers include persons who travel to Las Vegas from throughout the world who are not affiliated with a traveling group and make their reservations at the property of their choice. These travelers are characterized by travel budgets higher on average than the typical "tour group" traveler budget. They generally pay higher room rates, are predominantly weekend customers and have a relatively high non-gaming budget but still spend more money on gaming activities than the typical Las Vegas visitor. Management believes the Aladdin's emphasis on high-quality accommodation and an upscale integrated entertainment complex will broadly appeal to this market.

    CASINO CUSTOMERS. Casino customers will be drawn from the upscale, international premium and upper-middle segments of the market. Utilizing both the resources of London Clubs and those internal to the Company, the Casino marketing network will cover Europe, the Middle East, the Pacific Rim, Mexico and Latin America, as well as the United States. The Company believes that the Aladdin's high levels of service, distinctive and private accommodations and the Salle Privee and its amenities will help differentiate it from its competitors. Where appropriate, management will offer complementary suites to high quality, repeat casino players and other premium players. In addition, the Casino will offer a range of popular gaming alternatives, designed to attract the upper-middle market guest.

    CONVENTIONS, MEETINGS AND SPECIAL EVENTS CUSTOMERS. Conventions, meetings and special events customers are expected to fill the mid-week time periods when the demand by free and independent travelers is lower. Las Vegas is currently the largest trade show market and the fourth largest convention market in the United States, with Las Vegas hotels obtaining premium occupancy rates during large conventions. By utilizing the Aladdin's 70,000 square feet of convention and meeting space, the Aladdin will focus on groups that have both a good hotel and gaming revenue profile. Demand for convention and meeting room nights will be supplemented by convention guests being displaced from neighboring hotels.

    TOUR AND TRAVEL CUSTOMERS. The tour and travel market consists of customers who utilize "packages" to reduce the cost of travel, lodging and entertainment. According to the LVCVA, approximately 28% of Las Vegas' visitors utilized such tour packages in 1997. These "packages" are produced by wholesalers and travel agents and emphasize mid-week stays in Las Vegas. Management believes that it will be able to capture a significant portion of this market segment by offering the extensive facilities (including non-gaming attractions and amenities) of the Complex to tour and travel visitors during off-peak periods. The tour and travel market will be utilized to fill rooms mid-week with nominal room blocks on the weekends when demand by free and independent travelers is at its peak. With the upper-middle and upscale focus of the Hotel, the Aladdin will focus on the higher-end tour and travel guest from both domestic and international tour operators.

    THE CASINO. A highly-themed approximately 116,000 square foot casino will be at the center of the Complex. The Casino's main gaming area will contain approximately 2,800 slot machines, 87 table games, keno and a race and sports book facility. Included on a separate level of the Casino will be the luxurious 15,000 square foot Salle Privee, which is expected to contain an additional approximately 100 high limit slot machines and 20 to 30 high limit table games. The Salle Privee will cater to wealthy clientele and will be operated and marketed in conjunction with London Clubs, a prestigious, multi-national casino operator which caters to international premium players. The Casino will be located in front of the Hotel, and unlike many of the newer projects on the Strip, will provide easy access for pedestrians without requiring long walks into the Complex. The Casino will be the nexus for the vast majority of pedestrian traffic on the fully integrated Complex, including the Desert Passage, the Music Project and the Theater. The Casino's exterior will be designed in the style of a large Bedouin sheik's tent, helping to introduce the Aladdin theme to visitors even before they reach the Complex. On entering the Casino, patrons will be surrounded by the Aladdin theme through sculptured surroundings, rich fabrics, strategic lighting and music, evoking the mystery and luxury of the Legends of the 1001 Arabian Nights. At the center of the Casino will be "Scheherazade's Palace," a series of themed architectural elements of domes, arches, and 65 foot polished stone columns. The main level of Scheherazade's Palace will have a bar and live entertainment lounge overlooking the Casino and across to the Mezzanine level.

    THE SALLE PRIVEE AND THE SALLE PRIVEE MANAGEMENT AGREEMENT. A distinctive feature of the Casino will be the Salle Privee, located on the mezzanine level which will be designed to cater to the needs of the international premium guest. The Salle Privee will contain 20 to 30 high limit table games including baccarat, double zero roulette, single zero roulette and blackjack, and approximately 100 high limit slot machines.

    Management believes that the Aladdin's Salle Privee will be the first of its kind in the United States managed by a European operator and based on the European concept of a luxurious, full-service, gaming area for international and domestic premium players. The focus of the Salle Privee's business will be the wealthy clientele that form the core of London Clubs' business in London and elsewhere. The Company will maintain the Salle Privee's premium player atmosphere through more sophisticated dining options, higher table limits and more formal levels of service and dress.

    Management believes that the Salle Privee will prove to be a significant attraction for premium players to stay at the Hotel and play at the Casino. In order to take full advantage of this potential, the Company has entered into a consulting and marketing services agreement (the "Salle Privee Management Agreement") with London Clubs, one of the Controlling Stockholders, under which London Clubs will promote the Salle Privee, marketing this aspect of the Aladdin through its international network of premium casino customers. See "Certain Material Agreements -- Salle Privee Management Agreement."

    With an equity market capitalization of over $461 million as of May 29, 1998, London Clubs has extensive experience in the international marketing of casinos to premium players. London Clubs operates seven casinos in London, one in Cannes, France, three in Egypt and one in Lebanon. Each of London Clubs' casinos offer their own individual style, but with comparable internationally recognized standards of service. In recent years, London Clubs has embarked upon a period of expansion, acquiring the Park Tower Casino in London's Knightsbridge in October 1995 and re-opening and managing the casino operations of the famous Casino du Liban in Lebanon in December 1996.

    London Clubs maintains a strong presence in the United Kingdom (where it controls a leading share of the London casino market), Europe, Asia and the Middle East. Its international sporting sponsorships, including horse racing and motor racing, are widely recognized, particularly in the United Kingdom, Cyprus, Hong Kong, Dubai and Malaysia. In addition, London Clubs produces a print publication for its clientele utilizing its substantial database of premium customers which is a valuable means of direct communication with its clientele worldwide. Each issue features developments in London Clubs' clubs, lifestyle articles, member profiles and a popular social diary.

    Under the Salle Privee Management Agreement, London Clubs will earn an incentive fee based on the operating performance of the Salle Privee. As a result of London Clubs' substantial network of casino players in the United Kingdom, Europe, Asia and the Middle East and management's own extensive network in North and South America and the Pacific Rim, management believes that the Salle Privee will provide the Aladdin with a significant competitive advantage over other hotels and casinos on the Las Vegas Strip in attracting customers from the profitable international premium player market. Through London Clubs' involvement in the promotion of the Salle Privee, its equity interest in Holdings and its commitment to the Aladdin (demonstrated in part by the Keep-Well Agreement and the Completion Guaranty), management also believes that the Aladdin's international profile and financial stability will be significantly strengthened.

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THE MALL PROJECT

    OVERVIEW. Located on the Complex adjacent to the Aladdin will be the Desert Passage, a shopping mall with approximately 522,000 square feet of retail space, and the approximately 4,800-space Carpark, each of which will be developed, owned and operated by Bazaar, a joint venture between Bazaar Holdings and THB, a wholly-owned subsidiary of TrizecHahn. TrizecHahn has extensive experience in developing retail properties, and prior to its recently announced sale of 20 regional shopping centers, owned and managed 27 regional centers throughout the United States, comprising over 25 million square feet.

    TrizecHahn is a wholly-owned subsidiary of TrizecHahn Corporation, one of the largest publicly traded real estate companies in North America, with an equity market capitalization of over $3.4 billion as of April 2, 1998. Investors should note that TrizecHahn has announced that it is considering selling its entire operating portfolio of regional shopping centers and on April 6, 1998 announced the sale of 20 regional shopping centers for over $2.5 billion. While TrizecHahn's announcement is limited to the sale of its current operating portfolio of regional shopping centers, there can be no assurance that TrizecHahn will not similarly decide to sell its interest in the Desert Passage. Accordingly, investors cannot be assured that TrizecHahn will own and operate the Desert Passage once it becomes operational, and as a result, pedestrian traffic to the Aladdin may decrease. See "Risk Factors--Completion of the Mall Project and the Music Project."

    THE DESERT PASSAGE. The Desert Passage entertainment shopping mall will constitute a key aspect of the Complex, and, like the Aladdin, will be heavily themed on the Arabian Nights legends. With a strong presence and entrances on the Strip, the Desert Passage will wrap around the Casino and Hotel buildings and the Theater. The Desert Passage will consist of two stories of prime retail space in the area closest to the Strip, reducing to one-level in the areas near the rear of the Hotel, the Carpark and the Music Project. While the Desert Passage will be of a similar size to the successful Forum Shops at Caesars Palace, it will not be set back from the Strip, but will instead be located close to the Strip, allowing passing pedestrian traffic to gain easy access. Pedestrian visitors to the Aladdin entering from the Strip will be able to enter directly through the Casino or through the Desert Passage entrances and significant portions of the Desert Passage will flow directly into the Casino. It is expected that the Desert Passage will provide a steady source of pedestrians and Hotel guests to the Complex, many of whom it is expected will also want to visit the Casino or dine at the Hotel.

    The Desert Passage will be designed to engage the customer in a highly themed shopping, entertainment and dining experience. Of the approximately 522,000 square feet of retail space within the mall, it is anticipated that approximately 25% will be devoted to high pedestrian traffic-generating food, beverage and entertainment experiences. The food service facilities located in the Desert Passage will consist predominantly of establishments which complement the dining alternatives in the Aladdin. A significant feature of the Desert Passage will be the themed area to be known as the "Lost City." The "Lost City" is expected to contain a re-creation of an ancient mystical mountain city and will house a variety of specialty shops and restaurants underneath a 10-story high ceiling.

    CARPARK. As part of the Mall Project, Bazaar will develop an approximately 4,800-space carpark facility, to be located at the rear of the Complex, together with an additional approximately 350 surface level parking spaces. The Carpark will be accessible from Audrie Lane, the same street from which the Paris Casino public carpark will be accessed, and from the circular internal roadway on the Complex (accessible from Harmon Avenue and the Strip) which will provide direct vehicular access to the Hotel. The Carpark will be directly linked through the Desert Passage to the Hotel and Casino and the Music Project. Bazaar is considering retaining an independent management company to operate the Carpark.

    The Carpark and related surface level parking areas will include certain car parking spaces to be used principally for valet parking. In addition, in connection with the development of the Aladdin, parking facilities for approximately 500 vehicles will be developed beneath the Hotel.

THE MUSIC PROJECT

    THE MUSIC PROJECT HOTEL AND CASINO. The Music Project is the second stage of development to the Complex. The Music Project will involve the development of a second hotel and casino, with a music and entertainment theme, on the southeast edge of the Complex on the corner of Audrie Lane and Harmon Avenue. AMH and a subsidiary of Planet Hollywood have entered into the Music Project Memorandum of Understanding to own and operate the Music Project, subject to finalization of financing, with each joint venture partner holding a 50% interest (on a fully-diluted basis). See "Risk Factors--Completion of the Mall Project and the Music Project" and "Certain Material Agreements--Music Project Memorandum of Understanding."

    The Music Project is expected to include an approximately 1,000 room hotel, four restaurants, including a music-themed restaurant which will feature its own 1,000-person nightclub with regular live entertainment, a health spa and outdoor swimming pool, together with a 50,000 square foot casino. The Music Project will aim to expand the market by having a different theme and attracting a different market segment to the Aladdin. The Music Project is expected to appeal to the upper-middle market, attracting younger, affluent customers to the Complex through its music and entertainment-based theme. In order to enhance the Complex, the Music Project is intended to be integrated through walkways, bridges and the internal circular roadway with the Aladdin, the Desert Passage and the Carpark, providing yet another attraction on the Complex and contributing to its mixed-use nature.


    Through a subsidiary, Planet Hollywood will be a 50% partner (on a fully diluted basis) in the Music Project. Planet Hollywood is a creator and worldwide developer of consumer brands, most notably "Planet Hollywood" and the "Official All Star Cafe," that capitalize on the appeal of the high-energy environment of movies, sports and other entertainment-based themes. As of December 31, 1997, there were 78 Planet Hollywood brand restaurants and nine Official All Star Cafes brand restaurants worldwide. Planet Hollywood has announced that it intends to position a brand of music-themed hotels and entertainment venues as its third major brand. A distinguishing feature of the Music Project is the anticipated active involvement of famous artists and celebrities, some of whom are expected to be stockholders of Planet Hollywood, participate in the marketing of Planet Hollywood's music-themed brand, perform at the Theater or make other personal appearances at the Music Project, and help to generate significant media attention and publicity. Brand recognition is expected to be further enhanced through the high visibility of Planet Hollywood's music brand's merchandise, such as jackets, T-shirts, sweatshirts and hats. The Company believes this exposure will enhance the Aladdin by providing immediate excitement and press coverage for the Complex. See "Risk Factors--Completion of the Mall Project and the Music Project."


    It is currently anticipated that construction of the Music Project will commence during the second half of 1998. Neither the development of the Aladdin nor the Mall Project is contingent on the development of the Music Project.

    THEATER OF THE PERFORMING ARTS. The Aladdin and the Desert Passage will be adjacent to the Theater, a 7,000-seat entertainment facility that will be accessible through the Casino. The Theater is an entertain-ment auditorium with high-quality sight lines and acoustics and, with its 15,000 square foot stage, is one of the few venues of its size and type in Nevada. As part of the development of the Complex, the Company intends to enter into a 69-year lease of the existing Theater for a nominal amount with Aladdin Music, which expects to carry out an approximately $8 million renovation of the Theater, improving its decor, light and sound systems and other facilities. The renovation will also allow the Theater to be condensed into a smaller, approximately 2,000-seat auditorium for more intimate performances. The Company will retain certain rights to use the Theater for Company-promoted events at agreed commercial rates.

    In the past the Theater has hosted major concert artists, championship boxing matches and Broadway shows and it is expected that the Theater will continue to be used to hold major concerts and theatrical performances. The renovation and integration of the Theater into the first class resort Complex is expected to provide another source of visitor traffic to the Complex.

THE LAS VEGAS MARKET

    OVERVIEW. Las Vegas is one of the fastest growing entertainment markets in the country. Las Vegas hotel occupancy rates are among the highest of any major market in the United States. According to the LVCVA, the number of visitors traveling to Las Vegas has increased at a steady and significant rate for the last ten years from 16.2 million in 1987 to 30.4 million visitors in 1997, a compound annual growth rate of 6.5%. Aggregate expenditures by these visitors increased at a compound annual growth rate of 10.2% from $8.6 billion in 1986 to approximately $25 billion in 1997. Although the number of visitors to Las Vegas has increased, there has been a greater increase in the supply of hotel rooms. Such competition and increased supply, with steady visitor counts, has affected and may continue to affect room prices, occupancy rates and profits. See "Risk Factors--Risk of Overcapacity; Competition and Planned Construction in Las Vegas."

    EXPANDING HOTEL AND GAMING MARKET. Las Vegas has one of the strongest and most resilient hotel markets in the country and is the largest gaming market in the world. The number of hotel and motel rooms in Las Vegas has increased by 71.6% from 61,394 in 1988 to 105,347 in 1997. Major properties on the Strip opening over this time period include the Mirage, Excalibur, MGM Grand, Treasure Island, the Luxor, Monte Carlo and New York New York. In addition, a number of existing properties on the Strip embarked on expansions including Harrah's Las Vegas, Caesars Palace, Circus Circus and the Luxor. Despite this significant increase in the supply of rooms in Las Vegas, hotel occupancy rates exceeded on average 90.4% for the years 1990 to 1996, averaged 93.4% in 1996 and averaged 90.3% in 1997. By the end of 1999, it is estimated that approximately 20,000 additional hotel rooms will be opened on the Strip, including the Bellagio, the Venetian, Mandalay Bay and Paris resorts, all of which are currently under construction.

                               VISITOR STATISTICS

                            LAS VEGAS VISITOR VOLUME

    A trend analysis of the Las Vegas visitor volume for the past ten years is presented in the following chart. The number of visitors to Las Vegas has grown by 77.1% since 1988.

              VISITOR     PERCENTAGE
YEAR          VOLUME        CHANGE
---------  -------------  -----------
1988         17,199,808         6.1%
1989         18,129,684         5.4%
1990         20,954,420        15.6%
1991         21,315,116         1.7%
1992         21,886,865         2.7%
1993         23,522,593         7.5%
1994         28,214,362        19.9%
1995         29,002,122         2.8%
1996         29,636,361         2.2%
1997         30,464,635         2.8%

                                [GRAPH]

SOURCE: Las Vegas Convention and Visitors Authority

                              VISITOR STATICSTICS

             VISITOR DOLLAR CONTRIBUTION (INCLUDES GAMING REVENUES)

    Tourists and conventioneers spent approximately $25.0 billion in the Las Vegas area during 1997. An analysis of the visitor dollar contribution since 1988 for Las Vegas is presented below.

                VISITOR
                 DOLLAR        PERCENTAGE
  YEAR        CONTRIBUTION       CHANGE
---------  ------------------  -----------
1988        $ 10,039,448,236         16.7%
1989          11,912,941,021         18.7%
1990          14,320,745,600         20.2%
1991          14,326,553,719          0.0%
1992          14,686,644,065          2.5%
1993          15,127,266,781          3.0%
1994          19,163,212,044         26.7%
1995          20,686,800,160          8.0%
1996          22,533,257,750          8.9%
1997          24,952,188,808         10.7%

PER VISIT EXPENDITURES EXCLUDING GAMING FOR 1997:

    Trade show delegates: $1,517     Convention/meeting delegates: $963
Tourists: $551

                                [GRAPH]

SOURCE: Las Vegas Convention and Visitors Authority

                                 ROOM INVENTORY

                          NUMBER OF HOTEL/MOTEL ROOMS

    The total hotel/motel room inventory for Las Vegas increased by 43,953 rooms from 1988 to 1997. This represents a percentage increase of 71.6%. The inventory analysis follows.

               NUMBER OF      PERCENTAGE
YEAR       HOTEL/MOTEL ROOMS    CHANGE
---------  -----------------  -----------
1988              61,394            5.0%
1989              67,391            9.8%
1990              73,730            9.4%
1991              76,879            4.3%
1992              76,523           (0.5%)
1993              86,053           12.5%
1994              88,560            2.9%
1995              90,046            1.7%
1996              99,072           10.0%
1997             105,347            6.3%

                                [GRAPH]

SOURCE: Las Vegas Convention and Visitors Authority

                               AIRPORT STATISTICS

                     TOTAL ENPLANED AND DEPLANED PASSENGERS

    Since 1988, the total number of passengers enplaning and deplaning at McCarran International airport has increased by 87%.

             TOTAL ENPLANED/    PERCENTAGE
YEAR       DEPLANED PASSENGERS    CHANGE
---------  -------------------  -----------
1988             16,231,199           4.2%
1989             17,106,948           5.4%
1990             19,089,684          11.6%
1991             20,171,557           5.7%
1992             20,912,585           3.7%
1993             22,492,156           7.6%
1994             26,850,486          19.4%
1995             28,027,239           4.4%
1996             30,459,965           8.7%
1997             30,305,822          (0.5%)

                                [GRAPH]

SOURCE: McCarran International Airport

                               AUTOMOBILE TRAFFIC

AVERAGE DAILY TRAFFIC (ALL FOUR DIRECTIONS COMBINED)

    The Nevada Department of Transportation provides average daily traffic counts on the four principal highways servicing travelers to and from Las Vegas. The traffic counters are located on I-15 South (MEASURING SOUTHERN CALIFORNIA TRAFFIC), I-15 North (MEASURING UTAH TRAFFIC), US 95 North (MEASURING TONOPAH, RENO TRAFFIC), and US 95 South (MEASURING ARIZONA TRAFFIC). The figures reported include both inbound and outbound traffic.

              TOTAL     PERCENTAGE
YEAR        VEHICLES      CHANGE
---------  -----------  -----------
1988           41,234         7.4%
1989           45,222         9.7%
1990           48,607         7.5%
1991           50,150         3.2%
1992           51,411         2.5%
1993           53,467         4.0%
1994           56,875         6.4%
1995           58,917         3.6%
1996           59,777         1.5%
1997           63,261         5.8%

                                [GRAPH]

SOURCE: Nevada Department of Transportation

                                 GAMING REVENUE

                       CLARK COUNTY GROSS GAMING REVENUE

    A summary of the gross gaming revenue in Clark County for the period covering 1988 through 1997 is shown in the following table.

                GROSS       PERCENTAGE
YEAR       GAMING REVENUE     CHANGE
---------  ---------------  -----------
1988        3,136,901,000        12.5%
1989        3,430,851,000         9.4%
1990        4,104,001,000        19.6%
1991        4,152,407,000         1.2%
1992        4,381,710,000         5.5%
1993        4,727,424,000         7.9%
1994        5,430,651,000        14.9%
1995        5,717,567,000         5.3%
1996        5,783,735,000         1.2%
1997        6,152,415,000         6.4%

                                [GRAPH]

SOURCE: Nevada State Gaming Control Board

    Gaming has continued to be a strong and growing business in Las Vegas. According to the LVCVA, Clark County gaming revenues have increased at a compound annual rate of 7.3% from approximately $2.8 billion in 1986 to approximately $6.1 billion in 1997. As a result of the increased popularity of gaming, Las Vegas has sought to increase its popularity as an overall vacation resort destination. Management believes that the growth in the Las Vegas market has been enhanced as a result of a dedicated program by the LVCVA and major Las Vegas hotels to promote Las Vegas as a major vacation and convention site, the increased capacity of McCarran Airport and the introduction of large, themed destination resorts in Las Vegas. Notwithstanding, there has recently been volatility in stock prices of Las Vegas-based gaming companies. The Issuers believe this volatility is a result of a perceived saturation of the Las Vegas market and uncertainty arising from the Asian economic downturn and its effect on Asian gaming customers.

    GROWTH OF LAS VEGAS RETAIL SECTOR AND NON-GAMING REVENUE EXPENDITURES. The Las Vegas market continues to evolve from its historical gaming focus to a broader entertainment offering. In addition to the traditional attractiveness of gaming, the market is continuing to expand to include retail, sporting activities, major concerts and other entertainment facilities. This diversification has contributed to the growth of the market and broadened the universe of individuals who would consider Las Vegas as a vacation destination. The more diversified entertainment offerings present significant growth opportunities.

    An increasing number of destination resorts are developing non-gaming entertainment to complement their gaming activities in order to draw additional visitors. According to the LVCVA, while gaming revenues in Clark County have increased from approximately $2.8 billion in 1986 to approximately $6.1 billion in 1997, the percentage of an average tourist's budget spent on gaming has declined from 32.6% in 1986 to 25.8% in 1996 with non-gaming tourist revenues increasing from $5.8 billion in 1986 to $16.7 billion in 1996. The newer large theme destination resorts have been designed to capitalize on this development by providing better quality sleeping rooms at higher rates and by providing expanded shopping, dining and entertainment opportunities to their patrons in addition to gaming.

    LAS VEGAS AS A CONVENTION CENTER ATTRACTION. Las Vegas is one of the largest convention and trade show destinations in the country. In 1987, approximately 1.7 million persons attended conventions in Las Vegas providing approximately $1.2 billion in non-gaming convention revenue. In 1997, the number of convention attendees increased to more than 3.5 million, providing $4.4 billion in non-gaming convention revenue. Las Vegas offers convention and trade shows unique infrastructure for handling the world's largest shows, including a concentration of high-end hotel rooms located on the Strip, two convention centers with a total of over 2.3 million square feet of convention and exhibition space and unparalleled entertainment options. The proposed expansion of the Las Vegas Convention Center ("LVCC") and the planned construction of the Congress Center will further increase convention and exhibit space. Management believes that Las Vegas will continue to evolve as one of the country's preferred convention destinations.

    MCCARRAN AIRPORT EXPANSION. During the past five years, the facilities of McCarran Airport, the tenth busiest airport in the United States, have been expanded to accommodate the increased number of airlines and passengers which it services. The number of passengers traveling through McCarran Airport has increased from approximately 15.6 million in 1987 to approximately 30.3 million in 1997, a compound annual growth rate of 6.7%. According to the LVCVA, in 1997 visitors to Las Vegas arrived by the following methods of transportation: 47% by air; 41% by auto; 6% by bus; and 5% by recreational vehicle. An approximately $500 million expansion project at McCarran Airport is scheduled for completion in 1998. Long-term expansion plans for McCarran Airport provide for additional runways, three new satellite concourses, 65 additional gates, improved public transportation, roads and other infrastructure leading from McCarran Airport to the Strip and other facilities which would allow McCarran Airport to significantly increase visitor capacity. To the extent that McCarran Airport is not expanded in accordance with its plans, the occupancy rates and average daily hotel room rates in Las Vegas could be adversely affected due to the planned construction of new hotel rooms. During the first quarter of 1998, visitor counts at McCarran Airport were down 4.1% from the same period in 1997. Airline traffic is a significant contributor to the overall visitor volume to Las Vegas as approximately 44% of visitors arrive by air. A reduction in visitation to the market could result in lower average room rates, lower hotel occupancy percentages and reduce revenues for the Company.

    STATISTICS ON THE LAS VEGAS GAMING INDUSTRY. The following table sets forth certain information derived from published reports of the LVCVA and the Nevada State Gaming Control Board concerning Las Vegas Strip gaming revenues and visitor volume and hotel data for the years 1986 to 1997. As shown in the table, the Las Vegas market has achieved significant growth in visitor volume and tourist revenues and favorably absorbed significant additional room capacity despite the occurrence of a series of adverse economic, regulatory and competitive events during the past decade such as the recession of the early 1990s, the expansion of gaming into new jurisdictions, the modification of existing regulations in other jurisdictions and the expansion of Native American gaming.

                HISTORICAL DATA FOR LAS VEGAS GAMING INDUSTRY(1)

                                 1987        1988        1989        1990        1991        1992        1993        1994
                               ---------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Las Vegas Visitor
  Volume.....................  16,216,102 17,199,808  18,129,684  20,954,420  21,315,116  21,886,865  23,522,593  28,214,362
Percentage Change............       6.7%        6.1%        5.4%       15.6%        1.7%        2.7%        7.5%       19.9%
Total Visitor
  Expenditures(2)............  $8,602,966 $10,039,448 $11,912,941 $14,320,746 $14,326,554 $14,686,644 $15,127,267 $19,163,212
Percentage Change............      15.3%       16.7%       18.7%       20.2%        0.0%        2.5%        3.0%       26.7%
Las Vegas Convention
  Attendance.................  1,677,716   1,702,158   1,508,842   1,742,194   1,794,444   1,969,435   2,439,734   2,684,171
Percentage Change............      10.4%        1.5%     (11.4)%       15.5%        3.0%        9.8%       23.9%       10.0%
Las Vegas Hotel
  Occupancy Rate.............      87.0%       89.3%       89.8%       89.1%       85.2%       88.8%       92.6%       92.6%
Las Vegas Hotel/Motel Room
  Supply.....................     58,474      61,394      67,391      73,730      76,879      76,523      86,053      88,560
Percentage Change............       3.5%        5.0%        9.8%        9.4%        4.3%      (0.5)%       12.5%        2.9%

                                 1995       1996       1997
                               ---------  ---------  ---------
Las Vegas Visitor
  Volume.....................  29,002,122 29,636,631 30,464,635
Percentage Change............       2.8%       2.2%       2.8%
Total Visitor
  Expenditures(2)............  20,686,800 22,533,258 24,952,189
Percentage Change............       8.0%       8.9%      10.7%
Las Vegas Convention
  Attendance.................  2,924,879  3,305,507  3,519,424
Percentage Change............       9.0%      13.0%       6.5%
Las Vegas Hotel
  Occupancy Rate.............      91.4%      93.4%      90.3%
Las Vegas Hotel/Motel Room
  Supply.....................     90,046     99,072    105,347
Percentage Change............       1.7%      10.0%       6.3%

------------------------
(1) Sources: LVCVA and Nevada State Gaming Control Board for the fiscal years ended December 31.
(2) In thousands.

CONSTRUCTION SCHEDULE AND BUDGET


    The development of the Aladdin commenced during the first quarter of 1998. The original Aladdin hotel and casino closed for business on November 25, 1997 and the implosion of the original facility is occurred on April 27, 1998. The development of the Mall Project is expected to commence during the second quarter of 1998, followed soon thereafter by the commencement of the development of the Music Project in the second half of 1998. The Company anticipates the cost of developing, financing, constructing and opening the Aladdin to be approximately $790 million (excluding the Company's $21.3 million planned indirect cash contribution and $15.0 million appraised fair market value land contribution to Aladdin Music, as part of the development funds for the Music Project). Pursuant to the Design/Build Contract, the Design/Builder has committed itself to a 26 month work schedule to complete the Aladdin, subject to certain scope changes. An equitable adjustment in the Contract Date (as defined herein) and guaranteed maximum price will be made for changes that either increase or decrease the Design/Builders' time for performance and/or cost of construction. See "Certain Material Agreements--Design/Build Contract." The Company believes that the construction budget is reasonable and the Design/Build Contract sets forth a procedure designed to ensure the timely completion of the Aladdin. However, given the risks inherent in the construction process, it is possible that construction costs could be significantly higher than budget and that delays could occur. If construction costs do exceed the amounts set forth in the construction budget, it is expected the potential sources to pay such excess include (a) the $31.8 million Contingency; (b) London Clubs, the Trust, and Bazaar Holdings pursuant to their obligations under the Bank Completion Guaranty; and (c) the Design/Builder, a subsidiary of Fluor, pursuant to its liability under the Design/Build Contract, which liability is guaranteed by Fluor pursuant to the Fluor Guaranty. As of May 31, 1998, the Company has expended $1.7 million under the Contingency. See "Risk Factors--Risks of New Construction" and "--Risks Under Design/Build Contract and Fluor Guaranty" and "Certain Material Agreements."


    The Mall Project is not being developed by the Company, but is being developed by Bazaar. The Mall Project is budgeted to cost approximately $259.0 million, all of which amount will be paid by Bazaar. Upon completion of the Mall Financing, TrizecHahn, the Trust, Bazaar Holdings and AHL agreed to guarantee completion of the Mall Project and Bazaar's indebtedness to the Mall Lenders until certain earnings and loan to value targets have been met. See "Risk Factors--Risk of New Construction" and "--Completion of the Mall Project and the Music Project," "Use of Proceeds" and "Certain Material Agreements--Bazaar LLC Operating Agreement."


    The Aladdin, together with the Mall Project, will be developed as the first phase of a planned two-phase redevelopment of the Complex. In the second phase, Aladdin Music will develop the Music Project which, like the Mall Project, will be financed independently and such financing will not be guaranteed by the Company. It is expected that upon the completion of the division of the Project Site into separate legal parcels, the Company will be required to transfer ownership of the land parcel upon which the Music Project will be built to Aladdin Music. The opening of the Music Project is expected to occur within six months after the opening of the Aladdin. See "Risk Factors--Completion of the Mall Project and the Music Project," "--Possible Conflicts of Interest" and "Certain Material Agreements--The Music Project Memorandum of Understanding."


    The completion and full operation of the Aladdin is not contingent upon the subsequent financing or completion of the Mall Project or the Music Project. Investors should note that funding arrangements for the completion of the Music Project have not yet been finalized and funding under the Mall Financing is subject to certain conditions, and there can be no assurance that such funding arrangements for the Music Project will be finalized at any time or that the Mall Project or Music Project will be completed. See "Risk Factors--Completion of the Mall Project and the Music Project."

DESIGN AND CONSTRUCTION TEAM

    The Company has assembled what it believes to be a highly qualified team of specialists to design and construct the Aladdin.

    TISHMAN. Tishman has been appointed as the construction manager for the Aladdin. Tishman is a privately-held construction firm. Tishman or its affiliates have built or renovated over 30,000 hotel rooms nationwide, including the 500-room, one million square foot Golden Nugget hotel and casino in Atlantic City, the 635-room, two million square foot Trump Castle Hotel and Casino in Atlantic City, the 400-room expansion of Harrah's Hotel and Casino in Atlantic City, the 2,300-room Walt Disney World Dolphin and Swan Hotel and convention complex, the 1,200-room Sheraton Chicago Hotel & Towers, the 800-room Hilton in Walt Disney World Village and the 600-room Westin Rio Mar Beach Resort & Country Club.

    Entertainment projects built by Tishman include Caesars Magical Empire in Las Vegas, several Official All Star Cafes throughout the United States, the Goodwill Games '98 Aquatics Center, Pacific Park in California, restoration of the New Amsterdam Theater in New York and EPCOT Center in Orlando, Florida.

    FLUOR DANIEL. Fluor Daniel, Inc. is the design/builder for the Aladdin. The Design/Builder is a subsidiary of Fluor, a Fortune 500 Company offering architectural, engineering, construction management, construction and maintenance services to projects around the world. The Design/Builder has been ranked the number one engineering and construction company in the United States based on total revenue by Engineering News-Record for nine of the last ten years. In October 1997, the Design/Builder was recognized by Fortune as the most admired public engineering firm in the world. The Design/Builder has entered into a guaranteed maximum price Design/Build Contract (subject to scope changes) with the Company to design and construct the Aladdin. The Design/Build Contract provides the Design/Builder with incentives for completing the Aladdin ahead of schedule and within budget and for payment of liquidated damages to the Company for certain delays. The Design/Build Contract is guaranteed by Fluor, the parent of the Design/Builder, pursuant to the Fluor Guaranty. See "Certain Material Agreements-- Design/Build Contract." On May 29, 1998, Fluor had an equity market capitalization of over $3.9 billion.

    ADP/FD OF NEVADA, INC. ADP, an indirect subsidiary of Fluor, will be the Complex architect. ADP is wholly-owned by ADP Marshall, Inc. ("ADP Marshall"). ADP Marshall, which is based in Phoenix, Arizona, is well-known for its architecture work and mixed-use projects. Such projects include resorts, hotels, timeshare/vacation ownership, gaming, mixed-use/planning, recreational (golf clubs, spas, tennis centers, etc.) and specialty entertainment/retail/restaurant projects. Among ADP Marshall's many award-winning efforts are Five Star ranked properties. Its client list includes Princess Hotels, Inc. (Scottsdale and Acapulco), Carefree Resorts (The Boulders, The Peaks, Carmel Valley Ranch) and PGA Family Golf Center (Scottsdale).

    ADP's philosophy is that design and systems efficiency must support the operations of a project, especially where the client has a long-term involvement in the completed development. The firm aims to establish strong client relationships by thoroughly understanding its clients' needs, the intricacies of their operations and their development, financial and market specific goals.

    TRIZECHAHN. THB, a wholly-owned subsidiary of TrizecHahn, is the joint venture partner of Bazaar Holdings in the Mall Project. Prior to its recently announced sale of 20 regional shopping centers, TrizecHahn owned and managed 27 regional centers in major markets throughout the United States, comprising over 25 million square feet, and was one of the largest owners, developers and managers of regional shopping centers in the United States. Investors should note that TrizecHahn has announced that it is considering selling its operating portfolio of regional shopping centers and on April 6, 1998 announced the sale of 20 regional shopping centers for over $2.5 billion. While TrizecHahn's announcement is limited to the sale of its current operating portfolio of regional shopping centers, there can be no assurance that TrizecHahn will not similarly decide to sell its interest in the Desert Passage. Accordingly, investors cannot be assured that TrizecHahn will own and operate the Desert Passage once it becomes operational, and as a result, pedestrian traffic to the Aladdin may decrease. See "Risk Factors--Completion of the Mall Project and the Music Project."

    BBGM. The interior designer for the project, BBGM, specializes in hospitality design and has experience in casinos, restaurants, retail, spa/fitness centers and specialty/theme projects. BBGM's experience includes the recently renovated and expanded Caesars Atlantic City hotel, casino, restaurants and public space. Other projects have included the Mohegan Sun Casino in Connecticut and TropWorld in

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Atlantic City. BBGM's hotel projects have included the St. Regis, The Plaza and the Sheraton Hotel & Towers located in New York City.


    THE ENERGY PROVIDER. The Energy Provider, a wholly-owned subsidiary of UTH, will be the energy provider for certain parts of the Complex, including the Aladdin. The predecessor to UTH was founded in July 1993 as a subsidiary of Unicom to develop district energy projects. Unicom is listed on the New York Stock Exchange. Unicom is also the parent of Commonwealth Edison Company, one of the largest electric utilities in the United States. Since 1993, UTH has developed the largest district cooling system in the world, located in Chicago, Illinois, and is a partner in energy ventures in Boston, Houston and Windsor, Ontario.


OPERATIONAL FACILITIES

    The Complex has been designed to include certain operational facilities and advantages which will assist the Company in providing a high level of service to guests.

    SERVICE FACILITIES. The north side of the Complex will border on a service road, which will include service elevators, loading docks, receiving and purchasing facilities and storage areas. These service facilities will be located near the majority of the Complex's restaurants and food service areas, which will be the principal users of such facilities.

    ELEVATOR BANKS. The Hotel will be designed so that elevator banks are located at strategic locations, enabling Hotel guests and employees to access the Hotel guest areas easily. Within the Hotel, special waiter elevators will provide waiters with direct access from Hotel kitchens to rooms and suites, allowing guests to receive full room service on a timely basis.

    ENERGY. The Complex, once fully constructed, will require substantial amounts of electricity, hot and cold water and heating and cooling. For this purpose, the Company has entered into certain agreements with the Energy Provider for the supply of electricity and heating and cooling to certain parts of the Complex. The Energy Provider has agreed to provide the Aladdin with all its electricity, heating and cooling needs, as specified by the Company, from the date of completion of the Aladdin. Pursuant to the Development Agreement, in order to supply the Aladdin's energy requirements, the Energy Provider has agreed to construct and operate, at its own cost, a thermal energy plant (the "Plant") on an approximately 0.64 acre portion of the Complex (the "Plant Site"). The Energy Provider's obligations under the Development Agreement are guaranteed up to $30.0 million by the Energy Provider's ultimate parent, Unicom, one of the largest electric utility companies in the United States. See "Certain Material Agreements--Development Agreement," "--Unicom Guaranty" and "--Energy Service Agreement."

    The Music Project will also use electricity, hot and cold water and heating and cooling supplied by the Energy Provider. TrizecHahn will utilize the Plant for the provision of electricity and cold water for the Mall Project.

    SECURITY. The Aladdin will include state-of-the-art security systems, including internally operated camera surveillance systems for the Casino. The Company will employ extensive supervision and accounting procedures to control the handling of cash in the Casino. These measures will include security personnel, closed-circuit television for observation of critical areas of the casino, locked cash boxes, independent auditors and observers, strict sign-in and sign-out procedures which ensure, to the extent practicable, that gaming chips issued by and returned to the Casino cashiers' cages are accurately accounted for, and procedures for the regular observation of gaming employees.

EMPLOYEES

    The Company anticipates that immediately prior to completion of the Aladdin, it will employ approximately 3,600 employees in connection with the Aladdin. The Company will be required to undertake a major recruiting and training program prior to the opening of the Aladdin at a time when other major new facilities may be approaching completion and also recruiting employees. The Company believes it will be able to attract and retain a sufficient number of qualified individuals to operate the Aladdin. However, there can be no assurance that it will be able to do so. Furthermore, the Company does

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not know whether or to what extent such employees will be covered by collective bargaining agreements, as that determination will be ultimately made by such employees.

SERVICE MARKS

    On the Issue Date, AHL transferred to the Company four federally registered service marks involving the word "Aladdin" and used in connection with the provision of casino and casino entertainment services and hotel and restaurant services (the "Marks"). Two of the Marks were registered on July 13, 1993, a third on July 29, 1993 and the fourth on August 24, 1993. A statement of continuing use with respect to each of the Marks must be filed with the United States Patent and Trademark Office (the "PTO") between the fifth and sixth anniversary of the date such Mark was registered in order to maintain the effectiveness of the registration with respect to such Mark. Although the Company will not be using the Marks during the period of the Aladdin's construction, the Company does not expect that this will adversely affect its registration of the Marks, provided that the reason for the non-use of the Marks is explained to the PTO at the time the statement of continuing use is filed. Each of the registrations for the Marks has a duration of ten years and, unless renewed, will expire on the tenth anniversary of such Mark's date of registration. The Company has recorded its ownership of the Marks with the PTO. A lien on the Marks was granted to the Bank Lenders on the Issue Date. See "Description of Certain Indebtedness and Other Obligations--Bank Credit Facility."

INSURANCE

    Prior to the commencement of operation of the Aladdin, the Company intends to obtain the types and amounts of insurance coverage that it considers appropriate for a company in its business. While management intends to ensure that the Company's insurance coverage will be adequate, if the Company were held liable for amounts exceeding the limits of its insurance coverage or for claims outside of the scope of its insurance coverage, the Company's business and results of operations could be materially and adversely affected.

    With respect to the construction of the Aladdin, the Company and the Design/Builder have elected to implement a controlled insurance program (the "CIP") whereby the Design/Builder will provide General Liability, Workers' Compensation, Excess Liability, Contractual Liability, Builders Risk and Transit coverages for the Design/Builder and all subcontractors. The Company will pay the Design/Builder for all premiums and costs associated with the CIP. Where necessary, the Company will be named as a named insured or as an additional insured on each policy procured by the Design/Builder pursuant to the CIP. In addition, in lieu of procuring a liquidated damages insurance policy or a business interruption insurance policy to compensate for late completion of the Aladdin, the Company has paid the Design/Builder $2.0 million as a bonus advance. The Design/Builder may elect to purchase liquidated damages insurance or it may elect to self-insure. In either event, the Design/Builder is entitled to keep the bonus advance if the Aladdin is finished on or before the date set for Substantial Completion (as defined herein) (the "Contract Date"). As a further bonus, the Design/Builder will receive $100,000 for each day, up to but not to exceed 90 days, that the Aladdin is substantially completed in advance of the Contract Date. If the Aladdin is not substantially completed by the Contract Date, the Design/Builder must pay back the advance bonus plus $100,000 per day commencing on the first day following the Contract Date and continuing up to 90 days thereafter. See "Certain Material Agreements--Design/Build Contract."

LITIGATION

    The Company and the Issuers are not currently party to any pending claim or legal action. However, Mr. Jack Sommer, who is the Chairman of the Holdings Board and the Company Board (each as defined herein), a director of Holdings, Capital, the Company and Enterprises and a trustee of the Trust, and the other trustees of the Trust are currently co-defendants in a legal action relating to the original Aladdin hotel and casino. See "Controlling Stockholders--Trust Litigation."

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                            REGULATION AND LICENSING

    The ownership and operation of casino gaming facilities in the State of Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"); and (ii) various local regulations. The operation of the Casino by the Company will be subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board"), and the Clark County Liquor and Gaming Licensing Board (the "CCLGLB"). The Nevada Commission, the Nevada Board, and the CCLGLB are collectively referred to as the "Nevada Gaming Authorities."

    The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Any change in such laws, regulations and procedures could have a material adverse effect on the proposed gaming operations of the Aladdin and the financial condition and results of operations of the Company and so the Issuers.

    As operator and manager of the Aladdin, the Company will conduct nonrestricted gaming operations at the Casino and so will be required to be licensed by the Nevada Gaming Authorities. A nonrestricted gaming license permits the holder to operate sixteen or more slot machines, or any number of slot machines with at least one table game. The gaming license will require the periodic payment of fees and will not be transferable. No person will be able to become a member of, or receive any percentage of the profits of, the Company without first obtaining Gaming Approvals. In connection with licensing of the Company, Holdings will be required to be registered and found suitable as a holding company of the Company and to be licensed as a member of the Company. In connection with the registration and licensing of Holdings as a holding company and a member, each direct and indirect owner of Holdings, including, but not limited to, Enterprises, London Clubs, LCNI, London Clubs Holdings Ltd. (a wholly owned subsidiary of London Clubs and the holding company for LCNI) AHL, the Trust, Sommer Enterprises, GAI and their respective owners (all such parties collectively, the "Aladdin Owners") will be required to obtain from the Nevada Gaming Authorities applicable Gaming Approvals. Capital will also be subject to being called forward for a finding of suitability as a co-issuer of the Notes and the New Notes in the discretion of the Nevada Gaming Authorities.

    Upon the effectiveness of the Exchange Offer, Holdings will be a "publicly traded corporation" as that term is defined in the Nevada Act. If the Company becomes an IPO Entity, it will also become a "publicly traded corporation" as that term is defined in the Nevada Act. In order for a company that is a publicly traded corporation to receive a gaming license, the Nevada Commission must exempt the company from a regulatory provision in the Nevada Act which makes publicly traded corporations ineligible to apply for or hold a gaming license. However, the Nevada Commission has exempted companies from this provision in the past and has granted gaming licenses to publicly traded corporations. If the Company becomes an IPO Entity, the Company intends to apply for an exemption from this eligibility requirement (the "Exemption") in connection with its application for a gaming license. In connection with licensing and receipt of the Exemption, Holdings, London Clubs, Enterprises and the Company will each also be required to be registered by the Nevada Commission as a publicly traded corporation (a "Registered Company"). The following regulatory requirements will be applicable to the Company, Holdings and the Aladdin Owners upon their receipt of all necessary Gaming Approvals from the Nevada Gaming Authorities. The Company, Holdings and the Aladdin Owners have not yet obtained from the Nevada Gaming Authorities the Gaming Approvals required in order for the Company to conduct gaming operations at the Aladdin

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and there can be no assurances given that such Gaming Approvals will be obtained, or that they will be obtained on a timely basis. There can also be no assurances that the Company's officers, managers and key employees will obtain Gaming Approvals from the Nevada Gaming Authorities.

    As a Registered Company and Company Licensee, the Company will be required to periodically submit detailed financial information and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a member of, or receive any percentage of profits from a Company Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities.

    The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company, Holdings and the Aladdin Owners to determine whether such individual is suitable or should be licensed as a business associate of a Company Licensee. Officers, managers and certain key employees of the Company and Holdings must file applications with the Nevada Gaming Authorities and will be required to be licensed by the Nevada Gaming Authorities in connection with the Company's application. The Nevada Gaming Authorities may deny an application for licensing or a finding of suitability for any cause they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability, or the gaming licensee by whom the applicant is employed or for whom the applicant serves, must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities, and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a company position.

    If the Nevada Gaming Authorities were to find an officer, manager or key employee of the Company or Holdings unsuitable for licensing or to continue having a relationship with the Company or Holdings, the Company or Holdings, as the case may be, would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company or Holdings, as the case may be, to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

    The Company will be required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Company will be required to be reported to or approved by the Nevada Commission. If the Company is licensed by the Nevada Gaming Authorities, any (i) guarantees of the Notes issued by the Company or its members, (ii) hypothecation of assets of the Company as security for the Notes, and pledges of the equity securities of the Company as security for the Notes will require the approval of the Nevada Commission in order to remain effective. An approval by the Nevada Commission of a pledge of equity securities does not constitute approval to foreclose on such pledge. Separate approval is required to foreclose on a pledge of equity securities of a Company Licensee and such approval requires the licensing of the indenture trustee unless such requirement is waived upon the application of the indenture trustee. Additionally, any (i) restrictions on the transfer of, and
(ii) agreements not to encumber the equity securities of the Company in respect of the Notes may require the approval of the Nevada Commission in order to remain effective.

    If it were determined that the Nevada Act was violated by the Company or Holdings, the Gaming Approvals they hold could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, Holdings and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Aladdin and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the Aladdin) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any Gaming Approval or license or the appointment of a supervisor could

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
(and revocation of any Gaming Approval would) materially adversely affect the gaming operations of the Aladdin and the financial position and results of operations of the Company and the Issuers.

    Any beneficial holder of a Registered Company's voting or non-voting securities (including warrants exercisable into such securities), regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the Registered Company's securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the state of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

    The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Company's voting securities (including warrants exercisable into voting securities) to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Company's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of the Registered Company's voting securities (including warrants exercisable into voting securities) may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Company, and change in the Registered Company's corporate charter, bylaws, management, policies or operations of the Registered Company, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders or interest holders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable in a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

    Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder or beneficial owner found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock or other equity securities of a Registered Company beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Registered Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, the Registered Company (i) pays that person any dividend, distribution or interest upon voting securities of the Registered Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or
(iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

    The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Company (such as the Notes) to file an application, be investigated and be found suitable to own the debt security of a Registered Company. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Company can be sanctioned, including

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the loss of its approvals, if without the prior approval of the Nevada
Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

    The Company will be required to maintain a current members' ledger in Nevada that may be examined by the Nevada Gaming Authorities at any time. The Nevada Commission has the power to require that their respective members' certificates bear a legend indicating that such securities are subject to the Nevada Act. It is unknown at this time whether the Nevada Commission will impose this requirement on the Company.

    After becoming a Registered Company, London Clubs, Enterprises, the Company and Holdings may not make a public offering of any securities (including, but not limited to, the Common Stock of Enterprises upon the exercise of the Warrants) without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

    The regulations of the Nevada Board and the Nevada Commission also provide that any entity which is not an "affiliated company," as such term is defined in the Nevada Act, or which is not otherwise subject to the provisions of the Nevada Act or such regulations, such as the Company and Holdings, which plans to make a public offering of securities intending to use such securities, or the proceeds from the sale thereof for the construction or operation of gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes, may apply to the Nevada Commission for prior approval of such offering. The Nevada Commission may find an applicant unsuitable based solely on the fact that it did not submit such an application, unless upon a written request for a ruling, the Nevada Board Chairman has ruled that it is not necessary to submit an application. The Exchange Offer will qualify as a public offering. Holdings has filed a written request (the "Ruling Request") with the Nevada Board Chairman for a ruling that it is not necessary to submit the Exchange Offer for prior approval. No assurance can be given that the Ruling Request will be granted or that it will be considered on a timely basis. If the Nevada Board Chairman rules that approval of the Exchange Offer is required, Holdings will file an application for such approval. If the Ruling Request is not granted, the Exchange Offer could be significantly delayed while Holdings seeks approval of the Nevada Board and the Nevada Commission for the Exchange Offer. No assurance can be given that approval of the Exchange Offer, if required, will be granted. If Holdings or the Company shall become an IPO Entity prior to receiving its Gaming Approvals, they intend to file a Ruling Request with the Nevada Board Chairman for a ruling that it is not necessary to submit the Qualified Public Offering for prior approval. No assurance can be given that such a Ruling Request will be granted or that it will be considered on a timely basis. If the Nevada Board Chairman rules that approval of the Qualified Public Offering is required, the Company or Holdings, as applicable, will file an application for such approval. If the Ruling Request is not granted, the Qualified Public Offering could be significantly delayed while the Company or Holdings seeks approval of the Nevada Board and the Nevada Commission for the Qualified Public Offering. No assurance can be given that approval of the Qualified Public Offering, if required, will be granted.

    Changes in control of a Registered Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Company must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Company. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or

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
involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

    The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Companies that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Company can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Company's Board of Directors in response to a tender offer made directly to the Registered Company's stockholders or interest holders for the purposes of acquiring of the Registered Company.

    License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to Clark County, Nevada. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax also will also be paid by the Company where certain entertainment is provided in a cabaret, nightclub, cocktail lounge or casino showroom in connection with admissions and the serving or selling of food, refreshments or merchandise.

    Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are also required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability.

    The sale of alcoholic beverages by the Company on the premises of the Aladdin is also subject to licensing, control and regulation by the CCLGLB. All licenses are revocable and are not transferable. The CCLGLB have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the financial position and results of operations of the Company and the Issuers.

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                                   MANAGEMENT

    The following table sets forth the executive officers and the directors of the Company, which will own, develop and operate the Aladdin, and of Holdings and Capital. A "director" of the Company or Holdings, as such term is used in this Prospectus, shall refer to a person who sits on the Board of Managers of the Company (the "Company Board") or Holdings (the "Holdings Board").

NAME                                               AGE                                POSITION
---------------------------------------------      ---      ------------------------------------------------------------

Jack Sommer..................................          51   Chairman of the Company Board and the Holdings Board;
                                                            Director of Capital

Richard J. Goeglein..........................          64   Chief Executive Officer and President of the Company,
                                                            Holdings and Capital; Director of the Company, Holdings and
                                                            Capital

Ronald Dictrow...............................          54   Executive Vice President/Secretary and Director of the
                                                            Company, Holdings and Capital

Alan Goodenough..............................          54   Director of the Company, Holdings and Capital

G. Barry C. Hardy............................          50   Director of the Company, Holdings and Capital

James H. McKennon............................          44   Senior Vice President of the Company, Holdings and Capital;
                                                            President/Chief Operating Officer of the Aladdin Hotel and
                                                            Casino

Cornelius T. Klerk...........................          44   Senior Vice President/Chief Financial Officer/ Treasurer of
                                                            the Company, Holdings and Capital

Lee A. Galati................................          55   Senior Vice President/Human Resources of the Company,
                                                            Holdings and Capital

Jose A. Rueda................................          61   Senior Vice President/Electronic Gaming of the Company,
                                                            Holdings and Capital

David Attaway................................          43   Senior Vice President of the Company, Holdings and Capital;
                                                            President and Chief Operating Officer of the Music Project

Patricia Becker..............................          46   Senior Vice President/General Counsel of the Company,
                                                            Holdings and Capital

    JACK SOMMER is the Chairman of the Holdings Board and the Company Board and a director of Capital. Mr. Sommer has been a full time resident of Las Vegas since 1988. Mr. Sommer is both a trustee and contingent beneficiary of the Trust. He has over 25 years of experience in developing residential and commercial real estate, including luxury residential projects such as North Shore Towers, in Queens County, New York, and The Sovereign at 425 East 58th Street in Manhattan. The Sommer family has been in the real estate development business for over 100 years, operating for part of that time as Sommer Properties ("Sommer Properties") founded by Mr. Sommer's father (who passed away in 1979), and which is controlled by Mr. Sommer and his mother, Mrs. Viola Sommer. Other well known developments of Sommer Properties have included 280 Park Avenue, Manhattan, an 820,000 square foot office building in Manhattan formerly owned and currently partially occupied by the Bankers Trust Company; 135 West 50th Street, Manhattan, an 800,000 square foot office building also known as the AMA Building; and 600 Third Avenue, Manhattan, a 500,000 square foot office building. Sommer Properties has also developed over 35,000 single family homes, primarily in New Jersey.

    RICHARD J. GOEGLEIN is Chief Executive Officer and a director of the Company, Holdings and Capital. Mr. Goeglein has spent over 28 years in the hotel/casino and food service industry. He was an Executive Vice President and a member of the Board of Directors of Holiday Inns and Holiday Corp. from 1978 through 1987 and led the management team that consummated the 1980 acquisition of Harrah's Hotels and Casinos ("Harrah's") for Holiday Inns. Mr. Goeglein subsequently served as President and Chief Executive Officer of Harrah's from 1980 to the Fall of 1984 and as President and Chief Operating Officer of Holiday Corp. (the parent company of Holiday Inns, Harrah's, Hampton Inns and Embassy Suites) from October 1984 through 1987. From 1988 to 1992, Mr. Goeglein participated in several corporate turnarounds in the technology and consumer services fields. In 1992, Mr. Goeglein formed Gaming Associates, Inc. ("Gaming Associates") to take management control of Dunes Hotel and Casino in Las Vegas and to prepare a plan of closure for and carry out the closure of the property. He remains a principal of that company. Gaming Associates provided consulting services to the lodging and gaming industries. Mr. Goeglein recently served as a member of the Gaming Oversight Committee of Marriott Corporation ("Marriott") and through Gaming Associates, provided consulting services to Marriott's gaming operations situated outside of the United States through December 1997. Mr. Goeglein is also a director of Hollywood Park, Inc.

    RONALD DICTROW is Executive Vice President/Secretary and a director of the Company, Holdings and Capital. Mr. Dictrow spent the first 12 years of his professional career as a CPA with the New York accounting firm David Berdon & Company and has a master's degree in accounting and taxation. In 1979, he was hired by Sigmund Sommer as Controller with financial responsibility for all of Mr. Sommer's properties. In 1984, Mr. Dictrow became Treasurer and Chief Financial Officer of the Trust with the additional responsibility for the operations and management of these properties. Mr. Dictrow is an advisor and consultant to Mrs. Viola Sommer and has been an officer and director of Sovereign Apartments, Inc., a New York City cooperative apartment building since 1979. Mr. Dictrow has had business dealings with the Sommer family for over 20 years.

    ALAN GOODENOUGH is a director of the Company, Holdings and Capital. Mr. Goodenough, who is chief executive officer of London Clubs, has over 30 years of experience in the leisure and gaming industry, having worked as a public company director and at other senior levels with several major public leisure and casino companies in the United Kingdom. In 1990 Mr. Goodenough founded Lyric Hotels Limited, a United Kingdom hotel company, raising over $40 million from United Kingdom-based institutions. He remains Chairman of the Lyric Group which currently operates three and four star hotels throughout England. As chief executive officer of London Clubs, Mr. Goodenough was instrumental in that company's initial public offering on the London Stock Exchange in June 1994. Mr. Goodenough is also presently a fellow of the United Kingdom Hotel and Catering Institute and a member of the Institute of Directors of England and Wales.

    G. BARRY C. HARDY is a director of the Company, Holdings and Capital. Mr. Hardy has served as Finance Director of London Clubs since 1989. Before joining London Clubs, Mr. Hardy had extensive business experience in the leisure and gaming industries. Such experience included executive level positions with Pleasurama, plc where he held the offices of Development Director, Group Finance Director and Company Secretary. In addition, Mr. Hardy was actively involved in the development of Pleasurama's leisure and casino interests. In 1988, after the acquisition of Pleasurama by Mecca Leisure Ltd., Mr. Hardy was appointed to Mecca's Board as Managing Director of its casino division.

    JAMES H. MCKENNON is Senior Vice President of the Company, Holdings and Capital and President/ Chief Operating Officer of the Aladdin Hotel and Casino. Mr. McKennon's career spans over 21 years in the hotel and casino industry in a variety of executive positions. He was President and Chief Operating Officer of Caesars World International Marketing (the casino marketing division of Caesars World) from 1994 to 1996 and served as the President and Chief Operating Officer of Caesars Tahoe from 1991 to 1994. Mr. McKennon first joined Caesars as the Senior Vice President-Hotel Operations for Caesars Palace in

Las Vegas, a position he held until his promotion in 1991. From 1976 to 1988 he held a variety of managerial positions at both the property and corporate level for Westin Hotels.

    CORNELIUS T. KLERK is the Senior Vice President/Chief Financial Officer of the Company, Holdings and Capital. He has over 19 years of experience in the hotel and casino industry both at the corporate and property level. From 1993 to 1997 Mr. Klerk was Vice President--Finance for Hilton Gaming Division (the gaming division of Hilton Hotels Corporation ("Hilton")). In that position he was responsible for the financial oversight of all gaming properties owned and operated by Hilton. He was employed by Harrah's from 1979 to 1985 and again from 1989 to 1993 in a variety of financial management positions ranging from Casino Controller for Harrah's Atlantic City to Vice President, Finance--Southern Nevada. From 1985 to 1987, Mr. Klerk was Vice President of Gilpin, Peyton and Pierce, a regional advertising agency and from 1987 to 1989, he was Corporate Controller for Forte Hotels International in San Diego, California. Mr. Klerk was previously a CPA with the accounting firm of Price Waterhouse.

    LEE A. GALATI is the Senior Vice President/Human Resources of the Company, Holdings and Capital. Mr. Galati has 22 years of human resources experience in a variety of industries in both the public and private sectors. He was most recently the Director of Human Resources for Sky Ute Casino in Durango, Colorado from 1996 to 1997. Mr. Galati served as the Director of Human Resources for La Plata County, Colorado from 1993 to 1995. From 1990 to 1993, Mr. Galati served as an adjunct professor in the School of Business at Fort Lewis College in Durango, Colorado. His experience also includes serving as Director of Operations Support Services and Human Resources for Northern Telecom in San Diego from 1984 to 1990 as well as Director of Human Resources for Beckman Instruments in Fullerton, California from 1980 to 1984. Mr. Galati earned a Masters in Human Resources and Organization Development from the University of San Francisco in 1984.

    JOSE A. RUEDA is the Senior Vice President of Electronic Gaming for the Company, Holdings and Capital. Mr. Rueda's 28 years experience in the gaming industry includes gaming operations as well as the sale and distribution of gaming equipment. He was the Vice President, North East Region of Mikohn Gaming Corporation from 1995 to 1997. Mikohn is a leading supplier of gaming equipment to the casino industry. Prior to joining Mikohn, Mr. Rueda was with Harrah's for 24 years in a variety of management positions that included Director of Slot Operations, Harrah's Atlantic City, from 1986 to 1994; Vice President of Gaming/Slots, Harrah's Corporate from 1984 to 1986; Vice President of Operations, Harrah's at Trump Plaza from 1983 to 1984 and Vice President of Gaming, Harrah's Corporate from 1980 to 1983. Mr. Rueda has extensive experience in property research and development along with creative product positioning. He holds a business management degree from the University of Nevada at Reno.

    DAVID ATTAWAY is the Senior Vice President of the Company, Holdings and Capital and President and Chief Operating Officer of the Music Project. Mr. Attaway has 17 years experience in the entertainment, hotel and casino industry in a variety of executive positions. He joined Caesars Tahoe in 1986 and held the following positions during his 12 year tenure: Senior Vice President and General Manager from 1996 to 1998; Senior Vice President of Casino Operations and Marketing, 1996 and Senior Vice President of Marketing, 1992 to 1996. Prior to joining Caesars Tahoe, Mr. Attaway was the Director of Marketing and Finance for Lawlor Event Center in Reno, Nevada from 1983 to 1985. He held management positions with Five Flag Center in Dubuque, Iowa from 1981 to 1983. Mr. Attaway holds a Bachelors Degree in Theater Management from Ohio University and he completed the Masters Program in Marketing at the same institution.

    PATRICIA BECKER is the Senior Vice President/General Counsel of the Company, Holdings and Capital. Ms. Becker currently is a director of Powerhouse Technologies, Inc. and Fitzgeralds Gaming Corporation and chairs the Compliance Committee for both companies. From 1993 to 1995, Ms. Becker was Chief of Staff for Nevada Governor, Bob Miller. From 1985 to 1993 Ms. Becker was with Harrah's Hotels and Casinos, where she held the position of Senior Vice President and General Counsel. Prior to joining

Harrah's, she was a member of Nevada State Gaming Control Board. She holds a Juris Doctorate degree from California Western School of Law.

COMMITTEES

    The Holdings Operating Agreement provides that there will be Executive Management Committees which will be responsible for the day to day management of Holdings and the Company. The Executive Management Committee of the Company includes the following persons: the President and Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the President and Chief Operating Officer of the Aladdin, the President and Chief Operating Officer of the Music Project, the Senior Vice President of Human Resources of the Company, the Senior Vice President of Electronic Gaming of the Company, the Senior Vice President/General Counsel of the Company and the Managing Director of the Salle Privee. See "Certain Material Agreements--Holdings Operating Agreement." The Holdings Board may also establish committees of the Holdings Board as it may deem necessary or advisable. Each of London Clubs and Sommer Enterprises is entitled to have one of its nominee Holdings Board members on each such committee. Presently, no committees of the Holdings Board have been established.

COMPENSATION

    The following table summarizes the compensation earned during 1997 by the Company's, Holdings' and Capital's Chief Executive Officer and the only other executive officer of the Company, Holdings or Capital who earned over $100,000 in 1997.

                                        ANNUAL COMPENSATION(1)                LONG-TERM COMPENSATION(1)
                                   --------------------------------  --------------------------------------------
                                                  OTHER ANNUAL         RESTRICTED STOCK
NAME AND PRINCIPAL OCCUPATION(2)    SALARY        COMPENSATION              AWARDS                  OTHER
---------------------------------  ---------  ---------------------  ---------------------  ---------------------

Richard J. Goeglein; Chief
  Executive Officer..............  $ 650,000(3)         --(4)              $       0(5)          $16,343(6)

James H. McKennon; Senior Vice
  President......................  $ 243,750(7)         --(8)              $       0(9)            $635(6)

------------------------------

(1) All of the executive officers of the Company, Holdings and Capital (other than Mr. Dictrow) are compensated by the Company. Mr. Dictrow is principally employed by the Trust and is compensated by the Trust. Compensation has been paid on the Company's behalf by AHL since the Company's inception in January 1997.

(2) No other executive officer of the Company, Holdings or Capital received a total annual salary and bonus exceeding $100,000 in 1997 from the Company, Holdings or Capital.

(3) Includes $150,000 paid to GAI in 1997 for consulting fees.

(4) GAI purchased vested Holdings Common Membership Interests representing 3% of the outstanding Holdings Common Membership Interests for $1,800. The price paid by GAI for such interests was equal to the fair market value of such interests at the time of purchase. The aggregate amount of all perquisites and other personal benefits received by Mr. Goeglein in 1997 was less than $50,000.

(5) Mr. Goeglein purchased unvested Holdings Common Membership Interests representing 2% of the outstanding Holdings Common Membership Interests for a purchase price of $1,200. Such interests had a fair market value of $1,200 on the date of purchase and vest on the earlier of (a) July 1, 2002 and (b) the date on which such interests become publicly traded.

(6) Represents life insurance premiums paid on behalf of the executive in 1997.

(7) Mr. McKennon's employment with the Company began mid-year 1997. Mr. McKennon's Employment Agreement provides for an annual salary of $325,000 per year ($350,000 effective April 1998), plus certain other benefits. See "--Employment Agreements."

(8) The aggregate amount of all perquisites and other personal benefits received by Mr. McKennon was less than 10% of the salary and bonus he was paid in 1997.

(9) Mr. McKennon purchased unvested Holdings Common Membership Interests representing approximately 1.0% of the outstanding Holdings Common Membership Interests for a purchase price of $600. Such interests had a fair market value of $600 on the date of purchase. Twenty-five percent of such interests vest on the date of the opening of the Aladdin and an additional 25% vests on each annual anniversary of such opening date.

EMPLOYMENT AGREEMENTS

    Richard J. Goeglein, James H. McKennon, Cornelius T. Klerk, Lee A. Galati and Jose A. Rueda (the "Officers") each signed an employment agreement (each, an "Employment Agreement") with the Company during 1997. David Attaway and Patricia Becker are currently negotiating employment agreements with the Company which are expected to be comparable to the employment agreements discussed herein. The terms of the Employment Agreements were amended on February 26, 1998 such that Holdings became a party and the Officers contributed their Restricted Membership Interests in the Company to Holdings in return for Restricted Membership Interests in Holdings. The initial term of Mr. Goeglein's Employment Agreement is five years and six months, and the remaining Officers' Employment Agreements have an initial duration of four years. Pursuant to each Employment Agreement, the Officers have such authority, responsibilities and duties as are customarily associated with their positions with the Company. The Employment Agreements provide that, during the term of their employment, the Officers will devote their full time, efforts and attention to the business and affairs of the Company.

    The terms of the Employment Agreements provide for an annual base salary for Mr. Goeglein, Mr. McKennon, Mr. Klerk, Mr. Galati and Mr. Rueda of $500,000 ($600,000 after the opening of the Aladdin), $325,000 ($350,000 effective April
1998), $200,000, $150,000 and $250,000, respectively, plus any bonus granted by the Board of Directors based on relevant criteria and performance standards. All of the Officers have been receiving and are expected to continue to receive their compensation from the Company, except that prior to the Issue Date, such amounts were paid by AHL on the Company's behalf. Mr. Goeglein's Employment Agreement provides for annual bonuses based upon "on target" performances, ranging from 50% to 75% of his base salary, and is subject to certain tax provisions. The Company Board will consider increases to the Officers' base salary no less frequently than annually, commencing at the end of each Officer's first employment year. Any increase in base salary shall be within the sole discretion of the Company Board. The Employment Agreements provide that the Officers' salary cannot be reduced. After the initial term of Mr. Goeglein's Employment Agreement, the Company has agreed to retain Mr. Goeglein as a consultant to the Company for an additional five years at $100,000 per year. The Officers are entitled to receive other employee benefits from the Company, such as health, pension and retirement and reimbursement of certain expenses.

    Pursuant to the terms of the Employment Agreements, as amended, Mr. Goeglein, Mr. McKennon, Mr. Klerk, Mr. Galati and Mr. Rueda have purchased for a total purchase price of $1,200, $600, $450, $150 and $450, respectively, unvested Common Membership Interests which were contributed to Holdings on February 26, 1998 in return for unvested Holdings Common Membership Interests representing approximately 2.0%, 1.0%, .75%, .25% and .75% (subject to dilution upon exercise of the Warrants, whether vested or unvested at such time), respectively of the Holdings Common Membership Interests (the "Restricted Membership Interests") subject to the receipt of applicable Gaming Approvals. The Officers' Restricted Membership Interests will be diluted upon exercise of the Warrants so that Sommer Enterprises and the Officers share pro rata the ultimate effect of the exercise of the Warrants. Sommer Enterprises' percentage interest will be adjusted upward to the same degree. Enterprises' interest in Holdings will be unaffected by the vesting of the Officers' Restricted Membership Interests. Except with respect to Mr. Goeglein, during the terms of the Employment Agreements, 25% of each Officer's Restricted Membership Interests vest on the date of the opening of the Aladdin, and a further 25% vest on each annual anniversary of the opening of the Aladdin. If the Company continues to employ each Officer after the expiration of the term of his Employment Agreement, 25% of the Officer's Restricted Membership Interests will continue to vest on each anniversary of the opening date until such interests are fully vested. After the terms of the Employment Agreements, if the Company does not continue to employ the Officer other than for Cause, or if the Officer no longer continues his employment for Good Reason, only an additional 25% of the Officer's Restricted Membership Interests vest. Mr. Goeglein's Restricted Membership Interests become fully vested at the earlier of July 1, 2002 and the date on which such interests become publicly traded, conditioned upon Mr. Goeglein's continued relationship with the Company. If an Officer's employment with the Company and Holdings terminates, the Company and Holdings have the right to repurchase any unvested portion of the Officer's Restricted Membership Interest for an amount equal to the purchase price originally paid by the Officer for the Common Membership Interests. Under certain circumstances as set forth in the Employment Agreements, including if an initial public offering with respect to the Restricted Membership Interests has not occurred prior to the full vesting of such interests, the Officers have the right to sell their vested Restricted Membership Interests to Holdings at fair market value (subject to the receipt of applicable Gaming Approvals and to certain restrictions on restricted payments set forth in the Indenture and the Bank Credit Facility). If Holdings does not satisfy its obligation to purchase the Restricted Membership Interests within seven days, the Officers have the right to require the Company to purchase such interests at fair market value (subject to certain restrictions on Restricted Payments set forth in the Indenture). After the Company has satisfied its obligation to purchase the Restricted Membership Interests, Holdings has the right to call such interests from the Company for nominal consideration. If, prior to the date of an initial public offering with respect to the Restricted Membership Interests, an Officer is terminated for Cause, except with respect to Mr. Goeglein, the Company and Holdings have the right to purchase any vested Restricted Membership Interests from the Officers at two times the original price paid by the Officer for such interests (in each case with corresponding rights in Holdings to purchase the Common Membership Interests which correspond to such Restricted Membership Interests for nominal consideration).

    The Employment Agreements may be terminated by the Company with or without Cause (as defined in each Employment Agreement) or by the Officers for Good Reason (as defined in each Employment Agreement). If an Officer is terminated for Cause, he shall be entitled only to such salary, bonus and benefits then accrued or vested. If an Officer is terminated without Cause or upon a Change in Control (as defined in the Employment Agreements), the Officer shall be entitled to such salary, bonus and benefits he would have been entitled for the remainder of the four-year term or twelve months, whichever is longer (in the case of Mr. Goeglein, any such amount remaining in connection with his term plus certain other amounts).

    Each Officer has agreed not to compete with the Company during the term of the Employment Agreements (plus one additional year if the Officer was terminated for Cause) and has agreed to refrain from certain other activities in competition with the Company.

    Each of the Employment Agreements provides that the Company shall indemnify and hold the Officers harmless to the fullest extent permitted by Nevada law against costs, expenses, liabilities and losses, including reasonable attorney's fees and disbursements of counsel, incurred or suffered by the Officer in connection with his services as an employee of the Company during the term of the respective Employment Agreement.

    Mr. Goeglein's Employment Agreement provides Mr. Goeglein with relocation expense reimbursement, an interest-free mortgage loan of up to $500,000, and certain excise tax gross-up provisions.

GAI CONSULTING AGREEMENT

    The Company has entered into a consulting agreement (as amended, the "Consulting Agreement") with GAI, LLC ("GAI"), a Nevada limited-liability company 100% beneficially owned by Richard Goeglein, which was subsequently amended on February 26, 1998 to add Holdings as a party and pursuant to which amendment GAI contributed its Common Membership Interests in the Company to Holdings in return for Holdings Common Membership Interests. Pursuant to the Consulting Agreement, GAI will render such consulting services as are reasonably requested by the Company Board until June 30, 2002.

    During the term of the Consulting Agreement, the Company shall pay GAI a retainer of $12,500 each month as payment for remaining on call to provide services and expertise for such month. In addition, GAI purchased a 3% Common Membership Interest in the Company which was contributed to Holdings on February 26, 1998 in return for a 3% Holdings Common Membership Interest (the "GAI Membership Interest") for a purchase price of $1,800. The GAI Membership Interest is fully vested and is subject to certain anti-dilution provisions contained in the Consulting Agreement (but subject to dilution upon exercise of the Warrants). In addition, (a) if Richard Goeglein is terminated from his employment with the Company other than for "Cause" or voluntarily terminates for "Good Reason" (as such terms are defined in Mr. Goeglein's Employment Agreement with the Company) after the consummation of the Funding Transactions and the Offering or (b) if an initial public offering in respect of the GAI Membership Interest has not occurred prior to July 1, 2002, GAI has the right to sell any shares purchased under the Consulting Agreement back to Holdings at their fair market value at the time of such sale (subject to the receipt of applicable Gaming Approvals and to certain restrictions on restricted payments set forth in the Indenture and the Bank Credit Facility). If Holdings does not satisfy its obligation to purchase the GAI Membership Interest within seven days, GAI has the right to require the Company to purchase such interests at fair market value. After the Company has satisfied its obligation to purchase the GAI Membership Interest, Holdings will have the right to call such interests from the Company at nominal value.

    Pursuant to the Consulting Agreement, GAI has certain "piggyback" registration rights with respect to its interests purchased pursuant to the Consulting Agreement. Holdings has agreed to indemnify GAI, its legal counsel and independent accountants against all expenses, claims, losses, damages and liabilities which may arise out of certain acts or omissions committed in connection with the registration of such membership interests, and, in connection with certain acts or omissions not committed in connection with the registration of such membership interests, to the same extent that other senior management and directors of the Company and Holdings are indemnified.

BONUS AND INCENTIVE PLANS

    The Company and Holdings currently do not have any bonus or incentive plans. However, the Company anticipates adopting such a plan at such time as it may deem appropriate (subject to supermajority approval by the Holdings Members (as defined herein), such approval not to be unreasonably withheld). It is expected that the terms of any such plan would be comparable to those customary in the industry.

                            CONTROLLING STOCKHOLDERS

OVERVIEW

    AHL owns 98.7% of the common membership interests of Sommer Enterprises, a Nevada limited-liability company. Sommer Enterprises currently owns 100% of Enterprises' capital stock and, on a fully diluted basis assuming full exercise of the Warrants, will own 60% of the economic benefit of Enterprises' capital stock. The Holdings Common Membership Interests are held 47.0% by Sommer Enterprises, 25.0% by Enterprises (which is a wholly owned subsidiary of Sommer Enterprises), 25.0% by London Clubs, through LCNI, and the remaining 3.0% by GAI. Holdings owns all of the outstanding Common Membership Interests and Series A Preferred Interests of the Company.

    AHL, which indirectly owns approximately 71.1% of the Common Membership Interests and Series A Preferred Interests, is a 95%-owned subsidiary of the Trust, a private New York discretionary trust, the trustees of which are Mrs. Viola Sommer, Mr. Eugene Landsberg and Mr. Jack Sommer and the beneficiaries of which are certain members of the Sommer family. The Sommer family has been in the business of developing residential and commercial real estate, predominantly in the metropolitan areas of the States of New York and New Jersey, for over 100 years. The former Aladdin hotel and casino located on the Project Site was acquired by a predecessor-in-interest to AHL in December, 1994. Mr. Jack Sommer and the other trustees of the Trust are currently co-defendants in a legal action relating to the acquisition of the Project Site in December, 1994. See "--Trust Litigation".

    There is a potential conflict of interest for the Trust with respect to its indirect interest in the Mall Project, on the one hand, and its indirect interest in the Aladdin on the other hand. If the Trust directs attention to operations at the Mall Project and to increasing customers to the Desert Passage, it may decrease the pedestrian traffic to the Aladdin, which could have a material adverse effect on operations of the Company, and accordingly Holdings and Enterprises.


    London Clubs (together with AHL, the "Controlling Stockholders") owns 25% of the Holdings Common Membership Interests through subsidiaries. On the opening date of the Aladdin, 0.5% of the Holdings Common Membership Interests will be transferred from London Clubs to Sommer Enterprises and, upon the vesting of certain employees' membership interests in Holdings, London Clubs' percentage of the Holdings Common Membership Interests, and Sommer Enterprises' percentage of the Holdings Common Membership Interests, will be further diluted proportionately to account for such vesting, subject to applicable Gaming Approvals. London Clubs is one of the world's leading casino operators, with seven casinos in London (including Les Ambassadors Club and 50 St. James), three in Egypt and one in Lebanon. Each of London Clubs' casinos offers its own individual style, but with the same internationally-recognized standards of service.


    In recent years, London Clubs has embarked upon a period of expansion, acquiring the Park Tower Casino in London's Knightsbridge in October 1996 and in December 1996 re-opening and managing the casino operations of the famous Casino du Liban in Lebanon. On May 29, 1998 London Clubs had an equity market capitalization of over $461 million. London Clubs is listed on the London Stock Exchange. See "Risk Factors--Controlling Stockholders" and "--Possible Conflicts of Interest."

HOLDINGS OPERATING AGREEMENT

    The members of Holdings (the "Holdings Members") have entered into the Holdings Operating Agreement which sets forth their agreement as to the relationships between Holdings and the Holdings Members and among the Holdings Members themselves and as to the conduct of the business and internal affairs of Holdings and its subsidiaries. For a summary of certain key provisions of the Holdings Operating Agreement, see "Certain Material Agreements--Holdings Operating Agreement."

EQUITY AND SERIES A PREFERRED INTEREST FINANCING

    Concurrent with or prior to the Offering, the following contributions were made in order to effect the Equity and Series A Preferred Interest contribution to the Company by Holdings: (i) Sommer Enterprises (a) contributed a portion of the Contributed Land and $7.0 million consisting of the benefit of certain predevelopment costs incurred by AHL to Enterprises in exchange for Class A Common Stock in Enterprises and (b) contributed a portion of the Contributed Land to Holdings in exchange for Holdings Common Membership Interests, (ii) Enterprises contributed the portion of the Contributed Land and the benefit of the $7.0 million of certain predevelopment costs received from Sommer Enterprises and the net proceeds allocable from the sale of the Warrants to Holdings in exchange for Holdings Common Membership Interests ((i) and (ii) collectively, the "Sommer Equity Financing"), (iii) Holdings contributed the Contributed Land appraised at $150.0 million, approximately $42 million from the London Clubs Contribution and the $7.0 million consisting of the benefit of certain predevelopment costs incurred by AHL to the Company in exchange for Common Membership Interests in the Company and (iv) Holdings contributed $115.0 million in cash, consisting of the net proceeds of the sale of the Units and approximately $8 million of the London Clubs Contribution, to the Company in exchange for Series A Preferred Interests of the Company.

    LAND APPRAISAL. While the Notes are not secured by the Project Site, the Project Site represents the Company's most material asset. The Bank of Nova Scotia, as arranger of the Bank Credit Facility retained HVS International, a division of Hotel Consulting, Inc., to prepare and deliver an appraisal of the Project Site and the Hotel/Casino (the "Appraisal"). The Appraisal was completed, and was delivered to the Bank of Nova Scotia and the Company on October 7, 1997. The Appraisal states that as of August 7, 1997, the "market value" of the Project Site was $180.0 million and of the site on which the Aladdin and the Plant will be built (as well as an adjacent approximately 0.8 acre portion of the Project Site) was $135.0 million.

KEEP-WELL AGREEMENT

    AHL, Bazaar Holdings and London Clubs (collectively, the "Sponsors") have entered into the Keep-Well Agreement in favor of the Administrative Agent and the Bank Lenders. The holders of the Notes are not a party to the Keep-Well Agreement. Capitalized terms used and not defined in this section have the meanings assigned to such terms in the Keep-Well Agreement.

    The Keep-Well Agreement is the joint and several agreement of the Sponsors to make certain quarterly Cash Equity Contributions (as defined below) to the Company from and after the Conversion Date if the Company fails to comply with the Minimum Fixed Charges Coverage Ratio set forth in the Bank Credit Facility. The Bank Credit Facility defines the Minimum Fixed Charges Coverage Ratio as the ratio of the Company's EBITDA for any period of four consecutive fiscal quarters to the Company's fixed charges for such period. For the Company's first three fiscal quarters after the Conversion Date, the Minimum Fixed Charges Coverage Ratio shall be calculated by annualizing the Company's Minimum Fixed Charges Coverage Ratio for such fiscal quarters.

    The Cash Equity Contributions to the Company shall be in an amount that, when added to the Company's EBITDA for the four quarter period ending on the last day of such fiscal quarter, would rectify such breach. In no event shall the aggregate Cash Equity Contributions required to be made by the Sponsors in any fiscal year of the Company exceed $30.0 million. The $30.0 million annual limitation on Cash Equity Contribution shall not apply to, or in any way limit, any obligation of the Sponsors to pay the Accelerated Payment Amount (as defined below).

    The Cash Equity Contributions are cash contributions by the Sponsors to the Company in exchange for Holdings Series A Preferred Interests or Holdings Series B Preferred Interests having terms and conditions satisfactory to the Bank Lenders (including, without limitation, no mandatory redemption provisions and no requirements for the distribution of cash). The Holdings Operating Agreement makes provision for adjustment of the proportion of Holdings Common Membership Interests held by Sommer

Enterprises and London Clubs for circumstances where the portion of payment made by either Sponsor is in excess of 25% with respect to London Clubs and 75% with respect to Sommer Enterprises. The Cash Equity Contributions and the issuance of Holdings Common Membership Interests or the Holdings Series A Preferred Interests and Holdings Series B Preferred Interests will require the approval of the Nevada Gaming Authorities.

    Cash Equity Contributions made under the Bank Completion Guaranty will not count for purposes of the Keep-Well Agreement, and vice-versa.

    The Keep-Well Agreement will terminate (the "Keep-Well Termination Date") on the date which is the earliest of (i) the day on which full and indefeasible payment of the Obligations of the Company under the Bank Credit Facility has been made to reduce the commitments of the Bank Lenders thereunder (the "Commitments") to $145.0 million or less, (ii) the last day of the period of six consecutive fiscal quarters from and after the Conversion Date during which the Company has satisfied each of the financial covenants set forth in the Bank Credit Facility (without giving effect to any payments to or investments by the Sponsors in or for the benefit of the Company), (iii) the date on which both of the following shall have been satisfied: (a) construction of the Aladdin and renovation of the Theater have been completed in accordance with the terms of the Bank Credit Facility and (b) the Commitments and the aggregate outstanding principal amount of the Obligations under the Bank Credit Facility shall have been reduced to an amount not in excess of a certain amount specified for such date pursuant to a schedule of the 20 quarters following the Conversion Date,
(iv) the date on which the Sponsors shall have made full payment of the Accelerated Payment Amount (as defined below) or (v) in the case of London Clubs only, the date on which it shall have made full payment of the Accelerated Payment Amount in respect of certain London Clubs specified events.

    The Accelerated Payment Amount is, as of any date, an amount equal to the sum of (a) the product of (i) $7.5 million times (ii) the number of scheduled quarterly amortization payments remaining under the Bank Credit Facility (which have not been paid by or on behalf of the Company) plus (b) any accrued and unpaid amounts owed by the Sponsors under certain provisions of the Keep-Well Agreement; provided, however, that at no time shall the Accelerated Payment Amount exceed the lesser of (x) the outstanding Obligations of the Company under the Bank Credit Facility and (y) $150.0 million plus amounts due under clause
(b) above, minus the product of (A) $7.5 million and (B) the number of complete calendar quarters that have elapsed since the date which is six calendar quarters after the Conversion Date.

    The maximum amount of the Accelerated Payment Amount will be $150.0 million plus any unpaid Cash Equity Contributions previously required to be made under the Keep-Well Agreement. The maximum amount of the Accelerated Payment Amount shall decrease by $7.5 million for each quarterly amortization payment which is paid or prepaid.

    Should certain specified exceptional events under the Keep-Well Agreement occur, London Clubs is obligated to pay the Accelerated Payment Amount. The specified exceptional events will include breaches by London Clubs of various financial covenants and a covenant limiting the amount of secured debt which London Clubs can incur, as well as certain events which will be triggered if other indebtedness of London Clubs is accelerated or if London Clubs becomes insolvent. Any such payments by London Clubs shall be used to repay bank indebtedness under the Bank Credit Facility.

    The obligations of London Clubs under the Keep-Well Agreement are subordinated to other obligations of London Clubs under certain of its pre-existing senior debt facilities. In addition, obligations of London Clubs under the Keep-Well Agreement are guaranteed by certain subsidiaries of London Clubs, which subsidiaries currently guarantee other indebtedness of London Clubs.

    Pursuant to the Salle Privee Management Agreement, London Clubs will receive certain fees in consideration for its obligations under the Keep-Well Agreement. See "Certain Transactions--Other Payments to Controlling Stockholders."

    The Keep-Well Agreement contains representations and warranties, covenants and events of default that are customary for the type of transaction.

TRUST LITIGATION

    Mr. Jack Sommer, who is a trustee of the Trust, and the other trustees of the Trust, are co-defendants in a legal action relating to the existing Aladdin hotel and casino commenced by members of the Aronow family (the "Aronow Plaintiffs") in May 1995 in the Supreme Court of the State of New York, County of New York. In their complaint, the Aronow Plaintiffs allege that Mr. Jack Sommer and the Aronow Plaintiffs were parties to a joint venture to acquire and develop the existing Aladdin hotel and casino and that Mr. Sommer breached such alleged agreement when the Trust acquired an interest in the Aladdin hotel and casino in December, 1994. The Aronow Plaintiffs are seeking (among other remedies) to impress a constructive trust upon the Trust's interest in the Aladdin hotel and casino, an accounting, compensatory damages of not less than $200.0 million and punitive damages of not less than $500.0 million.

    Mr. Sommer and the trustees of the Trust have informed the Company that they intend to vigorously defend such action. However, in the event that the action is successful, the Trust might be required to pay substantial damages and/or the Aronow Plaintiffs might be entitled to part of the Trust's interest in the Aladdin hotel and casino. An adverse decision could have a material and adverse effect on the Company and the Issuers.

    Mr. Sommer and the other trustees of the Trust were also co-defendants in a legal action commenced by Edward Kanbar, Romano Tio and Adina Winston (the "Kanbar Plaintiffs" and together with the Aronow Plaintiffs, the "Plaintiffs") in January 1997 in the Supreme Court of the State of New York, County of New York. In their complaint, the Kanbar Plaintiffs alleged that they were partners in an alleged partnership with Joseph Aronow, which partnership was formed to seek and develop business opportunities with Mr. Sommer. The Kanbar Plaintiffs were seeking (among other remedies) to impress a constructive trust upon the Trust's interest in the Aladdin hotel and casino, compensatory damages of not less than $20.0 million and punitive damages of not less than $50.0 million. On January 15, 1998, the court granted the trustees of the Trust's motion to dismiss this action in its entirety.

    In 1988, the Trust and two related entities commenced an action in the Southern District of New York against certain entities owned and controlled by Bronfman family interests (the "Bronfman Defendants") alleging, among other things, that the Bronfman Defendants committed violations of Rule 10b-5 under the Securities Exchange Act of 1934, as amended, as well as multiple breaches of fiduciary duties as general partner of a partnership in which the Trust owns limited partnership interests. Relief requested includes an accounting, imposition of a constructive trust and damages in excess of $100.0 million.

    The Bronfman Defendants have asserted counterclaims against plaintiffs and certain Sommer family members individually alleging causes of action for breach of contract, fraud and various related torts. The Bronfman Defendants claim damages in excess of $100.0 million.

    The trustees of the Trust have informed the Company that they intend to vigorously defend the counterclaim. However, in the event the Bronfman Defendants are successful, the Trust might be required to pay substantial damages. An adverse decision could have a material and adverse effect on the Trust.

                              CERTAIN TRANSACTIONS

SALLE PRIVEE MANAGEMENT AGREEMENT

    The Company, London Clubs and LCNI are parties to the Salle Privee Management Agreement which relates to the Salle Privee. Under the Salle Privee Management Agreement, London Clubs has agreed to guaranty the obligations of LCNI. In consideration for the services to be furnished by London Clubs under the Salle Privee Management Agreement, the Company will pay to London Clubs a performance-based incentive fee (the "Incentive Marketing and Consulting Fee") calculated as follows: (i) 10% of the Salle Privee EBITDA (defined in the Salle Privee Management Agreement to mean gross revenue attributable to the Salle Privee, less all costs and expenses directly attributable to the Salle Privee), up to and including $15.0 million of EBITDA; plus (ii) 12.5% of the Salle Privee EBITDA, in excess of $15.0 million, up to and including $17.0 million; plus
(iii) 25% of the Salle Privee EBITDA, in excess of $17.0 million, up to and including $20.0 million; plus (iv) 50% of the Salle Privee EBITDA, in excess of $20.0 million. The foregoing thresholds will be adjusted in accordance with consumer price index changes every five years. See "Certain Material Agreements--Salle Privee Management Agreement."

OTHER PAYMENTS TO CONTROLLING STOCKHOLDERS

    In consideration for certain expenses incurred by the Trust prior to the Issue Date relating to the management and coordination of the development of the Aladdin, the Company reimbursed $3.0 million to the Trust on the Issue Date. In addition, the Company will reimburse certain ongoing out-of-pocket expenses of the Trust relating to the development of the Aladdin, not to exceed $0.9 million.

    In consideration for its obligations under the Keep-Well Agreement and related arrangements, under the London Clubs Purchase Agreement, the parties agreed that London Clubs receive (a) an initial fee of 1.0% of the Company's indebtedness with respect to a $265.0 million portion of the Bank Credit Facility, which is supported and enhanced by the Keep-Well Agreement (such fee was paid on the Issue Date) and (b) an annual fee of 1.5%, payable in arrears, of the Company's annual average indebtedness with respect to a $265.0 million portion of the Bank Credit Facility, which is supported and enhanced by the Keep-Well Agreement for each relevant twelve month period ending on an anniversary of the closing date of the Bank Credit Facility, which amount shall reflect the extent, if any, by which the obligations under the Keep-Well Agreement are reduced or eliminated over time (such fees accrue from the closing date of the Bank Credit Facility, and shall be paid from available proceeds after the opening date of the Aladdin).

KEEP-WELL AGREEMENT

    On the Issue Date, the Sponsors entered into the Keep-Well Agreement in favor of the Administrative Agent and the Bank Lenders. The Keep-Well Agreement is the joint and several agreement of the Sponsors to make certain quarterly Cash Equity Contributions to the Company from and after the Conversion Date if the Company fails to comply with certain financial ratios set forth in the Bank Credit Facility. See "Controlling Stockholders--Keep-Well Agreement."

BANK COMPLETION GUARANTY AND NOTEHOLDER COMPLETION GUARANTY


    London Clubs, the Trust and Bazaar Holdings have entered into the Bank Completion Guaranty in favor of the Bank Lenders. Pursuant to the Bank Completion Guaranty, such parties have guaranteed, among other things, the timely completion of the Aladdin. The Bank Completion Guaranty is not subject to any maximum dollar limitations. While holders of the Notes are not party to the Bank Completion Guaranty, London Clubs, the Trust and Bazaar Holdings have entered into the Noteholder Completion Guaranty for the benefit of the holders of the Notes. See "Risk Factors--Limitations Under Bank Completion Guaranty and Noteholder Completion Guaranty" and "--Lack of Available Information on the Trust's Ability to Perform Its Obligations Under Certain Agreements," "Description of Noteholder

Completion Guaranty and Disbursement Agreement--Noteholder Completion Guaranty" and "Description of Certain Indebtedness and Other Obligations--Bank Completion Guaranty."

ARRANGEMENTS WITH RICHARD GOEGLEIN AND GAI

    The Company has entered into the Consulting Agreement with GAI. Pursuant to the Consulting Agreement, GAI will render such consulting services as are reasonably requested by the Board of the Company until June 30, 2002. During the term of the Consulting Agreement, the Company shall pay GAI a retainer of $12,500 per month as payment for remaining on call to provide services and expertise for such month. Pursuant to the Consulting Agreement, GAI purchased 3% of the Common Membership Interests in the Company (which were contributed to Holdings on February 26, 1998 for a 3% interest in Holdings) for $1,800. Such membership interest is fully vested, subject to certain anti-dilution provisions, put rights and certain "piggyback" registration rights. See "Management--GAI Consulting Agreement." In addition, Mr. Goeglein's Employment Agreement provides Mr. Goeglein with relocation expense reimbursement, an interest free mortgage loan of up to $500,000 and certain excise tax gross-up provisions.

MUSIC PROJECT MANAGEMENT AGREEMENT AND DEVELOPMENT AGREEMENT

    It is anticipated that Aladdin Music will contract with the Company for the construction, development and day-to-day management and operations of the Music Project and the Theater and certain promotional development and the services, pursuant to a development agreement (the "Music Project Development Agreement") and a management agreement (the "Music Project Management Agreement"), each in form and substance satisfactory to Aladdin Music and the Company. The terms of the Music Project Management Agreement are expected to be at least as favorable to the Company as those which are available from an independent third party vendor. See "Certain Material Agreements--Music Project Memorandum of Understanding."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following tables set forth certain information with respect to the beneficial ownership of the membership interests of Holdings by (i) each person who, to the knowledge of the Issuers, beneficially owns more than 5% of the outstanding membership interests; (ii) the directors of Holdings; (iii) all executive officers of Holdings named in "Management"; and (iv) all directors and executive officers of Holdings as a group. The membership interests of Holdings are not presently listed or traded on any securities exchange or securities market.

                                                                  ALADDIN GAMING HOLDINGS, LLC
                                            ------------------------------------------------------------------------
                                             PERCENTAGE OWNERSHIP OF HOLDINGS     PERCENTAGE OWNERSHIP OF HOLDINGS
                                                COMMON MEMBERSHIP INTERESTS          COMMON MEMBERSHIP INTERESTS
                 NAME OF                        BENEFICIALLY OWNED PRIOR TO       BENEFICIALLY OWNED ASSUMING FULL
             BENEFICIAL OWNER                   EXERCISE OF THE WARRANTS(9)         EXERCISE OF THE WARRANTS(10)
------------------------------------------  -----------------------------------  -----------------------------------
Viola Sommer, Jack Sommer and Eugene
  Landsberg, as trustees of the
  Trust(1)(2).............................                 71.1%                                61.6%

Jack Sommer(2)............................                 71.1%                                61.6%

London Clubs(3)...........................                 25.0%                                25.0%

Alan Goodenough(3)........................                 0.0%                                 0.0%

G. Barry C. Hardy(3)......................                 0.0%                                 0.0%

Ronald Dictrow(4).........................                   *                                    *

Richard J. Goeglein(5)(7).................                 3.0%                                 2.6%

James H. McKennon(6)(7)...................                 0.0%                                 0.0%

Cornelius T. Klerk(6)(7)..................                 0.0%                                 0.0%

Jose A. Rueda(6)(7).......................                 0.0%                                 0.0%

Lee A. Galati(6)(7).......................                 0.0%                                 0.0%

All Directors and Executive Officers as a
  group (eight persons)(8)................                 75.0%                                65.0%

------------------------------

 * Represents less than one percent of the outstanding Holdings Common Membership Interests.

(1) The Trust has an option to acquire 5% of the common membership interests in AHL from GW Vegas (representing all of GW Vegas' common membership interests in AHL). Such option is exercisable at any time prior to December, 2001. The address of the Trust is 280 Park Avenue, New York, New York.

(2) Mr. Jack Sommer, who is Chairman and a director of the Company and Holdings and a director of Capital and Enterprises, is a trustee and contingent beneficiary of the Trust. Mrs. Sommer, Mr. Sommer and Mr. Landsberg are each deemed to beneficially own the same interest as the Trust owns in Holdings because each of them is a trustee of the Trust.

(3) Mr. Alan Goodenough is Chief Executive Officer of London Clubs and a director of the Company and Holdings. As of March 16, 1998, Mr. Goodenough held approximately 202,000 ordinary shares (representing less than one percent of the share capital) of London Clubs. Mr. Barry Hardy is Finance Director of London Clubs and a director of the Company and Holdings. As of March 16, 1998, Mr. Hardy held approximately 901,000 ordinary shares (representing less than one percent of the share capital) of London Clubs. As of March 16, 1998, Mr. Hardy also held options to purchase 516,395 ordinary shares (options to purchase 512,400 ordinary shares presently exercisable) of London Clubs. The address of London Clubs is 10 Brick Street, London, W1Y, 8HQ, United Kingdom.

(4) Mr. Ronald Dictrow is a director of Enterprises and the Executive Vice President/Secretary and a director of the Company, Holdings and Capital. Mr. Dictrow's address is 280 Park Avenue, New York, New York.

(5) Mr. Richard J. Goeglein, who is Chief Executive Officer, President and a director of the Company, Holdings and Capital, beneficially owns 100% of GAI, which holds 3% of the Holdings' Common Membership Interests. Mr. Goeglein's address is 831 Pilot Road, Las Vegas, Nevada.

(6) The address of Messrs. McKennon, Klerk, Rueda and Galati is 831 Pilot Road, Las Vegas, Nevada.

(7) Messrs. Goeglein, McKennon, Klerk, Rueda and Galati have rights to acquire beneficial ownership of Holdings Common Membership Interests representing an aggregate of 4.75% of such interests (prior to exercise of the Warrants) and 4.12% of such interests (assuming full exercise of the Warrants), which rights do not vest within 60 days. See "Management--Employment Agreements."

(8) The directors of Holdings are Messrs. Sommer, Goodenough, Dictrow, and Goeglein. The executive officers of Holdings are Messrs. Goeglein, Dictrow, McKennon, Klerk, Rueda and Galati.

(9) Holdings owns 100% of the Common Membership Interests and Series A Preferred Interests of the Company. The Common Membership Interests were, on closing of the Bank Credit Facility, pledged to the Bank Lenders. The Series A Preferred Interests were, on closing of the Offering, pledged to the Trustee for the benefit of the Holders.

(10) Enterprises owns 25% of the Holdings Common Membership Interests. Upon full exercise of the Warrants, holders of the Warrant Shares will indirectly own 10% of the outstanding Holdings Common Membership Interests.

                             [LOGO]

                    ALADDIN BAZAAR, LLC OWNERSHIP STRUCTURE

                                   [LOGO]

                            DESCRIPTION OF THE NOTES

GENERAL

      The Old Notes were issued pursuant to an indenture (the "Indenture") among the Issuers and State Street Bank and Trust Company, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The New Notes will also be issued pursuant to the Indenture, which will be qualified under the Trust Indenture Act, upon the effectiveness of the Registration Statement of which this Prospectus is a part. The form and terms of the New Notes include those stated in the Indenture (including the form of Note) and those made part of the Indenture by reference to the Trust Indenture Act. The New Notes are subject to all such terms, and holders of the New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this Description of the New Notes, (i) the term "Issuers" refers only to the Issuers and not to any of their respective Subsidiaries, (ii) the term "Holdings" refers only to Aladdin Gaming Holdings, LLC and not to any of its Subsidiaries, (iii) the term "Company" refers only to Aladdin Gaming, LLC and not to any of its Subsidiaries and (iv) the term "Holders" means holders of Old Notes or New Notes, as applicable.

      Capital is a wholly owned subsidiary of Holdings and was incorporated solely for the purpose of serving as a co-issuer of the Notes in order to facilitate the Offering. Capital will not have any material operations or assets and will not have any revenues. As a result, prospective holders of the New Notes should not expect Capital to participate in servicing the principal, interest, premium, or any other payment obligations on the Notes. See "--Certain Covenants--Restrictions on Activities of Capital."

BOOK-ENTRY, DELIVERY AND FORM

      Except as set forth in the next paragraph, following the Separation Date (as defined herein), the Old Notes will continue to be represented by a global Note, and following the consummation of the Exchange Offer, the New Notes will be issued in the form of one new global Note (the "Global Note"). The Global Note will be deposited upon issuance with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Security Holder").

      New Notes that are issued as described below under "--Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Upon the transfer of Certificated Notes, such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of New Notes being transferred.

      The Depositary is a limited purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

      The Issuers expect that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants in respect of whose Old Notes have been accepted in the Exchange Offer with portions of the principal amount of the Global Note and (ii) ownership of the New Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interest of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer New Notes evidenced by the Global Note will be limited to such extent.

      So long as the Global Security Holder is the registered owner of any New Notes, the Global Security Holder will be considered the sole holder under the Indenture of any New Notes evidenced by the Global Note. Beneficial owners of New Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture, for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the New Notes.

      Payments in respect of the Accreted Value of, premium, if any, interest on any New Notes registered in the name of the Global Security Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Security Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names New Notes including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes. The Issuers believe, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

    CERTIFICATED SECURITIES

      Subject to certain conditions set forth in the Indenture, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for New Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of New Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Security Holder of its Global Notes, Certificated Notes in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related New Notes.

      Neither the Issuers nor the Trustee will be liable for any delay by the Global Security Holder or the Depositary in identifying the beneficial owners of New Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Security Holder or the Depositary for all purposes.

    SAME DAY SETTLEMENT AND PAYMENT

      The Indenture requires that payments in respect of the New Notes represented by the Global Note (including Accreted Value, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Security Holder. With respect to Certificated Notes, the Issuers will make all payments of Accreted Value, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next day funds.

SEPARATION

      The Old Notes were originally issued as part of a Unit consisting of; (i) the Old Notes; and (ii) 10 Warrants to purchase 10 shares of Class B, non-voting Common Stock, no par value of Enterprises. Pursuant to the Indenture, the Notes and the Warrants were to become separately transferable (at the option of the holders thereof) on the "Separation Date," being the earliest of: (i) September 1, 1998; (ii) the date on which a registration statement with respect to the Notes or a registration statement with respect to the Warrants and the Warrant Shares was filed with the Commission under the Securities Act; (iii) the occurrence of a Change of Control (as defined in the Indenture) or a sale or recapitalization of the Issuer, Holdings or the Company occurs (a "Triggering Event"); (iv) 30 days after a Qualified Public Offering; (v) the occurrence of an Event of Default (as defined in the Indenture); or (vi) such earlier date as determined by Merrill Lynch & Co. in its sole discretion. The Separation Date occurred on filing of the Registration Statement. The exchange of Old Notes for New Notes pursuant to the Exchange Offer will separate the Units if such separation has not occurred prior to the date of exchange.

RANKING; SUBORDINATION AGREEMENT

      The Notes constitute joint and several senior obligations of the Issuers limited in aggregate principal amount at maturity to $221.5 million. The Notes rank PARI PASSU in right of payment to all current and future senior Indebtedness of the Issuers and senior in right of payment to all current and future subordinated Indebtedness of the Issuers. The Notes are secured by a first priority pledge of all amounts in the Note Construction Disbursement Account and the Series A Preferred Interests. Following the application of the net proceeds of the Offering on the Issue Date to repay certain existing Indebtedness and to pay certain fees and expenses in connection with the Funding Transactions, the remaining proceeds from the Offering, which were deposited in the Note Construction Disbursement Account, were approximately $35 million. As of the close of business on April 1, 1998, the balance in the Note Construction Disbursement Account was $32.7 million. See "Use of Proceeds."

      The operations of Holdings are conducted entirely through its Subsidiaries and, therefore, Holdings is entirely dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. See "Risk Factors--Limitations on Access to Cash Flow of Subsidiaries; Holding Company Structure." As of the date hereof, the only direct and indirect subsidiaries of Holdings are Capital, the Company and AMH, and the Company is the only Restricted Subsidiary. Under certain circumstances, Holdings will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. As of the date hereof, AMH and Aladdin Music are each designated an Unrestricted Subsidiary.

      Holdings' only material assets are its ownership of 100% of the outstanding Common Membership Interests (which are pledged to secure the obligations of the Lenders under the Bank Credit Facility) and the Series A Preferred Interests.

      The Notes are not guaranteed by any of Holdings' subsidiaries. Therefore, the Notes are effectively subordinated to all Indebtedness and other liabilities of Holdings' Subsidiaries (including, without limitation, to the Company's obligations under the Bank Credit Facility). Additionally, any right of Holdings to receive assets of any of its Subsidiaries upon such Subsidiary's liquidation or reorganization is effectively subordinated to the claims of that Subsidiary's creditors, except to the extent, if any, that Holdings itself is recognized as a creditor of such Subsidiary, in which case the claims of Holdings would still be subordinate to the claims of such creditors who hold security in the assets of such Subsidiary to the extent of such assets and to the claims of such creditors who hold Indebtedness of such Subsidiary senior to that held by Holdings. Upon completion of the Aladdin, the Company is expected to have $430.0 million of outstanding Indebtedness, including $410.0 million outstanding under the Bank Credit Facility and $20.0 million outstanding under the loan portion of the FF&E Financing (excluding $60.0 million in operating leases under the FF&E Financing), and the Company is expected to have an aggregate of $10.0 million available to be borrowed under a working capital facility. The Indenture permits the incurrence of certain additional Indebtedness of Holdings and its Restricted Subsidiaries in the future. See "--Certain Covenants-- Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes are without recourse to the Members.

      The Bank Credit Facility restricts, subject to certain exceptions, the Company from paying any dividends, if applicable, or making any other distributions to Holdings. In addition, the Indenture provides that the Holders, while free to exercise their rights and remedies against Holdings, are bound, for so long as any portion of the Bank Credit Facility is outstanding, by standstill provisions prohibiting the Holders from initiating or intervening in an insolvency proceeding of the Company. Such provisions will also specifically prohibit the Holders from seeking a substantive consolidation of Holdings, the Company and/ or Capital. The Indenture also contains subordination provisions to the effect that, in the event of a substantive consolidation of Holdings, the Company and/or Capital, the Holders (i) will not be entitled to receive any cash or other payments (other than securities subordinated to the prior payment in full of the Bank Credit Facility to the same extent as the Notes) in respect of the Notes until the Bank Credit Facility has been indefeasibly paid in full in cash and (ii) will be required to turn over to the Lenders under the Bank Credit Facility any payments received in violation of such provisions. Subject to such subordination and other provisions, the Holders will be entitled in any such consolidated proceeding (other than a consolidated proceeding resulting from the assertion of substantive consolidation by the Holders in violation of the foregoing provisions) to exercise all rights available to the Holders, as creditors or otherwise, and the Lenders under the Bank Credit Facility, and any agent on their behalf, will be prohibited from contesting the involvement in such proceeding of the Holders and from seeking an equitable subordination of the Holders' claims.

PRINCIPAL, MATURITY AND INTEREST

      The Notes will mature on March 1, 2010, and are limited in an aggregate principal amount at maturity to $221.5 million. The Notes were issued at a substantial discount from their principal amount at maturity to generate aggregate gross proceeds of $115.0 million. Until March 1, 2003, no interest will accrue on the Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and March 1, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value will be equal to the full principal amount at maturity of the Notes on March 1, 2003. Beginning on March 1, 2003, cash interest on the Notes will accrue at the rate of 13 1/2% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year until maturity, commencing on September 1, 2003, to Holders of record on February 15 and August 15, respectively, immediately preceding such interest payment date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 2003. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, and interest, premium and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the

City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; PROVIDED that all payments with respect to at least $1.0 million in aggregate principal amount at maturity of Notes, the Holders of which have given wire transfer instructions to Holdings, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of an affiliate of the Trustee maintained for such purpose. The New Notes will be issued in registered form, without coupons, and in denominations of $1,000 principal amount at maturity and integral multiples thereof.


    Holders of Old Notes should note that the amount of Liquidated Damages payable by the Issuers to Holders on the occurrence of a Registration Default, is intended to represent a genuine estimate by the parties of the loss that would be suffered by Holders on occurrence of a Registration Default. If however, a court were to determine that such estimate of loss instead constituted a penalty, the obligation of the Issuers to pay Liquidated Damages on the Old Notes could be unenforceable.


SERIES A PREFERRED INTERESTS

      On the Issue Date, the Series A Preferred Interests had a liquidation preference of $115.0 million. The liquidation preference of the Series A Preferred Interests accretes on a semi-annual bond equivalent basis using a 360 day year comprised of twelve 30-day months. The Series A Preferred Interests
will have a liquidation preference of approximately $    million on the date of
the consummation of the Exchange Offer. On March 1, 2003, the liquidation preference of the Series A Preferred Interests will be $221.5 million. All Series A Preferred Interests were issued to Holdings and pledged to the Trustee for the benefit of the Holders of the Notes. From and after September 1, 2003, distributions on the Series A Preferred Interests will be payable in cash. Holdings is obligated under the Indenture to utilize such distributions to make payments on the Notes.

      The Series A Preferred Interests will be mandatorily redeemable on March 1, 2010. After March 1, 2003, the Series A Preferred Interests will be redeemable at the option of the Company, so long as the proceeds thereof are used by Holdings to make a redemption of the Notes or an offer to purchase Notes, in each case, in accordance with the terms of the Indenture. See "--Optional Redemption" and "--Gaming Redemption."

OPTIONAL REDEMPTION

      Except as described below, the Notes are not redeemable at the option of the Issuers prior to March 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below, plus accrued and unpaid interest and Liquidated Damages, if applicable, thereon to the applicable date of redemption, if redeemed during the twelve-month period beginning on of the years indicated below:

 YEAR                                                                   PERCENTAGE
                                                                        -----------
2003..................................................................    106.75%
2004..................................................................   104.50%
2005..................................................................   102.25%
2006 and thereafter...................................................   100.00%

      Notwithstanding the foregoing, on or prior to March 1, 2001, the Issuers may redeem up to an aggregate of 35% of the Accreted Value of the Notes at a redemption price of 113 1/2% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon to the redemption date, with the proceeds of a Qualified Public Offering (which proceeds may be advanced or contributed to the Issuers by the IPO

Entity); provided that at least 65% of the Accreted Value remains outstanding immediately after the occurrence of such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date of such Qualified Public Offering.

GAMING REDEMPTION

      Notwithstanding any other provision hereof, if any Gaming Authority requires that a holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such holder or beneficial owner is notified by such Gaming Authority that such holder or beneficial owner will not be so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require that such holder or beneficial owner dispose of such holder's or beneficial owner's Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of (a) the termination of the period described above for such holder or beneficial owner to apply for a license, qualification or finding of suitability or (b) receipt of the notice from such Gaming Authority that such holder or beneficial owner will not be licensed, qualified or found suitable by such Gaming Authority or (ii) to call for redemption of the Notes of such holder or beneficial owner at a redemption price equal to the lesser of the price at which such holder or beneficial owner acquired such Notes and the Accreted Value thereof, together with, in either case, accrued and unpaid interest and Liquidated Damages, if applicable, thereon to the date of redemption or the date of the finding that such holder or beneficial owner will not be licensed, qualified or found suitable, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority or required by applicable gaming laws.

      Immediately upon a determination by any Gaming Authority that a holder or beneficial owner of Notes will not be licensed, qualified or found suitable by such Gaming Authority, such holder or beneficial owner shall have no further rights with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes or any remuneration in any form from either of the Issuers for services rendered or otherwise, except the redemption price of the Notes. In connection with any such redemption, and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Indenture for redemptions of the Notes. Under the Indenture, the Issuers are not required to pay or reimburse any holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such holder or beneficial owner. See "Regulation and Licensing."

MANDATORY REDEMPTION

      Except as set forth below under "--Repurchase at Option of Holders," the Issuers are not required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

      Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuers to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if applicable, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control.

      On the Change of Control Payment Date, the Issuers will, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers. The paying agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder (or cause to be transferred by book entry) a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuers purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The Bank Credit Facility contains provisions which, subject to certain exceptions, restrict the Company from paying any dividends, if applicable, or making any other distributions to Holdings. If Holdings is unable to obtain dividends, if applicable, or distributions from the Company sufficient to permit the purchase of the Notes pursuant to the Change of Control Offer or the Company does not repay the Bank Credit Facility or refinance the Bank Credit Facility so it is no longer restricted from paying such dividends or making such distributions, Holdings will likely not have the financial resources to purchase the Notes. In any event, there can be no assurance that Holdings' Subsidiaries will have the resources available to pay any such dividend or make any such distribution. Prior to complying with the provisions of the preceding paragraphs, but in any event within 30 days following a Change of Control, Holdings will cause the Company to either repay or refinance all outstanding Indebtedness under the Bank Credit Facility so that the Company is no longer restricted from paying dividends, if applicable, or making distributions to Holdings or obtain the requisite consents under the Bank Credit Facility to permit the purchase of the Notes required by this covenant. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing the Notes. In such a case, Holdings' failure to make a Change of Control Offer when required or to purchase tendered Notes when tendered would constitute an Event of Default under the Indenture. See "Risk Factors--Substantial Leverage; Ability to Service Debt" and "--Limitation on Access to Cash Flow of Subsidiaries; Holding Company Structure."

      The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Holdings and its Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precisely established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuers to purchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holdings and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

    ASSET SALES

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale prior to the date the Aladdin is Operating. After the date the Aladdin is Operating, Holdings will not and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless (i) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (ii) Holdings or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Managers or the Board of Directors, as the case may be, and set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (iii) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (a) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet (or the notes thereto)) of Holdings or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms expressly subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings and such Restricted Subsidiary, as the case may be, from further liability and (b) any securities, notes or other obligations received by Holdings or such Restricted Subsidiary from such transferee that are within 20 days thereof converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

      Within 180 days after the receipt of any Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary, as the case may be, may apply such Net Proceeds (i) to the making of a capital expenditure or the acquisition of long-term tangible assets of Holdings or such Restricted Subsidiary used by or useful to Holdings or such Restricted Subsidiary in the line of business in which Holdings or such Restricted Subsidiary is permitted to be engaged pursuant to the covenant described under "--Certain Covenants-- Line of Business"; or
(ii) following the date on which the Aladdin is Operating, to a repayment of, or permanent reduction of commitments under Indebtedness of any Restricted Subsidiary, including without limitation, amounts available under the Bank Credit Facility. Pending the final application of any such Net Proceeds, Holdings or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or invest in Cash Equivalents. Any Net Proceeds from Asset Sales that are not invested or applied as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Holdings will be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum Accreted Value of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if applicable, thereon to the date of purchase, which date shall be no less than 30 nor more than 60 days after the date of the Asset Sale Offer, in accordance with the procedures set forth in the Indenture; PROVIDED, HOWEVER, that if any Restricted Subsidiary of Holdings receives proceeds from such Asset Sale, such Restricted Subsidiary shall redeem, or make available to the Company such Excess Proceeds so that the Company may redeem, an amount of Series A Preferred Interests sufficient for Holdings to utilize the proceeds from such redemption to make the Asset Sale Offer required by this provision. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings or the Restricted Subsidiary, as the case may be, may, subject to the provisions of the Indenture use any remaining Excess Proceeds for general corporate purposes. If the aggregate Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below under the caption "Selection and Notice." Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      The Bank Credit Facility (subject to certain exceptions) restricts the Company from paying any dividends, if applicable, or making any other distributions to Holdings. If Holdings is unable to obtain dividends, if applicable, or other distributions from the Company sufficient to permit the purchase of the

Notes pursuant to the Asset Sale Offer or the Company does not repay the Bank Credit Facility or refinance the Bank Credit Facility so it is no longer restricted from paying such dividends or making such distributions, Holdings will likely not have the financial resources to purchase the Notes. In any event, there can be no assurance that Holdings' Subsidiaries will have the resources available to pay any such dividend, if applicable, or make any such distribution. Holdings' failure to make an Asset Sale Offer when required to purchase the Notes when tendered would constitute an Event of Default under the Indenture. See "Risk Factors--Substantial Leverage; Ability to Service Debt" and "--Limitations on Access to Cash Flow of Subsidiaries; Holding Company Structure."

SELECTION AND NOTICE

      If less than all of the Notes are to be redeemed or purchased at any time, selection of Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, that no Notes of $1,000 or less shall be purchased or redeemed in part. Notices of redemption or purchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date or purchase date (except in the case of redemption required by any Gaming Authority, which may be less than 30 days) to each Holder of Notes to be redeemed or purchased at such Holder's registered address. Notices of redemption may not be conditional. If any Note is to be redeemed or purchased in part only, any notice of redemption or purchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. A new Note in principal amount equal to the unredeemed or unpurchased portion of any Note redeemed or purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption or purchase date, interest and Liquidated Damages, if applicable, shall cease to accrue on Notes or portions thereof called for redemption or purchase.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

      (a) Prior to the date the Aladdin is Operating, the Indenture provides that, except as permitted in clauses (iv), (v), (vi), (vii), (viii), (xi),
(xii), (xiv), (xv), (xix), (xx), (xxi), (xxii) or (xxiv) of paragraph (c) below, Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend, if applicable, or make any other payment or distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving either of the Issuers) or to the direct or indirect holders of Holdings' or any of its Restricted Subsidiaries' Equity Interests in any capacity (other than dividends, if applicable, or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings (or accretions thereon) or dividends, if applicable, or distributions payable to Holdings by a Wholly Owned Subsidiary of Holdings); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Issuers) any Equity Interests of Holdings or any Subsidiary of Holdings or any direct or indirect parent of Holdings or other Affiliate of Holdings (other than any such Equity Interests owned by Holdings or any Wholly Owned Subsidiary of Holdings); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Notes (other than the Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

      (b) Following the date on which the Aladdin is Operating, subject to paragraph (c) below, Holdings will not and will not permit any of its Restricted Subsidiaries to make, directly or indirectly, any Restricted Payments unless, at the time of and after giving effect to such Restricted Payment:

        (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (ii) Holdings would, at the time of such Restricted Payment, have a Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is proposed to be made of at least 2.25 to 1.0, determined on a pro forma basis after giving effect to such Restricted Payment as if it had been made at the beginning of such four quarter period; and

        (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (except as provided in the last sentence of paragraph (c) below) made by Holdings and its Restricted Subsidiaries after the Issue Date is less than the sum, without duplication, of (A) 50% of (1) the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date on which the Aladdin becomes Operating to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) less (2) the amount paid or to be paid in respect of such period pursuant to clause (v) of paragraph (c) below, plus (B) 100% of the aggregate net cash proceeds received by Holdings since the Issue Date from capital contributions or the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or Disqualified Stock or debt securities of the Issuers that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuers and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), in any case other than (1) amounts received by Holdings pursuant to payments being made by any party in connection with its obligations under the Keep-Well Agreement or the Bank Completion Guaranty or (2) any amounts received by Holdings or deemed received by Holdings from a Restricted Subsidiary in connection with a conversion by Holdings to a corporation (other than amounts received by Holdings from a new issuance of Equity Interests of Holdings for cash), plus
    (C) to the extent not otherwise included in Holdings' Consolidated Net Income, 100% of the cash dividends, if applicable, or distributions or the amount of the cash principal and interest payments received since the Issue Date by Holdings or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Restricted Investment (other than dividends, if applicable, or distributions to pay obligations of or with respect to such Unrestricted Subsidiary such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be, and 50% of such amounts thereafter. In the event that the Issuers convert an Unrestricted Subsidiary to a Restricted Subsidiary, the Issuers may add back to this clause (iii) the aggregate amount of any Investment in such Subsidiary that was a Restricted Payment at the time of such Investment.

      (c) The Indenture provides that the provisions set forth in paragraph (b) above will not prohibit (i) the payment of any dividend, if applicable, or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated indebtedness of Holdings or Equity Interests of Holdings in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of Holdings) of, other Equity Interests of Holdings (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (b)(iii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any PARI PASSU or subordinated indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) any redemption required pursuant to the provisions of the Indenture described above under "--Gaming Redemption"; (v) for so long as Holdings or the Company is treated as a pass-through entity, or the Company is not

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treated as a separate entity, for United States federal income tax purposes (as evidenced by an opinion of counsel, subject to usual qualifications and in reliance on customary representations, at least annually), distributions to equity holders of Holdings or the Company, as applicable, in an amount not to exceed the Tax Amount for such period; PROVIDED, HOWEVER, that (A) prior to any distributions of Tax Amounts, Holdings or the Company, as applicable, shall deliver an officers' certificate to the Trustee to the effect that Holdings or the Company, as applicable, is a limited-liability company taxable as a partnership or other substantially similarly treated pass-through entity, or the Company is not treated as a separate entity, for federal income tax purposes and
(B) at the time of such distributions, the most recent audited financial statements of Holdings and the Company reflect that Holdings and the Company were each treated as a limited-liability company taxable as a partnership or other substantially similarly treated pass-through entity for federal income tax purposes for the period covered by such financial statements; (vi) the grant on or after the Issue Date by the Company to Aladdin Bazaar of a ground lease on the Desert Passage Site and, upon the subdivision of the Project Site, the transfer by the Company to Aladdin Bazaar of the fee interest in the Desert Passage Site; (vii) the grant on or after the Issue Date of a ground lease relating to the Energy Plant Site by the Company to the Energy Provider; (viii) the grant on or after the Issue Date of a ground lease on the Music Project Site by the Company to AMH and, upon consummation of the Music Project Financing, an Investment not to exceed $21.3 million plus the transfer of the Music Project Site, in each case by the Company to AMH and by AMH to Aladdin Music in exchange for preferred membership interests in Aladdin Music pursuant to the Aladdin Music Operating Agreement as in effect on the Issue Date; (ix) on and after September 1, 2003, payments of cash distributions on the Series A Preferred Interests by the Company to Holdings in an amount sufficient to enable Holdings to make payments required to be made in respect of the Notes in an amount not to exceed the amount payable thereunder in accordance with the terms thereof in effect on the Issue Date; (x) payment to London Clubs of the Management Fee pursuant to the Salle Privee Management Agreement as in effect on the Issue Date; (xi) payment to London Clubs on the Issue Date of a fee equal to 1% of the amount of Indebtedness supported and enhanced by the Keep-Well Agreement on the Issue Date and payment of an annual fee equal to 1.5% of the annual average Indebtedness outstanding under the Bank Credit Facility which is supported and enhanced by the Keep-Well Agreement, in each case as set forth in the London Clubs Purchase Agreement as in effect on the date of the Indenture; (xii) payments or distributions by the Company to Holdings to effect redemptions of the Series A Preferred Interests so long as Holdings utilizes the proceeds of such payments to make an offer to purchase the Notes as required under the Indenture or to redeem the Notes as permitted under the Indenture; (xiii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any of its Restricted Subsidiaries held by any member of Holdings' or any of its Restricted Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement, including, without limitation, pursuant to the exercise of puts of common membership interests of Holdings by employees of Holdings as set forth in any Employment Agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in the aggregate prior to the maturity of the Notes in any twelve-month period; (xiv) the payment of salary, bonus and other benefits payable pursuant to the Employment Agreements as amended from time to time; PROVIDED that any amendment to any Employment Agreement has been determined by the Management Committee to have been made in the ordinary course of business on terms customary in the hotel/casino business; (xv) the issuance of Holdings Series A Preferred Interests or Holdings Series B Preferred Interests and dividends, if applicable, and distributions thereon made pursuant to the Operating Agreement as in effect on the Issue Date in exchange for any payments required pursuant to the Keep-Well Agreement or the Bank Completion Guaranty;
(xvi) intercompany payments between Holdings and its Wholly Owned Restricted Subsidiaries, including without limitation, debt repayments between or among Holdings and its Wholly Owned Restricted Subsidiaries; (xvii) following a Qualified Public Offering, dividends or common stock buybacks in an aggregate amount in any calendar year not to exceed 6% of the aggregate net proceeds received by the IPO Entity in connection with such Qualified Public Offering; (xviii) repurchases of Capital Stock of Holdings deemed to occur upon exercise of options to acquire Capital Stock of Holdings if such

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repurchased Capital Stock represents a portion of the exercise price of such options; (xix) payments by the Company to Holdings to enable Holdings to pay any Liquidated Damages on the Notes so long as Holdings utilizes the proceeds of such payments for the payment of such Liquidated Damages; (xx) retainer payments made pursuant to Section 4(a) of the GAI Consulting Agreement; (xxi) the payment of up to $3.0 million to the Trust to reimburse the Trust for development costs incurred by the Trust on behalf of the Company prior to the Issue Date and the payment of up to $0.9 million to reimburse the Trust for development costs incurred by the Trust on behalf of the Company after the Issue Date; (xxii) distributions to Holdings or Enterprises in an amount not to exceed the fees and expenses incurred in connection with the obligation to file and cause to become effective registration statements as required by the Note Registration Rights Agreement and the Warrant Registration Rights Agreement; (xxiii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by employees of Holdings or the Company pursuant to any stock ownership or option plan in effect from time to time; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period; and
(xxiv) cancellations or redemptions of Holdings Common Membership Interests held by GAI, LLC or any member of Holdings' management pursuant to adjustments to be made under the Operating Agreement as in effect on the Issue Date as a result of the exercise of Warrants; PROVIDED that no payments permitted by clauses
(i)-(ix) and (xi)-(xxiv) above shall be made if a Default or an Event of Default shall have occurred and be continuing as a consequence thereof. Any payments made pursuant to clauses (ii), (iii), (v), (vi), (vii), (viii), (ix), (xi),
(xii), (xiv), (xv), (xvi), (xviii), (xx), (xxi), (xxii) and (xxiv) of this paragraph shall not be taken into account for purposes of calculating the amount of Restricted Payments in clause (b)(iii) above and all payments made pursuant to the remaining clauses of this paragraph and under the definition of "Permitted Investments" shall be taken into account for purposes of such clause
(b)(iii) above.

      (d) The Board of Managers may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under paragraph (b) above. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      (e) The amount of all Restricted Payments (other than cash and those Restricted Payments set forth in clauses (vi), (vii), (viii) and (xxiv) of paragraph (c) of this covenant) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Managers whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

      The Indenture provides that, except as provided in the following paragraph, Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and that Holdings will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock.

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      The Indenture provides that Holdings and its Restricted Subsidiaries may incur the following Indebtedness:

          (i) the Company may incur Indebtedness under the Bank Credit Facility; PROVIDED that the aggregate principal amount of all Indebtedness outstanding under the Bank Credit Facility after giving effect to each such incurrence, including all Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed $430.0 million less
    (a) the aggregate amount of all permanent principal repayments, optional or mandatory, made from time to time after the date of the Indenture with respect to such Indebtedness (other than repayments made in connection with a refinancing thereof) and (b) permanent reductions in the available term Indebtedness under the Bank Credit Facility resulting from the application of Asset Sales proceeds; PROVIDED, FURTHER, that the maximum principal amount of Indebtedness that may be outstanding under the Bank Credit Facility pursuant to this clause (i) may be increased pursuant to the incurrence of Indebtedness thereunder for the purposes and subject to the maximum amounts and other limitations set forth in clauses (vii), (viii),
    (ix) and (xvi) of this paragraph; provided that for any amount of such Indebtedness incurred under this clause (i), the amount of Indebtedness permitted to be incurred under such other clause shall be correspondingly decreased;

          (ii) Holdings or any of its Restricted Subsidiaries may incur any Existing Indebtedness, including any Permitted Refinancing Indebtedness incurred to refinance or replace any such Indebtedness;

          (iii) the Issuers may incur Indebtedness represented by the Notes;

          (iv) the Company may issue the Series A Preferred Interests to Holdings, which shall pledge such interests to the Trustee for the benefit of the Holders, and the Company may issue other shares of Preferred Stock so long as such Preferred Stock is junior to the Series A Preferred Interests, including any Preferred Stock issued in exchange therefor with terms no less favorable to the holders of the Notes than the Series A Preferred Interests;

          (v) Holdings may issue Holdings Series A Preferred Interests or Holdings Series B Preferred Interests pursuant to the terms of the Operating Agreement as in effect on the date hereof made in consideration of payments under the Keep-Well Agreement or the Bank Completion Guaranty;

          (vi) Holdings and its Restricted Subsidiaries may incur Indebtedness represented by Capital Lease Obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount, including any Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (vi), not to exceed $10.0 million at any time outstanding;

          (vii) Holdings and its Restricted Subsidiaries may incur Hedging Obligations that are incurred (a) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchange; PROVIDED, HOWEVER, that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of Indebtedness to which such Hedging Obligations relate;

          (viii) Holdings and the Company may incur the FF&E Financing; PROVIDED, HOWEVER, that (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof and (b) the aggregate principal amount of such Indebtedness, including any Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this

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    clause (viii), does not exceed $80.0 million (including obligations characterized as operating leases or other off-balance sheet financing arrangements) outstanding at any time;

          (ix) to the extent that such incurrence does not result in incurrence by Holdings or any of its Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Holdings or any of its Restricted Subsidiaries may incur Indebtedness solely in respect of performance bonds, standby letters of credit, bankers' acceptances or completion guarantees, PROVIDED, that such Indebtedness was incurred in the ordinary course of business of Holdings or any of its Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause (ix) at any one time of not more than $10.0 million;

          (x) the incurrence by Holdings or any Restricted Subsidiary of (a) at any time prior to the Operating Deadline, additional Indebtedness under clause (i) or (viii) of this paragraph in an aggregate amount not to exceed $40.0 million, plus (b) after a default of the "In Balance" requirements of the Indenture and at any time prior to the Operating Deadline, additional Indebtedness under clause (i) or (viii) in an aggregate amount not to exceed $50.0 million (PROVIDED that Indebtedness incurred pursuant to this clause
    (x)(b) is matched, dollar for dollar, by additional equity investments by the Principals or any Related Party);

          (xi) after the Aladdin is Operating, Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if
    (a) the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period;

          (xii) after the Aladdin is Operating, any Restricted Subsidiary of Holdings may incur Indebtedness (including Acquired Indebtedness) if the Fixed Charge Coverage Ratio for such Restricted Subsidiary's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness has been issued at the beginning of such four-quarter period;

          (xiii) Holdings and its Restricted Subsidiaries may incur Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness that was permitted to be incurred under clauses (ii), (v), (vii), (xi),
    (xii) and (xiii) of this covenant;

          (xiv) after the Aladdin is Operating, intercompany Indebtedness between or among Holdings and any of its Wholly Owned Restricted Subsidiaries will be permitted; PROVIDED, HOWEVER, that (a) if Holdings is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (b)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Wholly Owned Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is neither Holdings nor a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (xiv);

          (xv) after the Aladdin is Operating, the guaranty by Holdings or any Restricted Subsidiary of Indebtedness of Holdings or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant will be permitted;

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          (xvi) after the Aladdin is Operating, the Company may incur
    Indebtedness under any Working Capital Facility in an aggregate amount at any time outstanding not to exceed $20.0 million; and

          (xvii) Holdings and its Restricted Subsidiaries may incur Indebtedness in an aggregate principal amount outstanding not to exceed $10.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses of the second or third paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only such clause or clauses. Accrual of interest, the accretion of the accreted value or principal and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

      The Indenture also provides that Holdings will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of Holdings unless such Indebtedness is also contractually subordinated in right of payment to Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of Holdings shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Holdings solely by virtue of being unsecured.

    LIENS

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset owned as of the Issue Date or thereafter acquired, or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured (except that Liens securing Indebtedness which is subordinated to the Notes shall not be permitted in any circumstances), except for (a) Liens securing the Notes; (b) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (c) Permitted Liens.

    DISTRIBUTION AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) (a) pay dividends, if applicable, or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries, (ii) make loans or advances to Holdings or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or by reason of (a) the Bank Credit Facility, as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, are no more restrictive with respect to such dividend, if applicable, and other payment restrictions than those contained in the Bank Credit Facility as in effect on the Issue Date, (b) the Indenture and the Notes, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that in the case of

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Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, PROVIDED, FURTHER, that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument are no more restrictive, taken as a whole, than those contained in such instrument, (d) customary non-assignment provisions in leases entered into in the ordinary course of business, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iii) above on the property so acquired, (f) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (g) applicable law or any applicable rule or order of any Gaming Authority, (h) Permitted Liens, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits or restricts the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) rights of first refusal substantially of the type set forth in the Operating Agreement, (m) contractual restrictions in effect on the Issue Date and (n) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) and (d) through
(n) above, PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Managers, no more restrictive with respect to such dividend, if applicable, and other payment restrictions than those contained in the dividend, if applicable, or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

      The Indenture provides that neither of the Issuers will and Holdings will not permit the Company to, consolidate or merge with or into (whether or not such entity is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (other than (i) the transfer of the Aladdin Site and other assets of the Company as a result of the exercise of remedies in respect of the Deed of Trust and other Lender security documents, including a foreclosure by the Lenders pursuant to the terms of the Deed of Trust or the acceptance by the Lenders of a transfer in lieu of foreclosure or other exercise of remedies and (ii) the transfer of the Common Membership Interests as a result of the exercise of remedies by the Lenders in respect of the pledge of such Common Membership Interests pursuant to the Lenders' security documents) to, any Person unless (i) such Issuer or the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Issuer (but not the Company), under the Note Registration Rights Agreement, the Notes, the Indenture and the Pledge Agreements in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any material Gaming Approval; (v) except in the case of a merger of such Issuer or the Company with or into a Wholly Owned Restricted Subsidiary of such Issuer, such Issuer or any Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer or

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the Company, as the case may be, immediately preceding the transaction and (b)
will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to (A) in the case of a merger of either of the Issuers, the Fixed Charge Coverage Ratio test described above in clause (xi) of the second paragraph under the caption "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" and (B) in the case of a merger of the Company, the Fixed Charge Coverage Ratio test described above in clause (xii) of the second paragraph under the caption "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock"; and (vi) such transaction would not require any Holder or beneficial owner of Notes (other than any Person acquiring such Issuer or the Company or its assets and any Affiliate thereof) to obtain a gaming license or be qualified or found suitable under the law of any applicable gaming jurisdiction; PROVIDED that such Holder or beneficial owner would not have been required to obtain a gaming license or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction. The Indenture will provide that, notwithstanding the above, neither of the Issuers may consolidate or merge into the other prior to and in connection with a Qualified Public Offering.

    TRANSACTIONS WITH AFFILIATES

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Holdings or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (ii) Holdings delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved unanimously by the Management Committee and (c) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. The foregoing provisions will not apply to any payments, transfers or dispositions pursuant to the following: (i) any employment, indemnification, noncompetition or confidentiality agreement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business on terms customary in the hotel/casino business; (ii) transactions between or among Holdings and any of its Restricted Subsidiaries; (iii) Restricted Payments permitted by the provisions of the Indenture described above under the caption "--Restricted Payments"; (iv) the Noteholder Completion Guaranty; (v) the Keep-Well Agreement; (vi) the Salle Privee Management Agreement; (vii) the Reciprocal Easement Agreement as in effect on the Issue Date; (viii) the Parking Use Agreement as in effect on the Issue Date; (ix) any amendments, modifications, restatements, renewals, supplements and replacements to the Reciprocal Easement Agreement or the Parking Use Agreement; provided, that the Board of Managers determines in good faith that any such amendment is not materially adverse to the Holders; (x) the Theater Lease; (xi) the payment by Aladdin Bazaar to the Company of up to $14.2 million pursuant to Section 4.5(a) of the Site Work Agreement, (xii) loans or advances to employees of Holdings or its Restricted Subsidiaries to fund the exercise price of options granted under employment agreements or stock option plans or agreements of Holdings or its Restricted Subsidiaries, in each case, as in effect on the Issue Date, not to exceed $0.5 million outstanding at any one time; and (xiii) the payment of reasonable fees to members of the Board of

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Managers or the Board of Directors, as the case may be, of Holdings or any of its Restricted Subsidiaries who are not employees of Holdings or any of its Restricted Subsidiaries.

    LINE OF BUSINESS

      The Indenture provides that for so long as any Notes are outstanding, Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other (i) than the gaming and hotel resort businesses and such business activities as are incidental or related thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including, without limitation, any entertainment, recreation, convention, trade show, meeting, retail or other activity or business designed to promote, market, support, develop, construct or enhance such business and (ii) the management of gaming activities at Mountain Spa. In addition, until the Aladdin is Operating, Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business, development or investment activity other than (i) at or in conjunction with the Complex and (ii) the management of gaming activities at Mountain Spa.

    INSURANCE

      The Indenture provides that, until the Notes have been paid in full, Holdings will, and will cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issue Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed.

    GAMING APPROVALS

      The Indenture provides that Holdings will, and will cause its Subsidiaries to, use their best efforts to obtain and retain in full force and effect at all times all Gaming Approvals necessary for the operation of the Aladdin and the Music Project.

    CONSTRUCTION

      The Indenture provides that Holdings shall cause the Company to (i) (a) prosecute the construction of the Aladdin with due diligence and continuity, in an expeditious and first-class workmanlike manner, (b) until the Minimum Aladdin Facilities are completed, cause the Aladdin to be constructed, equipped and completed in compliance with the Approved Plans and Specifications in all material respects and (c) until the Minimum Aladdin Facilities are completed, correct or cause to be corrected as soon as possible any material departure or variation from the Approved Plans and Specifications not approved in writing by the Independent Construction Consultant, (ii) provide the expertise necessary to supervise performance of construction of the Aladdin at no cost to the Trustee,
(iii) submit monthly requests for disbursements from the Noteholder Construction Disbursement Account and the Bank Construction Disbursement Account at the times and in the amounts necessary so that such amounts, together with all other sources for the funding of the Aladdin, are sufficient to cause the Minimum Aladdin Facilities to be completed by the Operating Deadline and (iv) until the Minimum Aladdin Facilities are completed, maintain the "In Balance" requirements of the Indenture.

    LIMITATIONS ON USE OF PROCEEDS

      The Indenture provides that Holdings will (i) contribute on the Issue Date $115.0 million in cash to the Company in exchange for Series A Preferred Interests with an initial liquidation preference of

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$115.0 million, and will cause the Company to deposit a portion of such proceeds in the Note Construction Disbursement Account disbursed only in accordance with the Disbursement Agreement and (ii) cause such amounts to be used to pay the costs incurred in connection with developing, financing, contructuring, equipping or opening the Aladdin.

      In addition, the Indenture provides that, if the Music Project Financing has not been consummated by February 28, 1999, Holdings will cause the Company to expend up to $8.0 million to remodel the Theater.

    LIMITATIONS ON ISSUES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED
     SUBSIDIARIES

      The Indenture provides that Holdings (i) will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of Holdings (other than the transfer of Common Membership Interests as a result of the exercise of remedies by the Lenders in respect of the pledge of such Common Membership Interests pursuant to the Lenders' security documents) to any Person (other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under "--Asset Sales" and (ii) will not permit any of its Wholly Owned Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' or managers', as applicable, qualifying shares) to any Person other than to Holdings or a Wholly Owned Restricted Subsidiary of Holdings.

    RESTRICTIONS ON ACTIVITIES OF CAPITAL

      The Indenture provides that Capital may not hold any material assets, become liable for any obligations or engage in any business activities; PROVIDED that Capital may be a co-obligor of the Notes pursuant to the terms of the Indenture and may engage in any activities directly related thereto or necessary in connection therewith.

    SERIES A PREFERRED INTERESTS

      Holdings shall not permit the Company to amend the provisions of the Series A Preferred Interests in any manner that would be adverse to the Holders of the Notes. In addition, Holdings shall not permit the Company to authorize, create (by way of reclassification or otherwise) or issue any class or series of, or any obligation or security convertible or exchangeable into or evidencing a right to purchase shares of any class of, Capital Stock of the Company ranking senior to or on a parity with the Series A Preferred Interests.

    LIMITATIONS ON STATUS AS INVESTMENT COMPANY

      The Indenture prohibits Holdings and its Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended.

    REPORTS

      The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial

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condition and results of operations of Holdings and its consolidated
Subsidiaries (PROVIDED that, prior to the time that the Issuers file such information with the Commission for public availability, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Holdings and, subsequent to such time, showing such reasonable detail as required by the Commission) and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Note Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

      The Indenture provides that each of the following constitutes an "Event of Default": (i) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the Accreted Value of or premium, if any, on the Notes;
(iii) failure by the Issuers to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "--Restricted Payments," "--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock," "--Merger, Consolidation or Sale of Assets," "--Limitations on Use of Proceeds" or "--Restriction on Activities of Capital";
(iv) failure by the Issuers for 30 days after written notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness (other than the Bank Credit Facility) prior to the later of
(1) 60 days after such default and (2) the expiration of the grace period provided in such Indebtedness (a "Payment Default") which Payment Default, together with all other Payment Defaults, exceeds $1.0 million or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;
(vii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries; (viii) default by each of the Trust, London Clubs and Bazaar Holdings in the performance of their material obligations set forth in the Keep-Well Agreement, which default remains uncured for 180 days, or default by AHL, London Clubs and Bazaar Holdings in the performance of their material obligations set forth in the Noteholder Completion Guaranty or repudiation by each of them of their respective obligations under the Keep-Well Agreement, which has not been ratified and reaffirmed within 180 days, or the Noteholder Completion Guaranty; (ix) breach by Holdings of any material representation or warranty set forth in either of the Pledge Agreements or default by Holdings in the performance of any material covenant set forth in either of such agreements or repudiation by Holdings of

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its obligations under either of such agreements or the unenforceability of either of such agreements against Holdings for any reason; (x) the termination of the Bank Credit Facility (other than pursuant to a refinancing thereof in accordance with its terms and with the terms of clause (i) under the second paragraph under the caption "Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock") or the repudiation of the Lenders obligations thereunder, including without limitation, the withdrawal of the proceeds of the Term B Loans and Term C Loans from the Bank Construction Disbursement Account, in each case prior to the date the Aladdin is Operating (except for disbursements in accordance with the Disbursement Agreement); (xi)
(a) failure of the Desert Passage to be Operating on or prior to 90 days after the date the Aladdin becomes Operating and (b) at any time thereafter and prior to the date on which the Desert Passage becomes Operating, the Company's Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters (or such lesser number of quarters as have ended after the Aladdin became Operating) for which internal financial statements are available is not at least 1.75 to 1.0; (xii) after the Aladdin becomes Operating, revocation, termination, suspension or other cessation of effectiveness of any Gaming Approval, which results in the cessation or suspension of gaming operations for a period of more than 90 days at the Aladdin; (xiii) the failure of the Aladdin to be Operating by the Operating Deadline; (xiv) the transfer of the Aladdin Site as a result of the exercise of remedies in respect of the Deed of Trust, including a foreclosure by the Lenders pursuant to the terms of the Deed of Trust or the acceptance by the Lenders of a deed in lieu of foreclosure; and (xv) the transfer of the Common Membership Interests as a result of the exercise of remedies by the Lenders in respect of the pledge of such Common Membership Interests pursuant to the Lender's security documents.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Accreted Value of the then outstanding Notes may declare the Accreted Value of the Notes (together with all other amounts outstanding thereunder) to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of any premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

      The Holders of a majority of the aggregate Accreted Value of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any Note held by a non-consenting holder.

      The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Issuers, to deliver to the Trustee a statement specifying such Default or Event of Default.

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NO PERSONAL LIABILITY OF DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, INCORPORATORS
  OR MEMBERS

      No director, manager, officer, employee, incorporator or member of the Issuers shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the Accreted Value of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due solely out of the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, premium, if any, interest and Liquidated Damages, if applicable, on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, and must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (vi) after the passage of 91 days following the deposit (or, with respect to any deposit

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transferred for the benefit of any person who may be deemed to be an "insider"
of the Issuers under 11 U.S.C. Section 101(31), after the passage of one year following such transfer), such deposit will not be subject to avoidance under 11 U.S.C. Section 547 if the Issuers were subsequently to become the subject of a case under title 11 of the United States Bankruptcy Code; (vii) the Issuers must have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and (viii) the Issuers must have delivered to the Trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary exclusions, qualifications and assumptions) in the United States each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Accreted Value of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the Accreted Value of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder): (i) reduce the Accreted Value of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the Accreted Value of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders") or amend or modify the calculation of the Accreted Value so as to reduce the amount of the Accreted Value of the Notes; (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of Accreted Value of, premium and Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of Accreted Value of or premium and Liquidated Damages, if any, or interest on Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or
(vii) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to the Holders in the case of a merger or consolidation or sale of all

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or substantially all of Holdings' assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


      Under the Indenture, the Issuers have agreed to waive the benefit and advantage of any stay, extension or usury law that may affect the covenants or the performance of the Indenture. The Issuers have been informed by counsel that, in the opinion of counsel, this provision may not be enforceable.


CONCERNING THE TRUSTEE

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Holders of a majority in Accreted Value of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy, available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

      The Indenture and the Notes are governed by and shall be construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof, except to the extent of the mandatory provisions of the Nevada Gaming Control Act.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "ACCRETED VALUE" means, (i) as of any date of determination prior to March 1, 2003, with respect to any Note, the sum of (a) the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Note at a rate of 13 1/2% per annum, compounded semi-annually on each March 1 and September 1 from March 1, 2003 to the date of issuance) of such Note and (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 13 1/2% per annum of the initial offering price of such Note, compounded semi-annually on each March 1 and September 1 from the date of issuance of the Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months and (ii) as of any date of determination on or after March 1, 2003, with respect to any Note, $1,000.

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
      "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "AHL" means Aladdin Holdings, LLC, a Delaware limited liability company.

      "ALADDIN" means the pending project to develop, construct, equip and operate the Aladdin Hotel & Casino, as described in the Offering Memorandum.

      "ALADDIN BAZAAR" means Aladdin Bazaar, LLC, a Nevada limited-liability company.

      "ALADDIN MUSIC" means Aladdin Music, LLC, a Nevada limited-liability company and a joint venture between the Company and LCNI.

      "ALADDIN MUSIC OPERATING AGREEMENT" means the Operating Agreement of Aladdin Music, as amended from time to time.

      "ALADDIN SITE" means the approximately 18-acre parcel of property located in Las Vegas, Nevada on which the Aladdin is to be constructed.

      "AMH" means Aladdin Music Holdings, LLC, a Nevada limited-liability company.

      "APPROVED PLANS AND SPECIFICATIONS" has the meaning ascribed thereto in the Noteholder Completion Guaranty.

      "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption "--Repurchase the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), (ii) an Event of Loss or (iii) the issuance or sale by Holdings or any of its Restricted Subsidiaries of Equity Interests of any of Holdings' Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, none of the following items shall be deemed to be an Asset Sale: (i) a transfer of assets by Holdings to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to Holdings or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to Holdings or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments," (iv) the grant on or after the Issue Date by the Company to Aladdin Bazaar of a ground lease on the Desert Passage Site and, upon the subdivision of the Project Site, the transfer by the Company to Aladdin Bazaar of the fee interest in the Desert Passage Site, (v) the grant on or after the Issue Date of a ground lease on the Music Project Site by the Company to AMH and, upon satisfaction of the Music Project Financing, an Investment not to exceed $21.3 million plus the transfer of the Music Project Site, in each case by the Company to AMH and by AMH to Aladdin Music, (vi) the grant on or after the Issue Date of a ground lease relating to the Energy Plant Site by the Company to the

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Energy Provider, (vii) the transactions contemplated by the Theater Lease in effect on the Issue Date or as described in the Offering Memorandum, (viii) any licensing of trade names or trademarks in the ordinary course of business by Holdings or any of its Restricted Subsidiaries, (ix) leases of space in the Aladdin, in the ordinary course of business, and (x) (a) the transfer of the Aladdin Site and other assets of the Company as a result of the exercise of remedies in respect of the Deed of Trust or the other Lender security documents, including a foreclosure by the Lenders pursuant to the terms of the Deed of Trust or the acceptance by the Lenders of a transfer in lieu of foreclosure or other exercise of remedies and (b) the transfer of the Common Membership Interests as a result of the exercise of remedies by the Lenders in respect of the pledge of such Common Membership Interests pursuant to the Lenders' security documents.


      "BANK COMPLETION GUARANTY" means the Completion Guaranty dated as of the Issue Date, executed by London Clubs, the Trust and Bazaar Holdings in favor of the Administrative Agent and the Lenders.


      "BANK CONSTRUCTION DISBURSEMENT ACCOUNT" means one or more accounts established pursuant to the Disbursement Agreement into which the proceeds under the Bank Credit Facility are funded and in which the Administrative Agent has a security interest.

      "BANK CREDIT FACILITY" means the Credit Agreement to be dated as of the Issue Date, among the Company and the lenders named therein for which The Bank of Nova Scotia is acting as Administrative Agent, Merrill Lynch Capital Corporation is acting as Syndication Agent, and CIBC Oppenheimer Corp., is acting as Documentation Agent, as such agreement may be amended, supplemented, extended, modified, renewed, replaced or refinanced, from time to time, including any agreement to renew, extend, refinance or replace all or any portion of such facility.

      "BAZAAR HOLDINGS" means Aladdin Bazaar Holdings, LLC, a Nevada limited-liability company.

      "BOARD OF MANAGERS" means (i) for so long as Holdings is a limited-liability company, the Board of Managers appointed pursuant to the Operating Agreement, or (ii) otherwise, the Board of Directors of Holdings.

      "CAPITAL" means Aladdin Capital Corp., a Nevada corporation.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited-liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (other than the Management Fee).

      "CASH EQUIVALENTS" means (i) United States Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

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
      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than to either of Principals, any Related Party or the IPO Entity,
(ii) the adoption of a plan relating to the liquidation or dissolution of Holdings, (iii) the liquidation or dissolution of Holdings, (iv) prior to the consummation of a Qualified Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Trust, or the beneficiaries of the Trust (whether current or contingent), as of the date hereof which control AHL or Sommer Enterprises, and London Clubs cease to individually or collectively control, directly or indirectly, a majority of the voting power of Holdings, (v) after the consummation of a Qualified Public Offering, the IPO Entity becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the total voting power entitled to vote in the election of the Board of Managers, and, at such time, the Trust and London Clubs shall fail to collectively beneficially own, directly or indirectly, securities representing greater than the combined voting power of Holdings' Capital Stock as is beneficially owned by such person or group, (vi) the first day on which Holdings fails to own 100% of the issued and outstanding Equity Interests of the Company or Capital, or (vii) the first day on which a majority of the members of the Board of Managers are not nominees of the Trust, or the beneficiaries of the Trust (whether current or contingent) as of the date hereof which control AHL or Sommer Enterprises, or London Clubs or any Subsidiary of the Trust, or the beneficiaries of the Trust (whether current or contingent) as of the date hereof which control AHL or Sommer Enterprises, or London Clubs which is a member of Holdings.

      "COMMON MEMBERSHIP INTERESTS" means the common membership interests of the Company.

      "COMPANY" means Aladdin Gaming, LLC, a Nevada limited-liability company, or any successor thereto.

      "COMPLEX" means the Complex to be constructed in Las Vegas, Nevada, as described in the Offering Memorandum.

      "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (ii) provision for taxes based upon consolidated net income or net profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent such expenses were deducted in computing Consolidated Net Income plus (iv) Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent such expenses were deducted in computing Consolidated Net Income plus (v) any other non-cash extraordinary and nonrecurring items decreasing such Consolidated Net Income for such period, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed, as applicable, to Holdings by such Subsidiary without prior approval

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(that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

      "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other non-cash expenses (excluding any non-cash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as defined in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of debt issuance costs and original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, excluding amortization of deferred financing fees), (ii) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, (iii) the consolidated interest expense of such person and its Restricted Subsidiaries that was capitalized during such period and (iv) to the extent not included above, (a) the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guaranty of Indebtedness of any other Person if such Guaranty were called upon and (b) payment to London Clubs on the Issue Date of a fee equal to 1% of the amount of Indebtedness supported and enhanced by the Keep-Well Agreement on the Issue Date and payment of an annual fee equal to 1.5% of the annual average Indebtedness outstanding under the Bank Credit Facility which is supported and enhanced by the Keep-Well Agreement, in each case as set forth in the London Clubs Purchase Agreement as in effect on the date of the Indenture.

      "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (i) the Net Income but not loss for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends, if applicable, or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof in respect of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition,
(iii) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends, if applicable, or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained or waived in writing) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity, (iv) the cumulative effect of a change in accounting principles shall be excluded, and
(v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Holdings or one of its Restricted Subsidiaries.

      "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock), less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and

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expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "DEED OF TRUST" means the Deed of Trust to be executed by the Company in favor of the Administrative Agent for the benefit of the Lenders.

      "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "DESERT PASSAGE" means the pending project by Aladdin Bazaar to develop, construct and operate the Desert Passage, as described in the Offering Memorandum.

      "DESERT PASSAGE SITE" means the 12.42-acre portion of the Project Site on which the Desert Passage is to be constructed.

      "DISBURSEMENT AGENT" means The Bank of Nova Scotia, as disbursement agent under the Disbursement Agreement.

      "DISBURSEMENT AGREEMENT" means the Disbursement Agreement among Holdings, the Company, The Bank of Nova Scotia, as Administrative Agent under the Bank Credit Facility, the Disbursement Agent, the Securities Intermediary, U.S. Bank National Association, as Servicing Agent, and the Trustee.

      "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Holdings' compliance with the covenants described above under the caption "--Repurchase at Option of Holders--Change of Control" or "--Repurchase at Option of Holders--Asset Sales".

      "EMPLOYMENT AGREEMENTS" means, collectively, (i) the Employment & Consulting Agreement dated July 1, 1997, among Holdings, the Company and Richard
J. Goeglein, (ii) the Employment Agreement dated July 28, 1997, among Holdings, the Company and James H. McKennon, (iii) the Employment Agreement dated July 28, 1997, among Holdings, the Company and Cornelius T. Klerk, (iv) the Employment Agreement dated August 19, 1997, among Holdings, the Company and Lee A. Galati
(v) the Employment Agreement dated July 1, 1997, among Holdings, the Company and Jose A. Rueda and (vi) the GAI Consulting Agreement.

      "ENERGY PLANT" means the pending project to develop, construct and operate an energy plant to provide electricity, chilled water and hot water to certain parts of the Project.

      "ENERGY PLANT SITE" means the 0.64-acre portion of the Project Site on which the Energy Plant is to be constructed.

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
      "ENERGY PROVIDER" means Northwind Aladdin, LLC, a Nevada limited-liability company.

      "ENTERPRISES" means Aladdin Gaming Enterprises, Inc., a Nevada corporation.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal) any of the following: (i) any loss, destruction or damage of such property or assets; (ii) any institution of any proceedings for the condemnation, seizure or taking of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clauses
(ii) or (iii) above.

      "EXISTING INDEBTEDNESS" means Indebtedness of Holdings and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

      "FF&E" means any furniture, fixtures, equipment and other personal property financed with the proceeds from the incurrence of Indebtedness pursuant to clause (viii) of the second paragraph under the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock."

      "FF&E FINANCING" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisition of (or entry into a capital lease by Holdings or a Subsidiary of Holdings with respect to) FF&E.

      "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guaranty or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by Holdings or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

      "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense of such Person for such period and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guaranty or Lien is called upon) and (iv) the product of (a) to the extent such Person is not treated as (1) a pass-through entity or (2) a separate entity, in either case for United States federal income tax purposes, all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable (x) solely in Equity Interests of Holdings (other than Disqualified Stock) or (y) to Holdings or a Restricted Subsidiary of Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a

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decimal, in each case, on a consolidated basis and in accordance with GAAP;
PROVIDED, HOWEVER, that dividends or distributions paid on the Series A Preferred Interests shall not be counted to the extent that interest payments on the Notes have been taken into account in determining such Fixed Charges.

      "FORCE MAJEURE EVENT" has the meaning ascribed thereto in the Noteholder Completion Guaranty.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "GAI, LLC" means GAI, LLC, a Nevada limited-liability company.

      "GAI CONSULTING AGREEMENT" means the Consulting Agreement dated as of July 1, 1997, between GAI, LLC and the Company.

      "GAMING APPROVAL" means every license, finding of suitability, permit, authorization, registration or approval required to own, lease, operate or otherwise conduct the gaming activities of the Company or any of its Affiliates.

      "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Holdings or any of its Subsidiaries.

      "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

      "HOLDINGS" means Aladdin Gaming Holdings, LLC, a Nevada limited-liability company.

      "HOLDINGS COMMON MEMBERSHIP INTEREST" means the common membership interests of Holdings.

      "HOLDINGS SERIES A PREFERRED INTERESTS" means Holdings' Series A Preferred Membership Interests issued to London Clubs, AHL or the Trust pursuant to the Operating Agreement in exchange for any

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payments required pursuant to the Keep-Well Agreement or the Bank Completion
Guaranty where none of such parties is responsible for a default leading to such payment.

      "HOLDINGS SERIES B PREFERRED INTERESTS" means the Holdings' Series B Preferred Membership Interests issued to London Clubs, AHL or the Trust pursuant to the Operating Agreement in exchange for payments required pursuant to the Keep-Well Agreement or the Bank Completion Guaranty where one of such parties is responsible for a default leading to such payment.

      "IN BALANCE" shall have the meaning ascribed thereto in the Noteholder Completion Guaranty.

      "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guaranty by such Person of any indebtedness of any other Person. Except as stated under the penultimate paragraph under "Incurrence of Indebtedness and Issuance of Preferred Stock," the amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "INDEPENDENT CONSTRUCTION CONSULTANT" means Rider Hunt (NV), L.L.C. or any successor thereto acceptable to the Trustee.

      "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

      "IPO ENTITY" means Holdings, Enterprises or another entity which controls the Company.

      "ISSUE DATE" means February 26, 1998, the date of the Indenture.

      "KEEP-WELL AGREEMENT" means the Keep-Well Agreement dated the Issue Date, executed by AHL, London Clubs and Bazaar Holdings in favor of the Administrative Agent under the Bank Credit Facility and the Lenders.

      "LCNI" means London Clubs Nevada Inc., a Nevada corporation.

      "LENDERS" means the Lenders as defined in the Bank Credit Facility.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or

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agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "LONDON CLUBS" means London Clubs International, plc, a public limited company organized under the laws of England and Wales.

      "LONDON CLUBS PURCHASE AGREEMENT" means the Purchase Agreement dated September 24, 1997, among London Clubs, LCNI, AHL, Sommer Enterprises, the Sommer Trust and the Company, as amended as of the date of the Indenture.

      "MANAGEMENT FEE" means the fees payable by the Company to London Clubs pursuant to the Salle Privee Management Agreement in consideration for services to be provided by London Clubs to the Company.

      "MINIMUM ALADDIN FACILITIES" means, with respect to the Aladdin, at least 2,465 operating slot machines, 91 operating table games, an operating keno lounge, 1,870 restaurant seats, 1,750 usable parking spaces, 2,210 hotel rooms fit to receive guests, all banking, coin, security and other ancillary equipment and facilities necessary to operate the Aladdin on a 24 hour per day, seven days a week basis.

      "MINIMUM DESERT PASSAGE FACILITIES" means, with respect to the Desert Passage, at least 200,000 square feet of retail space, all necessary common areas and all appropriate points of direct access from the Desert Passage to the Aladdin and the exterior area surrounding the Aladdin.

      "MOUNTAIN SPA" means the Mountain Spa development located in Las Vegas, Nevada.

      "MUSIC PROJECT" means the pending project by Aladdin Music to develop, construct and operate the Music Project, as described in the Offering Memorandum.

      "MUSIC PROJECT FINANCING" means the incurrence by Aladdin Music of Indebtedness, the proceeds of which are utilized solely to finance the development, construction and operation of the Music Project.

      "MUSIC PROJECT SITE" means the 4.75-acre portion of the Project Site on which the Music Project is to be constructed.

      "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or distributions, as applicable, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities, by, or the extinguishment of any Indebtedness of, such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "NET PROCEEDS" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking fees and sales commissions, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Bank Credit Facility) on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "NOTE CONSTRUCTION DISBURSEMENT ACCOUNT" means the Disbursement Account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Disbursement Agreement into which a portion of the net proceeds of the Offering will be deposited.

      "NOTEHOLDER COMPLETION GUARANTY" means the Noteholder Completion Guaranty dated as of the Issue Date, executed by the Trust, London Clubs and Bazaar Holdings in favor of the Trustee.

      "NOTE REGISTRATION RIGHTS AGREEMENT" means the Note Registration Rights Agreement to be dated as of the Issue Date, among the Issuers and the Initial Purchasers.

      "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, liquidated damages and other liabilities payable under the documentation governing any Indebtedness.

      "ON SCHEDULE CERTIFICATE" shall have the meaning ascribed thereto in the Disbursement Agreement.

      "OPERATING" means, (i) with respect to the Aladdin, the first time that
(a) all Gaming Approvals have been granted and are not then revoked or suspended, (b) all Liens (other than Permitted Liens) related to the development, construction, and equipping of the Aladdin have been paid or, if payment is not yet due or if such payment is contested in good faith by Holdings, either (1) sufficient funds remain in the Construction Disbursement Account to discharge such Liens or (2) such Liens have been bonded, (c) the Independent Construction Consultant, the general contractor and the architect of the Aladdin shall have delivered one or more certificates to the Trustee each certifying that the Aladdin is complete in all material respects in accordance with the Approved Plans and Specifications therefor and all applicable building laws, ordinances and regulations, (d) the Aladdin is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (e) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the Aladdin with respect to at least the Minimum Aladdin Facilities, (f) a permanent or temporary certificate of occupancy has been issued for the Aladdin by the Clark County Building Department and (g) a notice of completion of the Aladdin has been duly recorded; and (ii) with respect to the Desert Passage, the first time that (a) the Desert Passage is in a condition (including installation of all furnishings, fixtures and equipment) to receive customers in the ordinary course of business, (b) retail operations in accordance with applicable law are open to the general public and are being conducted at the Desert Passage with respect to at least the Minimum Desert Passage Facilities, (c) a temporary certificate of occupancy has been issued for the Desert Passage by the Clark County Building Department and (d) a notice of completion of the Desert Passage has been duly recorded.

      "OPERATING AGREEMENT" means the Operating Agreement of Holdings, as amended from time to time.

      "OPERATING DEADLINE" means the date which is 28 months after the Issue Date; PROVIDED that, if a Force Majeure Event occurs, the Operating Deadline shall be extended for the amount of time that such Force Majeure Event exists but in no event shall the Operating Deadline be extended past the date which is 40 months after the Issue Date.

      "PARKING USE AGREEMENT" means the Common Parking Area Use Agreement to be dated as of the Issue Date, between the Company and Bazaar.

      "PERMITTED INVESTMENTS" means (i) any Investments in Holdings or in a Wholly Owned Restricted Subsidiary of Holdings; (ii) any Investments in Cash Equivalents; (iii) Investments by Holdings or any Restricted Subsidiary of Holdings in a Person that is evidenced by Capital Stock if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of Holdings or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Wholly Owned Restricted Subsidiary of Holdings; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings; (vi) Investments by Holdings or any of its Restricted Subsidiaries in an amount not to exceed $5.0 million in any Person that is engaged in a line of business permitted under the covenant entitled "--Line of Business"; (vii) receivables owing to Holdings or any of

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its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances; and (viii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business.

      "PERMITTED LIENS" means (i) Liens in favor of Holdings or any of its Restricted Subsidiaries; (ii) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into Holdings or any Restricted Subsidiary of Holdings; PROVIDED, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with Holdings or any Restricted Subsidiary of Holdings; (iii) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Aladdin; PROVIDED, HOWEVER, that Holdings has obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises after completion of the Aladdin, Holdings has bonded within a reasonable time after becoming aware of the existence of such Lien; (v) Liens securing obligations in respect of the Indenture or the Notes; (vi) Liens existing on the Issue Date; (vii) (a) Liens for taxes, assessments or governmental charges or claims or (b) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Aladdin, in the case of each of (a) and (b), with respect to amounts that either
(1) are not yet delinquent or (2) are being diligently contested in good faith by appropriate proceedings, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of Holdings and its Restricted Subsidiaries; (ix) a leasehold mortgage in favor of a party financing the lessee of space within the Aladdin; PROVIDED that neither Holdings nor any of its Restricted Subsidiaries is liable for the payment of any principal of, or interest or premium on, such financing; (x) Liens created by the Reciprocal Easement Agreement; (xi) Liens created by the Disbursement Agreement; (xii) Liens to secure all Obligations under the Bank Credit Facility or the Rate Protection Agreement (as defined in the Bank Credit Facility), as applicable, incurred pursuant to clauses (i),
(vii), (viii), (ix) and (xvi) of the second paragraph of the covenant described above under the caption "--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock"; (xiii) Liens to secure all Obligations under FF&E Financing incurred pursuant to clause (viii) and (x) of the second paragraph of the covenant described above under the caption "--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock"; (xiv) Liens to secure Indebtedness permitted by clause (vi) of the second paragraph of the covenant described above under the caption "--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock"; (xv) Liens incurred in connection with Hedging Obligations incurred pursuant to clause (vii) of the second paragraph under the covenant described above under the caption "--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock"; (xvi) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Restricted Subsidiaries in the ordinary course of business; (xvii) any judgment attachment or judgment Lien not constituting an Event of Default; and (xviii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of such Unrestricted Subsidiaries.

      "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the Accreted Value or principal amount, as the case may be,

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of such Permitted Refinancing Indebtedness does not exceed the Accreted Value or principal amount, as the case may be, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinate in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "PERSON" means any individual, corporation, partnership, limited-liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PLEDGE AGREEMENTS" means, collectively, the Pledge Agreement dated as of the Issue Date, to be executed by Holdings in favor of the Trustee pursuant to which Holdings will pledge all Series A Preferred Interests to the Trustee for the benefit of the holders of the Notes and the Pledge Agreement dated as of the Issue Date, to be executed by Holdings in favor of the Disbursement Agent, as agent for the Trustee, pursuant to which Holdings will pledge all of the amounts in the Note Disbursement Account to the Disbursement Agent, as agent for the Trustee, for the benefit of the holders of the Notes.

      "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or distributions, as applicable, or upon liquidation, dissolution, or winding up.

      "PRINCIPALS" means the Trust, or the beneficiaries of the Trust (whether current or contingent) as of the date hereof which control AHL or Sommer Enterprises, and London Clubs.

      "PROJECT SITE" means the approximately 35-acre parcel of property located in Las Vegas, Nevada on which the Complex is to be constructed.

      "QUALIFIED PUBLIC OFFERING" means a public offering of common stock of any IPO Entity which is registered under the Securities Act and results in proceeds of at least $50.0 million; PROVIDED, that immediately prior to such public offering, London Clubs, the Trust, or the beneficiaries of the Trust (whether current or contingent) as of the date hereof which control AHL or Sommer Enterprises, and holders of the Warrants and Warrant Shares each hold, directly or indirectly, their respective equity interests in the IPO Entity; PROVIDED, FURTHER, that London Clubs, the Trust, or the beneficiaries (whether current or contingent) of the Trust as of the date hereof which control AHL or Sommer Enterprises, and holders of the Warrants and Warrants Shares will use their reasonable best efforts to effect such public offering such that the holders of the Warrants and Warrant Shares (x) will not recognize income gain or loss for federal income tax purposes (other than as a result of a sale of their Warrant Shares in such public offering) and (y) will be subject to federal income tax in the same manner and at the same times as would have been the case if the Warrants were originally issued by the IPO Entity.

      "RECIPROCAL EASEMENT AGREEMENT" means the Construction, Operation and Reciprocal Easement Agreement to be dated as of the Issue Date, among the Company, Bazaar, Aladdin Music, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

      "RELATED PARTY" means, with respect to any Principal, any Subsidiary of such Principal.

      "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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      "SALLE PRIVEE MANAGEMENT AGREEMENT" means the Management Agreement dated the Issue Date, between the Company and London Clubs.

      "SERIES A PREFERRED INTERESTS" means the Company's Series A Preferred Membership Interests.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

      "SITE WORK AGREEMENT" means the Site Work, Development and Construction Agreement dated as of the Issue Date, among the Company, Aladdin Bazaar and AHL.

      "SOMMER ENTERPRISES" means Sommer Enterprises, LLC, a Nevada limited-liability company.

      "STATED MATURITY" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereto.

      "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (including an entity which is not treated as a separate entity for income tax purposes) (a) the sole general partner or the managing partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "TAX AMOUNT" means, with respect to any period, without duplication, the increase in the cumulative United States federal, state and local tax liability of holders of equity interests in Holdings or the Company (or, if such holder is a pass-through entity for United States income tax purposes, holders of its equity interests) in respect of their interests in Holdings or the Company for such period plus any additional amounts payable to such holders to cover taxes arising from ownership of such equity interests.

      "THEATER LEASE" means the lease of the Theater of the Performing Arts between the Company and Aladdin Music to be entered into prior to the opening of the Music Project.

      "TRUST" means the Trust under Article Sixth u/w/o Sigmund Sommer.

      "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Managers as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries; and (e) has at least one director on its Board of Managers or Board of Directors that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries. Any such designation by the Board of Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing

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conditions and was permitted by the covenant described above under the caption
"Certain Covenants-- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock," Holdings shall be in default of such covenant). Notwithstanding the above, each of AMH and Aladdin Music shall be an Unrestricted Subsidiary until such time as it is designated to be a Restricted Subsidiary pursuant to the terms of the last sentence of this definition. The Board of Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

      "WARRANT REGISTRATION RIGHTS AGREEMENT" means the Warrant Registration Rights Agreement to be dated as of the Issue Date, among Enterprises and the Initial Purchasers.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness.

      "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      "WORKING CAPITAL FACILITY" means a credit facility pursuant to any agreement or agreements for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Company's general corporate requirements and any amendment, supplement, extension, modification, renewal, replacement or refinancing from time to time, including any agreement to renew, extend, refinance or replace all or any portion of such facility.

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                 DESCRIPTION OF NOTEHOLDER COMPLETION GUARANTY
                           AND DISBURSEMENT AGREEMENT

NOTEHOLDER COMPLETION GUARANTY


        London Clubs, the Trust and Bazaar Holdings (collectively, the "Guarantors") have entered into a guaranty of performance and completion (the "Noteholder Completion Guaranty") in favor of the Trustee (for the benefit of the Noteholders). The following summary of the material terms and provisions of the Noteholder Completion Guaranty does not purport to be a complete summary of the Noteholder Completion Guaranty and is qualified in its entirety by reference to the Noteholder Completion Guaranty, including definitions of certain terms used below. The Noteholder Completion Guaranty provides that the Guarantors jointly and severally guarantee, among other things, to the Trustee (for the benefit of the Noteholders) and covenant and agree to make any and all payments to or on behalf of the Company as may be necessary in order to permit and assure that:


    (i) the Company will promptly carry out the work required for the construction of the Aladdin with due diligence and continuity, in an expeditious and first-class workmanlike manner in accordance with the Approved Plans and Specifications (as defined below) in all material respects and will correct as soon as possible any material defect in such work or material deviation from the Approved Plans and Specifications;

    (ii) the Company will punctually pay all costs, expenses and liabilities incurred by the Company in connection with the construction of the Aladdin in accordance with the Approved Plans and Specifications, and all claims and demands for labor, material and services incurred by the Company prior to completion of the work and in connection with cost overruns of any type and all amounts which the Company may be required to pay from time to time in order to keep the project "In Balance" as such term is defined in the Noteholder Completion Guaranty;

   (iii) the Company will complete the construction of the required Minimum Aladdin Facilities on schedule and in accordance with the Approved Plans and Specifications lien-free other than Permitted Liens;

    (iv) the Company will provide the expertise necessary to supervise such work at no cost to the Trustee;

    (v) in the event the Guarantors fail to pay and/or perform their respective obligations under the Noteholder Completion Guaranty, the Trustee (in addition to any other rights and remedies afforded by applicable law) may pay and perform the Guaranteed Obligations on behalf of the Guarantors, in which case the Guarantors, upon demand, must reimburse the Trustee for all costs, expenses and liabilities incurred in connection therewith; and

    (vi) the Guarantors shall pay the Trustee all reasonable out-of-pocket costs and expenses of the Trustee in connection with the enforcement of the Noteholders' rights and remedies under the Noteholder Completion Guaranty.

      The obligations of the Guarantors under the Noteholder Completion Guaranty are subject to certain important qualifications. In particular, the Trustee may not exercise any rights or declare any default under the Noteholder Completion Guaranty and shall not pursue any remedies thereunder including, but not limited to demanding payment or performance during any period that the Bank Completion Guaranty is in effect and the Guarantors thereunder have not been released in writing by the Bank Lenders. Notwithstanding the foregoing, however, the Trustee shall be permitted to exercise any and all rights, declare a default, commence enforcement proceedings and pursue any and all remedies under the Noteholder Completion Guaranty:

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    (i) at any time prior to the date that any funds have been advanced or disbursed to the Company pursuant to the Bank Credit Facility;

    (ii) at any time prior to Completion and from after the date on which all indebtedness evidenced and secured by the Bank Credit Facility has been indefeasibly paid in full and the Bank Lenders have released the Guarantors in writing from their obligations under the Bank Completion Guaranty; and

   (iii) at any time after which all of the following events have occurred and are continuing:

       (a) an event of default under the Bank Completion Guaranty has occurred and is continuing and such event of default has remained uncured for the number of applicable Trigger Days (as defined herein);

       (b) a Funding Cessation (as defined herein) has occurred and is continuing for the aggregate number of applicable Trigger Days; PROVIDED, HOWEVER, in no event shall aggregate Funding Cessations exceed 180 days in the aggregate (which shall be extended for the number of days during which a Force Majeure Event (as defined below) or Insolvency Proceeding of the Company which impairs the Bank Lenders directly or indirectly from enforcing the Bank Completion Guaranty has occurred and is continuing which such extension shall terminate upon the filing by the Bank Lenders of an action against the Guarantors under the Bank Completion Guaranty to enforce the obligations of the Guarantors thereunder which are susceptible of performance notwithstanding the Insolvency Proceeding of the Company) in any consecutive 365 day period; and

       (c) the construction work which has been substantially completed in accordance with the Approved Plans and Specifications (as certified by the Construction Consultant) on the date in question has not progressed to the stage of completion set forth for such date (subject to any extensions based upon Force Majeure Events or an Insolvency Proceeding of the Company which impairs the Bank Lenders, directly or indirectly, from enforcing the Bank Completion Guaranty has occurred and is continuing, which such extension shall terminate upon the filing by the Bank Lenders of an action against the Guarantors under the Bank Completion Guaranty to enforce the obligations of the Guarantors thereunder which are susceptible of performance notwithstanding the Insolvency Proceeding of the Company) in the Construction Benchmark Schedule (as defined in the Noteholder Completion Guaranty).

      The Noteholder Completion Guaranty also provides that performance in all material respects of the obligations of the Guarantors under the Bank Completion Guaranty (as in effect on the Issue Date, or as may be amended from time to time so long as in connection with each such amendment the Construction Consultant certifies to the Trustee that, after giving effect to such amendment, (i) the Minimum Aladdin Facilities are still capable of being completed by the Operating Deadline, and (ii) the Guarantors have consented to such amendment) shall be deemed to be performance of the corresponding obligations under the Noteholder Completion Guaranty and performance in all material respects of the obligations of the Guarantors under the Noteholder Completion Guaranty shall be deemed to be performance of the corresponding obligations under the Bank Completion Guaranty.

      Under the Noteholder Completion Guaranty, the Trustee covenants and agrees that (i) the right of the Trustee to demand payment and/or performance of the obligations under the Noteholder Completion Guaranty, to exercise any rights, remedies and options and/or to commence enforcement proceedings under the Noteholder Completion Guaranty shall be subject to the delivery by the Trustee of a written notice to the Administrative Agent no later than 10 business days prior to the making of such demand for payment and/or performance, exercise of rights remedies and options, or commencement of enforcement proceedings, as applicable, (ii) the Bank Lenders shall have all rights at law and equity including, without

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limitation, the right to seek an injunction or other extraordinary remedy to prevent or prohibit the making of any demand for payment and/or performance, exercise of rights remedies and options, or commencement of enforcement proceedings by the Trustee which is in contravention of the "standstill" provisions of the Noteholder Completion Guaranty described above, and (iii) the Noteholder Completion Guaranty shall not have been amended, modified, and/or amended and restated without the prior written consent of the Administrative Agent in its sole discretion; provided that the consent of the Administrative Agent shall not be required in connection with corrective amendments required to be made to the Noteholder Completion Guaranty as and when corresponding amendments are made to the Bank Completion Guaranty.

      In addition, the Trustee on its own behalf and on behalf of the Noteholders has covenanted and agreed that the rights, remedies and options of the Trustee under the Noteholder Completion Guaranty in no way restrict the rights and remedies of the Administrative Agent and the Bank Lenders under the Bank Credit Facility or any security therefor including, without limitation, the right to commence and prosecute to completion enforcement of the Bank Credit Facility and any documents evidencing or securing the obligations under the Bank Credit Facility. The Trustee agreed on its own behalf and on behalf of the Noteholders that no Person shall have any right whatsoever to interpose a right of offset, defense, claim or counterclaim with respect to any enforcement of the Bank Credit Facility documents based upon a claim that the Trustee has the right to performance of the guaranteed obligations before such enforcement can be commenced or prosecuted or judgment thereon can be executed by or on behalf of the Bank Lenders.

      "Approved Plans and Specifications" shall mean all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Aladdin, as delivered to the Trustee on the Issue Date, as the same may be (x) finalized in a manner that reflects a natural evolution of their status on the date hereof and in a manner consistent with the standards set forth in the Credit Agreement with respect to the Bank Credit Facility (the "Bank Credit Agreement") and (y) amended in accordance with the Bank Credit Agreement.

      "Construction Benchmark Schedule" shall have the meaning set forth in the Noteholder Completion Guaranty and the Bank Credit Agreement.

      A "Funding Cessation" shall occur at any time that funds are unavailable to the Company (from any source whatsoever) to fund draws under the Bank Credit Facility in an amount equal to 75% of the draw request in question or the Construction Consultant fails to deliver the On Schedule Certificate as contemplated by the Engagement Letter among Rider Hunt (NV) L.L.C., the Administrative Agent, the Disbursement Agent, the Trustee, and others.

      "Force Majeure Event" shall mean any event which is defined as a "Force Majeure" in the Design/ Build Contract and/or that causes a delay in the construction of the Aladdin and is outside the Company's control but only to the extent (a) such event does not arise out of (i) the negligence, willful misconduct or inefficiencies of the Company, (ii) late performance by the Design/Builder or ADP, (iii) any cause or circumstances resulting in delays, stoppage or any other interference with the construction of the Aladdin caused by the insolvency, bankruptcy or any lack of funds by the Company, any of the other Project Parties (as defined herein), the Energy Provider, Unicom, and/or ADP or (iv) delays, stoppage or other interference with the construction of the Aladdin caused by the insolvency, bankruptcy or any lack of funds by Bazaar, Aladdin Music and/or the construction contractors and project architects with respect to the Mall Project, the Music Project and/or the Energy Project, and
(b) such event consists of an Act of God (such as tornado, flood, hurricane, etc.), fires and other casualties; strikes, lockouts or other labor disturbances (except to the extent taking place at the Project Site only); riots, insurrections or civil commotions; embargoes, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the Issue Date, but only to the extent caused by another act, event or condition covered by this clause (b); sabotage; vandalism; the requirements of law, statutes, regulations and other legal requirements enacted after the Issue Date (unless the Company should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); orders or judgments; or any similar types of events, provided, that (x) the Company has sought to mitigate the impact of the delay, (y) any delay resulting from the foregoing shall not exceed 365 days, and (z) the period during which a Force Majeure Event exists shall commence on the date that the Company has given the Trustee and the Administrative Agent written notice describing in reasonable detail the event which constitutes a Force Majeure Event and the Trustee and the Administrative Agent have confirmed the existence of such Force Majeure Event on the date of such notice and shall end on the date that such Force Majeure Event no longer exists, whether or not notice is given to the Trustee and the Administrative Agent, as determined by the Construction Consultant.

      "Trigger Days" shall be defined as follows:

    (i) an aggregate of 60 calendar days during any period in which the Bank Lenders have disbursed more than $1 and up to and including $35.0 million of the Bank Credit Facility to the Company;

    (ii) an aggregate of 90 calendar days during any period in which the Bank Lenders have disbursed more than $35.0 million and up to and including $70.0 million of the Bank Credit Facility to the Company;

   (iii) an aggregate of 120 calendar days during any period in which the Bank Lenders have disbursed more than $70.0 million and up to and including $110.0 million of the Bank Credit Facility to the Company; and

    (iv) an aggregate of 180 calendar days during any period in which the Bank Lenders have disbursed more than $110.0 million of the Bank Credit Facility to the Company.

DISBURSEMENT AGREEMENT

        The Company, Holdings, Scotiabank, as the Administrative Agent under the Bank Credit Facility, the Trustee, Scotiabank, as the Disbursement Agent on behalf of the Bank Lenders and the Trustee (the "Disbursement Agent") and as Securities Intermediary and the Servicing Agent, entered into the Disbursement Agreement concurrently with the closing of the Offering. The following summary of the material provisions of the Disbursement Agreement does not purport to be a complete summary of the Disbursement Agreement and is qualified in its entirety by reference to the Disbursement Agreement, including the definitions therein of certain terms used below. Capitalized terms that are used hereunder but not otherwise defined in this Prospectus have the meanings assigned to them in the Disbursement Agreement.

      Pursuant to the Disbursement Agreement, on the Issue Date approximately $35 million of the net proceeds of the Offering were deposited into the Note Construction Disbursement Account, which is subject to the sole dominion and control of the Disbursement Agent on behalf of the Trustee (for the benefit of the Noteholders) and the proceeds from the Term B Loan and the Term C Loan were advanced to the Company and thereafter deposited by the Company into the Cash Collateral Account, which is subject to the sole dominion and control of the Disbursement Agent on behalf of the Bank Lenders who have made the Term B Loans and the Term C Loans. All funds in the Note Construction Disbursement Account are pledged to the Disbursement Agent for the benefit of the Trustee to secure repayment of the Notes and all funds in the Cash Collateral Account are pledged to the Disbursement Agent to secure repayment of the Term B Loans and Term C Loans. The Disbursement Agreement establishes the conditions to, and the sequencing of, the making of disbursements of the proceeds of the Offering, the funds from the Term B Loan and Term C Loan and the advances of the Term A Loan and from other sources. Pursuant to the Disbursement Agreement, (i) all of the proceeds from the Offering must be expended before any proceeds from the Term B Loan and Term C Loan may be disbursed; (ii) the proceeds from the Term B Loan and the Term C Loan will be disbursed pro rata; and (iii) advances under the Term A Loan will only be made after all of the proceeds of the Term B Loan and Term C Loan are expended (other than to fund draws under Letters of Credit which are issued as part of the Bank Credit Facility). The drawdown of funds under the FF&E Financing will not be subject to the provisions of the Disbursement Agreement.

      The Disbursement Agreement authorizes disbursement from the Note Construction Disbursement Account and the Cash Collateral Account only upon the satisfaction of various conditions precedent set forth in the Disbursement Agreement. These conditions include, among other things:

    (i) delivery by the Company of a disbursement request and certificate certifying as to, among other things, (a) the application of funds to be disbursed, (b) the substantial conformity of construction undertaken to date with the Approved Plans and Specifications, as amended from time to time, in accordance herewith, (c) the expectation that the Aladdin will be completed by the Operating Deadline, (d) the accuracy of the budget for the construction of the Aladdin, as amended from time to time in accordance with the Bank Credit Agreement, (e) the sufficiency of remaining funds to complete the Aladdin by the Operating Deadline, (f) compliance with line item budget allocations, taking into account allocations for contingencies; (g) the accuracy of the representations and warranties contained in the Disbursement Agreement, the other Loan Documents, the Bank Completion Guaranty, the Noteholder Completion Guaranty, and the other material project documents (collectively, the "Operative Documents"), as if made on such date (except those that relate to a different date) unless the failure of the foregoing to be the case would not have a material adverse effect on the financial condition, business, property, prospects or the ability of the Company, and to the Company's knowledge each of AHL, Holdings, London Clubs, LCNI, Design/Builder and Fluor (collectively, the "Project Parties") to perform in all material respects their respective obligations under the Operative Documents to which they are a party; (h) the Operative Documents continue to be in full force and effect and (i) the absence of an event of default with respect to certain material covenants in the Operative Documents which would be reasonably likely to cause a material adverse effect on the financial condition, business, property, prospects or the ability of the Company or (to the Company's knowledge) any of the Project Parties to perform their respective obligations under the Operative Documents to which they are a party;

    (ii) the absence of any default or an event of default (each as defined in the Bank Credit Agreement) with respect to the Operative Documents which would be reasonably likely to cause a material adverse effect on the financial condition, business, property or prospects of the Company, or to the Company's knowledge of the Project Parties and their ability to perform in all material respects their respective obligations under the Operative Documents to which they are a party;

   (iii) delivery by the Construction Manager, the Construction Consultant and the Project Architect of certificates corroborating various matters set forth in the Company's disbursement request and certificate;

    (iv) compliance by the Guarantors under the Bank Completion Guaranty and London Clubs and AHL, as Sponsors, of their respective obligations under the Keep-Well Agreement;

    (v) receipt by the Company of the governmental approvals required to be in effect at such time;

    (vi) delivery by the Company to the Disbursement Agent of the acknowledgment of payment and lien releases required under the Disbursement Agreement;

   (vii) the procurement of all insurance policies required under the Disbursement Agreement, including required endorsements,

  (viii) the absence of pending material litigation which materially and adversely affects the financial condition, business, property, prospects or ability of the Company or the Project Parties to perform in all material respects their respective obligations under the Operative Documents to which they are a party;

    (ix) all of the documents evidencing the Disbursement Agent's security interest in the proceeds, if any, in the Note Construction Disbursement Account (for the sole and exclusive benefit of the Trustee and the Noteholders) and in the Series A Preferred Interests, and the Bank Lenders' security interest in the collateral pledged as security under the Bank Credit Facility being in full force and effect;

    (x) the absence of any material adverse change in the financial condition, business, property, prospects or the ability of the Company and the Project Parties to perform in all material respects their respective obligations under the Operative Documents to which they are a party;

    (xi) delivery of title insurance endorsements which increase the amount of title insurance coverage by the amount of such advances and which insure the first priority of the Deed of Trust;

   (xii) payment of all applicable fees and expenses; and

  (xiii) delivery of amounts required in order for the Project Budget and all contingencies and reserves to be In Balance.

      The Disbursement Agreement establishes procedures for the approval by the Bank Lenders of amendments to the Approved Plans and Specifications. Pursuant to the Disbursement Agreement, the Approved Plans and Specifications may be amended by the Company, the Guarantors and the Bank Lenders at any time so long as in connection with each such amendment, the Construction Consultant certifies to the Trustee that (i) after giving effect to the amendment, the Approved Plans and Specifications (as so amended) continue to call for the construction of the Aladdin Minimum Facilities; (ii) after giving effect to the amendment, the Approved Plans and Specifications (as so amended), will continue to permit the Aladdin Minimum Facilities to be completed on or prior to the Operating Deadline, and (iii) the Guarantors have consented in writing to such amendment.

      Pursuant to the Disbursement Agreement, with the approval of each disbursement, the Construction Consultant (to the extent that the circumstances factually permit the Construction Consultant to do so in good faith) has agreed to provide the Lenders and the Trustee with a certificate which provides in substance that as of such date the Minimum Aladdin Facilities continue to be capable of being completed in accordance with the Approved Plans and Specifications on or before the Operating Deadline (the "On Schedule Certificates"). In addition, the Administrative Agent has agreed to send to the Trustee a copy of each written notice of any default or event of default under the Bank Credit Agreement which the Administrative Agent sends to the Company.

           DESCRIPTION OF CERTAIN INDEBTEDNESS AND OTHER OBLIGATIONS

    The following discussion summarizes the material terms of certain material financing agreements which are either in place or are currently being negotiated between the Company (and/or the Controlling Stockholders) and various other parties. This summary does not purport to be complete and is qualified in its entirety by reference to the full agreements described herein once finalized and executed. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the agreement being described (unless otherwise indicated).

BANK CREDIT FACILITY

    GENERAL DESCRIPTION OF THE BANK CREDIT FACILITY. The Company has entered into the Bank Credit Facility with a syndicate of lenders (the "Bank Lenders"), Scotiabank, as Administrative Agent, CIBC Oppenheimer Corp. as documentation agent (the "Documentation Agent"), and Merrill Lynch Capital Corporation ("Merrill"), as the syndication agent ("Syndication Agent"). The Bank Credit Facility, which comprises senior secured construction/term loan facilities, consists of three construction/term loans: (i) the $136.0 million Term A Loan that has a stated maturity date of seven years from the closing date of the Bank Credit Facility (the "Bank Closing Date"), (ii) the $114.0 million Term B Loan that has a stated maturity date of eight and one half years from the Bank Closing Date, and (iii) the $160.0 million Term C Loan that has a stated maturity date of ten years from the Bank Closing Date (each term loan, a "Loan"). The Loans will convert from construction loans into amortizing term loans on a date (the "Conversion Date") which is the earlier of (x) the issuance of a permanent certificate of occupancy for the Aladdin (which must include appropriate parking facilities) and operating permits for the Plant or (y) the completion of the Aladdin and the Plant as determined by the Administrative Agent and the Construction Consultant. The proceeds of the Bank Credit Facility shall be used by the Company to finance a portion of the main Project Costs. The maximum amount of the Bank Credit Facility shall be $410.0 million plus, subject to certain conditions, certain additional amounts as described under "Description of the Notes-- Certain Covenants."


    On the date on which the initial Advance was made, the Bank Lenders that had committed to make the Term B Loan and the Term C Loan, advanced their respective committed amounts thereof to an account (the "Cash Collateral Account") over which the Disbursement Agent has dominion and control, and a perfected first security interest for the benefit of the Bank Lenders which have advanced the Term B Loan and the Term C Loan. The proceeds of the Term B Loan and the Term C Loan were not permitted to be disbursed from the Cash Collateral Account until all of the proceeds of the Offering had been expended. In June, 1998, the Company began to use a portion of such proceeds in the construction of the Aladdin. The use of the remaining proceeds of the Term B Loan and Term C Loan in the construction of the Aladdin is subject to the satisfaction of the conditions in the Disbursement Agreement. All the proceeds of the Term B Loan and the Term C Loan must be fully disbursed from the Cash Collateral Account prior to any advance of the Term A Loan (other than advances of the Term A Loan which are made to reimburse Scotiabank (in such capacity, the "LC Issuer") for disbursements made in respect of Letters of Credit which have been drawn upon). Disbursements from the Cash Collateral Account (with respect to the Term B Loan and the Term C Loan) and advances of the Term A Loan shall be made in accordance with the Disbursement Agreement but no advances under the Bank Credit Facility shall be made on or after the Conversion Date.


    LETTERS OF CREDIT. The Bank Credit Facility provides that the Company may from time to time (prior to a certain period preceding the Conversion Date) request that one or more letters of credit (the "Letters of Credit") be issued or extended if required as a deposit by suppliers and/or contractors providing materials to the Aladdin; PROVIDED, HOWEVER, no Letter of Credit shall be issued for the Gaming Equipment and Specified Equipment which is covered by the FF&E Financing. The aggregate amount of such Letters of Credit shall not exceed $20.0 million.

    MATURITY DATE OF THE BANK CREDIT FACILITY. The entire outstanding principal balance of the Loans, together with all unpaid interest thereon and other amounts due to the respective Bank Lenders under the documents pursuant to which the Loans were made (the "Loan Documents") is due and payable in immediately available funds on the stated maturity date of each Loan.

    The maturity dates of the Loans shall be the earlier of (a) the date upon which the Loans become immediately due and payable by reason of the occurrence of an event of default under the Loan Documents (beyond the expiration of applicable grace, notice and cure periods) and (b) the above mentioned stated maturity date for each Loan.

    INTEREST RATE. At the Company's option, the Loans will bear interest at either Scotiabank's (i) alternate base rate (the "Alternate Base Rate" or "ABR") or (ii) reserve adjusted LIBOR plus, in each case, the applicable following margins.

        (a) In the case of the Term A Loan and prior to the date which is 6 months after the Conversion Date, the following margin applies: Alternate Base Rate +200 bps and reserve adjusted LIBOR +300 bps.

        (b) As regards the Term A Loan, from and after the date which is six months after the Conversion Date, the applicable margin set forth in the currently effective compliance certificate applies:

                                                               ALTERNATE BASE
TOTAL DEBT TO EBITDA                                                RATE            LIBOR
-----------------------------------------------------------  ------------------  ------------
greater than or equal to 4.0x..............................          +175 bps        +275 bps
less than 4.0x and greater than or equal to 3.5x...........          +150 bps        +250 bps
less than 3.5x and greater than or equal to 3.0x...........          +100 bps        +200 bps
less than 3.0x and greater than or equal to 2.5x...........           +75 bps        +175 bps
less than 2.5x.............................................           +50 bps        +150 bps

        (c) With respect to the proceeds of the Term B Loan and the Term C Loan which are being held in the Cash Collateral Account, the Alternate Base Rate margin shall be +100 bps and the reserve adjusted LIBOR margin is +200 bps.

        (d) With respect to all portions of the Term B Loan and the Term C Loan which have been disbursed from the Cash Collateral Account, the Term B Loan and Term C Loan will bear interest based at either LIBOR or the Alternate Base Rate, in both cases, plus a certain margin.

    OPTIONAL PREPAYMENTS. The Bank Credit Facility allows the Company to prepay, at its option, certain of the Loans under certain conditions.

    SCHEDULED AMORTIZATION. From and after the Conversion Date, the principal amount of the Bank Credit Facility will be amortized (the "Scheduled Amortization") on certain scheduled quarterly dates (ranging from 20 scheduled quarters for the Term A Loan, 26 scheduled quarters for the Term B Loans and 32 scheduled quarters for the Term C Loan) and in certain amounts (ranging from $4.0 million to $10.0 million per quarter for the Term A Loan, $300,000 to $20.0 million per quarter for the Term B Loan, and $400,000 to $25.5 million per quarter for the Term C Loan).

    MANDATORY PREPAYMENTS. From and after the Conversion Date, the Company shall make mandatory prepayments of principal (the "Mandatory Prepayments") in addition to the Scheduled Amortization on certain scheduled quarterly dates and in certain amounts based on a percentage of the Excess Cash Flow from the Aladdin. In addition to the foregoing payments and the Scheduled Amortization, the entire outstanding principal balance of the Bank Credit Facility shall become immediately due and payable (and any outstanding Letters of Credit shall be cash collateralized) and the obligation of any Bank Lender which has committed to make a Term A Loan or participate in the Letters of Credit shall automatically terminate (a) upon a sale, transfer or conveyance of or borrowing against (whether or not secured by) the

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Aladdin not otherwise permitted by the Loan Documents, (b) a change of control
(as defined in the Bank Credit Facility) or (c) if no disbursement of any proceeds of the Term B Loan or the Term C Loan is made from the Cash Collateral Account within twelve months after the Bank Closing Date (subject to Force Majeure Events). Subject to certain Bank Lenders' rights to elect not to receive a Mandatory Prepayment, Mandatory Prepayments of the Bank Credit Facility will be applied in the inverse order against the Scheduled Amortization PRO RATA among the Term A Loan, the Term B Loan and the Term C Loan. The Loan Documents provide, in relevant part, that the amount of any Mandatory Prepayment of the Term B Loan and the Term C Loan which is due from the Company with respect to a change of control of the Company or the interests of the Sponsors (excluding a transfer of the Sponsor interests resulting from the exercise of warrants issued in connection with the Notes) shall be 101% of the principal amount of the Term B Loan and the Term C Loan.

    COMMITMENT FEE. From and after the Bank Closing Date and until the Conversion Date, a non-refundable fee (the "Term A Loan Commitment Fee") in the amount of 0.5% per annum of the unfunded portion of the Term A Loan shall accrue on the daily average unfunded portion of the Term A Loan. The Term A Loan Commitment Fee shall be payable to the Bank Lenders which have made a commitment to make the Term A Loan on the last business day of each calendar quarter in arrears in proportion to their respective unfunded commitments of the Term A Loan.

    SECURITY. As security for the Bank Credit Facility, the Company has entered into a deed of trust in favor of the Bank Lenders securing the Notes and all obligations of the Company under the Loan Documents, encumbering the Aladdin (including any and all leasehold interests) as a first priority lien, subject only to those title exceptions approved by the Administrative Agent.

    The Company has assigned all present and future leases, rents, issues and profits in favor of the Bank Lenders, assigning to the Bank Lenders such leases pertaining to the Aladdin, including the Ground Leases and the Theater Lease and, to the extent they are assignable, the contracts, agreements, proposals, permits, approvals, plans and specifications pertaining to the Aladdin.

    In addition, the Company has entered into security agreements granting to the Bank Lenders a continuing first priority security interest in all accounts, accounts receivable, all reserves, all licenses (other than liquor licenses and those granted pursuant to Gaming Approvals to the extent they cannot be assigned), Specified Equipment and Gaming Equipment installed in, affixed to, placed upon and used in connection with the Aladdin which are owned or leased by the Company (subject to the rights of the FF&E Lender under the FF&E Financing), the Marks and all other tangible or intangible personal property owned by the Company.

    As further security for the Bank Credit Facility, (a) AHL has entered into a pledge and security agreement pledging all of its interest in Sommer Enterprises to the Bank Lenders; (b) Sommer Enterprises has entered into a pledge and security agreement pledging all of its interests in Enterprises and Holdings to the Bank Lenders; (c) Enterprises has entered into a pledge and security agreement pledging all of its interests in Holdings (other than the interests relating to the Warrants which have been issued by Enterprises in connection with the Offering) to the Bank Lenders; (d) Holdings has entered into a pledge and security agreement pledging all of its interest in the Company to the Bank Lenders other than the Series A Preferred Interests; (e) the Company has entered into a pledge and security agreement pledging all of its interest in AMH to the Bank Lenders; (f) AMH has entered into a pledge and security agreement pledging all of its interest in Aladdin Music to the Bank Lenders; (g) LCNI has entered into a pledge and security agreement pledging all of its interest in Holdings to the Bank Lenders; and (h) Holdings has entered into a pledge and security agreement pledging all of its interest in Capital to the Bank Lenders. The pledges of the equity securities of those entities registered as holding companies or licensed by the Nevada Commission will require the approval of the Nevada Commission in order to remain effective. In addition, if such companies are registered and licensed (as applicable), separate approvals will be required to foreclose on the pledges and such approvals will require the licensing of the Bank Lenders unless such requirement is waived by the Nevada Gaming Authorities upon application by the Bank Lenders. Furthermore, if the Company is licensed by the Nevada Gaming Authorities at any time during the term of the Bank Credit Facility, the Bank Lenders will be subject to being called forward by the Nevada Gaming Authorities, in their descretion, for licensing or a finding of suitablility as lenders to a Company Licensee.

    IN BALANCE REQUIREMENTS. The Bank Credit Facility and the Disbursement Agreement include loan balancing provisions requiring the Company to deposit additional monies into the Cash Collateral Account if the Administrative Agent and the Bank Lender's Consultant reasonably determine that the Bank Credit Facility is not "In Balance." The Bank Credit Facility will be considered "In Balance" when undisbursed portions of the Bank Credit Facility allocated to each line item category in the Budget equals or exceeds such line item category, contingency requirements have been satisfied and the guaranteed maximum price is in effect.

    AFFIRMATIVE COVENANTS. The Bank Credit Facility contains customary affirmative covenants for the type of transaction proposed, including, without limitation, the following: (a) the Company will construct the Aladdin and perform all the work required under the other Loan Documents, (b) the Company will operate the Aladdin as a first-class casino hotel, (c) the Company will maintain adequate reserves and (d) the Company will provide the Administrative Agent with certain financial information.

    NEGATIVE COVENANTS. The Bank Credit Facility contains customary negative covenants for the type of transaction proposed, including, without limitation, the following: (a) restrictions on the incurrence of debt, sale leasebacks and contingent liabilities; (b) restrictions on making dividends or similar distributions; (c) restrictions on the incurrence of liens or other encumbrances; (d) restrictions on the sale of assets or other similar transfers;
(e) restrictions on investments or acquisitions; (f) restrictions on mergers, consolidations and similar combinations; (g) restrictions on transactions with affiliates; (h) limitations on capital expenditures; (i) restrictions on adjustments or reallocations against line items in the Budget; and (j) restrictions on any amendment or modification of certain material agreements. Any restrictions on the transfer of and agreements not to encumber the equity securities of any registered holding company of the Company will require the approval of the Nevada Commission in order to remain effective.

    FINANCIAL COVENANTS. The Bank Credit Facility contains certain financial covenants, including, without limitation, the following: minimum fixed charge coverage; minimum interest coverage; maximum debt to EBITDA; minimum EBITDA and minimum net worth.

    EVENTS OF DEFAULT. The Bank Credit Facility contains events of default customary for the type of transaction proposed including, without limitation, a cross-default to other indebtedness or agreements of the Company, London Clubs, the other Sponsors and the Guarantors under the Bank Completion Guaranty.

FF&E FINANCING


    LEASE FACILITY. The Company entered into a lease facility (the "Lease Facility") with the FF&E Lender for the purpose of acquiring approximately $60 million of new furniture and equipment (other than gaming equipment) for the Aladdin. The Lease Facility contains provision as described herein and is structured as a lease intended for security (the "Lease"). The Company will be considered the owner of the Specified Equipment (as defined herein) for tax purposes and the lease will be treated as an operating lease for accounting purposes. The lease will commence on the date on which the Aladdin will be completed (the "Construction Completion Date" or the "Basic Lease Term Commencement Date") and will terminate three years from the Basic Lease Term Commencement Date (the "Basic Lease Term"), however, the Lease may be renewed up to two one-year renewals from the end of the Basic Lease Term (the "Renewal Lease Term").

    Payments will be made quarterly, in arrears, calculated such that there will be 80% amortization of principal at the end of the Basic Lease Term and the maximum two Renewal Lease Terms. The remaining balloon payment will be twenty percent of the principal.

    A lease rental factor (the "Lease Rental Factor") will be calculated to be 5.6639% of 100% of the Company's acquisition cost of the Specified Equipment up to $60.0 million (the "Lease Funding Amount") per quarter. The Lease Rental Factor was calculated at an interest rate of 10.444% which represents a spread of 478 bps over the reserve adjusted 90-day LIBOR (the "Base Index") (5.9375%). Five days prior to the Basic Lease Term Commencement Date, the Lease Rental Factor will be adjusted and calculated on the basis of the floating rate Base Index plus the higher of (a) 478 bps, or (b) the weighted average spread used to calculate the interest rate on the Bank Credit Facility plus 125 bps, and such spread shall be maintained throughout the Basic Lease Term and any available Renewal Lease Terms. The Lease Rental Factor will be adjusted quarterly based on changes to the Base Index.


    Subject to the satisfaction of the conditions precedent and to there being no default, the FF&E Lender will commence funding of deliveries of the Specified Equipment and/or the Gaming Equipment (as defined herein) beginning six months prior to the Construction Completion Date (the "Interim Funding Date").


    An interim lease funding amount (the "Interim Lease Funding Amount") of up to $60.0 million will be available, subject to no default then having occurred and continuing under the Company's financing, construction or other material agreements, and satisfaction of all conditions precedent to funding. Advances of the Interim Lease Funding Amount shall be made once per month during the Interim Funding Period. Any Interim Lease Funding Amount advanced under the Lease Facility shall be made under an interim schedule, which shall be converted to a final schedule under the Lease on the Basic Lease Term Commencement Date.

    The interim lease repayment terms (the "Interim Lease Repayment Terms") will be floating rate interest-only payments due monthly in arrears during the period from the Interim Funding Date through the Construction Completion Date (the "Interim Funding Period") based on the Interim Lease Funding Amount. At the Company's option, interest will be calculated at either (a) the reserve adjusted 30-day LIBOR on the date of determination ("30-day LIBOR") plus the higher of
(i) 478 bps, or (ii) the weighted average spread used to calculate the interest rate of the Bank Credit Facility plus 125 bps, or (b) the prime rate published in the Wall Street Journal on the date of the determination (the "Prime Rate") plus 275 bps, and such spread shall be fixed throughout the Interim Funding Period, and 30-day LIBOR or the Prime Rate will be adjusted monthly based on changes thereto.

    Subject to certain provisions, at the end of the Basic Lease Term or any Renewal Lease term, the Company may (i) purchase all, but not less than all, of the Specified Equipment at a fixed purchase price, estimated to represent the Specified Equipment's then fair value, (ii) renew the Lease for all, but not less than all, of the Specified Equipment for up to two additional one-year terms, or (iii) return all, but not less than all, of the Specified Equipment to the FF&E Lender subject to certain return conditions, including payment of a contingent rental amount.

    Upon termination of the Lease at the end of the Basic Lease Term or any Renewal Lease term, should the Specified Equipment be returned to the FF&E Lender by the Company, the FF&E Lender will calculate a contingent rental for the full lease term, on a quarterly basis, based on certain factors.


    TERM LOAN FACILITY. The Company has entered into a $20 million five year term loan facility (the "Term Loan Facility") with the FF&E Lender for the purposes of purchasing new gaming equipment for the Aladdin. The Term Loan Facility contains terms as described herein. The term loan commencement date is the Construction Completion Date (the "Term Loan Commencement Date").

    Payments shall be made quarterly, in arrears, calculated such that principal will be amortized as follows:

QUARTER    PERCENT AMORTIZATION
---------  ---------------------
   1-4                3.25
   5-8                 3.5
   9-12                4.0
  13-16                4.5
  17-19               4.75
   20                24.75

    The interest rate (the "Interest Rate") will be calculated five days prior to the Term Loan Commencement Date on the basis of the floating rate Base Index plus the higher of (a) 478 bps, or (b) the weighted average spread used to calculate the interest rate on the Bank Credit Facility on such date plus 125 bps, and such spread shall be maintained throughout the five year term. The Interest Rate will be adjusted quarterly, based on changes to the Base Index, if applicable.

    An interim term loan funding amount (the "Interim Term Loan Funding Amount") of up to $20.0 million will be available, subject to no default then having occurred and continuing under the Company's financing, construction or other material agreements and satisfaction of all conditions precedent to funding. Advances of the Interim Term Loan Funding Amount shall be made once per month during the Interim Funding Period. An Interim Term Loan Funding Amount advanced under the Term Loan Facility shall be evidenced by an interim promissory note, which shall be converted to a final promissory note on the Term Loan Commencement Date.

    The interim term loan repayment terms (the "Interim Term Loan Repayment Terms") will be floating rate interest-only payments due monthly in arrears during the Interim Funding Period based on the Interim Term Loan Funding Amount. At the Company's option, interest will be calculated at either (a) the 30-day LIBOR plus the higher of (i) 478 bps, or (ii) the weighted average spread used to calculate the interest rate of the Bank Credit Facility plus 125 bps, or (b) the Prime Rate plus 275 bps, and such spread shall be fixed throughout the Interim Funding Period and 30-Day LIBOR or the Prime Rate will be adjusted monthly based on changes thereto.

    SECURITY. The security interests granted by the Company will be a first priority security interest in a pool of new furniture and equipment (other than gaming equipment) (the "Specified Equipment"), and specified new gaming equipment including gaming devices such as slot machines, cashless wagering systems and associated equipment (the "Gaming Equipment"), and assignment of all improvements and/or additions to the Specified Equipment and the Gaming Equipment hereafter acquired. The Specified Equipment and the Gaming Equipment will be required to be free of all junior liens or encumbrances. Any and all existing and to be issued obligations of the Company shall acknowledge that the Term Loan Facility and the Lease Facility have a first priority lien on the Gaming Equipment and the Specified Equipment. During the Interim Funding Period, the Company shall assign to the FF&E Lender its rights under the purchase contracts for the Specified Equipment.

    CONDITIONS PRECEDENT. The FF&E Financing is subject to customary conditions precedent.


    COVENANTS AND EVENTS OF DEFAULT. Except for covenants related to the Specified Equipment or the Gaming Equipment, the covenants and events of default in the FF&E Financing are similar to those in the Bank Credit Facility. The disposition of collateral consisting of Gaming Equipment is subject to the requirements of the Nevada Act, including the approval of the Nevada Board or the licensing of the Lenders before foreclosure, taking possession or other disposition of such Gaming Equipment.

BANK COMPLETION GUARANTY


        London Clubs, the Trust and Bazaar Holdings (collectively, the "Guarantors") have entered into a guaranty of performance and completion (the "Bank Completion Guaranty") in favor of each of the Administrative Agent and the Bank Lenders. The Bank Completion Guaranty provides that the Guarantors jointly and severally guarantee to the Bank Lenders under the Bank Credit Facility, among other things (the "Guaranteed Obligations"), that:


    (i) the Company will promptly carry out the work required for the redevelopment of the Aladdin in accordance with the approved plans and specifications and to correct as soon as possible any material defect in such work or material deviation from the approved plans and specifications;

    (ii) the Company will punctually pay all costs, expenses and liabilities in connection with the redevelopment of the Aladdin, including all construction period interest incurred on the Bank Credit Facility, prior to completion of the work and in connection with cost overruns of any type;

   (iii) the Company will complete the redevelopment lien-free and on schedule;

    (iv) the Company will provide the expertise necessary to supervise the redevelopment of the Aladdin at no cost to the Bank Lenders;

    (v) in the event the Guarantors fail to pay their respective obligations under the Bank Completion Guaranty, the Bank Lenders may pay and perform the Guaranteed Obligations on behalf of the Guarantors, in which case the Guarantors, upon demand, must reimburse the Bank Lenders all cost, expenses and liabilities in connection with the completion of the redevelopment of the Aladdin; and

    (vi) the Guarantors shall pay the Bank Lenders all reasonable out-of-pocket costs and expenses of the Bank Lenders in connection with the enforcement of the Bank Lenders' rights and remedies under the Bank Completion Guaranty.

    The Bank Completion Guaranty has (i) negative covenants which, among other things, prohibit the Guarantors from incurring certain liens and certain types of indebtedness, and (ii) affirmative covenants which, among other things, require that each of the Guarantors provide certain financial information and maintain the corporate existence of each Guarantor and its subsidiaries.

    Should certain London Clubs specified exceptional events (a "Specified Event") under the Bank Completion Guaranty occur, at the option of the required lenders, such Specified Event shall constitute an event of default under the Bank Completion Guaranty and consequently under the Bank Credit Facility, and the Bank Lenders, without any further notice to a Guarantor, shall be entitled to exercise all rights and remedies available under the Bank Completion Guaranty and any other Loan Documents.

    The following is a summary of the Specified Events:

    (i) any time London Clubs fails to comply with certain covenants, including but not limited to financial covenants, in the Bank Completion Guaranty and to the extent such non-compliance is curable, such non-compliance is not cured within twenty-five (25) days;

    (ii) any borrowed money for a sum in excess of L2,500,000 or the equivalent in any other currency of London Clubs or any material subsidiary has by reason of breach or default become due and payable prior to its stated maturity or due date or if such borrowed money is not paid at the maturity thereof or due date therefor, or if payable on demand, is not paid on demand;

   (iii) London Clubs or any material subsidiary becomes insolvent or applies for or consents to the appointment of a liquidator, receiver or trustee in bankruptcy or similar official or London Clubs or any material subsidiary fails generally to pay its debts as and when they become due;

    (iv) a petition is presented (but only if such petition remains undischarged 90 days after presentation thereof) or a meeting is convened or an order is made or other action or proceedings are taken with a view to the appointment of an administrator, winding-up, liquidation or dissolution of London Clubs or any material subsidiary or London Clubs or any material subsidiary stops or threatens to stop payments generally or ceases or threatens to cease to carry on its business or a substantial part thereof or London Clubs or any material subsidiary merges, consolidates or amalgamates with any other company or entity in a transaction not otherwise permitted under the L65,000,000 Facilities Agreement among, London Clubs, various banks and National Westminster PLC (the predecessor-in-interest to the The Bank of Nova Scotia) as arranger and agent;

    (v) a distress, execution or other legal process is levied against any of the assets of London Clubs or any material subsidiary and is not discharged or paid out within 90 days, except where such distress, execution or legal process is in the reasonable opinion of the required lenders being contested in good faith by London Clubs or the relevant material subsidiary; or

    (vi) an encumbrancer takes posession or a receiver or an administrative receiver is appointed of the whole or any substantial part of the assets or undertaking of London Clubs or any material subsidiary.

                          CERTAIN MATERIAL AGREEMENTS

    The following discussion summarizes the material terms of certain material agreements which have been entered into or are currently being negotiated between the Company (and/or the Controlling Stockholders) and various other parties. This summary does not purport to be complete and is qualified in its entirety by reference to the full agreements described herein once finalized and executed. Capitalized terms used but not otherwise defined in this Prospectus shall have the meaning ascribed to such terms in the agreement being described (unless otherwise indicated).

                     AGREEMENTS WITH RESPECT TO THE ALADDIN

HOLDINGS OPERATING AGREEMENT

    The Holdings Members have entered into an operating agreement (the "Holdings Operating Agreement") setting forth their agreement as to the relationships between Holdings and the Holdings Members and among the Holdings Members themselves and as to the conduct of the business and internal affairs of Holdings. The following is a summary of certain key provisions of the Holdings Operating Agreement.

    PURPOSE. Holdings was organized for the purposes of developing, constructing, financing, owning and operating hotels and casinos and related businesses and to engage in such other lawful enterprises as may be incidental or appurtenant thereto.

    CLASSES OF INTERESTS. Holdings is capitalized with three classes of shares (which represent units of membership interests in Holdings): Common Shares (the "Holdings Common Membership Interests"), Series A Preferred Shares (the "Holdings Series A Preferred Interests") and Series B Preferred Shares (the "Holdings Series B Preferred Interests" and together with the Holdings Common Membership Interests and the Holdings Series A Preferred Interests, the "Holdings Interests"). Holdings' authorized capital stock consists of 10,000,000 Holdings Common Membership Interests, 1,500,000 Holdings Series A Preferred Interests and 1,500,000 Holdings Series B Preferred Interests.

    Holdings will periodically distribute cash, to the extent available, to the holders of Holdings Common Membership Interests (or, if any such holder is a pass-through entity, its equity interest holders) to the extent of the increase in their cumulative United States federal, state or local income tax liability in respect of their interests in Holdings for such period and make any additional distributions of cash to Holdings Members that may be necessary to cover United States federal, state or local income taxes arising from the ownership of an interest in Holdings. No other distributions shall be made to any Holdings Interests until all distributions to cover tax liability in respect of any Holdings Interests for such period have been made.

    The Holdings Series A Preferred Interests will be issued to LCNI or Sommer Enterprises in consideration for any payment required pursuant to the Bank Completion Guaranty, the Noteholder Completion Guaranty or the Keep-Well Agreement (or a payment to the Company to cover any EBITDA shortfall under the Bank Credit Facility) which is made by Sommer Enterprises, LCNI or their respective affiliates to the Company where such payment is not required to be made to pay down the Company's bank debt pursuant to Section 13 of the Keep-Well Agreement. Except for distributions to cover any tax liability in respect of any Holdings Interests, the Holdings Series A Preferred Interests will have a distribution, redemption and liquidation preference over all Holdings Common Membership Interests and Holdings Series B Preferred Interests. To the extent of any net profits left to be allocated after special allocations, the capital account in respect of the Holdings Series A Preferred Interests will cumulate and compound semi-annually at the rate of 12% per annum on the capital account balance in respect thereof at the time of compounding and, subject to the limitations on Restricted Payments set forth in the Indenture, will be paid when a supermajority of the Holdings Board determines that there is sufficient cash available to do so. Holdings Series A Preferred Interests will be automatically redeemed when distributions have been made to the extent of the capital account balance in respect thereof. Should Holdings liquidate at any time prior to the redemption of the Holdings Series A Preferred Interests, the Holdings Series A Preferred

Interests will be entitled to a distribution of cash, to the extent available, before any distributions are made to the Holdings Series B Preferred Interests or Holdings Common Membership Interests, in an amount equal to the capital account of the Holdings Series A Preferred Interests.

    The Holdings Series B Preferred Interests will be issued to LCNI in the event of and in exchange for a payment required by London Clubs to pay down the Company's bank debt pursuant to Section 13 of the Keep-Well Agreement. Except for distributions to cover any tax liability in respect of any Holdings Interests, the Holdings Series B Preferred Interests will have a distribution, redemption and liquidation preference over all Holdings Common Membership Interests. To the extent of any net profits left to be allocated after special allocations and allocations to Holdings Series A Preferred Interests, the capital account in respect of Holdings Series B Preferred Interests will cumulate and compound quarterly at a rate equal to the rate on the bank debt of the Company which was paid down by the payment required pursuant to the Keep-Well Agreement, such rate to be applied to the capital account balance in respect of the Holdings Series B Preferred Interests at the time of compounding and, subject to the limitations on Restricted Payments set forth in the Indenture, will be paid when a supermajority of the Holdings Board determines that there is sufficient cash available to do so after all Holdings Series A Preferred Interests have been redeemed. Holdings Series B Preferred Interests will be automatically redeemed when distributions have been made to the extent of the capital account balance in respect thereof. Should Holdings liquidate at any time prior to the redemption of the Holdings Series B Preferred Interests, the Holdings Series B Preferred Interests will be entitled to a distribution of cash, to the extent available, before any distributions are made to the Holdings Common Membership Interests, in an amount equal to the capital account of the Holdings Series B Preferred Interests.

    Other than distributions to cover any tax liability in respect of any Holdings Interests, the Holdings Common Membership Interests will be entitled to distributions only after all discretionary and mandatory distributions have been made to all other interests in Holdings.

    The Indenture contains restrictions on the payment of distributions to the Holdings Interests.

    Distributions to all Holdings Interests are payable only out of the assets of Holdings at the time of such distribution, and in no event shall any holder of an interest in Holdings be obligated to make a contribution to Holdings for the payment of distributions.

    Except for matters affecting rights of the holders of Holdings Series A Preferred Interests and Holdings Series B Preferred Interests to distributions, including upon redemption, (which may not be diminished or affected without the vote of the holders of at least two-thirds of the issued and outstanding shares of the affected class) and matters affecting the anti-dilution protections, rights to move their investment directly into Holdings in certain circumstances and tag-along participation rights of the holders of the Warrants and the Warrant Shares (which may not be amended without the consent of Enterprises), all management and voting rights are vested in the Holdings Common Membership Interests.

    ADJUSTMENTS IN INTERESTS. Subject to the receipt of applicable Gaming Approvals, the percentages of the Holdings Common Membership Interests held directly by each Holdings Member (each, a "Holdings Percentage Interest") will be adjusted by the issuance of additional Holdings Common Membership Interests and/or cancellation of issued and outstanding Holdings Common Membership Interests in the following circumstances:

        (i) on the opening date of the Aladdin (the "Opening Date") LCNI's Holdings Percentage Interest shall be decreased by 0.5% and Sommer Enterprises' Holdings Percentage Interest shall be increased by 0.5%;

        (ii) in the event of defaults in payment of a Holdings Member's or its Affiliates' share of payments required pursuant to the Keep-Well Agreement (or payments to the Company to cover any EBITDA shortfall under the Bank Credit Facility), the defaulting Holdings Member's Holdings Percentage Interest shall be reduced and the non-defaulting Holdings Member's Holdings Percentage

    Interest shall be increased by 1, 1.5 or 2 times (depending on whether the defaulting Holdings Member is in default for 30 days, 45 days or 60 days from the date of such default) multiplied by a dilution fraction, the numerator of which is the delinquent contribution and the denominator of which is $200 million;

        (iii) upon the exercise of any Warrants, the relative Holdings Percentage Interests of all Holdings Members other than LCNI and Enterprises will be adjusted so that all such Holdings Members share proportionately the dilutive effect of such exercise on their directly and indirectly held Holdings Percentage Interests (unvested Holdings Common Membership Interests will also be adjusted thereupon);

        (iv) upon any adjustment of Enterprises' Holdings Percentage Interest pursuant to the Warrant Agreement (which may occur in the event of: dividends or distributions by Holdings; subdivisions or combinations of Holdings Common Membership Interests; issuance of Holdings Common Membership Interests or any rights to purchase Holdings Common Membership Interests for less than fair value; and similar events that typically trigger anti-dilution protection adjustments for holders of warrants), the Holdings Percentage Interest of the Holdings Members other than Enterprises will be correspondingly adjusted to accommodate such adjustment in Enterprises' Holdings Percentage Interest, so that all such Holdings Members share proportionately the effect of such adjustment on their directly and indirectly held Holdings Percentage Interest (unless such Holdings Members agree to some other arrangement for sharing such effect); and

        (v) upon the vesting of any Restricted Membership Interests, the Percentage Interests of LCNI and Sommer Enterprises shall be reduced so that LCNI bears 25% of the dilutive effect thereof (assuming that no adjustements of the type described in (iii) above have occurred) and Sommer Enterprises bears all of the remaining dilutive effect thereof, and their capital accounts shall be correspondingly reduced to accommodate the capital account of the new member.

    In certain circumstances provided in the Equity Participation Agreement, the holders of Warrants and Warrant Shares will have the right to move their investment directly into Holdings, in which event the Percentage Interest of Enterprises will be reduced to accommodate such interests.

    SPECIAL CAPITAL ACCOUNT ADJUSTMENT. Upon the redemption of any Notes by Holdings, upon receipt of applicable Gaming Approvals, Sommer Enterprises' capital account in Holdings in respect of its Holdings Common Membership Interests will be reduced by the product of LCNI's Holdings Percentage Interest at the time of such redemption multiplied by the Accreted Value on the Issue Date of the Notes being redeemed and LCNI's capital account shall be increased by the same amount.

    SUPERMAJORITY APPROVALS. The following actions by Holdings or the Company will require approval of the holders of at least 80% of the Holdings Common Membership Interests:

        (i) the admission of a new Holdings Member, the acceptance of any capital contributions not provided for in the Holdings Operating Agreement, the Bank Completion Guaranty, the Noteholder Completion Guaranty, the Keep-Well Agreement or the Contribution Agreement (as defined in the Holdings Operating Agreement), or the issuance of additional shares or securities of Holdings convertible into or exchangeable for shares or the granting of any options or other rights to acquire from Holdings, or other obligation of Holdings to issue, any shares or securities convertible into or exchangeable for shares (other than in respect of the matters referred to in item (xvi), below); (ii) other than distributions by subsidiaries of Holdings or Priority Distributions to Holdings Common Membership Interests or distributions to cover any tax liability in respect of any Holdings Interests, any declaration, setting aside or payment of any distribution;
    (iii) any voluntary dissolution or liquidation of Holdings or the Company or the sale of all or substantially all of the assets of Holdings and the Company; (iv) any merger or consolidation of Holdings with any person; (v) any amendment to the articles of Holdings or the Holdings Operating Agreement; (vi) (A) during the period that the

    Keep-Well Agreement is in force, the creation, incurrence, assumption or guarantee of any indebtedness (excluding obligations under leases made in the ordinary course of business) and (B) after the Keep-Well Agreement is no longer in force, the creation, incurrence, assumption or guarantee of any indebtedness (excluding obligations under leases made in the ordinary course of business) in excess of $10 million in any individual transaction (such threshold limit to be increased at the end of each fiscal year by an amount determined by the Holdings Board to correspond to increases in consumer prices in the United States for such fiscal year); (vii) the creation of any lien, pledge or other security interest in assets of Holdings or any subsidiary of Holdings securing indebtedness of any third party which is not for the benefit of any business carried on by Holdings or the Company;
    (viii) the commencement of a voluntary case under Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or any other voluntary proceeding under any debtor relief laws or any voluntary general assignment for the benefit of creditors; (ix) any material transactions (other than transactions provided for in Sections 6.7(a) or 6.9 of the London Clubs Purchase Agreement) between Holdings or the Company, on the one hand, and any Holdings Member or any affiliate of any Holdings Member, on the other hand; (x) any entry into any new business opportunity unrelated to the Aladdin; (xi) the appointment or removal of Holdings' independent auditors; (xii) any material amendment to, or any material waiver under, the Bazaar Lease (such consent not to be unreasonably withheld); (xiii) any material amendment to, or any material waiver under, the Reciprocal Easement Agreement (such consent not to be unreasonably withheld); (xiv) any arrangement or agreement for Holdings to pay a salary to any Holdings Member or any affiliate of any Holdings Member (other than pursuant to the Consulting and Employment Agreements and other than in respect of the matters referred to in (xvi), below); (xv) the employment of any member of an Executive Management Committee (as defined herein) of Holdings or the Company or any material amendment to the terms of employment of any such person; (xvi) the adoption of, or any material amendment to, any employee benefit, profit sharing, incentive, bonus, pension, retirement or employee stock option plans (such consent not to be unreasonably withheld in the context of industry practice); (xvii) any license of the Aladdin trademark to any person other than a subsidiary of Holdings or in connection with the Complex and the operations in respect thereof (such consent not to be unreasonably withheld); (xviii) any contract (including leases) outside the ordinary course of business or for capital expenditure not included in Holdings' annual budgets (such consent not to be unreasonably withheld); and
    (xix) the initiation or settlement of any material litigation outside the ordinary course of business and the selection of counsel therefor (such consent not to be unreasonably withheld).

    Unless London Clubs has appointed a majority of the Holdings Board, the above supermajority approval rights will cease in the event that London Clubs is bankrupt or responsible for an event of default under the Keep-Well Agreement, the Bank Completion Guaranty or the Noteholder Completion Guaranty.

    London Clubs will also have broad approval and consultation rights in respect of material contracts and decisions relating to the Redevelopment (as defined in the Holdings Operating Agreement), including (without limitation) relating to certain aspects of the construction phase of the Aladdin, the Mall Project and the Music Project.

    MANAGEMENT. The business and affairs of Holdings are managed by the Holdings Board, which holds Board meetings at least quarterly. Holdings' Board consists of three nominees of Enterprises and two nominees of London Clubs, each of which shall serve for a 3 year term unless they resign, are removed or are otherwise disqualified to serve at an earlier time. The members of the Holdings Board (the "Holdings Board Members") are Jack Sommer, Ronald B. Dictrow and Richard J. Goeglein as appointees of Enterprises and Alan L. Goodenough and G. Barry C. Hardy as appointees of London Clubs. Jack Sommer is Chairman of the Holdings Board. A Holdings Board Member appointed by London Clubs and a Holdings Board Member appointed by Enterprises will have the right to be on each committee of the Board. The Holdings Board Members may be removed at any time by their appointing Holdings Member.

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In the event of a vacancy on the Holdings Board, the Holdings Member who appointed the previous Holdings Board Member shall appoint the new Holdings Board Member.

    In certain circumstances related to (i) a failure to make its share of payments under the Bank Completion Guaranty and the Keep-Well Agreement, or (ii) the requirement to make a certain level of payments under the Keep-Well Agreement (other than payments caused by certain losses of the Salle Privee), whether or not London Clubs and Sommer Enterprises each pay their share of such payments, Sommer Enterprises shall cause Enterprises to change the composition of Holdings' Board by the appointment of new Holdings Board Members designated by the non-defaulting Holdings Member and/or the removal of Holdings Board Members appointed by the defaulting Holdings Member and/or the appointment of a new independent Board Member designated by the non-defaulting Holdings Member. If a Holdings Member holding a majority of Holdings Common Membership Interests has defaulted in its payment obligations under the Keep-Well Agreement, the Bank Completion Guaranty or the Noteholder Completion Guaranty, London Clubs and Sommer Enterprises also will be required to vote all Holdings Common Membership Interests owned or controlled by them so that they have equal voting power as Holdings Members.

    The Holdings Members will agree to take all necessary action to ensure that each Holdings Member shall have identical rights to those they have in respect of Holdings with respect to the board of management (or comparable bodies) and management of the Company.

    TRANSFERS OF SHARES. Except for transfers pursuant to the Loan Documents, transfers of Holdings Common Membership Interests are only permitted:

    (i) to affiliates of the transferring Holdings Member or persons approved by all Holdings Members holding Holdings Common Membership Interests;

    (ii) to persons other than certain prohibited transferees after giving other Holdings Members holding Holdings Common Membership Interests a right of first refusal and the right to tag-along ratably; and

    (iii) in some circumstances related to estate planning by Holdings Members.

    Certain transfers in ownership interests in Holdings Members holding Holdings Common Membership Interests and in any entity owning a majority of a Holdings Member (other than London Clubs) holding Holdings Common Membership Interests are also prohibited without first affording the other Holdings Members holding Holdings Common Membership Interests a right of first refusal over such Holdings Member's Holdings Common Membership Interests. The exercise and transfer of Warrants or the transfer of Warrant Shares will not be restricted by this provision.

    Holdings or its nominee have the right to call a Holdings Member's Holdings Common Membership Interests (but not the Holdings Common Membership Interests held by Enterprises) at seventy-five percent of the fair market value of such Holdings Common Membership Interests if there is (i) a change in control of such Holdings Member, other than a permitted transfer of an ownership interest in a Holdings Member as described above or a change in control of London Clubs, (ii) a transfer of Holdings Common Membership Interests by such Holdings Member in breach of the Holdings Operating Agreement or (iii) a breach by such Holdings Member of the non-compete covenants described below.

    INITIAL PUBLIC OFFERING. The Holdings Operating Agreement provides that the Holdings Members anticipate executing an initial public offering ("IPO") as soon as it is commercially reasonable to do so after the Opening Date. Sommer Enterprises and LCNI have rights to demand an IPO if one has not occurred within 3 years of the Opening Date, although Sommer Enterprises may defer such a demand by LCNI for up to a year. The members or stockholders of the IPO entity immediately prior to the IPO will enter into a Stockholders and Registration Rights Agreement substantially in the form scheduled to the Holdings Operating Agreement providing for arrangements between such members or stockholders as to certain management matters, transfer restrictions, tag along rights and registration rights.

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    If permitted by law and market requirements, LCNI and Sommer Enterprises have rights to acquire additional Holdings Common Membership Interests (or their equivalents in an IPO Entity) as part of or prior to an IPO at a price based on the IPO price discounted to reflect the absence of underwriting fees and costs. LCNI also has rights to effect purchases from Holdings or Sommer Enterprises to maintain a Percentage Interest of 20% or more.

    LIABILITY, EXCULPATION AND INDEMNIFICATION. The Holdings Operating Agreement contains provisions relieving members, officers, employees and the Holdings Board Members and those of Holdings' subsidiaries from certain liability, fiduciary duties and conflicts and will also provide for various indemnities to such persons, payment of expenses and provision of errors and omissions insurance.

    GAMING MATTERS. Admission of new Holdings Members, transfers of Holdings Interests and payment of distributions by Holdings will be subject to receipt of Nevada Gaming Approvals. Holdings Members and their affiliates, directors and employees will cooperate to obtain applicable Gaming Approvals from the Nevada Gaming Authorities, as necessary. If Nevada gaming problems arise prior to a finding of unsuitability by the Nevada Gaming Authorities, a Holdings Member causing such problem (or whose director, officer or affiliate caused such problem) shall cooperate to remedy it, and, if not remedied, may be forced to sell its Holdings Common Membership Interests to Holdings or its nominee at fair market value.

    NON-COMPETE. LCNI and Sommer Enterprises agree that they and their affiliates will refrain from certain competitive activities (with appropriate geographic and temporal limitations and exceptions for certain existing activities of their affiliates), unless Holdings (without the participation of the Holdings Member affected or its nominee Holdings Board Members) has first refused to pursue such activities.

    TERM. Holdings shall continue until December 1, 2097, or such other time as agreed in writing by all Holdings Members. In the event of the death or bankruptcy of a Holdings Member, Holdings and the other Holdings Members will have certain rights to purchase such bankrupt or deceased member's Holdings Common Membership Interests.

COMPANY OPERATING AGREEMENT

    Holdings and the Company have entered into an operating agreement (the "Company Operating Agreement") which sets forth provisions governing the conduct of the business and internal affairs of the Company. The following is a summary of certain key provisions of the Company Operating Agreement.

    PURPOSE. The Company was organized for the purposes of developing, constructing, financing, owning and operating hotels and casinos and related businesses and to engage in such other lawful enterprises as may be incidental or appurtenant thereto.

    CLASSES OF INTERESTS. The Company is capitalized with two classes of shares (which represent units of membership interests in the Company): Common Membership Interests and Series A Preferred Interests. The Company's authorized capital stock will consist of 10,000,000 Common Membership Interests and 1,150,000 Series A Preferred Interests.

    The Series A Preferred Interests have a distribution, redemption and liquidation preference over the Common Membership Interests. Beginning in the sixth year after the initial issuance of the Series A Preferred Interests, periodic distributions of cash, to the extent available, will be made by the Company first to the Series A Preferred Interests in an amount equal to the interest payable on the Notes for such period and, prior to the end of the twelfth year after the issuance of the Series A Preferred Interests, the Company will distribute cash, to the extent available, in redemption of the Series A Preferred Interests in an amount equal to their redemption preference. The redemption preference of the Series A Preferred Interests will accrete so that such preference will, at all times, equal the Accreted Value of the Notes (plus any premium payable to the holders of the Notes). In addition, should the Company liquidate at any time prior to the redemption of the Series A Preferred Interests or should all or any part of the Series A

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Preferred Interests be redeemed prior to the end of the twelfth year after their issuance as a result of the Change of Control Payment, the Series A Preferred Interests shall be entitled to a distribution of cash, to the extent available, before any distributions are made to any other classes of Interests, in an amount equal to their liquidation preference which will accrete so that such preference at all times equals the Accreted Value of the Notes (plus any premium payable to the holders of the Notes) at such time.

    After all discretionary or required distributions of cash are made to the Series A Preferred Interests for any period, the Company will distribute cash, to the extent available, to the holders of Common Membership Interests to the extent of the increase in the cumulative United States federal, state or local income tax liability of such holders of Common Membership Interests (or, if any such holder is a pass-through entity, its equity interest holders) in respect of their interests in the Company for such period and make any additional distributions of cash to Members that may be necessary to cover United States federal, state or local income taxes arising from ownership of an interest in the Company ("Company Tax Distributions").

    After distributions to the Series A Preferred Interests and Company Tax Distributions, the Board will make a priority distribution of cash, to the extent available, on the Common Membership Interests to permit Holdings to satisfy any additional obligations it may have to make payments on the Notes ("Priority Distributions to Common Interests").

    MANAGEMENT. The business and affairs of the Company are managed by the Company's Board. Pursuant to the Holdings Operating Agreement, the Holdings Members have identical rights with respect to the Company's Board and management as they have in respect of the Holdings Board and management.

    The Company's Board is responsible for establishing and overseeing all policies and procedures in connection with the operation of the Company's business, but shall delegate day-to-day management responsibility to an executive management committee (the "Executive Management Committee"). The Executive Management Committee includes the following persons: the President and Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the Senior Vice President of the Company who is the President and Chief Operating Officer of the Aladdin, the Senior Vice President of the Company who is the President and Chief Operating Officer of the Music Project hotel and casino, the Senior Vice President Human Resources of the Company, the Senior Vice President Electronic Gaming of the Company and the Managing Director of the Salle Privee.

    LIABILITY, EXCULPATION AND INDEMNIFICATION. The Company Operating Agreement contains provisions relieving members, officers, employees and the members of the Company's Board ("Company Board Members") and those of the Company's subsidiaries from certain liability, fiduciary duties and conflicts and will also provide for various indemnities to such persons, payment of expenses and provision of errors and omissions insurance.

    TERM. The Company shall continue until January 24, 2097, or such other time as agreed in writing by all Company Members.

EQUITY PARTICIPATION AGREEMENT

    Sommer Enterprises, LCNI, Enterprises and the Warrant Agent, for and on behalf of the holders of the Warrants and the Warrant Shares, have entered into an agreement (the "Equity Participation Agreement") under which (a) the parties agreed that they will not effect a public offering of common stock of any IPO Entity unless LCNI, Sommer Enterprises and the holders of the Warrants and Warrant Shares each are given the right to hold their respective equity interests in the IPO Entity; (b) Enterprises agreed that prior to any such public offering (or if Enterprises is the IPO Entity, at all times), it will not become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) required to register under that Act, (c) the parties granted the holders of the Warrant Shares certain rights to participate in the tag along arrangements under the Holdings Operating Agreement and agree to effect

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certain adjustments to the percentage ownership of Holdings Common Membership
Interests and certain redemptions of Warrant Shares to give effect to such tag along rights, as described below and, (d) the Warrant holders will have the right to convert their Warrant Shares into Common Membership Interests in the Company in the event that Enterprises takes certain actions, including certain mergers or consolidations, disposition of all of or substantially all of Enterprises' assets, transfers of Enterprises' Holdings Common Membership Interests, certain recapitalizations of Enterprises, voluntary dissolution or liquidation of Enterprises, repurchases of Enterprises' stock which are not pro-rata among the stockholders, and certain issuances of Enterprises stock.

    Pursuant to the Equity Participation Agreement, holders of Warrant Shares are entitled to cause Enterprises to partially exercise its rights to participate in certain sales by Holdings Members of Holdings Common Membership Interests to a non-affiliated party. The proceeds of any such sale of Holdings Common Membership Interests by Enterprises will be used to redeem the Common Stock in Enterprises of such holders who elected to exercise such rights.

    Certain sales of Holdings Common Membership Interests could constitute a change of control under the Indenture. In that event, Holdings would be required to redeem the Notes at a redemption price equal to 101% of their Accreted Value. See "Description of the Notes--Repurchase at the Option of Holders-- Change of Control."

SALLE PRIVEE MANAGEMENT AGREEMENT

    The Company, London Clubs and a subsidiary of London Clubs, LCNI, are parties to the Salle Privee Management Agreement in respect of the Salle Privee. Under such agreement, LCNI will (a) provide advice and consulting services regarding the development and fitting out of the Salle Privee, (b) provide certain worldwide marketing and promotional services in relation to the Salle Privee and (c) direct the operations of the Salle Privee in accordance with certain policies and procedures developed by LCNI in consultation with the Company, and in accordance with the Company's budgets and marketing plans. Under such agreement, London Clubs has agreed to guaranty the obligations of LCNI.

    OPERATIONS AND MANAGEMENT. Under the Salle Privee Management Agreement, LCNI will direct the operations of the Salle Privee in consultation with the Executive Management Committee of the Company. LCNI will also provide worldwide marketing and promotional services targeted at its international clientele, including a plan for cross-marketing the Salle Privee with London Clubs' and its affiliates' other gaming facilities throughout the world.

    CREDIT MANAGEMENT/GAMING LIMITS. The Salle Privee will be subject to the Company's financial control facilities and credit management will be administered by the Company's central credit oversight committee, in consultation with LCNI. Basic risk management policies regarding gaming limits and credit facilities for the Salle Privee will be established by the Company's Board based upon the input and recommendations of LCNI. LCNI will have the right to permit certain clientele from time to time to exceed the normal wagering limits. In consideration for such flexibility, LCNI has agreed to reimburse the Company for any net losses suffered by the Company in connection with such above-limit wagering.

    LONDON CLUBS FEE. In consideration for the services to be furnished by London Clubs under the Salle Privee Management Agreement, the Company will pay to London Clubs an Incentive Marketing and Consulting Fee calculated as follows:
(i) 10% of the Salle Privee EBITDA (defined in the Salle Privee Management Agreement as gross revenues attributable to the Salle Privee, less all costs and expenses directly attributable to the Salle Privee), up to and including $15.0 million in Salle Privee EBITDA; plus (ii) 12.5% of the Salle Privee EBITDA, in excess of $15.0 million, up to and including $17.0 million; plus (iii) 25% of the Salle Privee EBITDA, in excess of $17.0 million, up to and including $20.0 million; plus (iv) 50% of the Salle Privee EBITDA, in excess of $20.0 million. The foregoing thresholds will be adjusted in accordance with consumer price index changes every five years.

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    TERM.  The term of the Salle Privee Management Agreement is sixty-nine (69)
years unless terminated earlier by either party after the other's default, in connection with Nevada or United Kingdom gaming problems, by mutual agreement, by a party upon London Clubs, LCNI's or the Company's bankruptcy or upon LCNI no longer having an equity interest in Holdings.

LONDON CLUBS PURCHASE AGREEMENT

    Pursuant to an Amended and Restated Purchase Agreement dated as of February 26, 1996 by and among London Clubs, LCNI, AHL, Sommer Enterprises, the Trust and the Company (the "London Clubs Purchase Agreement") LCNI acquired 25.0% (subject to adjustment pursuant to the Holdings Operating Agreement as described above) of the Holdings Common Membership Interests for a purchase price of $50.0 million.

    The Music Project is expected to be developed and owned by Aladdin Music. Pursuant to the London Clubs Purchase Agreement, London Clubs, through its wholly owned subsidiary LCNI, has agreed that so long as Aladdin Music obtains financing for the Music Project on terms satisfactory to LCNI, and provided that certain other conditions are met, Aladdin Music may develop and own the Music Project in accordance with the terms described herein. If such conditions are not met, LCNI has the right to select the method in which it will participate in the Music Project, if at all. See "Risk Factors--Completion of the Mall Project and the Music Project."

    Pursuant to the London Clubs Purchase Agreement, the Company has reimbursed the Trust on the Issue Date $3 million for certain costs relating to the development of the Aladdin incurred by the Trust during 1996 and 1997 and has agreed to reimburse the Trust for out-of-pocket expenses of the Trust related to the development of the Aladdin after the Issue Date not to exceed $900,000.

    In consideration for its obligations under the Keep-Well Agreement and related arrangements, under the London Clubs Purchase Agreement, the parties have agreed that London Clubs will receive (a) an initial fee of 1.0% of a $265.0 million portion of the Company's bank debt which is supported and enhanced by the Keep-Well Agreement (such fee to be payable on the closing date of the Bank Credit Facility), and (b) an annual fee of 1.5%, payable in arrears, of the Company's annual average indebtedness with respect to a $265.0 million portion of the Company's bank debt which is supported and enhanced by the Keep-Well Agreement for each relevant twelve month period ending on an anniversary of the Closing Date, which amount shall reflect the extent, if any, by which the obligations under the Keep-Well Agreement are reduced or eliminated over time (such fees shall accrue from the closing date of the Bank Credit Facility and shall be paid from available proceeds after the opening date of the Aladdin).

DESIGN/BUILD CONTRACT

    OVERVIEW. The Company and the Design/Builder have entered into the Design/Build Contract for the design and construction of the Aladdin, the strip facade and related retail space of the Mall Project (the "Work") for a guaranteed maximum price ("GMP"). The GMP is guaranteed by the Design/Builder to be a maximum of $267.0 million. The GMP includes the Design/Builder's Fee (as defined in the Design/Build Contract), the cost of the Design/Builder's Controlled Insurance Program ("CIP") and the Design/ Builder's costs necessarily incurred by Design/Builder in the proper performance of its design/build obligations under the Design/Build Contract (such costs collectively, the "Costs"). The Design/Builder's Fee shall be the lesser of (a) the lump sum fixed amount of $13.6 million and (b) 6.5% of the aggregate of all trade subcontracts plus the price of any trade work performed by the Design/Builder. The Design/ Builder's General Conditions Costs shall not exceed the total sum of $22.0 million. Any costs incurred in excess of $22.0 million are nonreimbursable and will be paid by the Design/Builder. The Costs shall not be higher than prices and rates approved in advance by the Company, unless the Design/Builder has received the Company's prior written consent to incur premium expenses. The Costs include only: (i) labor costs for the Design/Builder in connection with the Work; (ii) trade subcontract costs; (iii) costs of materials and

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equipment incorporated in the completed construction; (iv) costs of other materials and equipment, temporary facilities and related items; (v) miscellaneous costs, such as premiums for insurance not covered by the CIP, but required by the Design/Build Contract, sales, use or similar taxes, fees and assessments associated with permits, licenses and inspections that are the responsibility of the Design/Builder; (vi) other costs incurred in the performance of the Work and to the extent approved in advance in writing by the Company; and (vii) costs associated with emergency repairs to damaged, defective or nonconforming Work.

    As an incentive to control costs, the Company has agreed to pay the Design/Builder 60% of the aggregate net savings made by the Design/Builder in incurring costs below the trade budget of $230.0 million with respect to labor, equipment and materials from the various subcontractors and vendors performing work under the Design/Build Contract. The Design/Builder will be liable for any costs exceeding the GMP, unless the Company changes the scope of the Work. If the Company requests certain changes to the scope of the Work, then pursuant to the Bank Completion Guaranty, the Trust, Bazaar Holdings and London Clubs have jointly and severally agreed, whenever there is a construction cost increase caused by any such change, and subject to certain qualifications, to contribute cash to the Company to fund such increases.

    COMPENSATION FOR EARLY/LATE COMPLETION. In lieu of the Company procuring, at the Design/Builder's cost, a liquidated damages insurance policy or a business interruption insurance policy to compensate the Company for late completion of the Work, the Company has paid the Design/Builder $2.0 million as a bonus advance (the "Bonus Advance"). The Design/Builder may use the Bonus Advance to buy liquidated damages insurance or it may choose to self-insure. In either event, the Design/Builder can keep the Bonus Advance if the Project is finished on or before the date set for Substantial Completion. The Substantial Completion Date (as defined in the Design/Build Contract) is 790 calendar days from either January 12, 1998 or the date notice to proceed is received from the Company, whichever is later. Said period is referred to in the Design/Build Contract as the "Contract Time" and may only be adjusted in accordance with the Design/Build Contract. As a further bonus, the Design/Builder shall be entitled to receive $100,000 for each day, up to but not to exceed 90 days, that the Work is substantially completed in advance of the date of Substantial Completion.

    If the Design/Builder fails to achieve Substantial Completion of the Work within the Contract Time, the Design/Builder must pay back the $2.0 million Bonus Advance to the Company. Furthermore, the Design/Builder must pay the Company, as liquidated damages, $100,000 per day starting on the first day after the Substantial Completion date and continuing up to, but not exceeding, 90 days thereafter.

    PAYMENT. The Design/Builder must make an itemized application for payment, on or about the 25th day of each month, based on an approved schedule of values certified by the Design/Builder and ADP and supported by such data to substantiate the Design/Builder's right to payment. Simultaneously with each payment the Design/Builder must and must cause all subcontractors and vendors to waive their mechanics lien rights for the labor, equipment and materials covered by the payments made to the Design/Builder. The Design/Builder agrees to pay when due all bills for labor, materials, equipment or services connected with the Work. If a person or entity who provided any service, labor, equipment or materials to the Design/ Builder in connection with the Complex files a lien against the Company's property, the Design/Builder shall promptly bond the lien with a legally sufficient undertaking. The Company may also deduct the amount of the lien from any payments due to the Design/Builder until such lien is bonded or otherwise discharged. The Company is entitled to retain 10% of all monies due to the Design/Builder under the monthly applications for payment (excluding the Design/Builder's fee and General Conditions) until the Work is 50% complete. The Design/Builder may, at its sole cost and expense, substitute an irrevocable letter of credit for any retainage held by the Company or on the Company's behalf.

    WARRANTIES AND GUARANTEES. The Design/Builder's construction warranties and/or guarantees extend for one year after the Substantial Completion date. The Design/Builder guarantees that its construction

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workmanship shall conform to good construction practices applicable to projects of this type and that the Work shall comply with the Design/Build Contract requirements, all applicable laws, codes and regulations. The Design/Builder also guarantees that all materials, equipment and supplies incorporated into the Work will be new, of the best quality of the kind specified in accordance with industry standards, and shall be fit for its intended purpose. Furthermore, the Design/Builder warrants that: (i) the Design/Builder and its subcontractors are experienced, qualified and, where required by law, licensed to perform their respective portions of the Work; and (ii) the design of the Work will be in accordance with all agreed upon requirements, and all applicable federal, state and local codes, rules, ordinances and regulations. The Design/Builder agrees to prosecute the enforcement of all subcontractor and vendor warranties at its sole costs and expense during the one year period after the Substantial Completion Date. The Design/Builder shall assign to the Company all subcontractor or vendor warranties and/or guarantees still surviving and in effect more than one year after the Substantial Completion Date. The Design/Builder's warranties and/or guarantees exclude damages or defects caused by modifications to the Work directed by the Company and not performed by the Design/Builder or its subcontractors, if the modifications to the Work were performed without the knowledge and written consent of the Design/Builder. The Design/Builder's warranty shall not apply to damages or defects caused by ordinary wear and tear, insufficient maintenance, improper operation or improper use by the Company.

    INSURANCE. The Company and the Design/Builder have elected to implement the CIP whereby the Company shall pay the Design/Builder for all associated premiums to provide the following insurances: General Liability, Workers' Compensation, Excess Liability, Contractual Liability and All Risk Builder's Risk for the Company, the Design/Builder and all subcontractors of every tier. The Design/Builder agreed that, where necessary or requested, each policy it procures will identify the Company as either a Named Insured or an Additional Insured and must contain full waivers of subrogation. The following is a synopsis of the coverage for each of the required policies:

- WORKERS' COMPENSATION. The Workers' Compensation policy covers liability imposed by the workers' compensation and/or occupational disease statute of the State of Nevada and any other state or governmental authority having jurisdiction or related to the Work being performed. Employers' liability is limited to $1.0 million bodily injury per accident per employee, $1.0 million bodily injury per disease per employee and $1.0 million policy limit by disease. The extensions of coverage include other states, voluntary compensation and employer's liability coverage, 60 day notice of cancellation except 10 days for non-payment, Borrower/Servant coverage as necessary, designated work place endorsement, alternate employer endorsement and amendment of Notice of Occurrence.

- COMMERCIAL GENERAL LIABILITY INSURANCE. Commercial General Liability Insurance shall be provided with a combined single limit for bodily injury and property damage of not less than $2.0 million per occurrence with a $2.0 million annual aggregate. Coverage includes, but is not limited to, personal injury liability, blanket contractual liability covering contractual liability assumed under the Design/ Build Contract, employees included as additional insureds, broad form property damage liability, cross liability, incidental medical malpractice coverage, excavation, collapse and underground hazard. Extensions of coverage includes blanket waiver of subrogation, fellow employee amendment-supervisor and above, unintentional errors and omissions, stop gap liability for monopolistic fund states, cancellation and non-renewal-60 days, except 10 days for non-payment, amendment of notice of occurrence, contingent loading and unloading of vehicles-excess, limitation of coverage to designated premises of project and absolute asbestos exclusion.

- EXCESS INSURANCE. Design/Builder shall provide excess insurance on a following form basis with limits for bodily injury and property damage of not less than $100.0 million per occurrence and annual aggregate. This insurance policy or policies will contain three years extended coverage on products and completed operations after that portion of the Complex is put to its intended use or a notice of final completion of the Work has been issued by the Company, whichever occurs last.

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-  RISK OF LOSS. The Design/Builder shall insure for all risk of loss to property of the Company, the Design/Builder or any subcontractor on a "completed value basis." The Design/Builder's risk of loss under the Design/Build Contract is limited to all work in place, and all materials and equipment not in place but stored on or off the work site and intended for permanent use therein. Furthermore, the Design/Builder agrees to insure or self-insure all inland or ocean transit damage losses (in excess of carrier liability) to the property of the Company and to the property purchased for the account of the Company for incorporation in the Work.

    ADDITIONAL INSURANCE. Additionally, the Design/Builder has agreed to procure and maintain the following, which is not included in the CIP: (i) Automobile Liability Insurance, with limits of not less than $1.0 million combined single limit for bodily injury and property damage; (ii) "all risk" coverage the Design/Builder may deem necessary for protection against loss of owned or rented capital equipment and tools, including any tools owned by mechanics, and any tools, equipment, scaffolding, staging, towers and forms owned or rented by it or its subcontractors; (iii) "Off-Site Work," including Workers' Compensation and Commercial General Liability Insurance; (iv) umbrella liability in excess of Employer's Liability, General Liability and Automobile Liability (no more restrictive than the underlying insurance) with limits of $5.0 million; and (v) a project-specific insurance policy for errors and omissions in the amount of $5.0 million from ADP. The policy referred to in (v) is subject to the Company's review and approval and covers all aspects of the design of those parts of the Complex covered by the Work.

    TERMINATION OF CIP. In the event of non-enrollment or termination of the CIP, the Design/Builder and/or its subcontractors agree to provide, pay for, and maintain in effect the following types of coverage with insurance companies satisfactory to the Company: Commercial General Liability Insurance, Workers' Compensation, Automobile Liability Insurance, Tools and Equipment Floater Policy, Insurance for "Off-Site Work," and Umbrella Liability. For all of these policies the Design/Builder must obtain a waiver of subrogation against the Company and all other named insureds and their agents and employees.

    INDEMNIFICATION. The Design/Builder agrees and will cause each of its subcontractors and vendors to agree in writing to defend, indemnify and hold harmless to the fullest extent permitted by law the Company from and against all liability incurred by the Company in the defense, settlement or satisfaction of any claim of third parties which arise or are alleged to arise out of any negligence, act or omission by the Design/Builder, subcontractor, or vendor or their employees or agents or which arise or are alleged to arise from the performance of the Work or any warranty and/or guarantee work pursuant to the Design/Build Contract or any subcontract or purchase order with any subcontractor or vendor. Neither the Design/ Builder nor any of its subcontractors or vendors agree to indemnify the Company to the extent harm results from the Company's gross negligence or willful misconduct, or where indemnity is precluded pursuant to the applicable provisions of the laws of the State of Nevada.

    FORCE MAJEURE. Any delays in or failure of performance by either the Company or the Design/Builder arising from a "Force Majeure" occurrence, which includes, but is not limited to, labor disputes, civil disturbances, riots, fire, weather which is both severe and unusual, governmental actions, acts of war, or acts of God, shall not constitute a default under the Design/Build Contract. A Force Majeure occurrence shall not constitute a waiver of either party's obligations under the Design/Build Contract; however, time adjustments shall be made to the Contract Time.

    CANCELLATION OF DESIGN/BUILD CONTRACT. The Design/Build Contract may be canceled for convenience by the Company in whole or in part, at any time, and due to any circumstances by written notice. After such cancellation, the Design/Builder shall do only such work as may be necessary to preserve and protect the Work already in progress. The Design/Builder shall make every reasonable effort to process cancellation, upon terms least costly to the Company, of all existing orders to vendors and subcontractors. Upon such cancellation, the Design/Builder agrees to waive any claims for delays, acceleration, disruptions, or consequential damages, direct or indirect, including, but not limited to, loss of anticipated income or profits and unabsorbed or unrealized overhead for home office or field office on account thereof, and

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agrees that the sole remedy is to receive payment of: (i) the contract sum earned for work completed and accepted, equivalent to the portion of the Work partially completed, based on the percentage of the Work performed using the approved schedule of values for the Design/Builder's monthly payment requisition, (ii) the actual reasonable cost incurred by the Design/Builder in securing and protecting the Work in progress against loss, damage or deterioration, (iii) reasonable demobilization costs, (iv) standby costs, (v) reasonable cancellation or deferment charges of suppliers, (vi) the actual cost to the Design/Builder of materials, and equipment in possession of the Company not sold or disposed of, and left at the Project Site, (vii) all actual costs associated with relocation of key personnel, who were specially transferred by the Design/Builder to Las Vegas specifically for the Work, and (viii) other special reasonable costs and fees for terminating or suspending the Work, preserving the Work accomplished, and turning such Work product over to the Company.

    CLAIMS AND DISPUTES. All claims arising under the Design/Build Contract shall be directed by the Design/Builder in the first instance to the entity that is the on-site representative of the Company promptly after the claim arises. The decision of the Company's on-site representative may be appealed by notice in writing directly to the Company. If the Company has not made a decision in writing within 10 days thereafter, either party may invoke arbitration. Any controversy, claim, or dispute arising out of or in connection with the Design/Build Contract shall, upon the written request of either party, be settled by arbitration in accordance with the Construction Industry Rules and the Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association then in effect. The judgment of the award may be entered in any court having jurisdiction thereof. All arbitration hearings shall be held in Las Vegas, Nevada and will be administered by the Nevada Regional Office of the American Arbitration Association.

FLUOR GUARANTY

    In lieu of performance and payment bonds, Fluor has entered into the Fluor Guaranty. Fluor has made certain guarantees regarding the performance by the Design/Builder of all the Design/Builder's obligations under the Design/Build Contract. The Fluor Guaranty is absolute, irrevocable and continuing. If Design/Builder fails to perform any of its obligations under the Design/Build Contract, or commits any breach, Fluor shall immediately take such steps as may be necessary to have the Design/Builder perform the Design/Builder's obligations under the Design/Build Contract, or remedy any breach or take such steps as may be necessary itself, or through a third party other than the Design/Builder, to perform all of the Design/Builder's obligations under the Design/Build Contract, or to remedy any breach. The Company is not required to proceed first or at all against the Design/Builder or any other person before enforcing the terms of the Fluor Guaranty.

ENERGY AGREEMENTS

    Pursuant to a development agreement (the "Development Agreement"), the Energy Provider will design, engineer, procure and construct a facility (the "Plant") capable of serving the Company's specified electricity requirements, chilled water requirements and hot water requirements (collectively, the "Services") of certain parts of the Complex. Pursuant to an energy services agreement (the "ESA"), the Energy Provider will own and operate the Plant to distribute the Services to the Aladdin and the Music Project for an initial twenty year term. TrizecHahn will utilize the Plant for the provision of electricity and cold water for the Mall Project.

DEVELOPMENT AGREEMENT

    The Company has entered into a Development Agreement with the Energy Provider, pursuant to which the Energy Provider will develop and construct the Plant to serve the energy requirements of certain parts of the Complex. Once developed and constructed in accordance with the Development Agreement, the Plant will supply the Services to such parts of the Complex pursuant to the Energy Service Agreement,

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described below. The design and construction of the Plant will be at the sole cost and expense of the Energy Provider; provided, however, the Energy Provider shall not be responsible for costs in excess of $40 million unless agreed to by the Energy Provider. Specifically, the Energy Provider will be responsible, at its sole cost and expense, for, among other things: (i) designing, engineering, procuring, constructing, start-up, and performance testing of the Plant; (ii) compliance with applicable Laws and Government Approvals; (iii) safeguards for the protection of the Plant; (iv) obtaining all necessary construction materials, equipment and supplies; (v) providing all necessary labor and personnel; (vi) developing and complying with a Quality Control and Inspection Program; and (vii) completing the Plant in accordance with the schedule set forth in the Development Agreement. As discussed below, payments to the Energy Provider for the Capacity Charge (as defined herein) under the Energy Service Agreement will be based, in part, on the costs incurred by the Energy Provider for the design and construction of the Plant.

    The Energy Provider will appoint a Project Manager who will be responsible for daily supervision of all activities relating to the design and construction of the Plant. The Project Manager will serve as a single point of contact for the Company with the Energy Provider. The Energy Provider also will develop a Project Plan, which will be comprised of a schedule for the development and construction of the Plant. The Project Plan will include a definition of the work to be completed as well as a schedule of milestones and Critical Path Activities. In consultation with the Company, the Energy Provider will prepare a request for proposals for an Engineering, Procurement and Construction Contractor ("EPC Contractor"), and will solicit bids from at least three qualified contractors. From the bids that are received that are acceptable to the Company, the Energy Provider will retain an EPC Contractor. The EPC Contractor will provide a guaranteed maximum price for the design and construction of the Plant. The Energy Provider and the EPC Contractor will then prepare design development plans and specifications for the Plant. The Plant will be constructed in accordance with such plans and specifications. The Company has the right to inspect all of the work performed and to comment on all aspects of the design and construction of the Plant.

    In the event the Energy Provider has failed to achieve Critical Path Activities when and as set forth in the Project Plan, and the Company reasonably and in good faith believes that such failure is reasonably likely to prevent the Energy Provider from achieving Substantial Completion by the Substantial Completion Deadline and Final Completion by the Final Completion Deadline, the Company may so inform the Energy Provider. If the Energy Provider does not improve performance to the Company's satisfaction, the Company may require an increase in the Energy Provider's labor force, number of shifts, overtime operations, days of work per week and/or equipment, all costs of which shall be borne by the Energy Provider. The Energy Provider also will have a Contingency Plan in place which provides for the rental by the Energy Provider of transportable boiler and chiller plants to ensure delivery of hot water and chilled water in accordance with the terms of the Energy Service Agreement in the event completion of the Plant is delayed for any reason. Unless the delay is due to a Force Majeure Event or the fault of the Company, the Contingency Plan will be implemented at the Energy Provider's sole cost and expense.

    If the Energy Provider is in default of its obligations pursuant to the Development Agreement and the Energy Provider either fails to cure such default within ten days or fails to satisfy the Company that the default can be cured within a time period reasonably satisfactory to the Company and promptly commences and pursues remedial action, the Company may terminate the Development Agreement. As explained below, Unicom, the Energy Provider's ultimate parent, has guaranteed completion of the Plant in accordance with the Development Agreement up to a maximum liability of $30.0 million. See "--Unicom Guaranty." Upon the Company's termination of the Development Agreement, Unicom Corporation either will complete the Plant in accordance with the terms of the Development Agreement or will pay up to $30.0 million to have the Plant so completed.

    In the event the performance of the Company or the Energy Provider is delayed or prevented due to a Force Majeure Event (as defined in the Energy Service Agreement) and such delay or prevention could not reasonably be avoided or mitigated, the party claiming such delay or prevention will be excused from performing its obligations under the Development Agreement for the period of delay or interruption

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caused by the Force Majeure Event. Within 72 hours after a party does become or should become aware of a Force Majeure Event, such party will notify the other. Within seven days of such notice, the party claiming the Force Majeure Event will deliver a notice to the other describing the anticipated impact of the Force Majeure Event and within 10 days of the end of the Force Majeure Event will provide a notice of extension of its obligations. If the parties disagree as to the latter notice and are unable to resolve their dispute, the dispute will be resolved in accordance with the dispute resolution provisions of the Development Agreement, described below.

    The Company will not be responsible for the Work or for the Energy Provider's failure to perform the Work in accordance with the terms of the Development Agreement. Nor will the Company be responsible for the acts or omissions of the Energy Provider or its agents, contractors or employees. The Company assumes no responsibility for injury or claims resulting from failure of the Work to comply with applicable Laws or Government Approvals or from Defects or Deficiencies.

    The Company and the Energy Provider agree to cooperate and to communicate with each other concerning the terms of the Development Agreement and other matters relating to the Plant. If a dispute arises between the Company and the Energy Provider, the parties jointly may request that the dispute be resolved by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association. If the parties do not agree to submit the dispute to arbitration, either party may bring the dispute to any court of competent jurisdiction for resolution. The Development Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

    Neither the Company nor the Energy Provider may assign its interest or delegate its duties under the Development Agreement without the prior written consent of the other (not to be unreasonably withheld), except that either party may assign its interest in the Development Agreement if a concurrent assignment of its interests in the ESA has been made pursuant to the ESA to the same entity.

LEASE

    Pursuant to a lease (the "Lease"), the Company has leased the Plant Site to the Energy Provider for a fixed monthly base rent of $1.00. The Lease, which has a 20-year term and provides for 5-year renewal terms, is a "net" lease, pursuant to which the Energy Provider will pay all Impositions. The Energy Provider may not use the Plant Site to provide services other than the Services without the prior consent of the Company. In the event the Company gives such consent, the fixed monthly base rent will be adjusted and other reasonable modifications will be made to the Lease.

UNICOM GUARANTY

    The obligations of the Energy Provider to complete the Plant in accordance with the Development Agreement and in a manner capable of delivering the energy requirements in accordance with the Energy Service Agreement are guaranteed by the Energy Provider's ultimate parent, Unicom (the "Unicom Guaranty"). Unicom agrees that the Unicom Guaranty shall be a continuing guaranty and that the Company shall not be required to prosecute enforcement or other remedies against the Energy Provider or any other guarantor of the Energy Provider's obligations before calling on Unicom for performance. Unicom agrees that if for any reason the Energy Provider shall fail or be unable to punctually and fully perform or cause to be performed any of its obligations under the Development Agreement, Unicom shall perform or cause to be performed such obligations promptly upon demand. Unicom's obligations are limited to an amount equal to $30.0 million dollars (or, under certain circumstances, an amount less than $30.0 million) and shall not be reduced until Substantial Completion of the Plant. Upon Substantial Completion, the Unicom Guaranty shall be reduced by the amount invested by the Energy Provider, except that ten percent shall be retained to provide assurance that Final Completion shall occur in accordance with the milestone schedule under the Development Agreement.

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ENERGY SERVICE AGREEMENT

    The Company and the Energy Provider have agreed to the form of an energy service agreement (the "ESA"), which is currently attached as an exhibit to the Development Agreement. The ESA is expected to contain provisions as described herein. The ESA sets forth the rights and obligations of the Company and the Energy Provider relating to, among other things, the development, testing, commissioning, operation and maintenance of the Plant; the making of Capacity and Consumption Payments; risk allocation in the event of a force majeure; events of default; rights of early termination and the consequences thereof; liability and indemnity obligations; and assignment and transfer of interests thereunder. The initial term of the ESA is twenty years from the Commencement Date, with three five-year renewal terms.

    CONDITIONS PRECEDENT. The obligations of the Company and the Energy Provider under the ESA are subject to the satisfaction of various conditions precedent, a number of which have already been satisfied. The Company expects that all remaining conditions precedent will be timely satisfied in the ordinary course of business.

    OPERATION, MAINTENANCE AND REPAIR. The ESA requires that the operation, maintenance and repair of the Plant be conducted in accordance with applicable laws and regulations and the Project Scope, as defined in the ESA. The Energy Provider will be required to have its personnel on duty at the Plant twenty-four hours per day, seven days per week. The ESA sets forth a scheduling procedure for scheduled maintenance. Inspection, testing, preventive and corrective maintenance, repairs, replacements and improvements of the Plant will be carried out during such scheduled maintenance periods.

    PAYMENTS. The ESA provides for a two-part price structure consisting of a capital component (the "Capacity Charge") to be paid monthly whether Services are taken or not by the Complex and an energy component (the "Consumption Charge") to be paid monthly for Services actually taken by the Complex. The capital component will be paid in advance. The energy component will be paid in arrears. The Capacity Charge and the Consumption Charge are expected to be adjusted annually by reference to the Consumer Price Index or a similar index.

    FORCE MAJEURE. Each party will be excused from performance of its respective obligations under the ESA if performance of such obligations is materially and adversely affected by a Force Majeure Event, although each party is obligated to take reasonable steps to restore its ability to perform. Force Majeure Events are circumstances that, by the exercise of reasonable diligence, the party is unable to overcome or prevent. Force Majeure Events include, but are not limited to, acts of God, war, civil commotion, embargoes, epidemics, fires, cyclones, droughts and emergencies other than those caused by the negligence or wilful misconduct of the party claiming a Force Majeure Event.

    DEFAULTS. The ESA divides events of default into Energy Provider events of default and Complex events of default. A party receiving notice of certain defaults has thirty days to cure such default. If not cured within such time period, an uncured default may lead to the termination of the ESA.

    ENERGY PROVIDER DEFAULTS. If at any time after the Commencement Date the Energy Provider fails to provide Services in accordance with the ESA (a "Performance Failure"), the Energy Provider is required to: (i) provide immediate notice to the Complex and provide the Complex with a corrective action plan consistent with a contingency plan to be developed prior to the Commencement Date; (ii) use best efforts to correct or cure such Performance Failure; and (iii) provide immediate access to the Complex and work together with the Complex to identify the source of the Performance Failure. After a Performance Failure has existed for thirty two (32) consecutive hours, or thirty two (32) hours of any forty eight hour (48) period, the Complex will: (i) be entitled to assume control of the Plant and maintain such control until such Performance Failure has been cured or corrected and take any action reasonably intended to cure or correct such failure at the Energy Provider's expense; (ii) be entitled to an abatement of the Capacity Charge for the affected Service;
(iii) have the right to hire, at the Energy Provider's expense, an

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independent consultant to review the circumstances surrounding the Performance
Failure and make written recommendations as to a corrective action to be implemented at the Energy Provider's sole expense; and (iv) in the event the Energy Provider fails to promptly implement the consultant's recommendations, be entitled to terminate the ESA and purchase the Plant from the Energy Provider. In the event the ESA is terminated pursuant to an Energy Supplier Default, the purchase price for the Plant shall be equal to the Energy Provider's depreciated basis calculated on a twenty year straight line method in the Plant, less any costs incurred for required repair and/or maintenance.

    OPTION TO PURCHASE. The Company shall possess a continuing option to purchase the Plant at any time prior to the termination of the ESA, exercisable by written notice given to the Energy Provider not less than one year prior to the date upon which such purchase shall close as specified in the notice. It is a condition to the Energy Provider's obligation to consummate the sale that the Company shall assume, indemnify and hold the Energy Provider harmless from all obligations of the Energy Provider accruing after the closing under all contracts and agreements with respect to the Plant under which any performance obligations will continue following such sale. At the closing, the Energy Provider will assign and the Company will be obligated to assume all such contracts and agreements.

    ASSIGNMENT AND TRANSFER. Neither the Company nor the Energy Provider shall be permitted under the ESA to assign or transfer its rights under the ESA without the prior written consent of the other. Notwithstanding this, the ESA provides that the Company may assign its rights to any affiliate and that both the Company and the Energy Provider may assign their respective rights under the ESA to lenders to whom either party provides a security interest in their respective properties in connection with financing each of the properties. In addition, the Energy Provider is prohibited from effecting changes in its ownership, except that it may issue ownership interests to certain specified entities which are public utilities or affiliates thereof.

    DISPUTE RESOLUTION. In the event of a dispute under the ESA, either party may at any time refer the dispute to be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT AND RELATED AGREEMENTS

    The Company, Bazaar, AMH and the Energy Provider (collectively, the "REA Parties") have entered into (except with respect to the Energy Provider, who is not a signatory but is bound by) the Construction, Operation and Reciprocal Easement Agreement (the "REA"). AMH is expected to assign its rights and obligations under the REA to Aladdin Music, and Aladdin Music is expected to assume such rights and obligations, upon execution of the Aladdin Music Operating Agreement. The REA sets forth agreements among the REA Parties regarding, among other things, easements, construction standards and requirements, encroachments, use and operating covenants, maintenance requirements, insurance requirements, casualty and condemnation and the sharing of certain facilities and costs relating thereto. The REA has been recorded in the Official Records of Clark County, Nevada and the agreements therein will run with the land, affecting subsequent owners and lessees thereof.


    The Site Work Development and Construction Agreement (the "Site Work Agreement") entered into among the Company, AHL and Bazaar provides, among other things, that the Company and AHL will, at their cost and expense, perform certain demolition work and certain site work including certain infrastructure improvements and the construction of the initial building shell for the Aladdin Improvements (as defined herein) and the Bazaar Improvements (as defined herein). The Site Work Agreement also provides that Bazaar will contribute approximately $14.2 million (including interest) (the "Bazaar Site Work Contribution") to the cost of the site work. In addition, subject to the satisfaction of certain conditions being negotiated with Scotiabank and London Clubs, it is intended by the parties that the Company will be responsible for costs in excess of $36 million in connection with the construction of the Carpark. The Site Work Agreement further provides that the Company will construct the Aladdin


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Improvements and Bazaar will construct the Bazaar Improvements in accordance with a certain construction schedule and pursuant to good and workmanlike standards and with first-class materials.

    The Site Work Agreement and the REA provide that the Company will: (i) construct a first-class hotel and casino facility (the "Aladdin Improvements") on the Gaming Site (as defined in the REA); (ii) lease the Bazaar Site (as defined in the REA) to Bazaar, which covenants to construct and operate a first-class Retail Facility (as defined in the REA) and related improvements (the "Bazaar Improvements"); (iii) lease the Aladdin Music Site (as defined in the REA) to AMH, which covenants to construct and operate a first-class hotel and casino facility (i.e., the Music Project hotel and casino); and (iv) lease the Utility Site (as defined in the REA) to the Energy Provider, which covenants to construct and operate a central utility plant (the "Central Utility Plant"). The Bazaar Improvements include the Carpark and additional surface-level parking facilities beneath and adjacent to the Retail Facility for approximately 350 motor vehicles (the "Common Parking Area").

    The REA also provides that Bazaar grants, as to its ownership or leasehold interest in its tract, to the other REA Parties, as to their ownership or leasehold interests in their tracts, a non-exclusive easement for automobile parking in and on the Common Parking Area. The use and operation of the Common Parking Area is also subject to the Common Parking Area Use Agreement (the "Parking Agreement") entered into between the Company and Bazaar, pursuant to which Bazaar covenants to maintain and operate the Common Parking Area for the non-exclusive use of all the REA Parties. The Parking Agreement provides, among other things, that the Company (i) will pay a fee of $3.2 million per year, payable monthly and adjusted annually pursuant to a consumer price index-based formula, for usage of the Common Parking Area, (ii) will pay its proportionate share of the operating costs attributable to the Common Parking Area, and (iii) has the right to assign a portion of its usage rights and obligations to Aladdin Music, although such assignment may not relieve the Company of any of its obligations in connection therewith. If and when Planet Hollywood's subsidiary becomes a member of Aladdin Music, the Parking Agreement, by its terms, shall be amended and restated to add Aladdin Music as a party, and the Company's proportionate share of the operating costs attributable to the Common Parking Area shall be reduced.

    The REA contains agreements pursuant to which the REA Parties, as to their ownership or leasehold interests in their respective tracts, grant to the other REA Parties, as to their ownership or leasehold interests in their respective tracts, easements for, among other things, (i) vehicular and pedestrian access,
(ii) installation and operation of utilities, (iii) construction, (iv) common structural support, (v) installation and maintenance of exterior lights to highlight grantees' buildings, (vi) truck loading, (vii) encroachments and the maintenance thereof, (viii) roof space for the installation and operation of certain telecommunication and ventilation equipment, (ix) setbacks, (x) maintenance and construction of grantees' buildings, (xi) construction and operation of a proposed monorail and (xii) signage.

    The REA sets forth covenants among the REA Parties to, among other things,
(i) perform the construction of the Redeveloped Aladdin (as defined in the REA) in accordance with first-class standards, (ii) cooperate with one another and with each REA Party's architects, engineers and contractors and (iii) exchange certain plans and specifications and other information. Certain modifications of any REA Party's plans or specifications will be subject to certain approval rights of certain other affected REA Parties. The REA also provides that the Company may construct certain optional improvements, including an office tower and/or time-share facilities.

    Pursuant to the terms of the REA, the Company has covenanted that it shall complete (subject to force majeure) the Aladdin Improvements, and Bazaar has covenanted that it shall complete (subject to force majeure) the Bazaar Improvements, on or before the First Scheduled Opening Date (as defined in the Site Work Agreement). Similarly, AMH has covenanted that it shall complete the Music Project hotel and casino on or before the Second Scheduled Opening Date (which is currently anticipated to be six (6) months after the First Scheduled Opening Date).

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    The REA provides that, subject to certain operational requirements of the other REA Parties, each REA Party will operate the improvements on its tract in a first-class manner, as more particularly set forth in the REA.

    The REA contains agreements among the REA Parties to maintain their improvements in good order and in first-class condition, reasonable wear and tear excepted. The REA also allocates responsibility among the REA Parties to maintain the Common Area (as defined in the REA) of the Site (as defined in the REA). Responsibility for the payment of the costs for such Common Area maintenance is allocated proportionately; and the Company has the right to assign a portion of its payment obligation to AMH, although such assignment may not relieve the Company of any of its obligations in connection therewith.

    The REA contains provisions requiring that in the event of any casualty or condemnation, each REA Party shall, at its cost and expense, restore the improvements located on its respective tract or tracts, including the Common Area thereon, regardless of the availability of insurance proceeds or condemnation awards; provided, however, that (a) with respect to damage or condemnation affecting the Common Parking Area, the costs and expenses in excess of available insurance proceeds or condemnation awards shall be shared by each REA Party in accordance with its respective tract's proportionate share of parking spaces required in accordance with local law, and (b) certain restoration obligations expire 25 years (or such longer period approved by the REA Parties) after the Second Scheduled Opening Date.

    The REA contains provisions establishing self-help remedies for REA Parties affected by an REA Party's failure to meet its maintenance or restoration obligations set forth in the REA.

    Certain disputes between the REA Parties that arise under the REA are, pursuant to the REA, to be decided pursuant to binding arbitration, as more particularly set forth in the REA. The REA Parties' maximum liability to one another under the REA is limited to such REA Parties' interests in the Redeveloped Aladdin, as more particularly set forth in the REA.

          AGREEMENTS RELATING TO THE MALL PROJECT OR THE MUSIC PROJECT

BAZAAR LLC OPERATING AGREEMENT

    TH Bazaar Centers Inc. ("THB"), a wholly owned subsidiary of TrizecHahn, and Bazaar Holdings (collectively, the "Bazaar Members") are parties to the Bazaar LLC Operating Agreement setting forth their agreement as to the relationship between Bazaar and the Bazaar Members and among the Bazaar Members themselves as to the conduct of the business and internal affairs of Bazaar. The Bazaar Operating Agreement may be amended or terminated by the Bazaar Members without the consent of any of the Issuers, London Clubs, the Company, or the holders of the Notes.

    MANAGEMENT. Pursuant to the Bazaar LLC Operating Agreement, the business and affairs of Bazaar shall be managed by a board of managers (the "Bazaar Board"), consisting of four members (each, a "Bazaar Board Member"). Each Bazaar Member has designated two Bazaar Board Members and may, from time to time, change its designated representatives on the Bazaar Board. The number of representatives on the Bazaar Board may be increased by the Bazaar Board so long as each Bazaar Member maintains an equal number of representatives. Notwithstanding the foregoing, if any Bazaar Member acquires or obtains a greater than their current interest in Bazaar, then such Bazaar Member shall have the right to designate a majority of the representatives on the Bazaar Board, and the number of representatives selected by the other Bazaar Member shall be reduced proportionately.

    MALL GUARANTY. Subject to certain conditions, THB's parent, TrizecHahn, THOP, Bazaar Holdings, AHL and the Trust have agreed to jointly and severally assume recourse liability and enter into the Mall Guaranty in favor of the Mall Lender upon completion of the Mall Financing, until certain earnings and loan to value targets have been met.

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    TRANSFER RESTRICTIONS.  The Bazaar LLC Operating Agreement contains customary restrictions on the transfer of interests by Bazaar Members. In particular, no Bazaar Member may transfer its interests to a Prohibited Transferee without the prior consent of the other Bazaar Members.

    The term "Prohibited Transferee" includes: (a) any owner, operator or manager of any resort hotel located in Clark County, Nevada, (b) any shopping center owner, manager and/or developer if THB will continue to be a Bazaar Member following the transfer, (c) any person or entity primarily engaged in the business of owning or operating a casino or other similar type of gambling facility, (d) any person who has been found unsuitable or has withdrawn an application to be found suitable by the Nevada Gaming Authorities, or (e) FOCUS 2000, Inc., a Nevada corporation, or the then current owner or lessee of the real property located at the northeast corner of the Strip and Harmon Avenue, in Las Vegas, Nevada.

    MARKETING AND SALE OF THE MALL PROJECT. Commencing on the fifth anniversary of the opening of the Mall Project and continuing for five years, any Bazaar Member (the "Selling Member") holding a 50% or greater interest in Bazaar may cause Bazaar to offer the Mall Project for sale on the open market by delivering written notice to the other Bazaar Member (the "Non-Selling Member"). If any offer is received that the Selling Member desires to accept, the Selling Member must give written notice specifying all terms of the proposed sale to the Non-Selling Member, who shall have 30 days to elect to purchase the entire interest at the terms specified in the notice; provided however, that if THB is the Selling Member, then Bazaar Holdings, as Non-Selling Member shall (subject to certain conditions) have the additional option to purchase 12.5% of the interest in Bazaar for the appropriate allocable share of the purchase price (and other fees specified in such notice).

    TERM. Bazaar will continue to operate as a limited liability company until December 31, 2099, unless earlier dissolved or extended by unanimous agreement of the Bazaar Members.

MALL FINANCING

    Bazaar entered into a building loan agreement with the Mall Lenders and Fleet as Administrative Agent (the "Mall Agent") for the Mall Financing, whereby the Mall Lenders will agree to lend up to $194.0 million to Bazaar to finance the Mall Project. The proceeds from the Mall Financing will be used for the construction of the themed Desert Passage, expected to contain approximately 522,000 square feet of retail space, and the approximately 4,800-space Carpark. The Mall Project is expected to open by April of the year 2000, as such date may be extended for force majeure events. See "Description of the Notes-- Events of Default."

    TERM. The Mall Financing has a stated maturity of five years from closing. Bazaar shall have two one-year extension options if certain conditions are satisfied and at the end of the initial five year term, any unfunded commitment amount will be automatically cancelled.

    AMORTIZATION AND PREPAYMENT. The Mall Financing will be interest-only during the initial term. During the extension terms, Bazaar will be required to amortize principal based on 25-year (during the first extension term) and 24-year (during the second extension term) mortgage-style amortization and an interest rate derived based on the then prevailing 10 year Treasury rate plus 150 bps.

    FEES. Bazaar will be required to pay a fee of 10 bps per annum on the unfunded loan amount. Such fee shall be computed on an actual/360-day basis and shall be payable quarterly in arrears from and after the closing.

    SECURITY. The loan is secured by a deed of trust, assignment of leases and rents and security agreement which shall be a first lien on Bazaar's interest in the premises on which the Mall Project is built and the Mall Project itself.

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    COVENANTS.  The Mall Financing contains a project financial covenant based on loan to value and customary affirmative and negative covenants typical for this type of transaction.

    EVENTS OF DEFAULT. The Mall Financing provides that all customary events of default for similar loan transactions, consistent with the following, shall constitute events of default under the loan documents, including: (i) (a) insolvency or bankruptcy of the Borrower, TrizecHahn or THOP (and under certain circumstances, Bazaar Holdings), (b) breach of TrizecHahn and THOP guarantor covenants or (c) judgements against TrizecHahn in excess of $25.0 million individually or in the aggregate (which are not discharged or appealed within 60 days) and (ii) failure to pay debt service within five days after due.

    CONDITIONS PRECEDENT. The Mall Financing provides that the Mall Agent's obligation to make the initial advance of the Mall Financing is subject to the satisfaction of certain conditions, including, among other things, (i) that Scotiabank consent to an amended Site Work Agreement, that provides that the Company will be responsible for costs in excess of $36 million in connection with the construction of the Carpark and (ii) that the contribution of a minimum of 25% of total project costs shall be contributed as up-front equity prior to funding of the loan, of which at least $35.0 million of such investment shall be in the form of cash expended in the Mall Project.

MUSIC PROJECT MEMORANDUM OF UNDERSTANDING


    The Company and Planet Hollywood have entered into a Memorandum of Understanding and Letter of Intent, dated as of September 2, 1997, as amended by a letter agreement dated as of October 15, 1997 (as so amended, the "Music Project Memorandum of Understanding") in connection with the formation of a joint venture between subsidiaries of the Company and Planet Hollywood to own, develop and operate the Music Project. The Music Project Memorandum of Understanding is intended to be an agreement (subject to certain limited conditions) with respect to certain matters regarding the formation and operation of Aladdin Music, however the parties have agreed to use their best efforts promptly to complete and execute all agreements and other documents that may be reasonably necessary to carry out the provisions of the Music Project Memorandum of Understanding. The Company anticipates that such agreements will include the following-described agreements, although the terms described below are subject to further revision and may be modified by the Company and Planet Hollywood prior to the execution of definitive documentation. See "Risk Factors--Completion of the Mall Project and the Music Project."


    ALADDIN MUSIC OPERATING AGREEMENT. It is expected that AMH and a subsidiary of Planet Hollywood (the "Music Project Members") will enter into an operating agreement (the "Aladdin Music Operating Agreement") to govern the operations of Aladdin Music. The Company has formed AMH, which it anticipates will hold (on a fully diluted basis through shares and warrants) a 50% member interest in Aladdin Music. Prior to the exercise of its warrants (the "Music Project Warrants"), AMH will own a 49% preferred membership interest ("Music Preferred Shares") and a 49% common membership interest ("Music Common Shares") in Aladdin Music, however, exercise of the Music Project Warrants will increase AMH's percentage interest in Aladdin Music to 50%. Planet Hollywood, through a subsidiary (the "Planet Hollywood Member"), will initially hold the remaining interests in Aladdin Music.


    CAPITAL CONTRIBUTIONS. Through AMH, the Company is expected to contribute to Aladdin Music (i) a ground lease, at nominal rent, of the approximately 4.75 acre parcel of land for the Music Project (including a right to acquire the fee interest in such land upon the receipt by the Company of necessary permits and subdivision approvals) and (ii) $21.3 million in cash. The contribution value of the ground lease will be $20.0 million. The Planet Hollywood Member will contribute cash to Aladdin Music in the amount of $41.3 million. Substantially all of the contributions of the Music Project Members are expected to be made immediately prior to, or concurrently with, the closing of construction financing with respect to the Music Project, however certain pre-development costs of Aladdin Music incurred with respect to the


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Music Project will be contributed to Aladdin Music prior to such date. These predevelopment costs include design, architecture and organization costs.

    SHARES. Aladdin Music is expected to have two classes of shares (which represent units of membership interests in Aladdin Music): Music Common Shares and Music Preferred Shares (collectively, "Music Project Shares"). The above-described contributions of the Music Project Members will be deemed contributions in respect of Music Preferred Shares. Except with respect to distributions to cover tax liability of Music Project Members (or, if any Music Project Member is a pass-through entity, its equity interest holders) arising from their interest in Music, the Music Preferred Shares will have distribution, redemption and liquidation preferences over all Music Common Shares. Rights to allocations to the capital account and distributions in respect of the Music Preferred Shares will cumulate (but not compound) quarterly at the rate of 12% per annum on the capital account balance in respect thereof. Preferred distributions to the Planet Hollywood Member will have priority of payment over preferred distributions to AMH. In addition, to the extent that there is insufficient cash available for distribution to make such preferred distributions, the amounts which are not distributed will accrue (but not compound) for the benefit of the party entitled thereto. Distributions of such accrued amounts to the Planet Hollywood Member will have priority over distributions to AMH.

    MANAGEMENT AND DAY-TO-DAY OPERATIONS. Management of Aladdin Music will be the responsibility of a board of managers (the "Music Project Board"), comprised initially of four members designated by the Planet Hollywood Member and three members designated by AMH, until AMH exercises its warrants for the acquisition of additional Music Project Shares, at which time the Music Project Board will be comprised of four representatives each of AMH and the Planet Hollywood Member. Major decisions of the Music Project Board will require the vote of a supermajority of the board members. All decisions other than such major decisions will be delegated to an operating committee comprised of two representatives each of AMH and the Planet Hollywood Member (the "Operating Committee"). The development of the Music Project and renovation of the Theater will be coordinated by the Company under the Music Project Development Agreement. Day-to-day management and operation of the Music Project and the Theater will be delegated to the Company under the Music Project Management Agreement.

    TRANSFERS OF SHARES. Transfers of Music Project Shares will only be permitted:

        (i) to affiliates of Music Project Members, LCNI, or persons approved by a majority of the interests held by Music Project Members; and

        (ii) to persons other than certain prohibited transferees after giving other Music Project Members a right of first negotiation for the acquisition of such Shares.

    LIABILITY, EXCULPATION AND INDEMNIFICATION. The Aladdin Music Operating Agreement will contain provisions relieving the Music Project Members, officers, employees and Music Project Board Members and Operating Committee members from certain liability, fiduciary duties and conflicts and will also provide for various indemnities to such persons in respect of payment of expenses and errors and omissions insurance.

    GAMING MATTERS. Capital contributions, admission of new Music Project Members, transfers of shares and payment of distributions by Aladdin Music will be subject to receipt of Nevada Gaming Approvals. Music Project Members and their affiliates, directors and employees will cooperate to obtain Gaming Approvals from the Nevada Gaming Authorities, as necessary. If Nevada gaming problems arise prior to a finding of unsuitability by the Nevada Gaming Authorities, the Music Project Member causing such problem (or whose director, officer or affiliate caused such problem) shall cooperate to remedy it and, if not remedied, may be forced to sell its Music Project Shares to Aladdin Music or its designee at fair market value.

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    TERM.  Aladdin Music shall continue until January 24, 2097, or such other time as agreed in writing by all Members.

    THE MUSIC PROJECT DEVELOPMENT AGREEMENT. Aladdin Music intends to contract with the Company for the development of the Music Project and the Theater renovation pursuant to a development agreement (the "Music Project Development Agreement") on terms, and in form and substance, satisfactory to Aladdin Music and the Company. Pursuant to the Music Project Development Agreement, the Company will agree to provide services with respect to such development and renovation, including (a) the selection of contractors, subcontractors and the professional team including architects, engineers, surveyors, designers, decorators and other technical and professional consultants; (b) the negotiation on behalf of Aladdin Music of the agreements under which the contractors, subcontractors and the professional team are to be retained by Aladdin Music;
(c) the supervision of the preparation of preliminary and final plans, including landscaping, interior design and graphics; and (d) the preparation of preliminary cost estimates and projections of cash flow requirements covering the development costs during the Development Period, and the preparation and updating from time to time of the development budget; subject, in each case, to certain approval rights of Aladdin Music.

    REIMBURSEMENT UNDER MUSIC PROJECT DEVELOPMENT AGREEMENT. The Company will be reimbursed for its costs and expenses in connection with its activities under the Music Project Development Agreement.

    TERMINATION. Each of the Company and Aladdin Music are anticipated to have certain limited termination rights with respect to the Music Project Development Agreement. Any termination of the Music Project Development Agreement will entitle the Company to terminate the Music Project Management Agreement.

    INDEMNIFICATION. Aladdin Music shall indemnify and hold the Company harmless from claims arising out of the performance by Company of services under the Music Project Development Agreement. The Company shall indemnify and hold Aladdin Music harmless from and against any and all claims arising from or in connection with the Company's gross negligence or willful misconduct.

    MUSIC PROJECT MANAGEMENT AGREEMENT. Aladdin Music intends to contract with the Company for the day-to-day management and operations of the Music Project and the Theater and certain promotional services, pursuant to a management agreement in form and substance satisfactory to Aladdin Music and the Company (the "Music Project Management Agreement"). The terms of the Music Project Management Agreement are expected to be on terms at least as favorable as those which would be available from an independent third party vendor.

    COMPENSATION UNDER MUSIC PROJECT MANAGEMENT AGREEMENT. The Music Project Management Agreement will provide for the provision of management services by the Company for the Music Project and the Theater in exchange for a base management fee (the "Base Management Fee"), payable quarterly, equal to 1.50% of the net revenue from the Music Project and the Theater and for an additional management fee (the "Incentive Management Fee"), payable quarterly, equal to 6% of the Management Excess Net Revenue (which is the amount obtained by dividing
(i) the amount of quarterly Adjusted Music EBITDA in excess of the Adjusted Management EBITDA Threshold by (ii) Profit Margin). "Adjusted Music EBITDA" means for any period Aladdin Music's earnings before (i) deductions for interest, taxes, depreciation and amortization, (ii) payment of the Incentive Management Fee, the Incentive Marketing Fee, and (iii) payment of leases for furniture, fixtures or equipment. "Profit Margin" means for any quarter, quarterly Adjusted EBITDA divided by quarterly Net Revenue. "Incentive Marketing Fee" means an additional marketing fee, payable quarterly from Aladdin Music to Planet Hollywood pursuant to the Marketing and Consulting Agreement (as defined herein) between Aladdin Music and Planet Hollywood, equal to 6% of the Marketing and Consulting Excess Net Revenue. "Marketing and Consulting Excess Net Revenue" means the amount obtained by dividing (i) the amount of quarterly Adjusted EBITDA in excess of the Adjusted Marketing EBITDA Threshold by (ii) the Profit Margin. The "Adjusted Management

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EBITDA Threshold" means quarterly Adjusted EBITDA of $10.0 million. The
"Adjusted Marketing EBITDA Threshold" means quarterly Adjusted EBITDA of $8.75 million. The Incentive Management Fee shall at all times (including, without limitation, if the Adjusted Management EBITDA Threshold is met or if there is sufficient cash available for distribution) be subordinate to debt service. To the extent that the Adjusted Management EBITDA Threshold is met but there is insufficient cash available for distribution for the payment of any or all of such Incentive Management Fee and the payment of the Incentive Marketing Fee, or if Aladdin Music is otherwise restricted by a lender from paying such fees, the Incentive Management Fee shall be subordinate to the payment of the Incentive Marketing Fee. Incentive Management Fees which are due but not paid shall accrue (together with interest thereon) for the benefit of the Company. The Incentive Management Fee shall not be payable to the Company for any quarter in which the Adjusted Management EBITDA Threshold is not achieved. In addition, pursuant to the Music Project Management Agreement, the Company shall provide certain services to the Music Project and the Theater, including, without limitation, accounting and financial services, MIS, general management and investor relation services, promotional services and other agreed upon services in the ordinary course of business by the Company for the Music Project and the Theater in exchange for reimbursement of the fully allocated cost of such services.

    TERM.  The term of the Music Project Management Agreement shall be thirty
(30) years, subject to an option on the part of the Company to extend the term for three successive ten year periods.

    TERMINATION FEE. In the event that the Music Project Management Agreement is terminated by Aladdin Music prior to the expiration of its term (including extension options) and prior to the time that the Music Project Warrants may be exercised, then (except under certain circumstances) the Company shall be paid a termination fee of $50.0 million and AMH shall have the right to put its investments in Aladdin Music to Planet Hollywood for an amount equal to such investment's fair market value. Once AMH is able to exercise the Music Project Warrant, all provisions relating to the termination fee and fair market purchase option shall terminate.

    THE MARKETING AND CONSULTING AGREEMENT. Aladdin Music intends to contract with Planet Hollywood and an affiliate of Planet Hollywood for the provision of certain marketing and consulting services to be provided to the Music Project and for the license to Aladdin Music of all rights to the trademarks, tradenames and related agreements which are necessary or desirable to operate and maintain a "music-themed" hotel and restaurant on the Music Project land, pursuant to a marketing and consulting agreement in form and substance satisfactory to Planet Hollywood and Aladdin Music (the "Marketing and Consulting Agreement"). The Marketing and Consulting Agreement is expected to provide for the provision of marketing and consulting services by Planet Hollywood (and/or its affiliates) for the Music Project in exchange for a base fee (the "Base Marketing Fee"), payable quarterly, equal to 2.00% of the Music Project's quarterly Net Revenue and for an additional marketing fee (the "Incentive Marketing Fee"), payable quarterly, equal to 6% of the Marketing and Consulting Excess Net Revenue. The Incentive Marketing Fee shall not be payable for any quarter in which the Adjusted Marketing EBITDA Threshold is not achieved. In addition, to the extent that the Adjusted Marketing EBITDA Threshold is met but there is insufficient cash available for distribution for the payment of any or all of such fees, or if Aladdin Music is otherwise restricted by a lender from paying the Incentive Marketing Fee, the Incentive Marketing Fee shall accrue (together with interest thereon) for the benefit of Planet Hollywood. In addition to the Base Marketing Fee and the Incentive Marketing Fee, the Marketing and Consulting Agreement shall provide that Planet Hollywood shall be reimbursed, on a quarterly basis, for its costs and expenses under the Marketing and Consulting Agreement in an amount equal to 0.5% of quarterly Net Revenue, without supporting documentation as well as for certain other approved expenses. The Marketing and Consulting Agreement is further expected to provide that Planet Hollywood shall be restricted from allowing the use or operation of similar "music concept" themed restaurants at any location in Clark County, Nevada, other than at the Music Project.

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    THE GROUND LEASE.  AMH intends to assign its ground lease (the "Music
Project Lease") of the site designated for the Music Project to Aladdin Music. The Music Project Lease is for nominal rent and includes the right of the lesee to acquire fee title to the Music Project land upon completion of the division of the Project Site into separate legal parcels. Pursuant to the Music Project Lease, Aladdin Music shall be required to cooperate with such division and to fund its pro rata share of the costs thereof, based upon the ratio that the acreage of the Music Project land bears to the total acreage of the Project Site.

    THE THEATER LEASE. The Company is expected to enter into a lease agreement (the "Theater Lease") with respect to the Theater pursuant to which, among other matters, (i) Aladdin Music shall lease the Theater from the Company for a period of at least 69 years on a "triple-net" basis, for nominal rent, (ii) the Company shall have certain rights with respect to the lease-back of the Theater, (iii) certain provisions shall be made relating to the promotional and security services for the Theater, (iv) Aladdin Music shall agree to renovate the Theater prior to the opening of the Aladdin and to maintain the Theater in a "first class" condition during the term of the Theater Lease.

MUSIC PROJECT FINANCING


    Prior to the commencement of the development of the Music Project, Aladdin Music is expected to enter into a commitment letter for a credit facility with a syndicate of lenders whereby the lenders will agree to finance the construction of the Music Project. Currently, Aladdin Music is considering several proposals for such financing. See "Risk Factors--Completion of the Mall Project and the Music Project."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following discussion is a summary of certain material federal income tax considerations relevant to the exchange of Old Notes for New Notes and the acquisition, ownership and disposition of the Notes by a U.S. Holder. A "U.S. Holder" means a holder of a Note which is (i) an individual who is a citizen or resident of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate (other than a foreign estate) or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    This summary is based upon current laws, regulations, rulings and judicial decisions some of which are not clear and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. In addition, the validity of the conclusions contained in this summary depends upon the accuracy of representations made by officers of Holdings and projections prepared by the financial advisors to Holdings in connection with the Offering.

    This summary does not purport to consider all the possible federal income tax consequences of the exchange of Old Notes for New Notes or the purchase, ownership or disposition of the Notes and is not intended to reflect the particular tax position of any beneficial owner. It addresses only U.S. Holders who hold the Notes as capital assets and does not address beneficial owners that may be subject to special tax rules, such as foreign holders, banks, insurance companies, dealers in securities or currencies, purchasers that hold the Notes as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. dollar. In addition, the discussion does not address any aspect of state, local or foreign taxation.

    HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF EXCHANGING THE OLD NOTES FOR NEW NOTES AND ACQUIRING, OWNING, AND DISPOSING OF THE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

TAX TREATMENT OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES

    The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes will not differ materially in kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. As a result, there should be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer. Tax consequences of the ownership and disposition of a New Note should be the same as the tax consequences of ownership and disposition of an Old Note (other than the disposition of an Old Note pursuant to this Exchange Offer).

TAX TREATMENT OF THE NOTES

    CLASSIFICATION OF THE NOTES AS DEBT FOR FEDERAL INCOME TAX
PURPOSES. Although the matter is not free from doubt, the Notes will be treated as debt of Holdings for federal income tax purposes. Although the matter is not free from doubt, the existence of Capital as a joint and several obligor on the Notes should be

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disregarded for federal income tax purposes. In addition, although the matter is not free from doubt, for federal income tax purposes, the existence of the Company as an entity separate from Holdings will be disregarded.

    The determination of whether an instrument is properly treated as debt or equity for federal income tax purposes is inherently factual and no particular factor is dispositive. Whether an instrument is characterized as debt or equity for federal income tax purposes depends upon the facts and circumstances surrounding the issuer and the terms and operation of the instrument. Several characteristics of the instrument are relevant to the determination, but no single factor is controlling. Some of the factors considered by the courts and the Internal Revenue Service ("IRS") include: (1) the intent of the parties, (2) the presence of a definite maturity date, (3) the extent of the holders' ability to participate in management, (4) the holders' ability to force repayment in the event of default, (5) the issuer's projected ability to make required payments of principal and interest as they become due, (6) the identity of ownership between the creditors and shareholders, (7) the debt to equity ratio of the issuer and (8) the holders' participation in the profits of the issuer. Based on the foregoing and other factors, although the matter is not free from doubt, the Notes will be treated as debt for federal income tax purposes. There can be no assurance, however, that the IRS would not seek to challenge this conclusion or that such a challenge, if made, would not be upheld by a court. If the Notes were recharacterized as equity for federal income tax purposes, certain adverse consequences could result to Holdings and the holders, including the possibility that Holdings could be taxable as a corporation rather than a partnership. Holdings's qualification as a partnership for federal income tax purposes is dependent upon certain facts and circumstances, not all of which are within the control of Holdings, including whether the Notes qualify as debt for federal income tax purposes. Although the matter is not free from doubt, Holdings is expected to qualify as a partnership for federal income tax purposes. On the Issue Date, Holdings received an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP that, as of such date, Holdings qualified as a partnership and not an association or publicly traded partnership taxable as a corporation and the Company would be disregarded as an entity separate from Holdings for federal income tax purposes. This opinion of Skadden, Arps, Slate, Meagher & Flom, LLP was conditioned upon the receipt of representations from Holdings, the Company and others that Holdings and the Company had been operating in a manner that allowed Holdings to qualify as a partnership and the Company to be disregarded as an entity separate from Holdings for federal income tax purposes as of the Issue Date. There can be no assurance however, that the IRS would not seek to challenge Holdings' status as a partnership or the Company's status as an entity that is not separate from Holdings or that such a challenge, if made, would not be upheld in court. Based on the position set forth above, the following discussion assumes that the Notes are properly characterized as debt for federal income tax purposes.

    ISSUE PRICE. On the Issue Date, the issue price of the Units was allocated between the Notes and the Warrants based on their relative fair market values. For purposes of computing original issue discount ("OID"), discussed below, the issue price of the Notes is equal to the portion of the issue price of the Units allocated to the Notes. Holders who purchased a Unit at original issue for its issue price have an initial tax basis for the Note equal to its issue price. With respect to the $519.40 issue price per Unit, Holdings has allocated $451.68 to the Note, which therefore represents its issue price. This allocation reflects Holdings' judgment as to the relative value of the Note and Warrants at the time of issuance. The allocation is binding on a U.S. Holder unless such U.S. Holder explicitly discloses a different allocation on an attachment to its tax return for the taxable year that includes the acquisition date of the Unit. The allocation is not, however, binding on the IRS and there can be no assurance that the IRS would not challenge this allocation or that such a challenge, if made, would not be upheld in court.

    ORIGINAL ISSUE DISCOUNT. The Notes were issued at an original issue discount for federal income tax purposes. A holder of a Note will be required to recognize such OID as ordinary income on a constant yield to maturity basis as described below, regardless of the holder's regular method of accounting. A

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
holder of a Note will be required to include the OID on the Note in its taxable income as it accrues, in advance of the receipt of some or all of the related cash payments.

    The total amount of OID with respect to the Notes is equal to the excess of their "stated redemption price at maturity" over their "issue price." The "stated redemption price at maturity" of the Notes is the sum of all payments required to be made with respect to the Notes (whether denominated as principal or interest) other than payments of "qualified stated interest." "Qualified stated interest" is any interest based on a fixed rate, and payable unconditionally at fixed periodic intervals of one year or less during the entire term of the debt instrument. Because none of the interest to be paid on the Notes constitutes qualified stated interest, the stated redemption price at maturity is equal to the sum of all payments to be made with respect to the Notes. The issue price of the Notes is the portion of the issue price of the Units, as described above, allocated to the Notes.

    Except as provided below, a holder of a Note is required to include in gross income as interest income an amount equal to the sum of the daily portions of the OID for each day during the taxable year that such Note was held. The daily portion of the OID on a Note is determined by allocating to each day in an accrual period its ratable portion of the increase during such accrual period in the adjusted issue price of the Note. The increase during an accrual period in the "adjusted issue price" of the Note is generally an amount equal to the product of (A) the adjusted issue price of the Note at the beginning of such accrual period (the issue price of the Note determined as described above, generally increased by all prior accruals of OID with respect to the Note and reduced by all payments made with respect to the Note) and (B) the Note's "yield to maturity". The Note's yield to maturity is the discount rate, which when applied to all payments required to be made with respect to the Note, results in a present value equal to the issue price. Based on the allocated issue price of the Notes as described above, the yield to maturity of the Notes is 15.06% per annum (computed on a semiannual bond equivalent basis).

    Holdings is obligated to pay Liquidated Damages to holders of the Old Notes under certain circumstances. If any such Liquidated Damages are paid, the amount of such Liquidated Damages will be includible in ordinary income and, in addition, it is possible that the Old Notes will be treated as having been reissued at the time of such payment for purposes of applying the federal income tax rules regarding OID. If so, to the extent the possibility that additional payments of Liquidated Damages would be required is not a remote or incidental contingency within the meaning of the regulations as of the time of such deemed reissuance, a holder could be required to accrue such projected payments on the Old Notes on a constant yield to maturity basis from the date of such reissuance and in certain circumstances to treat as interest income (rather than capital gain) all or a portion of any gain recognized on disposition of the Old Notes.

    MARKET DISCOUNT. A holder that acquired a Note after the initial Offering may be subject to the market discount provisions of the Code. Generally, a Note will be deemed to have been purchased at a market discount if the holder's basis of such Note immediately after the Note is acquired is less than the Note's "revised issue price." The Note's "revised issue price" is its issue price plus the aggregate amount of OID includible in income before the Note was acquired. The amount of market discount is the excess, if any, of the Note's revised issue price over its basis in the hands of the holder immediately after its acquisition. However, market discount will not be considered to exist if, at the time of the acquisition, the discount is less than 1/4 of 1% of the Note's revised issue price multiplied by the number of complete years remaining to maturity.

    If a holder acquired a Note at a market discount, such holder will recognize ordinary income (which is generally treated as interest income) when the Note matures or is disposed of to the extent of the lesser of the gain or the "accrued market discount." The "accrued market discount" is the total market discount multiplied by a fraction, the numerator of which is the number of days which the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note up to (and including) the maturity date of the Note. As an alternative to this ratable method, a holder of a Note acquired at a market discount may elect to compute the accrued market discount based upon a constant yield to maturity basis. Such election would apply only to the Note for which the election is made.

    The Notes may be redeemed, in whole or in part, before maturity. If some or all of the Notes are redeemed, each holder who acquired a Note at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on the Notes. If a holder of a Note with market discount makes a gift of the Note, the holder must recognize any accrued market discount income as if the holder sold the Note for its fair market value.

    In addition, a holder of a market discount obligation generally may only deduct net interest expense on indebtedness incurred or maintained to purchase or carry a market discount obligation to the extent that such expense exceeds the portion of the market discount allocable to the days during the taxable year on which such obligation was held by the holder. Any net interest expense which is disallowed is generally deferred and deducted in the year of disposition of the market discount obligation.

    A holder that acquired a Note at a market discount may elect to include the market discount in income currently in the tax years to which it is attributable. Such election, if made, will apply to all market discount obligations acquired by the holder during or after the first taxable year to which the election applies. If this election is made, the rules described above requiring the recognition of ordinary interest income upon the disposition of a Note and limiting the deduction for interest paid or accrued on indebtedness incurred or maintained to purchase or carry market discount obligations do not apply.

    Holders of Notes should consult their tax advisors regarding the application of the market discount rules and the advisability of making the elections described above.

    ACQUISITION PREMIUM. If a holder acquired a Note after the initial Offering and has an adjusted basis in such Note immediately after its purchase that (i) is greater than the adjusted issue price of the Note and (ii) is less than or equal to the sum of all amounts payable on the Note after the purchase date, then such holder will be deemed to have acquired the Note at an acquisition premium. The holder of a Note acquired at an acquisition premium is permitted to reduce the amount of OID includible in gross income by the fraction, the numerator of which is the excess of the adjusted basis of the Note immediately after it is purchased over the adjusted issue price of the Note (I.E., the acquisition premium) and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date over the Note's adjusted issue price. Alternatively, the holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the mechanics of the constant yield method.

    SALE, RETIREMENT OR OTHER TAXABLE DISPOSITION. Gain or loss upon a sale or other disposition of a Note will be measured by the difference between the sum of the amount of cash and the fair market value of property received with respect to such sale and the holder's adjusted tax basis in such Note. A holder's adjusted tax basis in a Note generally will be equal to the portion of the cost of the Unit allocated to the Note (i.e., in the case of an initial purchaser in the Offering, the Note's issue price) or the purchase price of the
Note increased by the amount of OID or market discount that is included in such holder's income prior to the date of sale or disposition and reduced by all payments received by the holder with respect to the Note as of the date of sale or other taxable disposition. Except as discussed below under "Market Discount," such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder held the Note for more than one year. In the case of an individual holder of a Note, the maximum federal income tax rate applicable to net long-term capital gains is twenty-eight percent (28%) if the Note was held for greater than one year but less than eighteen months and twenty percent (20%) if the Note was held for more than eighteen months.

CERTAIN UNITED STATES FEDERAL INCOME TAX ISSUES TO HOLDINGS, ENTERPRISES AND
  LCNI

    DEDUCTIBILITY OF ORIGINAL ISSUE DISCOUNT. In addition to the other potential limitations on the ability of an issuer of debt to deduct interest (including the interest capitalization rules with respect to interest incurred to construct certain types of property, including the Aladdin) certain issuers of "applicable high-yield discount obligations" ("AHYDOs") are not permitted to deduct interest attributable to OID on such obligations as it accrues. An AHYDO is a debt instrument that (i) has a maturity date that is more than five years from the date of issue, (ii) bears a yield to maturity that exceeds the sum of
(A) the applicable federal rate (the "AFR") in effect for the calendar month in which the obligation is issued (5.84% for instruments issued in February, 1998), plus (B) five percent, and (iii) has "significant original issue discount." A debt instrument is deemed to be issued with "significant original issue discount" if the aggregate amount which would be includible in gross income of a holder with respect to such instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest required to be paid under the instrument before the close of such accrual period and (ii) the product of the issue price of such instrument and its yield to maturity. Based on this definition, it is expected that the Notes will constitute AHYDOs.

    If an obligation is an AHYDO, to the extent any AHYDO limitations apply (see below), the deduction of the "disqualified portion" of the OID is permanently disallowed and the remainder of the OID is not deductible until it is actually paid in cash or property (other than equity or debt of the issuer). In the case of the Notes, the disqualified portion of the OID generally will be the yield to maturity of the Notes minus the sum of the AFR plus six percent.

    Although the AHYDO limitations generally apply only to issuers of debt instruments that are corporations, a special rule provides that when a partnership (including an LLC treated as a partnership for federal income tax purposes) issues AHYDOs, each partner (or member) is treated as issuing its share of the AHYDO for purposes of determining the deductibility of such partner's (member's) share of the interest (OID) expense on the AHYDO. Accordingly, the AHYDO limitations will apply to the Notes to the extent that the deductions of OID expense are attributable to the portion of the Notes deemed to be issued by a corporate member of Holdings. As of the filing of the Registration Statement, Holdings will have two corporate members, Enterprises and LCNI, owning in the aggregate 50% of Holdings. Thus, 50% of the OID on the Notes will be subject to the limitations on deductibility imposed by the AHYDO rules. To the extent that additional corporations become members in Holdings or if Holdings (or a successor obligor on the Notes whether in an initial public offering or otherwise) becomes or is deemed to be a corporation, the AHYDO limitations could apply to a larger portion or all of the OID on the Notes.

    As a result of the application of the AHYDO limitations, the corporate members will be unable to deduct their share of the "disqualified portion" of the OID on the Notes, and will be required to defer their deduction on their share of the remaining OID until it is paid. The limitations on the deductibility of the corporate members' share of the OID is expected to cause the corporate members to have a greater tax liability during the term of the Notes than if OID was currently deductible. Consequently, to the extent that the corporate members have additional taxable income as a result of the AHYDO limitations discussed above, Holdings will be required to distribute more cash to the corporate members to pay their tax liability than if the AHYDO limitations did not apply.

    Although there is considerable uncertainty, solely for purposes of the dividends received deduction for corporations, the disqualified portion of the OID attributable to the corporate members should be treated as a distribution of dividends by the corporate members, pro rata in proportion to their percentage interests, to corporate holders rather than interest income to the extent, if any, that similar distributions by the corporate members with respect to their stock would have been treated as dividends. Thus, subject to otherwise applicable limitations, a corporate holder of a Note may be entitled to a dividends received deduction (generally at a 70% rate) with respect to the disqualified portion of the accrued OID treated as a dividend.

    REPORTING REQUIREMENTS. Each Certificated Note will contain a legend stating that it was issued with OID and setting forth the issue date, the issue price, the amount of OID and the yield to maturity. Holdings will report annually to the Internal Revenue Service and to each holder the amount of OID accrued with respect to such Note for that year.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Under certain circumstances, the failure of a holder to provide sufficient information to establish that such holder is exempt from the backup withholding provisions of the Code will subject such holder to backup withholding at a rate of 31 percent. In general, backup withholding applies if a holder fails to furnish a correct taxpayer identification number (social security number for individuals), fails to report interest income in full, or fails to certify that such holder has provided a correct taxpayer identification number and that the holder is not subject to withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign holders that comply with certain certification requirements) generally are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

    Based on certain no action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holders who is an "affiliate" of either of the Issuers within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Issuers have agreed, pursuant to the Note Registration Rights Agreement and subject to certain specified limitations therein, to register to qualify the New Notes for offer of sale under the securities or blue sky laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer.

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by any person subject to the Prospectus delivery requirements of the Commission, including any participating broker-dealer, in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale as such broker-dealer may reasonably require.

    The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Issuers have agreed to pay certain expenses incident to the Exchange Offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal and tax matters in connection with the validity of the Notes will be passed upon for the Issuers by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters with respect to Nevada law will be passed upon for the Issuers by Schreck Morris, Las Vegas, Nevada.

                                    EXPERTS

    The balance sheets of Holdings, Capital and the Company as of December 31, 1997 and the statements of changes in equity and cash flows of each such entity for the period from their inception to December 31, 1997, together with the notes thereto, appearing in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are included herein on reliance upon the authority of said firm as experts in giving said reports.


    The financial statements of London Clubs as of March 29, 1998 and March 30, 1997 and for the 52 week period ended March 29, 1998, and the 53 week period ended March 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                  INDEX TO HISTORICAL FINANCIAL INFORMATION OF
                       HOLDINGS, CAPITAL AND THE COMPANY

    Set forth below is certain historical financial information concerning Holdings, Capital and the Company. Potential investors should note that Holdings, Capital and the Company are development stage companies and the attached financial information is not indicative of future results of operations.

Aladdin Gaming Holdings, LLC
  Report of Independent Public Accountants.................................................................        F-4
  Consolidated Balance Sheet...............................................................................        F-5
  Consolidated Statement of Members' Equity................................................................        F-6
  Consolidated Statement of Cash Flows.....................................................................        F-7
  Notes to Consolidated Financial Statements...............................................................        F-8
  Financial Statements as of March 31, 1998................................................................       F-11

Aladdin Capital Corp.
  Report of Independent Public Accountants.................................................................       F-20
  Balance Sheet............................................................................................       F-21
  Statement of Stockholders' Equity........................................................................       F-22
  Statements of Cash Flows.................................................................................       F-23
  Notes to Financial Statements............................................................................       F-24
  Financial Statements as of March 31, 1998................................................................       F-25

Aladdin Gaming, LLC
  Report of Independent Public Accountants.................................................................       F-30
  Balance Sheet............................................................................................       F-31
  Statement of Members' Equity.............................................................................       F-32
  Statement of Cash Flows..................................................................................       F-33
  Notes to Financial Statements............................................................................       F-34
  Financial Statements as of March 31, 1998................................................................       F-36

                     (This page intentionally left blank.)

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Members of
    Aladdin Gaming Holdings, LLC and subsidiaries:

    We have audited the accompanying consolidated balance sheet of ALADDIN GAMING HOLDINGS, LLC (a Nevada Limited-Liability Company) and SUBSIDIARIES, as of December 31, 1997, and the related consolidated statements of members' equity and cash flows for the period from inception (December 1, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aladdin Gaming Holdings, LLC and subsidiaries, as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
January 15, 1998, except
for Note 6, as to which
the date is February 26, 1998.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                            ASSETS

Cash................................................................................  $   6,895
                                                                                      ---------
    Total Assets....................................................................  $   6,895
                                                                                      ---------
                                                                                      ---------

                                LIABILITIES AND MEMBERS' EQUITY

Due to Sommer Trust.................................................................  $   1,245
Advances to purchase membership interests...........................................      2,850
Members' equity.....................................................................      2,800
                                                                                      ---------
    Total Liabilities and Members' Equity...........................................  $   6,895
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of this consolidated financial statement.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1997)
                           THROUGH DECEMBER 31, 1997

BALANCE, December 1, 1997...........................................................  $  --
Members' contribution...............................................................      2,800
                                                                                      ---------
BALANCE, December 31, 1997..........................................................  $   2,800
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of this consolidated financial statement.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1997)
                           THROUGH DECEMBER 31, 1997

CASH FLOWS FROM FINANCING ACTIVITIES:
  Due to Sommer Trust...............................................................  $   1,245
  Members' contributions............................................................      2,800
  Advances to purchase membership interests.........................................      2,850
                                                                                      ---------
INCREASE IN CASH AND CASH EQUIVALENTS...............................................      6,895
CASH AND CASH EQUIVALENTS, December 1, 1997.........................................     --
                                                                                      ---------
CASH AND CASH EQUIVALENTS, December 31, 1997........................................  $   6,895
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of this consolidated financial statement.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BUSINESS

    Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Gaming Holdings"), was established on December 1, 1997. Gaming Holdings is owned by Aladdin Gaming Enterprises, Inc. (25%), a Nevada corporation, Sommer Enterprises, LLC (72%), a Nevada limited-liability company, and GAI, LLC (3%), a Nevada limited-liability company. See Note 5 regarding the agreement to purchase membership interests. Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), indirectly holds a majority interest in Gaming Holdings. The members of Holdings are the Trust Under Article Sixth u/w/o Sigmund Sommer (the "Sommer Trust") which holds a 95% interest in Holdings, and GW Vegas, LLC, a Nevada limited-liability company ("GW"), a wholly owned subsidiary of Trust Company of the West ("TCW"), which holds a 5% interest in Holdings.

    Distributions shall be made in accordance with the respective ownership interests subject to Gaming Holdings' operating agreement.

    Since the planned principal operations had not commenced as of December 31, 1997, Gaming Holdings has accounted for its operations as a development stage company. There were no operations during the period from inception (December 1, 1997) through December 31, 1997 and hence no statement of income has been prepared.

2. PRINCIPLES OF CONSOLIDATION AND PRESENTATION

    The consolidated financial statements include the accounts of Gaming Holdings and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

    Gaming Holdings' wholly owned subsidiaries are Aladdin Capital Corp., a Nevada corporation, and Aladdin Gaming, LLC, a Nevada limited-liability company.

3. INCOME TAXES

    Gaming Holdings will file federal information tax returns only. Each member reports taxable income or loss on their respective tax returns.

4. PURCHASE OF RESTRICTED MEMBERSHIP INTERESTS

    Certain members of Gaming Holdings' executive management have purchased unvested restricted membership interests in 4.75% of Gaming Holdings. These membership interests will vest over approximately a four-year period. As of December 31, 1997, none of these membership interests had vested.

5. COMMITMENTS

    On September 24, 1997 Gaming Holdings, the Sommer Trust, Holdings, Sommer Enterprises, London Clubs International plc, a company registered in the United Kingdom ("London Clubs") and London Clubs Nevada Inc. ("LCNI") entered into a purchase agreement (subsequently amended) providing for the acquisition by LCNI of 25 percent of Gaming Holdings' common membership interests for a purchase price of $50.0 million. LCNI's obligation to purchase such membership interests is subject to the satisfaction or waiver of various conditions.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

6.  SUBSEQUENT EVENTS

Private Offering

    On February 26, 1998, Gaming Holdings, Aladdin Capital Corp. ("Capital" and, together with Gaming Holdings, the "Issuers") and Aladdin Gaming Enterprises, Inc. consummated a private offering (the "Offering") under Rule 144A of the Securities Exchange Act of 1933. The private offering consisted of 221,500 units (the "Units"), each unit consisting of (i) $1,000 principal amount at maturity of 13 1/2% Senior Discount Notes due 2010 (the "Notes") of Gaming Holdings and Capital and (ii) 10 Warrants (the "Warrants") to purchase 10 shares of Class B non-voting Common Stock, no par value, of Aladdin Gaming Enterprises, Inc.

    The initial accreted value of the Notes is $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes will accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial accreted value, calculated from February 26, 1998. Cash interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will accrue at the rate of 13 1/2% per annum based on the accreted value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

    The Notes are secured by a first priority pledge of all amounts held in a segregated construction disbursement account (the "Note Construction Disbursement Account") and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of Gaming Holdings in Aladdin Gaming, LLC. The Note Construction Disbursement Account is comprised of approximately $35 million remaining proceeds from the Offering, after the application of the net proceeds to repay certain previously existing indebtedness and certain fees and expenses.

    The Indenture to the Notes contains certain covenants that (subject to certain exceptions) restrict the ability of the Issuers and certain of their subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) incur liens; (iv) pay dividends or make other distributions; (v) enter into mergers or consolidations;
(vi) enter into certain transactions with affiliates or (vii) enter into new lines of business.

Equity Contributions

    On February 26, 1998, LCNI contributed $50.0 million ("London Clubs Contribution") for 25% of Gaming Holdings common membership interests. Sommer Enterprises, LLC contributed a portion of land in exchange for common membership interests in Gaming Holdings. Aladdin Gaming Enterprises, Inc. contributed the portion of land and $7.0 million of predevelopment costs, which were originally received from Sommer Enterprises, Inc. and the net proceeds (approximately $15 million) allocable from the sale of the Warrants to Gaming Holdings in exchange for 25% of the common membership interests in Gaming Holdings.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

Investments

    Gaming Holdings contributed the land appraised at $150.0 million, approximately $42 million in cash from the London Clubs Contribution and the $7.0 million of predevelopment costs in exchange for 100% of the common membership interests in Aladdin Gaming, LLC. Gaming Holdings also contributed $115 million in cash, consisting of the net proceeds of the sale of the Units and approximately $8 million from the London Clubs Contribution, to Aladdin Gaming, LLC in exchange for 100% of the Series A Preferred Interests.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                                                                    MARCH 31, 1998
                                                                                                    --------------
                                                                                                     (UNAUDITED)
                                              ASSETS
Cash..............................................................................................  $      406,559

Property and equipment:
  Land............................................................................................      33,407,500
  Furniture and equipment.........................................................................         546,976
  Construction in progress........................................................................      13,492,315
  Capitalized interest............................................................................         544,283
                                                                                                    --------------
      Total property and equipment................................................................      47,991,074
                                                                                                    --------------
Other assets:
  Restricted cash.................................................................................     308,293,229
  Restricted land.................................................................................       6,842,500
  Other assets....................................................................................       1,964,435
  Debt issuance costs, net of accumulated amortization of $285,255 as of March 31, 1998...........      36,884,511
                                                                                                    --------------
      Total other assets..........................................................................     353,984,675
                                                                                                    --------------
      Total assets................................................................................  $  402,382,308
                                                                                                    --------------
                                                                                                    --------------

                                 LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
  Current maturities of long-term debt............................................................  $      187,324
  Payable to related parties......................................................................         360,629
  Obligation to transfer land.....................................................................       6,842,500
  Accrued expenses................................................................................       4,352,850
                                                                                                    --------------
      Total current liabilities...................................................................      11,743,303
                                                                                                    --------------
Long-term debt....................................................................................     375,749,612

Advances to purchase membership interests.........................................................           2,850

Members' equity:
  Common membership interest......................................................................      28,607,979
  Accumulated Deficit.............................................................................     (13,721,436)
                                                                                                    --------------
      Total members' equity.......................................................................      14,886,543
                                                                                                    --------------
      Total liabilities and members' equity.......................................................  $  402,382,308
                                                                                                    --------------
                                                                                                    --------------

   The accompanying notes are an integral part of these financial statements.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
          FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND FOR THE PERIOD
            FROM INCEPTION (DECEMBER 1, 1997) THROUGH MARCH 31, 1998

                                                                                               FOR THE PERIOD
                                                                                              DECEMBER 1, 1997
                                                                                                (INCEPTION)
                                                                                                  THROUGH
                                                                             MARCH31, 1998     MARCH 31, 1998
                                                                             --------------  ------------------
                                                                              (UNAUDITED)       (UNAUDITED)
Pre-opening costs..........................................................  $   11,462,928   $     11,462,928
Other (income) expense:
  Interest income..........................................................      (1,584,938)        (1,584,938)
  Interest expense.........................................................       4,387,729          4,387,729
  Less: Interest capitalized...............................................        (544,283)          (544,283)
                                                                             --------------  ------------------
      Total other (income) expense.........................................       2,258,508          2,258,508
                                                                             --------------  ------------------
Net loss...................................................................  $  (13,721,436)  $    (13,721,436)
                                                                             --------------  ------------------
                                                                             --------------  ------------------

   The accompanying notes are an integral part of these financial statements.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF MEMBERS' EQUITY
                     FOR THE PERIOD FROM DECEMBER 31, 1997
                             THROUGH MARCH 31, 1998
                                  (UNAUDITED)

                                                      ALADDIN GAMING
                                         SOMMER        ENTERPRISES,    LONDON CLUBS
                                    ENTERPRISES, LLC       INC.        NEVADA, INC.    GAI, LLC        TOTAL
                                    ----------------  ---------------  -------------  -----------  --------------
BALANCE, DECEMBER 31, 1997........   $          669    $         331   $    --        $     1,800  $        2,800

Net loss..........................   $   (6,449,075)   $  (3,430,359)  $  (3,430,359) $  (411,643) $  (13,721,436)

Members' contributions............      (47,317,023)      28,247,202      50,000,000      --           30,930,179

Members' equity costs.............       (1,092,750)        (581,250)       (581,250)     (69,750)     (2,325,000)
                                    ----------------  ---------------  -------------  -----------  --------------

BALANCE, MARCH 31, 1998...........   $  (54,858,179)   $  24,235,924   $  45,988,391  $  (479,593) $   14,886,543
                                    ----------------  ---------------  -------------  -----------  --------------
                                    ----------------  ---------------  -------------  -----------  --------------

   The accompanying notes are an integral part of these financial statements.

                 ALADDIN GAMING HOLDINGS, LLC AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND FOR THE PERIOD
            FROM INCEPTION (DECEMBER 1, 1997) THROUGH MARCH 31, 1998

                                                                          FOR THE THREE MONTHS    FOR THE PERIOD
                                                                                 ENDED           DECEMBER 1, 1997
                                                                             MARCH 31, 1998        (INCEPTION)
                                                                          --------------------       THROUGH
                                                                                                  MARCH 31, 1998
                                                                              (UNAUDITED)       ------------------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net loss..............................................................    $    (13,721,436)    $    (13,721,436)
  Increase in other assets..............................................          (1,964,435)          (1,964,435)
  Amortization of debt costs............................................             285,255              285,255
  Amortization of original issue discount...............................           1,388,083            1,388,083
  Increase in accrued expenses..........................................           4,352,850            4,352,850
  Increase in accrued fee to related party..............................             359,384              359,384
                                                                          --------------------  ------------------
Net cash used in operating activities...................................          (9,300,299)          (9,300,299)
                                                                          --------------------  ------------------
Cash flows from investing activities:
  Payments for construction in progress and capitalized interest........          (7,036,598)          (7,036,598)
  Increase in restricted cash...........................................        (308,293,229)        (308,293,229)
                                                                          --------------------  ------------------
Net cash used in investing activities...................................        (315,329,827)        (315,329,827)
                                                                          --------------------  ------------------
Cash flows from financing activities:
  Proceeds from issuance of notes.......................................         100,047,100          100,047,100
  Proceeds from long-term debt..........................................         274,000,000          274,000,000
  Repayment of long-term debt...........................................             (45,223)             (45,223)
  Debt issuance costs...................................................         (37,169,766)         (37,169,766)
  Members' contributions................................................          65,000,000           65,002,800
  Repayment of existing debt............................................         (74,477,321)         (74,477,321)
  Members' equity costs.................................................          (2,325,000)          (2,325,000)
  Payable to related parties............................................           --                       1,245
  Advances to purchase membership interests.............................           --                       2,850
                                                                          --------------------  ------------------
Net cash provided by financing activities...............................         325,029,790          325,036,685
                                                                          --------------------  ------------------

Net increase in cash....................................................             399,664              406,559

Cash at the beginning of the period.....................................               6,895            --
                                                                          --------------------  ------------------
Cash at the end of the period...........................................    $        406,559     $        406,559
                                                                          --------------------  ------------------
                                                                          --------------------  ------------------
Cash paid for interest, net of amount capitalized.......................    $        364,756     $        364,756

Non-cash investing and financing activities:
  Members' contributions -- book value
    Land................................................................          33,407,500           33,407,500
    Construction in progress............................................           7,000,000            7,000,000
  Equipment acquired equal to assumption of debt........................             546,976              546,976

   The accompanying notes are an integral part of these financial statements.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

1. ORGANIZATION AND BUSINESS

    Aladdin Gaming Holdings, LLC, a Nevada limited company ("Gaming Holdings"), was established on December 1, 1997. Gaming Holdings was initially owned by Aladdin Gaming Enterprises, Inc. (25%), a Nevada corporation, Sommer Enterprises, LLC (72%), a Nevada limited-liability company, and GAI, LLC (3%), a Nevada limited- liability company. On February 26, 1998, (a) London Clubs Nevada, Inc., (LCNI) contributed $50.0 million for a 25% interest of Gaming Holdings common membership interests, (b) Sommer Enterprises, LLC contributed land for common membership interests in Gaming Holdings and (c) Aladdin Gaming Enterprises, Inc. contributed land, $7.0 million of predevelopment costs and $15.0 million in cash for common membership interests in Gaming Holdings. After such contributions, Sommer Enterprises, LLC owns 47% and LCNI owns 25% of Gaming Holdings with the remaining membership interests unchanged.

    Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), indirectly holds a majority interest in Gaming Holdings. The members of Holdings are the Trust Under Article Sixth u/w/o Sigmund Sommer (the "Sommer Trust") which holds a 95% interest in Holdings, and GW Vegas, LLC, a Nevada limited-liability company ("GW"), a wholly owned subsidiary of Trust Company of the West ("TCW"), which holds a 5% interest in Holdings.

    Distributions shall be made in accordance with the respective ownership interests subject to the Company's operating agreement.

    Gaming Holdings, through its subsidiaries, plans to develop, construct and operate a new hotel and casino, the Aladdin Hotel and Casino (the "Aladdin"), as the centerpiece of an approximately 35 acre world-class resort, casino and entertainment complex in Las Vegas, Nevada. The resort will be located at the center of Las Vegas Boulevard ("the Strip").

2. PRINCIPLES OF CONSOLIDATION AND PRESENTATION

    The consolidated financial statements include the accounts of Aladdin Gaming Holdings, LLC and its subsidiaries (collectively known as the "Company"). All significant intercompany accounts and transactions are eliminated in consolidation.

    Gaming Holding's wholly owned subsidiaries are Aladdin Capital Corp., a Nevada corporation, and Aladdin Gaming, LLC, a Nevada limited-liability company.

3. PREOPENING EXPENSES

    The Company expenses preopening costs in the period during which they were incurred.

4. INCOME TAXES

    The Company will file federal information tax returns only. Each member reports taxable income or loss on their respective tax returns.

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 1998 (CONTINUED)

5. PURCHASE OF RESTRICTED MEMBERSHIP INTERESTS

    Certain members of Aladdin Gaming Holdings, LLC's executive management have purchased unvested restricted membership interests in 4.75% of Gaming Holdings, LLC. These membership interests will vest over approximately a four-year period beginning at the opening of the Aladdin Hotel and Casino. As of March 31, 1998, none of these membership interests had vested.

6. PRIVATE OFFERING

    On February 26, 1998, Gaming Holdings, Aladdin Capital Corp. ("Capital" and, together with Gaming Holdings, the "Issuers") and Aladdin Gaming Enterprises, Inc. consummated a private offering (the "Offering") under Rule 144A of the Securities Act of 1933. The private offering consisted of 221,500 units (the "Units"), each unit consisting of (i) $1,000 principal amount of maturity of 13 1/2% Senior Discount Notes due 2010 (the "Notes") of Gaming Holdings and Capital and (ii) 10 Warrants (the "Warrants") to purchase 10 shares of Class B non-voting Common Stock, no par value, of Aladdin Gaming Enterprises, Inc.

    The initial accreted value of the Notes was $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes will accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial accreted value, calculated from February 26, 1998. Cash interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will accrue at the rate of 13 1/2% per annum based on the accreted value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

    The Notes are secured by a first priority pledge of all amounts held in a segregated construction disbursement account (the "Note Construction Disbursement Account") and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of Aladdin Gaming, LLC held by Gaming Holdings. As of March 31, 1998, the Note Construction Disbursement Account comprised approximately $32.9 million remaining proceeds from the Offering, after the application of the net proceeds to repay certain previously existing indebtedness and certain fees and expenses.

    The Indenture to the Notes contains certain covenants that (subject to certain exceptions) restrict the ability of the Issuers and certain of their subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) incur liens; (iv) pay dividends or make other distributions; (v) enter into mergers or consolidations;
(vi) enter into certain transactions with affiliates or (vii) enter into new lines of business.

7. LONG-TERM DEBT

    On February 26, 1998, Aladdin Gaming, LLC entered into a $410.0 million Credit Agreement with various financial institutions and the Bank of Nova Scotia as the administrative agent for the lenders. The Credit Agreement consists of a Term A loan of $136.0 million, a Term B loan of $114.0 million and a Term C loan of $160.0 million. Both the Term B and Term C loans were funded by the lenders on February 26, 1998 and the funds are held by Aladdin Gaming, LLC for the future development of the Aladdin. Under the Credit Agreement, the funds cannot be utilized until the proceeds from the private offering are

                          ALADDIN GAMING HOLDINGS, LLC
                                AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 1998 (CONTINUED)

7. LONG-TERM DEBT (CONTINUED)
completely exhausted and certain other conditions to disbursement have been satisfied. As of March 31, 1998, the Term A Loan has not been funded.

    The Term B loan is for a maximum term of 8.5 years from the date of funding and the Term C loan is for a maximum of 10 years. The Term B loan bears interest at rate of 7.883% until the funds are utilized for the project at which time the rate increases to 9.383%. The Term C loan bears interest at a rate of 8.485% until the funds are utilized for the project at which time the rate increases to 10.485%. In addition to quarterly interest payments, each loan has various principal payment requirements once the Aladdin is completed and operating. Except in the case of defaults, no principal repayments are required prior to the opening of the Aladdin.

8. RESTRICTED LAND

    12.4 acres of land was deeded to Aladdin Gaming, LLC on February 26, 1998, with an obligation to transfer such land to Aladdin Bazaar, LLC at a future date. Aladdin Bazaar, LLC intends to construct and operate, a themed entertainment shopping mall and a 4,800 space car parking facility (the "Mall Project"). The Mall Project is expected to be an integral part of the Aladdin entertainment complex.

9. IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity sections of a statement of financial position, and is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company has adopted SFAS No. 130, during the three-month period ended March 31, 1998 and has determined that such adoption will not result in comprehensive income different from net income as reported in the accompanying financial statements.

    In June 1997, the FASB issued SFAS no. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes additional standards for segment reporting in financial statements and is effective for fiscal years beginning after December 15, 1997. The Company currently operates as one segment.

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders of
  Aladdin Capital Corp.:

    We have audited the accompanying balance sheet of ALADDIN CAPITAL CORP. (a Nevada Corporation), as of December 31, 1997, and the related statements of stockholders' equity and cash flows for the period from inception (December 1, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aladdin Capital Corp., as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
January 15, 1998, except
for Note 3, as to which
the date is February 26, 1998

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                            ASSETS

Cash................................................................................  $   1,000
                                                                                      ---------
  Total Assets......................................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Common Stock, no par value, 2,500 shares authorized, issued and outstanding.........  $   1,000
                                                                                      ---------
  Total Liabilities and Stockholders' Equity........................................  $   1,000
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of this financial statement.

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1997)
                           THROUGH DECEMBER 31, 1997

                                                                                        SHARES
                                                                                        ISSUED     AMOUNT      TOTAL
                                                                                       ---------  ---------  ---------

BALANCE, December 1, 1997............................................................     --      $  --      $  --

Issuance of common stock.............................................................      2,500      1,000      1,000
                                                                                       ---------  ---------  ---------

BALANCE, December 31, 1997...........................................................      2,500  $   1,000  $   1,000
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The accompanying notes are an integral part of this financial statement.

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1997)
                           THROUGH DECEMBER 31, 1997

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of stock...............................................  $   1,000
                                                                                      ---------
INCREASE IN CASH AND CASH EQUIVALENTS...............................................      1,000
CASH AND CASH EQUIVALENTS, December 1, 1997.........................................     --
                                                                                      ---------
CASH AND CASH EQUIVALENTS, December 31, 1997........................................  $   1,000
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of this financial statement.

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. ORGANIZATION AND BUSINESS

    Aladdin Capital Corp., a Nevada corporation ("Capital"), was established on December 1, 1997. Capital is wholly owned by Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Gaming Holdings"). Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), indirectly holds a majority interest in Gaming Holdings. The members of Holdings are the Trust Under Article Sixth u/w/o Sigmund Sommer (the "Sommer Trust") which holds a 95% interest in Holdings, and GW Vegas, LLC, a Nevada limited-liability company ("GW"), a wholly owned subsidiary of Trust Company of the West ("TCW"), which holds a 5% interest in Holdings.

    Since the planned principal operations had not commenced as of December 31, 1997, Capital has accounted for its operations as a development stage company. There were no operations during the period from inception (December 1, 1997) through December 31, 1997 and hence no statement of income has been prepared.

2. INCOME TAXES

    Capital accounts for income taxes using the liability method as set forth in Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under the liability method, deferred taxes are provided based on the temporary differences between the financial reporting basis and the tax basis of Capital's assets and liabilities.

    There was no income tax expense or benefit recorded for the period from inception (December 1, 1997) through December 31, 1997 as Capital is a development stage company and operations have not yet commenced.

3. SUBSEQUENT EVENTS

Private Offering

    On February 26, 1998, Gaming Holdings, Capital (together with Gaming Holdings, the "Issuers") and Aladdin Gaming Enterprises, Inc. consummated a private offering (the "Offering") under Rule 144A of the Securities Exchange Act of 1933. The private offering consisted of 221,500 units (the "Units"), each unit consisting of (i) $1,000 principal amount at maturity of 13 1/2% Senior Discount Notes due 2010 (the "Notes") of Gaming Holdings and Capital and (ii) 10 Warrants (the "Warrants") to purchase 10 shares of Class B non-voting Common Stock, no par value, of Aladdin Gaming Enterprises, Inc.

    The initial accreted value of the Notes is $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes will accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial accreted value, calculated from February 26, 1998. Cash interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will accrue at the rate of 13 1/2% per annum based on the accreted value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

    The Notes are secured by a first priority pledge of all amounts held in a segregated construction disbursement account (the "Note Construction Disbursement Account") and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of Gaming Holdings in Aladdin Gaming, LLC. The Note Construction Disbursement Account is comprised of approximately $35 million remaining proceeds from the Offering, after the application of the net proceeds to repay certain previously existing indebtedness and certain fees and expenses.

    The Indenture to the Notes contains certain covenants that (subject to certain exceptions) restrict the ability of the Issuers and certain of their subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) incur liens; (iv) pay dividends or make other distributions; (v) enter into mergers or consolidations;
(vi) enter into certain transactions with affiliates or (vii) enter into new lines of business.

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                              AS OF MARCH 31, 1998

                                            ASSETS
Cash................................................................................  $   1,000
                                                                                      ---------
      Total Assets..................................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Common Stock, no par value, 2,500 shares authorized, issued and outstanding.........  $   1,000
                                                                                      ---------
      Total Liabilities and Stockholders' Equity....................................  $   1,000
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

1. ORGANIZATION AND BUSINESS

    Aladdin Capital Corp., a Nevada corporation ("Capital"), was established on December 1, 1997. Capital is wholly owned by Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Gaming Holdings"). Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), indirectly holds a majority interest in Gaming Holdings. The members of Holdings are the Trust Under Article Sixth u/w/o Sigmund Sommer (the "Sommer Trust") which holds a 95% interest in Holdings, and GW Vegas, LLC, a Nevada limited-liability company ("GW"), a wholly owned subsidiary of Trust Company of the West ("TCW"), which holds a 5% interest in Holdings.

    Capital was formed for the sole purpose of being a joint issuer of the 13 1/2% Senior Discount Notes due 2010 (See "Private Offering"). There were no operations or cash transactions during the period from December 31, 1997 through March 31, 1998 and hence no statement of income or cash flows has been prepared.

2. INCOME TAXES

    Capital accounts for income taxes using the liability method as set forth in Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under the liability method, deferred taxes are provided based on the temporary differences between the financial reporting basis and the tax basis of Capital's assets and liabilities.

    There was no income tax expense or benefit recorded for the period from inception (December 1, 1997) through March 31, 1998 as Capital is a development stage company and operations have not yet commenced.

3. PRIVATE OFFERING

    On February 26, 1998, Gaming Holdings, Capital (together with Gaming Holdings, the "Issuers") and Aladdin Gaming Enterprises, Inc. consummated a private offering (the "Offering") under Rule 144A of the Securities Act of 1933. The private offering consisted of 221,500 units (the "Units"), each unit consisting of (i) $1,000 principal amount of maturity of 13 1/2% Senior Discount Notes due 2010 (the "Notes") of Gaming Holdings and Capital and (ii) 10 Warrants (the "Warrants") to purchase 10 shares of Class B non-voting Common Stock, no par value, of Aladdin Gaming Enterprises, Inc.

    The initial accreted value of the Notes was $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes will accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial accreted value, calculated from February 26, 1998. Cash interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will accrue at the rate of 13 1/2% per annum based on the accreted value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

    The Notes are secured by a first priority pledge of all amounts held in a segregated construction disbursement account (the "Note Construction Disbursement Account") and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of Aladdin Gaming, LLC held by Gaming Holdings. As of March 31, 1998, the Note Construction Disbursement Account comprised approximately $32.9 million remaining proceeds from the Offering, after the application of the net proceeds to repay certain previously existing indebtedness and certain fees and expenses.

    The Indenture to the Notes contains certain covenants that (subject to certain exceptions) restrict the ability of the Issuers and certain of their subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) incur liens; (iv) pay dividends or make

                             ALADDIN CAPITAL CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 1998 (CONTINUED)

3. PRIVATE OFFERING (CONTINUED)
other distributions; (v) enter into mergers or consolidations; (vi) enter into certain transactions with affiliates or (vii) enter into new lines of business.

4. IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity sections of a statement of financial position, and is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company has adopted SFAS No. 130, during the three-month period ended March 31, 1998 and has determined that such adoption will not result in comprehensive income different from net income.

    In June 1997, the FASB issued SFAS no. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes additional standards for segment reporting in financial statements and is effective for fiscal years beginning after December 15, 1997. The Company currently operates as one segment.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Members of
  Aladdin Gaming, LLC:

    We have audited the accompanying balance sheet of ALADDIN GAMING, LLC (a Nevada Limited-Liability Company), as of December 31, 1997, and the related statements of members' equity and cash flows for the period from inception (January 24, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aladdin Gaming, LLC, as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
January 15, 1998, except
for Note 4, as to which
the date is February 26, 1998.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                            ASSETS
Cash................................................................................  $   5,650
                                                                                      ---------
  Total Assets......................................................................  $   5,650
                                                                                      ---------
                                                                                      ---------

                                LIABILITIES AND MEMBERS' EQUITY
Due to Aladdin Gaming Holdings, LLC.................................................  $   4,650
Members' equity.....................................................................      1,000
                                                                                      ---------
  Total Liabilities and Members' Equity.............................................  $   5,650
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of this financial statement.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF MEMBERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 24, 1997)
                           THROUGH DECEMBER 31, 1997

BALANCE, January 24, 1997...........................................................  $  --
Members' contribution...............................................................      1,000
                                                                                      ---------
BALANCE, December 31, 1997..........................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of this financial statement.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM INCEPTION (JANUARY 24, 1997)
                           THROUGH DECEMBER 31, 1997

CASH FLOWS FROM FINANCING ACTIVITIES:
  Due to Aladdin Gaming Holdings, LLC...............................................  $   4,650
  Members' contributions............................................................      1,000
                                                                                      ---------
INCREASE IN CASH AND CASH EQUIVALENTS...............................................      5,650
CASH AND CASH EQUIVALENTS, January 24, 1997.........................................     --

                                                                                      ---------
CASH AND CASH EQUIVALENTS, December 31, 1997........................................  $   5,650
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of this financial statement.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BUSINESS

    Aladdin Gaming, LLC, a Nevada limited-liability company (the "Company"), was established on January 24, 1997. The Company is wholly owned by Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Gaming Holdings"). Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), indirectly holds a majority interest in Gaming Holdings. The members of Holdings are the Trust Under Article Sixth u/w/o Sigmund Sommer (the "Sommer Trust") which holds a 95% interest in Holdings, and GW Vegas, LLC, a Nevada limited-liability company ("GW"), a wholly owned subsidiary of Trust Company of the West ("TCW"), which holds a 5% interest in Holdings.

    The Company term is 100 years. Distributions shall be made in accordance with the respective ownership interests subject to the Company's operating agreement.

    Since the planned principal operations had not commenced as of December 31, 1997, the Company has accounted for its operations as a development stage company. There were no operations during the period from inception (January 24, 1997) through December 31, 1997 and hence no statement of income has been prepared.

2. INCOME TAXES

    The Company will file federal information tax returns only. Each member reports taxable income or loss on their respective tax returns.

3. COMMITMENTS

    The Company has entered into a consulting agreement with GAI, LLC to render consulting services as are reasonably requested by the Board of the Company until June 30, 2002.

    The Company has entered into a commitment letter with an equipment finance company for provision of approximately $80.0 million of financing to obtain gaming and other specified equipment. The financing will be comprised of $60.0 million of operating leases and $20.0 million in loans.

    The Company has entered into a commitment letter with certain bank lenders for the provision of a bank credit facility. The facility will consist of three separate term loans (Term Loan A, B and C) of $136.0 million, $114.0 million and $160.0 million, respectively. Term A, B and C Loans will mature seven, eight and one-half and ten years after their respective borrowing dates, respectively.

4.  SUBSEQUENT EVENTS

Private Offering

    On February 26, 1998, Gaming Holdings, Aladdin Capital Corp. ("Capital" and, together with Gaming Holdings, the "Issuers") and Aladdin Gaming Enterprises, Inc. consummated a private offering (the "Offering") under Rule 144A of the Securities Exchange Act of 1933. The private offering consisted of 221,500 units (the "Units"), each unit consisting of (i) $1,000 principal amount at maturity of 13 1/2% Senior Discount Notes due 2010 (the "Notes") of Gaming Holdings and Capital and (ii) 10 Warrants (the 'Warrants") to purchase 10 shares of Class B non-voting Common Stock, no par value, of Aladdin Gaming Enterprises, Inc.

    The initial accreted value of the Notes is $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes will accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial accreted value, calculated from February 26, 1998. Cash interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

4.  SUBSEQUENT EVENTS (Continued)
accrue at the rate of 13 1/2% per annum based on the accreted value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

    The Notes are secured by a first priority pledge of all amounts held in a segregated construction disbursement account (the "Note Construction Disbursement Account") and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of Gaming Holdings in the Company. The Note Construction Disbursement Account is comprised of approximately $35 million remaining proceeds from the Offering, after the application of the net proceeds to repay certain previously existing indebtedness and certain fees and expenses.

    The Indenture to the Notes contains certain covenants that (subject to certain exceptions) restrict the ability if the Issuers and certain of their subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) incur liens; (iv) pay dividends or make other distributions; (v) enter into mergers or consolidations;
(vi) enter into certain transactions with affiliates or (vii) enter into new lines of business.

Equity Contributions

    Gaming Holdings contributed land appraised at $150.0 million, approximately $42 million in cash from a contribution from London Clubs Nevada Inc. ("LCNI") and $7.0 million of predevelopment costs in exchange for 100% of the common membership interests in the Company. Gaming Holdings also contributed $115 million in cash consisting of the net proceeds of the sale of the Units and approximately $8 million from LCNI to the Company in exchange for 100% of the Series A Preferred Interests.

Bank Indebtedness

    On February 26, 1998, the Company entered into the bank credit facility for $410 million as discussed above in Note 3.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                              AS OF MARCH 31, 1998

                                                                                                    MARCH 31, 1998
                                                                                                    --------------
                                                                                                     (UNAUDITED)
                                              ASSETS
Cash..............................................................................................  $      405,314
Property and equipment:
  Land............................................................................................      33,407,500
  Furniture and equipment.........................................................................         546,976
  Construction in progress........................................................................      13,492,315
  Capitalized interest............................................................................         398,160
                                                                                                    --------------
      Total property and equipment................................................................      47,844,951
                                                                                                    --------------
Other assets:
  Due from Parent (Aladdin Gaming Holdings, LLC)..................................................      32,882,836
  Restricted cash.................................................................................     275,405,744
  Restricted land.................................................................................       6,842,500
  Other assets....................................................................................       1,964,434
  Debt issuance costs, net of accumulated amortization of $167,849 as of March 31, 1998...........      26,004,300
                                                                                                    --------------
      Total other assets..........................................................................     343,099,814
                                                                                                    --------------
Total assets......................................................................................  $  391,350,079
                                                                                                    --------------
                                                                                                    --------------


                                 LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
  Current maturities of long-term debt............................................................  $      187,324
  Payable to related parties......................................................................         359,384
  Obligation to transfer land.....................................................................       6,842,500
  Accrued expenses................................................................................       3,627,849
                                                                                                    --------------
      Total current liabilities...................................................................      11,017,057
                                                                                                    --------------
Long-term debt....................................................................................     274,314,429
Members' equity:
  Preferred membership interest...................................................................     115,047,100
  Common membership interest......................................................................       3,333,563
  Accumulated Deficit.............................................................................     (12,362,070)
                                                                                                    --------------
      Total members' equity.......................................................................     106,018,593
                                                                                                    --------------
      Total liabilities and members' equity.......................................................  $  391,350,079
                                                                                                    --------------
                                                                                                    --------------

   The accompanying notes are an integral part of these financial statements.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

          FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND FOR THE PERIOD
            FROM INCEPTION (JANUARY 24, 1997) THROUGH MARCH 31, 1998

                                                                                MARCH 31, 1998    FOR THE PERIOD
                                                                                --------------   JANUARY 24, 1997
                                                                                                   (INCEPTION)
                                                                                  (UNAUDITED)        THROUGH
                                                                                                  MARCH 31, 1998
                                                                                                ------------------
                                                                                                      (UNAUDITED)
Pre-opening costs.............................................................   $ 11,462,928    $     11,462,928
Other (income) expense:
  Interest income.............................................................     (1,584,938)         (1,584,938)
  Interest expense............................................................      2,882,240           2,882,240
  Less: Interest capitalized..................................................       (398,160)           (398,160)
                                                                                --------------  ------------------
    Total other (income) expense..............................................        899,142             899,142
                                                                                --------------  ------------------
Net loss......................................................................   $(12,362,070)   $    (12,362,070)
                                                                                --------------  ------------------
                                                                                --------------  ------------------

   The accompanying notes are an integral part of these financial statements.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                          STATEMENT OF MEMBERS' EQUITY

                     FOR THE PERIOD FROM DECEMBER 31, 1997
                             THROUGH MARCH 31, 1998

                                  (UNAUDITED)

BALANCE, DECEMBER 31, 1997....................................................  $     1,000
Net loss......................................................................  (12,362,070)
Member's contribution -- preferred interest...................................  115,047,100
Member's contribution -- common interest......................................    3,332,563
                                                                                -----------
BALANCE, MARCH 31, 1998.......................................................  106,018,593
                                                                                -----------
                                                                                -----------

   The accompanying notes are an integral part of these financial statements.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND FOR THE PERIOD
            FROM INCEPTION (JANUARY 24, 1997) THROUGH MARCH 31, 1998

                                                                                          FOR THE PERIOD JANUARY
                                                                   FOR THE THREE MONTHS            24,
                                                                          ENDED          1997 (INCEPTION) THROUGH
                                                                      MARCH 31, 1998          MARCH 31, 1998
                                                                       (UNAUDITED)             (UNAUDITED)
                                                                   --------------------  ------------------------
Cash flows from operating activities:
  Net loss.......................................................    $    (12,362,070)       $    (12,362,070)
  Increase in other assets.......................................          (1,964,434)             (1,964,434)
  Amortization of debt costs.....................................             167,849                 167,849
  Increase in accrued expenses...................................           3,627,849               3,627,849
  Increase in accrued fee to related party.......................             359,384                 359,384
                                                                   --------------------         -------------
Net cash used in operating activities............................         (10,171,422)            (10,171,422)
                                                                   --------------------         -------------
Cash flows from investing activities:
  Payments for construction in progress and capitalized
    interest.....................................................          (6,890,475)             (6,890,475)
  Increase in restricted cash....................................        (275,405,744)           (275,405,744)
                                                                   --------------------         -------------
Net cash used in investing activities............................        (282,296,219)           (282,296,219)
                                                                   --------------------         -------------
Cash flows from financing activities:
  Proceeds from long-term debt...................................         274,000,000             274,000,000
  Repayment of long-term debt....................................             (45,223)                (45,223)
  Debt issuance costs............................................         (26,172,149)            (26,172,149)
  Member's contributions.........................................          77,972,163              77,973,163
  Payable/(Receivable) from/to parent (Aladdin Gaming Holdings,
    LLC).........................................................         (33,887,486)            (33,882,836)
                                                                   --------------------         -------------
Net cash provided by financing activities........................         292,867,305             292,872,955
                                                                   --------------------         -------------
Net increase in cash.............................................             399,664                 405,314
Cash at the beginning of the period..............................               5,650               --
                                                                   --------------------         -------------
Cash at the end of the period....................................    $        405,314        $        405,314
                                                                   --------------------         -------------
                                                                   --------------------         -------------
Cash paid for interest, net of amount capitalized................    $        364,756        $        364,756
Non-cash investing and financing activities:
  Member's contributions -- book value
    Land.........................................................          33,407,500              33,407,500
    Construction in progress.....................................           7,000,000               7,000,000
  Equipment acquired equal to assumption of debt.................             546,976                 546,976

   The accompanying notes are an integral part of these financial statements.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

1. ORGANIZATION AND BUSINESS

    Aladdin Gaming, LLC, a Nevada limited company (the "Company"), was established on January 24, 1997. The Company is wholly owned by Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Gaming Holdings"). Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings"), indirectly holds a majority interest in Gaming Holdings. The members of Holdings are the Trust under Article Sixth u/w/o Sigmund Sommer (the "Sommer Trust") which holds a 95% interest in Holdings, and GW Vegas, LLC, a Nevada limited-liability company ("GW), a wholly owned subsidiary of Trust Company of the West ("TCW), which holds a 5% interest in Holdings.

    The Company term is 100 years. Distributions shall be made in accordance with the respective ownership interest subject to the Company's operating agreement.

    The Company plans to develop, construct and operate a new hotel and casino, the Aladdin Hotel and Casino (the "Aladdin"), as the centerpiece of an approximately 35 acre world-class resort, casino and entertainment complex in Las Vegas, Nevada. The resort will be located at the center of Las Vegas Boulevard ("the strip").

2. PRE-OPENING EXPENSES

    The Company expenses pre-opening costs in the period during which they were incurred.

3. INCOME TAXES

    The Company will file federal information tax returns only. Each member reports taxable income or loss on their respective tax returns.

4. COMMITMENTS

    The Company has entered into a consulting agreement with GAI, LLC to render consulting services as are reasonably requested by the Board of the Company until June 30, 2002.

    The Company has entered into a commitment letter with an equipment finance company for provision of approximately $80.0 million of financing to obtain gaming and other specified equipment. The financing will be comprised of $60.0 million of operating leases and $20.0 million in loans.

5. PRIVATE OFFERING

    On February 26, 1998, Gaming Holdings, Aladdin Capital Corp. ("Capital" and, together with Gaming Holdings, the "Issuers") and Aladdin Gaming Enterprises, Inc. consummated a private offering (the "Offering") under Rule 144A of the Securities Act of 1933. The private offering consisted of 221,500 units (the "Units"), each unit consisting of (i) $1,000 principal amount of maturity of 13 1/2% Senior Discount Notes due 2010 (the "Notes") of Gaming Holdings and Capital and (ii) 10 Warrants (the "Warrants") to purchase 10 shares of Class B non-voting Common Stock, no par value, of Aladdin Gaming Enterprises, Inc.

    The initial accreted value of the Notes was $519.40 per $1,000 principal amount at maturity of the Notes. The Notes will mature on March 1, 2010. The Notes will accrete at 13 1/2% (computed on a semi-annual bond equivalent basis) based on the initial accreted value, calculated from February 26, 1998. Cash

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1998

5. PRIVATE OFFERING (CONTINUED)
interest on the Notes will not accrue prior to March 1, 2003. Thereafter, cash interest on the Notes will accrue at the rate of 13 1/2% per annum based on the accreted value at maturity of the Notes and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

    The Notes are secured by a first priority pledge of all amounts held in a segregated construction disbursement account (the "Note Construction Disbursement Account") and by a first priority pledge of all of the issued and outstanding Series A Preferred Interests of Aladdin Gaming, LLC held by Gaming Holdings. As of March 31, 1998, the Note Construction Disbursement Account comprised approximately $32.9 million remaining proceeds from the Offering, after the application of the net proceeds to repay certain previously existing indebtedness and certain fees and expenses. This amount is reflected on the Company's balance sheet as Due from Parent (Aladdin Gaming Holdings, LLC) as the funds are held by the Parent company until disbursed.

    The Indenture to the Notes contains certain covenants that (subject to certain exceptions) restrict the ability of the Issuers and certain of their subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) incur liens; (iv) pay dividends or make other distributions; (v) enter into mergers or consolidations;
(vi) enter into certain transactions with affiliates or (vii) enter into new lines of business.

6. LONG-TERM DEBT

    On February 26, 1998, Aladdin Gaming, LLC entered into a $410.0 million Credit Agreement with various financial institutions and the Bank of Nova Scotia as the administrative agent for the lenders. The Credit Agreement consists of a Term A loan of $136.0 million, a Term B loan of $114.0 million and a Term C loan of $160.0 million. Both the Term B and Term C loans were funded by the lenders on February 26, 1998 and the funds are held by Aladdin Gaming, LLC for the future development of the Aladdin. Under the Credit Agreement, the funds cannot be utilized until the proceeds from the private offering are completely exhausted and certain other conditions to disbursement have been satisfied. As of March 31, 1998, the Term A Loan has not been funded.

    The Term B loan is for a maximum term of 8.5 years from the date of funding and the Term C loan is for a maximum of 10 years. The Term B loan bears interest at rate of 7.883% until the funds are utilized for the project at which time the rate increases to 9.383%. The Term C loan bears interest at a rate of 8.485% until the funds are utilized for the project at which time the rate increases to 10.485%. In addition to quarterly interest payments, each loan has various principal payment requirements once the Aladdin is completed and operating. Except in the case of defaults, no principal repayments are required prior to the opening of the Aladdin.

7. RESTRICTED LAND

    Approximately 12.4 acres of land was deeded to the Company on February 26, 1998, with an obligation to transfer such land to Aladdin Bazaar, LLC at a future date. Aladdin Bazaar, LLC intends to construct and operate a themed entertainment shopping mall and a 4,800-space car parking facility (the "Mall Project"). The Mall Project is expected to be an integral part of the Aladdin entertainment complex.

                              ALADDIN GAMING, LLC
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1998

8. IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity sections of a statement of financial position, and is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company has adopted SFAS No. 130, during the three-month period ended March 31, 1998 and has determined that such adoption will not result in comprehensive income different from net income as reported in the accompanying financial statements.

    In June 1997, the FASB issued SFAS no. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes additional standards for segment reporting in financial statements and is effective for fiscal years beginning after December 15, 1997. The Company currently operates as one segment.

                                                                         ANNEX A

     CERTAIN HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF LONDON CLUBS


    London Clubs owns 25% of Holdings and, as described on pages 23 and 24, has entered into the Bank Completion Guaranty, the Noteholder Completion Guaranty and the Keep-Well Agreement in connection with the construction of the Aladdin. Following is certain historical consolidated financial information of London Clubs. The Registrant does not intend to provide this information in its periodic filings following this registration statement. The 1996, 1997 and 1998 full year financial information for London Clubs set forth herein has been extracted from the 1998 London Clubs' financial statements included on pages A-2 to A-35 and from the 1997 London Clubs' financial statements. Potential investors should note that such information has been calculated and presented in accordance with United Kingdom generally accepted accounting principles, which are not consistent with, and materially differ from, United States generally accepted accounting principles. Such information is expressed in thousands of United Kingdom pounds sterling (L'000).


     INDEX TO HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF LONDON CLUBS
                               INTERNATIONAL, PLC


Consolidated Profit and Loss Data for the 52 weeks ended March 24, 1996, the 53 weeks
  ended March 30, 1997 and the 52 weeks ended March 29, 1998.........................        A-2

Consolidated Balance Sheet Data at March 24, 1996, March 30, 1997 and March 29,
  1998...............................................................................        A-3

Directors' Report and Accounts for the 52 weeks ended March 29, 1998.................        A-4

                        LONDON CLUBS INTERNATIONAL, PLC

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                       (IN THOUSANDS OF POUNDS STERLING)


                                                                   52 WEEKS ENDED  53 WEEKS ENDED  52 WEEKS ENDED
                                                                   MARCH 24, 1996  MARCH 30, 1997  MARCH 29, 1998
                                                                   --------------  --------------  --------------
Turnover.........................................................       L167,357        L179,489        L167,947
Operating Costs..................................................       (133,078)       (143,092)       (140,314)
                                                                   --------------  --------------  --------------
Operating profit.................................................         34,279          36,397          27,633
Net interest payable.............................................         (1,007)         (1,154)           (513)
                                                                   --------------  --------------  --------------
Profit on ordinary activities before taxation....................         33,272          35,243          27,120
Tax on ordinary activities.......................................        (11,985)        (12,588)         (7,251)
                                                                   --------------  --------------  --------------
Profit on ordinary activities after taxation.....................         21,287          22,655          19,869
Dividends paid and proposed......................................        (10,970)        (11,679)        (10,173)
                                                                   --------------  --------------  --------------
Transfer to reserves.............................................        L10,317         L10,976          L9,696
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                        LONDON CLUBS INTERNATIONAL, PLC

                           CONSOLIDATED BALANCE SHEET

                       (IN THOUSANDS OF POUNDS STERLING)


                                                                         AT MARCH 24,  AT MARCH 30,  AT MARCH 29,
                                                                             1996          1997          1998
                                                                         ------------  ------------  ------------
Fixed assets...........................................................     L160,191      L224,312      L248,146
Current assets:
  Stocks...............................................................        1,158         1,353         1,228
  Debtors..............................................................        8,523        11,818        15,023
  Cash at bank and in hand.............................................       29,886        34,872        14,413
                                                                         ------------  ------------  ------------
    Total Current Assets...............................................       39,567        48,043        30,664
Creditors (amounts falling due within one year)........................      (51,369)      (62,287)      (41,420)
                                                                         ------------  ------------  ------------
  Net current liabilities..............................................      (11,802)      (14,244)      (10,756)
  Total assets less current liabilities................................      148,389       210,068       237,390
                                                                         ------------  ------------  ------------
Creditors (amounts falling due after one year).........................      (32,722)      (24,816)      (58,881)
Provision for liabilities and charges..................................         (517)         (317)         (966)
                                                                         ------------  ------------  ------------
                                                                            L115,150      L184,935      L177,543
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Capital and reserves:
  Called up share capital..............................................        3,539         7,078         7,345
  Share premium........................................................       78,067        74,528        80,103
  Other reserves.......................................................       30,337        91,088        75,088
  Profit and loss account..............................................        3,207        12,241        15,007
                                                                         ------------  ------------  ------------
                                                                            L115,150      L184,935      L177,543
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                         LONDON CLUBS INTERNATIONAL PLC
                         DIRECTORS' REPORT AND ACCOUNTS
                                    for the
                          52 weeks ended 29 March 1998


                           Registered number: 2862479

                               DIRECTORS' REPORT



    The directors have pleasure in presenting their report and the audited financial statements of London Clubs International plc and its subsidiary and associated undertakings for the 52 weeks ended 29 March 1998. The financial statements, which were approved by the directors on 19 June 1998, are shown on pages A-14 to A-35.


ACTIVITIES

    The Group's principal activity is the operation of casinos.

    The Group operates seven casinos in London, one in Beirut, Lebanon and three in Egypt.

    On 1 May 1997, the Company completed the purchase of the freehold of 50 St James's Street, London W1, for a total consideration of L13.6 million. The premises, which are currently being refurbished as a casino, will re-open as '50 St James' on 1 July 1998. The casino currently operated by the Group as The Ritz Club will be closed upon the expiry of the Group's lease on 30 June 1998.

    The Group's concessions to operate casinos on three cruise liners were discontinued in January 1998.

    On 25 February 1998 the Group was awarded a licence to operate a casino in the Gauteng Province of South Africa.

    On 26 February 1998 the Company and the Aladdin Gaming Corporation entered into an agreement under which the Company invested US$50 million for a 25 per cent equity interest in the Aladdin hotel and casino complex in Las Vegas which is currently being redeveloped. The Company has a management contract to operate the premium player facilities within the complex. The redeveloped casino will re-open during the year 2000. The Company has issued a number of guarantees to the providers of loan finance for the project. These include a Completion and Performance Guarantee and a Keep Well Agreement.

    On 28 April 1998, the Rendezvous Casino transferred its business to newly refurbished larger premises at 14 Old Park Lane, London W1 upon the expiry of the Group's lease of premises at the Hilton Hotel, London.

    On 12 June 1998 the Group sold LCL (France) S.A. et Cie, the company which owns and operates the Carlton Casino in Cannes, France.

    A review of the business of the Company and its subsidiary and associated undertakings and an indication of likely future developments are contained in the Chairman's Statement on pages 2 and 3 and the Chief Executive's Review on pages 4 and 5.

RESULTS AND DIVIDENDS

    The Group's profit on ordinary activities after taxation was L19,869,000 (1997: L22,655,000). The directors propose a final dividend of 4.3 pence (1997:
5.625 pence) net per ordinary share amounting to L6,317,000. This, together with the interim dividend of 2.625 pence (1997: 2.625 pence) net per ordinary share paid on 30 January 1998, makes a total of 6.925 pence (1997: 8.25 pence) net per ordinary share for the year. The final dividend, if approved, will be paid on 31 July 1998 to shareholders on the register at the close of business on 26 June 1998.

    The retained profit transferred to reserves amounted to L9,696,000 (1997:
L10,976,000).

DIRECTORS

    The directors who have served since 31 March 1997 are as follows:

       Sir Timothy Kitson
       A L Goodenough

       P Byrne
       G B C Hardy
       R R C Hobbs
       T Hodgson (retired 6 June 1997)
       R A Wood
       R A C Ramm (appointed 8 June 1998)

    At the forthcoming annual general meeting Mr R R C Hobbs and Sir Timothy Kitson retire by rotation pursuant to the Articles of Association and, being eligible, offer themselves for re-election. Having been appointed since the previous annual general meeting, Mr R A C Ramm will also retire at the annual general meeting and, being eligible, offer himself for election.

    The interests of the directors in the share capital of the Company are set out in note 6 to the financial statements.

    During their period in office, no director has had a material interest, directly or indirectly, at any time during the year in any contract significant to the business of the Group.

SUBSTANTIAL INTERESTS

    As at 12 June 1998 the Company had received notification of the following interests exceeding 3 per cent of the Company's share capital:

Merrill Lynch & Co., Inc..............     19.62%
Schroder Investment Management
Limited...............................     18.08%
Jupiter Asset Management..............      7.68%
Lloyds TSB Group plc..................      3.70%

SHARE CAPITAL

    Changes to the share capital of the Company are set out in note 17 to the financial statements.

    Approval will be sought at the annual general meeting to renew the authority granted to the directors to allot unissued ordinary shares in the capital of the Company and to obtain authority to allot shares for cash otherwise than to existing shareholders pro-rata to their holdings.

    Resolution 7 will renew the directors' authority to allot relevant securities up to an aggregate nominal amount of L2,423,927 representing 33 per cent of the current issued share capital (being 48,478,551 ordinary shares).

    Resolution 8 is a Special Resolution to renew the directors' authority under
Section 95 of the Companies Act 1985 to allot a limited number of shares for cash up to an aggregate nominal amount of L367,261 representing 5 per cent of the current issued ordinary share capital of the Company (being 7,345,235 ordinary shares).

    The proposed authorities conform with the guidelines issued by the institutional investment protection bodies to ensure that existing shareholders' interests are safeguarded and, if granted, will expire at the earlier of the conclusion of the annual general meeting in 1999 and the date 15 months from the date the requisite authorities are granted.

LONG TERM PERFORMANCE PLAN

    The Board proposes that a resolution be put to the annual general meeting to approve the introduction of a share based long term performance plan for executive directors and senior management of the Group. Full details are set out in a circular to shareholders which accompanies this annual report.

SUPPLIER PAYMENT TERMS

    It is the Group's policy and practice to agree appropriate payment terms and conditions individually with its suppliers, having regard to the spirit of the CBI's Prompt Payers Code.

    The average number of days outstanding for trade creditors at 29 March 1998 was 34 (1997: 32). This figure takes into account the overseas operations, but excludes the effect of certain demand payments.

EMPLOYMENT OF DISABLED PERSONS

    The Group recognises its obligations towards disabled persons and endeavours to provide as much employment as the demands of the Group's operations and the abilities of disabled persons allow.

    Applications for employment from disabled persons are studied with care and every effort is made to find them, and any existing employees who become disabled, appropriate work and training where it is needed.

EMPLOYEE INVOLVEMENT

    The Group is committed wherever possible to employee consultation and thereby to their involvement in the development of the Group's operations.

    In January 1998 the Company introduced a Savings Related Share Option Scheme. 828 employees participated in the scheme representing approximately 46 per cent of those eligible.

YEAR 2000

    The Group has conducted an assessment of the principal software in use within the business to identify modifications required to ensure "year 2000" compliance. All business critical systems have been found to be compliant. The modification or replacement of non compliant systems will be continued during 1998/99.

CHARITABLE DONATIONS

    Charitable donations amounting to L33,000 (1997: L48,000) were paid during the year.

TAXATION STATUS

    The Company is not a close company for taxation purposes.

AUDITORS

    Price Waterhouse have expressed their willingness to continue as auditors and a resolution concerning their re-appointment will be proposed at the forthcoming annual general meeting.

    It has been announced that Price Waterhouse plans to merge with Coopers & Lybrand on 1 July 1998. Assuming that merger takes place, your directors intend that, should Price Waterhouse be re-appointed at the annual general meeting, the new firm, PricewaterhouseCoopers, will succeed to their appointment.

BY ORDER OF THE BOARD

R I Talbot,

SECRETARY

19 June 1998

                      REPORT OF THE REMUNERATION COMMITTEE

TERMS OF REFERENCE

    The remuneration committee comprises all the non-executive directors of the Company and is chaired by Mr R R C Hobbs. It is responsible for deciding on all elements of the remuneration of the executive directors, including base salaries, performance related bonuses, share based incentive schemes and other benefits.

COMPENSATION POLICY

    The compensation of the executive directors is set by the remuneration committee of the Board. It is the policy of the committee to provide an overall remuneration and benefits package to enable it to attract and retain a high calibre group of senior management who hold the necessary White Certificates' required under the Gaming Act and who are capable of delivering the strategic objectives of the Group on behalf of the shareholders.

    The Company has complied throughout the year with Section A of the Best Practice Provisions annexed to the London Stock Exchange Listing Rules. In framing its compensation policy, the committee has given full consideration to Section B of the best practice provisions annexed to the Listing Rules of the London Stock Exchange.

    The remuneration of the directors is shown in note 5 to the financial statements.

SALARIES

    These reflect the executives' experience, responsibility and commitment. Basic salary levels are measured against those paid in comparable gaming companies.

    The executive directors' current salaries were agreed on 1 October 1994 and are not subject to review until September 1998.

BONUS AND INCENTIVE SCHEMES

    The Group is committed to the principle of relating a substantial proportion of the total remuneration of senior management to the Group's financial performance and has established various annual incentive bonus schemes covering both executive directors and senior management.

    As notified in the circular accompanying this annual report, there is submitted for shareholder approval a long term performance plan, which applies from 1998 onwards to all of the executive directors, as well as to certain other senior management. This new plan will replace grants under the Company's executive share option scheme for those participants.

    The new plan is designed to align the interests of executive directors and senior management with those of shareholders, to encourage increased shareholding to assist with the attraction and retention of individuals who will be crucial to the Group's success in the coming years and to reward sustained good performance over a period of time.

    In January 1998, the Company's savings related share scheme was introduced for all UK employees in which the executive directors also participate.

    Details of the options granted to executive directors under the executive share option scheme and savings related option scheme and the options exercised during the year are shown in note 6 to the financial statements.

PENSIONS

    Mr A L Goodenough, Mr G B C Hardy and Mr R A C Ramm have personal pension arrangements to which the Group makes an annual contribution.

    Mr P Byrne is an executive member of the main London Clubs contributory pension scheme.

    None of the non-executive directors participate in the Company pension arrangements nor do they receive any contribution towards pension provision.

SERVICE CONTRACTS

    Mr A L Goodenough, Mr P Byrne and Mr G B C Hardy have service contracts which may be terminated on two years' notice.

    Mr R A C Ramm has a service contract for a fixed initial term until 29 December 2000. The contract may be terminated thereafter on one year's notice.

    In establishing the notice periods prescribed within the directors' service contracts, the committee were mindful of the need to protect shareholders' interests by ensuring continuity of appropriately experienced and licensed management. In view of the competitive environment and the need to attract and retain executives of the highest calibre, the committee continues to consider the relevant contract periods to be appropriate.

OTHER BENEFITS

    Each executive director is provided with a fully expensed car, permanent health insurance, life assurance and family medical insurance.

R R C Hobbs,
CHAIRMAN OF THE REMUNERATION COMMITTEE

19 June 1998

                              CORPORATE GOVERNANCE

    The Board complies with the recommendations of the Code of Best Practice ("the Code") issued in 1992 by the Committee on the Financial Aspects of Corporate Governance (the Cadbury Committee). The Group complies, and has fully complied throughout the accounting period, with all the current requirements of the Code and the annual report includes all the disclosures currently required by the Code.

GOING CONCERN

    The directors have a reasonable expectation that the Company and the Group have adequate resources to continue in operational existence for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the financial statements.

INTERNAL FINANCIAL CONTROLS

    The directors are required to ensure that the Group's systems of internal control are appropriate given the scale and type of risk being managed, the likelihood of the risk materialising and the cost of implementing the controls necessary to manage the risk. The existence of appropriate internal controls provides reasonable assurance that the Group's operations are efficiently and effectively managed, that internal financial controls are in place and that the Group complies with its legal and regulatory obligations. However, any such system can only provide reasonable, and not absolute, assurance against misstatement or loss.

    The Company's internal financial control and monitoring procedures include:

    - clear responsibilities on the part of management for the maintenance of appropriate financial controls and the production of accurate and timely financial management information;

    - the control of key financial risks through authorisation levels, segregation of duties and written procedures manuals where relevant;

    - the preparation of detailed monthly budgets and the comparison by management of trading results and cash flows against budget on a regular basis; and

    - the review of internal financial controls by the audit committee in consultation with the external auditors.

    The Group operates in a highly regulated environment and an independent compliance function reporting to the compliance committee has been developed to ensure adherence with all local and national requirements and the Group's own gaming procedures. Audits of all gaming operations take place at regular intervals and their recommendations are presented to the compliance committee.

    The Board has reviewed the effectiveness of the Group system of internal financial controls for the period covered by the financial statements. In addition, the gaming activities of the Group are also subject to review by the Gaming Board in the UK and by the relevant government authorities for the overseas operations.

    The Group has a well defined operational/management hierarchy and organisational structure. Terms of reference exist for all principal committees within the Group and the roles and responsibilities of senior executives and key members of staff are clearly defined.

THE BOARD

    The Board currently comprises four executive directors and three non-executive directors. The Board meets regularly throughout the year and has a formal schedule of matters reserved for its decision and approval including responsibility for the overall Group strategy, approval of major capital expenditure, financing arrangements, the establishing and monitoring of internal controls and compliance with gaming regulations.

    The Board has also established separate audit, compliance, remuneration and nominations committees, the membership and main responsibilities of which are set out below:

AUDIT COMMITTEE

    The members of this committee are Mr R R C Hobbs (Chairman), Sir Timothy Kitson and Mr R A Wood. The audit committee meets as required but not less than twice a year. Its responsibilities include a critical view of the annual and interim financial statements (including the Board's statement on internal control in the Group's Annual Report) prior to their submission to the Board for approval.

COMPLIANCE COMMITTEE

    The members of this committee are Mr W A Galston OBE (Chairman and non-Board member), Mr R R C Hobbs, Sir Timothy Kitson, Mr R A Wood and Mr R A C Ramm. The compliance committee meets as required but not less than four times per year. The committee's principal responsibility is to satisfy itself, through the Group's compliance function, that appropriate and effective procedures exist within the Group to ensure compliance with all gaming laws, regulations and guidelines.

REMUNERATION COMMITTEE


    Details of the remuneration committee, including membership are set out in its report on pages 20 and 21.


NOMINATIONS COMMITTEE

    The members of this committee are Sir Timothy Kitson (Chairman), Mr A L Goodenough, Mr R R C Hobbs and Mr R A Wood. The committee's role is to identify and nominate candidates for future Board appointments for consideration by the whole Board.

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

    The directors are required by the Companies Act 1985 to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group as at the end of the financial year and of the profit or loss for the financial year.


    The directors have prepared the financial statements on pages A-14 to A-35 on a going concern basis and consider that the Group has used appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates and that all accounting standards which they consider to be applicable have been followed.


    The directors have responsibility for ensuring that the Group keeps accounting records which disclose with reasonable accuracy the financial position of the Group and which enable them to ensure that the financial statements comply with the Companies Act 1985.

    The directors have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group and to prevent and detect fraud and other irregularities.

  REPORT BY THE AUDITORS TO THE DIRECTORS OF LONDON CLUBS INTERNATIONAL PLC ON
                          CORPORATE GOVERNANCE MATTERS


    In addition to our audit of the financial statements we have reviewed your statement on pages A-10 and A-11 concerning the Group's compliance with the paragraphs of the Cadbury Code of Best Practice specified for our review by the London Stock Exchange and the adoption of the going concern basis in preparing the financial statements. The objective of our review is to draw attention to non-compliance with Listing Rules 12.43(j) and 12.43(v), if not otherwise disclosed.


BASIS OF OPINION

    We carried out our review having regard to guidance issued by the Auditing Practices Board. That guidance does not require us to perform the additional work necessary to, and we do not, express any opinion on the effectiveness of either the Group's system of internal financial control or corporate governance procedures nor on the ability of the Group to continue in operational existence.

OPINION


    In our opinion, your statements on internal financial control and on going concern on page A-10, have provided the disclosures required by the Listing Rules referred to above and are consistent with the information which came to our attention as a result of our audit work on the financial statements.



    In our opinion, based on enquiry of certain directors and officers of the Company and examination of relevant documents, your statement on pages A-10 and A-11 appropriately reflects the Group's compliance with the other aspects of the Code specified for our review by Listing Rule 12.43(j).


Price Waterhouse
CHARTERED ACCOUNTANTS
London
19 June 1998

    The following represents the statutory audit report of Price Waterhouse, London, whose audit was performed in accordance with generally accepted auditing standards in the United Kingdom (UK). The accompanying financial statements have been prepared in accordance with UK generally accepted accounting principles.


    REPORT OF THE AUDITORS TO THE MEMBERS OF LONDON CLUBS INTERNATIONAL PLC


    We have audited the financial statements on pages A-14 to A-35 which have been prepared under the historical cost convention, as modified by the revaluation of certain fixed assets, and the accounting policies set out on pages A-19 and A-20.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS


    As described on page A-12, the Company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.


BASIS OF OPINION

    We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination on a test basis of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

    In our opinion the financial statements give a true and fair view of the state of affairs of the Company and of the Group as at 29 March 1998 and of the profit and cash flows of the Group for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

PRICE WATERHOUSE
CHARTERED ACCOUNTANTS
AND REGISTERED AUDITORS
London
19 June 1998

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT


                      FOR THE 52 WEEKS ENDED 29 MARCH 1998



                                                                               52 WEEKS ENDED         53 WEEKS ENDED
                                                                                29 MARCH 1998          30 MARCH 1997
                                                                            ---------------------  ---------------------
                                                                  NOTES       L'000      L'000       L'000      L'000
                                                                  -----
Turnover.....................................................           2                 167,947                179,489
Operating costs
  Gaming taxation............................................                 (47,418)               (51,708)
  Other......................................................                 (75,218)               (74,134)
                                                                            ---------              ---------
                                                                                         (122,636)              (125,842)
                                                                                       ----------             ----------
Gross profit.................................................                              45,311                 53,647
Administrative expenses
  Exceptional bid costs......................................                    (202)                (1,080)
  Other......................................................                 (17,476)               (16,170)
                                                                            ---------              ---------
                                                                                          (17,678)               (17,250)
                                                                                       ----------             ----------
Operating profit.............................................           3                  27,633                 36,397
Net interest payable.........................................           7                    (513)                (1,154)
                                                                                       ----------             ----------
Profit on ordinary activities before taxation................           2                  27,120                 35,243
Tax on ordinary activities...................................           8                  (7,251)               (12,588)
                                                                                       ----------             ----------
Profit on ordinary activities after taxation.................                              19,869                 22,655
Dividends paid and proposed..................................           9                 (10,173)               (11,679)
                                                                                       ----------             ----------
Transfer to reserves.........................................          18                   9,696                 10,976
                                                                                       ----------             ----------
Earnings per share...........................................          10                   13.6p                  16.0p
                                                                                       ----------             ----------
Earnings per share before exceptional bid costs..............          10                   13.8p                  16.8p
                                                                                       ----------             ----------



    The notes on pages A-19 to A-35 form part of these financial statements.

\


                           CONSOLIDATED BALANCE SHEET


                              AS AT 29 MARCH 1998



                                                                   NOTES        29 MARCH 1998         30 MARCH 1997
                                                                   -----     --------------------  --------------------
                                                                               L'000      L'000      L'000      L'000
Fixed assets
  Tangible assets.............................................          11     217,651               219,646
  Investments.................................................          12      30,495                 4,666
                                                                             ---------  ---------  ---------  ---------
                                                                                          248,146               224,312
Current assets
  Stocks......................................................                   1,228                 1,353
  Debtors.....................................................          13      15,023                11,818
  Cash at bank and in hand....................................                  14,413                34,872
                                                                             ---------             ---------
                                                                                30,664                48,043
Creditors (amounts falling due within one year)...............          14     (41,420)              (62,287)
                                                                             ---------  ---------  ---------  ---------
Net current liabilities.......................................                            (10,756)              (14,244)
                                                                                        ---------             ---------
Total assets less current liabilities.........................                            237,390               210,068
Creditors (amounts falling due after one year)................          15                (58,881)              (24,816)
Provision for liabilities and charges.........................          16                   (966)                 (317)
                                                                                        ---------             ---------
                                                                                          177,543               184,935
                                                                                        ---------             ---------
                                                                                        ---------             ---------
Capital and reserves
  Called up share capital.....................................          17                  7,345                 7,078
  Share premium...............................................          18                 80,103                74,528
  Merger reserve..............................................                              5,352                 5,352
  Revaluation reserve.........................................          18                 69,736                85,736
  Profit and loss account.....................................          18                 15,007                12,241
                                                                                        ---------             ---------
                                                                                          177,543               184,935
                                                                                        ---------             ---------
                                                                                        ---------             ---------



Approved on behalf of the Board on 19 June 1998.


Sir Timothy Kitson
G B C Hardy
DIRECTORS


    The notes on pages A-19 to A-35 form part of these financial statements.

                             COMPANY BALANCE SHEET
                              AS AT 29 MARCH 1998



                                                                                 29 MARCH 1998         30 MARCH 1997
                                                                              --------------------  --------------------
                                                                    NOTES       L000       L000       L000       L000
                                                                    -----
Fixed assets
  Tangible assets..............................................          11      22,493                 2,807
  Investments..................................................          12      27,457                27,457
                                                                              ---------  ---------  ---------  ---------
                                                                                            49,950                30,264
Current assets
  Debtors......................................................          13     123,985                73,069
  Cash at bank and in hand.....................................                   1,266                15,368
                                                                              ---------             ---------
                                                                                125,251                88,437
Creditors (amounts falling due within one year)................          14     (47,210)              (24,447)
                                                                              ---------  ---------  ---------  ---------
Net current assets.............................................                             78,041                63,990
                                                                                         ---------             ---------
Total assets less current liabilities..........................                            127,991                94,254
Provision for liabilities and charges..........................          16                (29,648)               --
                                                                                         ---------             ---------
                                                                                            98,343                94,254
                                                                                         ---------             ---------
                                                                                         ---------             ---------
Capital and reserves
  Called up share capital......................................          17                  7,345                 7,078
  Share premium................................................          18                 80,103                74,528
  Profit and loss account......................................          18                 10,895                12,648
                                                                                         ---------             ---------
                                                                                            98,343                94,254
                                                                                         ---------             ---------
                                                                                         ---------             ---------



Approved on behalf of the Board on 19 June 1998


Sir Timothy Kitson
G B C Hardy
DIRECTORS


    The notes on pages A-19 to A-35 form part of these financial statements.

                        CONSOLIDATED CASH FLOW STATEMENT
                      FOR THE 52 WEEKS ENDED 29 MARCH 1998



                                                                                  52 WEEKS ENDED        53 WEEKS ENDED
                                                                                  29 MARCH 1998         30 MARCH 1997
                                                                               --------------------  --------------------
                                                                     NOTES       L'000      L'000      L'000      L'000
                                                                  -----------
CASH FLOW FROM OPERATING ACTIVITIES.............................          21                 23,286                44,806
Return on investments and servicing of finance..................          22                   (543)               (1,165)
Taxation........................................................                            (12,979)              (11,791)
Capital expenditure and financial investment....................          22                (22,650)               (8,645)
Acquisitions and disposals......................................          22                (32,228)               --
Equity dividends paid...........................................                            (11,820)              (11,148)
                                                                                          ---------             ---------
CASH (OUTFLOW)/INFLOW BEFORE USE OF LIQUID RESOURCES AND
 FINANCING......................................................                            (56,934)               12,057
Management of liquid resources..................................          22                  1,220                    18
Financing--Issue of shares......................................                   5,842                --
        --Increase/(Decrease) in debt...........................                  29,747                (6,200)
                                                                                          ---------             ---------
                                                                                             35,589                (6,200)
                                                                                          ---------             ---------
(DECREASE)/INCREASE IN CASH IN THE PERIOD.......................                            (20,125)                5,875
                                                                                          ---------             ---------



            RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
                      FOR THE 52 WEEKS ENDED 29 MARCH 1998



                                                                                               52 WEEKS   53 WEEKS
                                                                                               ENDED 29   ENDED 30
                                                                                                 MARCH      MARCH
                                                                                                 1998       1997
                                                                                               ---------  ---------
                                                                                                 L'000      L'000
(DECREASE)/INCREASE IN CASH IN THE PERIOD....................................................    (20,125)     5,875
Cash (inflow)/outflow from movement in debt..................................................    (29,747)     6,200
Cash inflow from decrease in liquid resources................................................     (1,220)       (18)
Other non cash changes.......................................................................      3,598       (379)
Translation differences......................................................................        886       (871)
                                                                                               ---------  ---------
MOVEMENT IN NET DEBT IN THE PERIOD...........................................................    (46,608)    10,807
NET FUNDS/(DEBT) AT BEGINNING OF PERIOD......................................................      2,140     (8,667)
                                                                                               ---------  ---------
NET (DEBT)/FUNDS AT END OF PERIOD............................................................    (44,468)     2,140
                                                                                               ---------  ---------



    The notes on pages A-19 to A-35 form part of these financial statements.

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                      FOR THE 52 WEEKS ENDED 29 MARCH 1998



                                                                                   52 WEEKS ENDED  53 WEEKS ENDED
                                                                                   29 MARCH 1998    30 MARCH 1997
                                                                                   --------------  ---------------
                                                                                       L'000            L'000
Profit on ordinary activities after taxation.....................................        19,869          22,655
Unrealised (deficit)/surplus on revaluation of properties........................       (16,000)         60,751
Exchange difference on a re-translation of net assets of subsidiary and
  associated undertakings........................................................        (1,454)         (1,942)
Exchange gain on foreign currency loans..........................................           415          --
                                                                                        -------          ------
    Total recognised gains and losses for the period.............................         2,830          81,464
                                                                                        -------          ------
                                                                                        -------          ------



               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                      FOR THE 52 WEEKS ENDED 29 MARCH 1998



                                                                                   52 WEEKS ENDED  53 WEEKS ENDED
                                                                                   29 MARCH 1998   30 MARCH 1997
                                                                                   --------------  --------------
                                                                                       L'000           L'000
Profit on ordinary activities after taxation.....................................        19,869          22,655
Dividends........................................................................       (10,173)        (11,679)
                                                                                        -------         -------
                                                                                          9,696          10,976
Unrealised (deficit)/surplus on revaluation of properties........................       (16,000)         60,751
Goodwill arising on acquisition of associated undertaking........................        (5,891)         --
Exchange difference on re-translation of net assets of subsidiary and associated
  undertakings...................................................................        (1,454)         (1,942)
Exchange gain on foreign currency loans..........................................           415          --
Issue of share capital...........................................................         5,842          --
                                                                                        -------         -------
Net (decrease)/addition to shareholders' funds...................................        (7,392)         69,785
Opening shareholders' funds......................................................       184,935         115,150
                                                                                        -------         -------
    Closing shareholders' funds..................................................       177,543         184,935
                                                                                        -------         -------
                                                                                        -------         -------



    The notes on pages A-19 to A-35 form part of these financial statements.

                       Notes to the Financial Statements

1 ACCOUNTING POLICIES

A  ACCOUNTING CONVENTION

    The financial statements have been prepared under the historical cost convention as modified by the revaluation of short leasehold properties and in accordance with applicable accounting standards.

B  CONSOLIDATION

    The consolidated accounts include the results and net assets of the Company and its subsidiary and associated undertakings. Undertakings acquired are consolidated from the effective date of acquisition. Goodwill arising on the acquisition of subsidiary or associated undertakings is set off directly against reserves.

C   TURNOVER

    Turnover represents gaming income and also includes management contract income, membership subscriptions and catering revenues.

D  FIXED ASSETS AND DEPRECIATION

    Fixed assets are stated at cost or valuation.

    The short leasehold properties from which the Group conducts its casino operations are carried at open market value on an existing use and fully operational basis, including the benefit of casino licences. Formal professional revaluations of the UK casinos are undertaken on at least a triennial basis and the resultant valuation is included in the balance sheet unless the surplus or deficit is immaterial.

    The directors review the valuations each year and if, in their opinion, there is any diminution in value, it is charged either to the revaluation reserve or the profit and loss account as appropriate. In the directors' opinion, on the basis of this review, the residual disposal value of the properties and the benefit of casino licences attaching to those properties is at least equal to their book value.

    All leases have an unexpired term of less than 20 years and the values of the leaseholds excluding the benefit of the casino licences are depreciated over the remaining term of the lease. Other assets are depreciated over their estimated useful lives on the following bases:

    Fixtures and fittings--10 per cent to 20 per cent straight line.

    Motor vehicles--25 per cent reducing balance.

E   CAPITALISATION OF INTEREST ON PROPERTY DEVELOPMENT

    Interest expenses associated with the construction of a casino over an extended period, prior to the commencement of business, are capitalised within fixed assets. Currently only the interest costs associated with the construction of the Aladdin hotel and casino complex qualify under this policy. No interest is capitalised in respect of either ongoing refurbishment or the transfer of business premises.

F   INVESTMENTS

    Investments, including investments in subsidiary and associated undertakings, are valued individually at the lower of cost and directors' valuation.

G   TAXATION

    The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes, unless there is reasonable probability that the deferred tax will not crystallise in the foreseeable future.

H  STOCKS

    Stocks, which comprise consumables, are valued at the lower of cost and estimated net realisable value.

I   TRADE DEBTORS

    Trade debtors include debtors of the overseas casino operations (where deferred payment is permitted) net of provisions raised for any amounts considered unlikely to be recoverable.

    In the UK, full provision is charged to the profit and loss account for all unpaid gaming cheques net of any amounts recovered up to the date of approval of the accounts.

J   EXCHANGE RATES

    Transactions in foreign currencies are translated into sterling at the rates ruling at the date of transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the year end exchange rate. The results of overseas operations are translated at average exchange rates.

    Exchange differences arising from the translation of the opening net assets of overseas subsidiaries and any foreign currency borrowings used to acquire overseas assets are dealt with as a movement in reserves. All other exchange differences are taken to the profit and loss account.

K  LEASES

    The rental charges in respect of operating leases are taken to the profit and loss account on a straight line basis over the life of the lease.

L   PENSION COSTS

    The Group operates a pension scheme covering the majority of employees. Pension costs are assessed in accordance with the advice of independent actuaries. Variations from the regular pensions cost are spread on a systematic basis over the estimated average remaining service lives of employees. The scheme is funded by payments to trustee administered funds completely independent of the Group's finances.

2 SEGMENTAL ANALYSIS

    Operations by geographical segment:

                                                                                   52 WEEKS ENDED  53 WEEKS ENDED
                                                                                   29 MARCH 1998   30 MARCH 1997
                                                                                   --------------  --------------
                                                                                       L'000           L'000
TURNOVER
    Europe.......................................................................       144,972         157,471
    Middle East..................................................................        22,975          22,018
                                                                                        -------         -------
                                                                                        167,947         179,489
                                                                                        -------         -------
                                                                                        -------         -------

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
    Europe.......................................................................        25,077           34,712
    Middle East..................................................................         2,556            1,685
                                                                                         ------           ------
    Operating profit.............................................................        27,633           36,397
    Interest receivable..........................................................         4,181            1,663
    Interest payable.............................................................        (4,694)          (2,817)
                                                                                         ------           ------
    Profit on ordinary activities before taxation................................        27,120           35,243
                                                                                         ------           ------
                                                                                         ------           ------

    For the purposes of the segmental analysis all head office costs have been allocated to Europe.

    With the exception of the investment in the associated undertaking, Aladdin Gaming Holdings LLC (which is based in the United States), substantially all of the net assets of the Group are located in Europe. Substantially all of the Group's turnover, operating profit and net assets relate to the operation of casinos.

3 OPERATING PROFIT

    Operating profit is stated after charging:

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
    Employee costs (see note 4)..................................................        43,965           44,594
    Operating lease rentals on properties........................................         8,626            8,395
    Operating lease rentals on equipment.........................................           704              620
    Depreciation.................................................................         3,796            3,418
    Auditors' remuneration
    -- Audit services............................................................           197              198
    Exceptional bid costs........................................................           202            1,080
    Other........................................................................        35,406           33,079
                                                                                         ------           ------
                                                                                         92,896           91,384
                                                                                         ------           ------
                                                                                         ------           ------
    Shown as:
    Operating costs..............................................................        75,218           74,134
    Administrative expenses......................................................        17,678           17,250
                                                                                         ------           ------
                                                                                         92,896           91,384
                                                                                         ------           ------
                                                                                         ------           ------

    Audit fees for the Company were L15,000 (1997: L15,000). Non-audit fees for the Group and Company were L269,000 (1997: L489,000) and L238,000 (1997:
L300,000) respectively. The non-audit fees for the current year primarily relate to tax advice and compliance services and work in respect of review of the interim report. The fees for the prior year additionally include amounts in respect of the bid for Capital Corporation plc.

    The exceptional bid costs represent professional and other costs incurred in respect of the bid for Capital Corporation plc which lapsed on 7 April 1997 following referral to the Monopolies and Mergers Commission (MMC) and professional fees and other costs in respect of subsequent submissions presented to the MMC.

    Other costs include catering costs, the net movement in provisions for gaming cheques, marketing expenditure, irrecoverable VAT, other establishment costs and professional fees.

4 EMPLOYEE INFORMATION

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
    Employee costs (including directors):
    Wages and salaries...........................................................        38,336           38,963
    Social security costs........................................................         4,303            4,403
    Other pension costs..........................................................         1,326            1,228
                                                                                         ------           ------
                                                                                         43,965           44,594
                                                                                         ------           ------
    Average number of employees by geographic location:
    Europe.......................................................................         1,939            1,865
    Middle East..................................................................           370              380
                                                                                         ------           ------
                                                                                          2,309            2,245
                                                                                         ------           ------
                                                                                         ------           ------

5. DIRECTORS' REMUNERATION

                                                                                    52 WEEKS ENDED    53 WEEKS ENDED
                                                                                     29 MARCH 1998     30 MARCH 1997
                                                                                   -----------------  ---------------
                                                                                         L'000             L'000
Payments to non-executive directors..............................................            110               128
Salaries, allowances and taxable benefits........................................            703               824
Bonuses--payment on account under long term
             bonus scheme........................................................         --                   405
       --payment on discontinuance of long term bonus scheme.....................         --                 1,076
Pension contributions............................................................             83               100
                                                                                             ---             -----
                                                                                             896             2,533
                                                                                             ---             -----
                                                                                             ---             -----

    The remuneration figures for the 53 weeks ended 30 March 1997 include the final payments of accrued bonus entitlement under the executive directors' long term bonus scheme which was discontinued as at 30 March 1997.

    The value of all the elements of remuneration received by each director in respect of the 52 weeks to 29 March 1998 was as follows:

                                                                          FEES AND      BENEFITS                       TOTAL
                                                                           SALARY        IN KIND        PENSION        1998
                                                                         -----------  -------------  -------------     -----
                                                                            L'000         L'000          L'000         L'000
EXECUTIVE
A L Goodenough.........................................................         240            21             43           304
(CHIEF EXECUTIVE)
P Byrne................................................................         170            12              8           190
(GROUP OPERATIONS DIRECTOR)
G B C Hardy............................................................         170            15             31           216
(FINANCE DIRECTOR)
T Hodgson..............................................................          43            32              1            76
(COMPLIANCE AND SECURITY DIRECTOR) (I)
NON-EXECUTIVE
Sir Timothy Kitson.....................................................          60        --             --                60
(CHAIRMAN)
Sir Gordon Booth (ii)..................................................      --            --             --            --
R R C Hobbs............................................................          25        --             --                25
R A Wood...............................................................          25        --             --                25

                                                                            TOTAL
                                                                            1997
                                                                            -----
                                                                            L'000
EXECUTIVE
A L Goodenough.........................................................         851
(CHIEF EXECUTIVE)
P Byrne................................................................         507
(GROUP OPERATIONS DIRECTOR)
G B C Hardy............................................................         536
(FINANCE DIRECTOR)
T Hodgson..............................................................         511
(COMPLIANCE AND SECURITY DIRECTOR) (I)
NON-EXECUTIVE
Sir Timothy Kitson.....................................................          61
(CHAIRMAN)
Sir Gordon Booth (ii)..................................................          17
R R C Hobbs............................................................          25
R A Wood...............................................................          25

------------------------

(i) retired 6 June 1997

(ii) retired 5 December 1996

RETIREMENT BENEFITS

    Mr A L Goodenough and Mr G B C Hardy have personal pension arrangements to which the Company makes annual contributions.

    Mr P Byrne is an executive member of the London Clubs contributory pension scheme. The increase in value of Mr Byrne's retirement benefits during the 52 weeks to 29 March 1998 is given below:

                                                                INCREASE IN ACCRUED
                                                                  PENSION DURING          ACCRUED PENSION         INCREASE IN
                                                                      1997/98            AT 29 MARCH 1998       TRANSFER VALUE
                                                              -----------------------  ---------------------  -------------------
                                                                       L'000                   L'000                 L'000
P Byrne.....................................................                 2                      15                    18

    The increase in Transfer Value has been provided by an independent actuary appointed by the Trustee of the London Clubs Pension Scheme. The Transfer Value represents a liability to the Company but not a sum paid or due to the individual.

6. DIRECTORS' INTERESTS

    The interests of the directors and their immediate families in the share capital of the Company at the end of the year and at the beginning of the year were as follows:

                                         29 MARCH 1998                     30 MARCH 1997
                            ----------------------------------------  -----------------------
                                        EXECUTIVE                                 EXECUTIVE
                            ORDINARY      SHARE          SAVINGS      ORDINARY      SHARE
                             SHARES      OPTIONS     RELATED OPTIONS   SHARES      OPTIONS
                            ---------  ------------  ---------------  ---------  ------------
P Byrne...................    280,000       --              3,995       280,000      512,400
A L Goodenough............    202,228       --              3,995       202,228      622,400
G B C Hardy...............    901,048      512,400          3,995       901,048      512,400
R R C Hobbs...............     98,800       --             --            98,800       --
Sir Timothy Kitson........     50,800       --             --            40,800       --
  NON-BENEFICIAL..........      2,000       --             --            --           --
R A Wood..................     10,000       --             --            10,000       --

    The interests represent ordinary shares of 5 pence each and options over ordinary shares.

    There were no savings related options in existence at 30 March 1997.

    All the executive options were granted on 6 June 1994, under the London Clubs International plc executive share option scheme, and adjusted for the one for one bonus issue in July 1996. The executive options are exercisable at a price of 109.25 pence between June 1997 and June 2004.

    Certain directors exercised executive options during the year at a market price of 385 pence per share. The resulting gains were as follows:

                                                                                  1998        1997
                                                                                ---------     -----
                                                                                  L'000       L'000
P Byrne.......................................................................      1,413      --
A L Goodenough................................................................      1,716      --
T Hodgson.....................................................................      1,413      --
                                                                                                   --
                                                                                ---------
                                                                                    4,542      --
                                                                                                   --
                                                                                                   --
                                                                                ---------
                                                                                ---------

    The savings related options were granted on 10 February 1998 and are exercisable at a price of 244 pence per share between 1 March 2000 and 31 August 2000.

    The mid market price of the Company's shares as at 29 March 1998 was 205.5 pence. The range of share prices during the 52 weeks to 29 March 1998 was 417 pence to 205 pence per share.

    Other than as stated above, none of the directors nor any member of their immediate families at 29 March 1998 had any interest in the share capital of the Company. No changes in details have occurred between 29 March 1998 and 19 June 1998.

    The Company' Register of Directors' Interests contains full details of directors' shareholdings and options to subscribe for ordinary shares.

7. NET INTEREST PAYABLE

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
Interest payable on bank loans...................................................         2,999            2,817
Interest payable on Guaranteed Senior Notes......................................         1,695           --
Interest receivable and similar income
--on fixed asset investment......................................................          (397)            (303)
--other..........................................................................        (3,784)          (1,360)
                                                                                         ------           ------
Net interest payable.............................................................           513            1,154
                                                                                         ------           ------
                                                                                         ------           ------

8. TAXATION

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
UK corporation tax at 31 per cent (1997: 33 per cent) on the taxable profit for
 the period......................................................................         9,171           12,341
Deferred taxation................................................................           649             (200)
Overseas taxation................................................................           447              618
Prior year adjustments...........................................................        (3,016)            (171)
                                                                                         ------           ------
                                                                                          7,251           12,588
                                                                                         ------           ------
                                                                                         ------           ------

    There is no taxation charge or credit in respect of the associated undertaking.

    Movements in deferred taxation are explained in note 16.

9. DIVIDENDS

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
Dividends on equity shares
  Interim 2.625 pence per share (1997: 2.625 pence) paid on 30 January 1998......         3,856            3,716
  Final 4.30 pence per share (1997: 5.625 pence) proposed to be paid on 31 July
    1998.........................................................................         6,317            7,963
                                                                                         ------           ------
                                                                                         10,173           11,679
                                                                                         ------           ------
                                                                                         ------           ------

10. EARNINGS PER SHARE

    Earnings per ordinary share for each year have been calculated on profit on ordinary activities after taxation divided by the weighted average number of ordinary shares in issue during the year.

    Fully diluted earnings per share, taking into account all options over the Company's shares, is not materially different to basic earnings per share.

    The earnings and weighted average number of shares used in the calculation of earnings per share were as follows:

                                                                                   52 WEEKS ENDED  53 WEEKS ENDED
                                                                                   29 MARCH 1998   30 MARCH 1997
                                                                                   --------------  --------------
                                                                                       L'000           L'000
Earnings per ordinary share (pence)..............................................          13.6            16.0
Earnings ('000)..................................................................        19,869          22,655
Weighted average number of shares ('000).........................................       145,845         141,557
                                                                                        -------         -------
                                                                                        -------         -------

    Earnings per share before exceptional bid costs have been calculated as 13.8 pence per share (1997: 16.8 pence per share). This figure is based upon the profit after taxation but before exceptional bid costs, of L20,071,000 (1997:
L23,735,000) and on 145,845,000 (1997: 141,557,000) ordinary shares. The exceptional bid costs, amounting to L202,000 (1997: L1,080,000), represent fees and other expenses incurred in respect of the bid for Capital Corporation plc. No tax credit is assumed to arise on the bid costs.

11. TANGIBLE FIXED ASSETS

                                                                        FIXTURES,
                                                                        FITTINGS
                                                             SHORT         AND       ASSETS IN
                                              FREEHOLD     LEASEHOLD      MOTOR      COURSE OF
GROUP                                         PROPERTY    PROPERTIES    VEHICLES    CONSTRUCTION   TOTAL
                                             -----------  -----------  -----------  -----------  ---------
                                                L'000        L'000        L'000        L'000       L'000
COST OR VALUATION
At 30 March 1997...........................      --          217,649       19,704        2,977     240,330
Revaluation................................      --          (16,000)      --           --         (16,000)
Additions..................................      12,150        1,515        2,131        6,972      22,768
Disposals..................................      --             (138)      (2,228)      --          (2,366)
Adjustment (see note 15)...................      --           (4,000)      --           --          (4,000)
Transfers..................................       1,485       --           --           (1,485)     --
Exchange movement..........................      --             (701)        (347)      --          (1,048)
                                             -----------  -----------  -----------  -----------  ---------
At 29 March 1998...........................      13,635      198,325       19,260        8,464     239,684
                                             -----------  -----------  -----------  -----------  ---------
DEPRECIATION
At 30 March 1997...........................      --           10,029       10,655       --          20,684
Charge for year............................      --            1,432        2,364       --           3,796
Disposals..................................      --             (138)      (2,159)      --          (2,297)
Exchange movement..........................      --              (36)        (114)      --            (150)
                                             -----------  -----------  -----------  -----------  ---------
At 29 March 1998...........................      --           11,287       10,746       --          22,033
                                             -----------  -----------  -----------  -----------  ---------
NET BOOK VALUE
At 29 March 1998...........................      13,635      187,038        8,514        8,464     217,651
                                             -----------  -----------  -----------  -----------  ---------
At 30 March 1997...........................      --          207,620        9,049        2,977     219,646
                                             -----------  -----------  -----------  -----------  ---------

    The short leasehold properties from which the Group conducts its casino operations are carried at open market value on an existing use and fully operational basis, including the benefit of casino licences.

    The directors included the Group's UK short leasehold properties as at 30 March 1997 at the amount determined by G L Hearn (Chartered Surveyors). However, consequent to the proposed changes in the rates of gaming duty outlined in the Chancellor's Budget Statement, the directors have reassessed the carrying value and reduced the overall valuation as at 29 March 1998 by L20.0 million. This includes an adjustment of L4.0 million to the original cost of the London Park Tower leasehold property due to the fact that the deferred consideration thereon is no longer assumed to be payable. The next independent valuation of the properties will be in March 2000.

    The value of short leasehold properties on an historical cost basis comprises assets with a cost of L128.6 million (1997: L131.9 million) and accumulated depreciation of L11.3 million (1997: L10.0 million). The net book value of the short leasehold properties, on an historical cost basis, is L117.3 million (1997: L121.9 million). Assets in the course of construction relate to the cost of the development of 14 Old Park Lane and 50 St James's Street. When construction is complete, these costs will be transferred to the appropriate asset categories. No depreciation is charged during the period of construction.

    No provision has been made for the potential liability to taxation on capital gains which could arise if the short leasehold properties held as fixed assets were sold at the amounts at which they have been revalued and included in these accounts as the directors have no current intentions of selling these assets with gaming licences attached.

                                                                            FIXTURES,
                                                               SHORT      FITTINGS AND    ASSETS IN
                                               FREEHOLD      LEASEHOLD        MOTOR       COURSE OF
COMPANY                                        PROPERTY     PROPERTIES      VEHICLES     CONSTRUCTION   TOTAL
                                              -----------  -------------  -------------  -----------  ---------
                                                 L'000         L'000          L'000         L'000       L'000
COST
At 30 March 1997............................      --            --                 31         2,776       2,807
Additions...................................      12,150           597            581         6,415      19,743
Transfers...................................       1,485        --             --            (1,485)     --
                                              -----------          ---            ---    -----------  ---------
At 29 March 1998............................      13,635           597            612         7,706      22,550
                                              -----------          ---            ---    -----------  ---------
DEPRECIATION
At 30 March 1997............................      --            --             --            --          --
Charge for year.............................      --                15             42        --              57
                                              -----------          ---            ---    -----------  ---------
At 29 March 1998............................      --                15             42        --              57
                                              -----------          ---            ---    -----------  ---------
NET BOOK VALUE
At 29 March 1998............................      13,635           582            570         7,706      22,493
                                              -----------          ---            ---    -----------  ---------
At 30 March 1997............................      --            --                 31         2,776       2,807
                                              -----------          ---            ---    -----------  ---------

12. INVESTMENTS

GROUP

                                                                  INTEREST IN
                                                                  ASSOCIATED    FLOATING RATE      OTHER
                                                                  UNDERTAKING       NOTES       INVESTMENT     TOTAL
                                                                  -----------  ---------------  -----------  ---------
                                                                     L'000          L'000          L'000       L'000
At 30 March 1997................................................      --              3,676            990       4,666
Additions.......................................................      31,065         --              1,163      32,228
Goodwill written off............................................      (5,891)        --             --          (5,891)
Exchange movement...............................................        (415)           (93)        --            (508)
                                                                  -----------         -----          -----   ---------
At 29 March 1998................................................      24,759          3,583          2,153      30,495
                                                                  -----------         -----          -----   ---------

    (a) On 26 February 1998, London Clubs Nevada Inc (a 100 per cent subsidiary undertaking of the Group) acquired 25 per cent of the issued share capital of Aladdin Gaming Holdings LLC ("Aladdin"). Aladdin is incorporated in the United States and owns a site for a hotel and casino complex in Las Vegas. The complex is presently being redeveloped and is scheduled to open in 2000. Aladdin has been classified as an associated undertaking in the financial statements in view of the proportion of shares held by the Group and its representation on the Board of that company.

    The Group's investment in the share capital of Aladdin represents L31.1 million in respect of the cost of the shares less goodwill of L5.9 million which has been set against reserves and foreign exchange adjustments of L0.4 million. The Group's share of the net assets of Aladdin at 26 February 1998 comprised fixed assets (comprising land and construction in progress) with a fair value of L29.2 million, cash of L46.9 million, sundry debtors of L0.3 million and long term debt with a value of L51.2 million.

    The Company received a commitment fee amounting to L1.8 million from Aladdin in relation to assistance with the loan finance and recharged a further L1.8 million of legal and professional fees incurred by the Company on behalf of Aladdin.

    During the period from 26 February 1998 to 30 March 1998, the Group's share of interest capitalised in respect of borrowings to finance the construction of the Aladdin hotel and casino complex amounted to L0.3 million.

    There was no profit or loss in the period in relation to the operating results of Aladdin. The last audited accounts were as at 31 December 1997 which indicated that the business had no distributable reserves.

    (b) The Group has an investment in Abela Tourism and Development Company SAL ("ATDC"). ATDC is incorporated in Lebanon and has a management concession for the Casino du Liban complex in Beirut. The Group also holds floating rate notes issued by Casino du Liban which have a nominal value of US$6.0 million.

    (c) The Group has an investment in Tortello Investments (No. 15) Pty Limited ("Tortello"). Tortello is incorporated in South Africa and holds the gaming licence for the Emerald Safari Resort in Gauteng Province. The Group has a management contract for the operation of the casino which is currently under development.

COMPANY

                                                                                     29 MARCH 1998    30 MARCH 1997
                                                                                    ---------------  ---------------
                                                                                         L'000            L'000
Shares in Group undertakings......................................................        27,457           27,457
                                                                                          ------           ------

    Principal subsidiary undertakings of the Company are noted below:

                                               COUNTRY OF
                                              INCORPORATION                                          PERCENTAGE
                                                   OR        COUNTRY OF          PRINCIPAL            OF VOTING
                                              REGISTRATION   OPERATION            ACTIVITY           SHARES HELD
                                              -------------  ----------  --------------------------  -----------
London Club Holdings Limited*...............        England     England             Holding company        100%
London Clubs Management Limited.............        England     England          Management company        100%
Ritz Club (London) Limited..................        England     England               Gaming casino        100%
Les Ambassadeurs Club Limited...............        England     England               Gaming casino        100%
Rendezvous Club (London) Limited............        England     England               Gaming casino        100%
Zealcastle Limited..........................        England     England               Gaming casino        100%
Palm Beach Club Limited.....................        England     England               Gaming casino        100%
The Sportsman Club Limited..................        England     England               Gaming casino        100%
Golden Nugget Club Limited..................        England     England               Gaming casino        100%
London Clubs (Overseas) Limited.............        England     England             Holding company        100%
Inter Casino Management (Egypt) Limited.....    Isle of Man       Egypt               Gaming casino        100%
Six Hamilton Place Limited..................        England     England        Banqueting operation        100%
London Clubs Nevada Inc.....................            USA         USA             Holding company        100%

------------------------

(All companies owned indirectly except *)

13. DEBTORS

                                                                            GROUP      COMPANY      GROUP      COMPANY
                                                                          ---------  -----------  ---------  -----------
                                                                              29 MARCH 1998           30 MARCH 1997
                                                                          ----------------------  ----------------------
                                                                            L'000       L'000       L'000       L'000
Trade debtors...........................................................      3,216         239       2,137           3
Amounts due from group companies........................................     --         117,471      --          68,663
Amounts due from associated company.....................................      1,856       1,856      --          --
Other debtors...........................................................      5,189       1,483       5,211       2,333
Prepayments and accrued income..........................................      3,183       1,357       2,479          79
ACT recoverable.........................................................      1,579       1,579       1,991       1,991
                                                                          ---------  -----------  ---------  -----------
                                                                             15,023     123,985      11,818      73,069
                                                                          ---------  -----------  ---------  -----------
                                                                          ---------  -----------  ---------  -----------

    The ACT recoverable is receivable after more than one year.

14 CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)

                                                                              29 MARCH 1998           30 MARCH 1997
                                                                          ----------------------  ----------------------
                                                                            GROUP      COMPANY      GROUP      COMPANY
                                                                          ---------  -----------  ---------  -----------

                                                                            L'000       L'000       L'000       L'000
Short term element of bank loan.........................................     --          --           5,916      --
Loan notes..............................................................     --          --           2,000      --
Trade creditors.........................................................      3,537         767       1,715         255
Amounts due to group companies..........................................     --          36,484      --          12,320
Corporation tax.........................................................      7,152      --          15,622      --
ACT payable.............................................................      2,543       2,543       2,920       2,920
Gaming taxation payable.................................................      7,396      --          10,528      --
Other tax including social security.....................................      1,131      --             194      --
Interest payable........................................................        804         600          16      --
Other creditors and accruals............................................     12,540         499      15,413         989
Proposed dividend.......................................................      6,317       6,317       7,963       7,963
                                                                          ---------  -----------  ---------  -----------
                                                                             41,420      47,210      62,287      24,447
                                                                          ---------  -----------  ---------  -----------
                                                                          ---------  -----------  ---------  -----------

15 CREDITORS (AMOUNTS FALLING DUE AFTER ONE YEAR)

                                                                              29 MARCH 1998            30 MARCH 1997
                                                                          ----------------------  ------------------------
                                                                            GROUP      COMPANY      GROUP       COMPANY
                                                                          ---------  -----------  ---------  -------------

                                                                            L'000       L'000       L'000        L'000
Bank loan
--Repayable between one and two years...................................     --          --           6,031       --
--Repayable between two and five years..................................     29,233      --          14,785       --
Guaranteed Senior Notes
--Repayable after five years............................................     29,648      29,648      --           --
Deferred consideration..................................................     --          --           4,000       --
                                                                                                                      --
                                                                          ---------  -----------  ---------
                                                                             58,881      29,648      24,816       --
                                                                                                                      --
                                                                                                                      --
                                                                          ---------  -----------  ---------
                                                                          ---------  -----------  ---------

    The bank loan is secured by a fixed charge over the freehold at 50 St James's Street together with a floating charge over all assets of the Company and all its present and future UK subsidiaries.

    On 11 April 1997, the Company completed a supplemental agreement, whereby all outstanding facilities were replaced by a Revolving Credit Facility. This facility is available until 11 April 2002. Interest is payable at LIBOR plus
0.65 per cent with a small variable adjustment. Advances are available in foreign currencies which may be used to finance overseas investments. Until 29 September 1998, a certain proportion of the loan is subject to an interest rate cap based on a LIBOR rate of 9 per cent.

    Under an agreement dated 30 June 1997 the Guaranteed Senior Notes were issued to fund the Group's investment in Aladdin Gaming Holdings LLC. The nominal value of the notes is US$50 million on which interest is payable at 7.74 per cent.

    Deferred consideration is payable based upon the cumulative results of Zealcastle Limited for the three years ending 1 October 1998 consequent to the purchase agreement for that company dated

2 October 1995. Full provision was made as at 30 March 1997 for the maximum amount payable. However, based upon the results of the London Park Tower casino and taking into account the likely impact of the proposed change in the rates and bandings for gaming duty (as outlined in the Chancellor's Budget Statement), the targets are unlikely to be met. The provision has been written back and offset against the cost of the London Park Tower leasehold property (which was the main asset acquired as part of the Zealcastle acquisition).

16 PROVISIONS FOR LIABILITIES AND CHARGES

    The amount of deferred taxation which has been provided in the financial statements is as follows:

                                                                                                    GROUP        COMPANY
                                                                                                 -----------  -------------
                                                                                                    L'000         L'000
Deferred tax liability at 30 March 1997........................................................         317        --
Charge for the period..........................................................................         649        --
                                                                                                                       --
                                                                                                        ---
Deferred tax liability at 29 March 1998........................................................         966        --
                                                                                                                       --
                                                                                                                       --
                                                                                                        ---
                                                                                                        ---

Comprising:

GROUP

                                                                       29 MARCH 1998                   30 MARCH 1997
                                                               ------------------------------  ------------------------------
                                                                PROVIDED       UNPROVIDED       PROVIDED       UNPROVIDED
                                                               -----------  -----------------  -----------  -----------------

                                                                  L'000           L'000           L'000           L'000
Accelerated capital allowances...............................         966            (120)            607             (23)
Short term timing differences................................      --              --                (290)         --
                                                                                                                       --
                                                                      ---             ---             ---
                                                                      966            (120)            317             (23)
                                                                                                                       --
                                                                      ---             ---             ---

COMPANY

    There are no unprovided deferred tax liabilities.

17 SHARE CAPITAL

    The following information relates to the share capital of the Company during the period.

                                                                       29 MARCH 1998             30 MARCH 1997
                                                                  ------------------------  ------------------------
                                                                     NUMBER        L'000       NUMBER        L'000
                                                                  -------------  ---------  -------------  ---------
Authorised
Ordinary shares of 5 pence each.................................    233,565,100     11,678    233,565,100     11,678
Issued, allotted and fully paid
Ordinary shares of 5 pence each.................................    146,904,702      7,345    141,557,502      7,078

    At 29 March 1998 there were outstanding options to subscribe for 1,622,400 ordinary shares (1997: 6,989,600 ordinary shares) under the London Clubs International plc executive share option scheme, which are exercisable between June 1997 and March 2006. In addition, there were outstanding options to subscribe for 2,484,699 ordinary shares (1997: Nil) under the savings related option scheme, which are exercisable between 1 March 2000 and 31 August 2000.

    During the year 5,347,200 ordinary shares were allotted at L1.0925 each upon the exercise of options under the executive share option scheme.

18 RESERVES

                                                                                                         GROUP AND
                                                                                                          COMPANY
                                                                                                        -----------
                                                                                                           L'000
SHARE PREMIUM ACCOUNT
At 30 March 1997......................................................................................      74,528
Exercise of share options.............................................................................       5,575
                                                                                                        -----------
Balance at 29 March 1998..............................................................................      80,103
                                                                                                        -----------
                                                                                                        -----------


                                                                                                           GROUP
                                                                                                        -----------
                                                                                                           L'000
REVALUATION RESERVE
At 30 March 1997......................................................................................      85,736
Revaluation during the period.........................................................................     (16,000)
                                                                                                        -----------
Balance at 29 March 1998..............................................................................      69,736
                                                                                                        -----------
                                                                                                        -----------

                                                                                                 GROUP      COMPANY
                                                                                               ---------  -----------
                                                                                                   L'000       L'000
PROFIT AND LOSS ACCOUNT
At 30 March 1997.............................................................................     12,241      12,648
Retained profit/(loss) for the period........................................................      9,696      (1,753)
Goodwill arising on acquisition of associated undertaking....................................     (5,891)     --
Exchange difference on re-translation of net assets of subsidiary and associated
  undertakings...............................................................................     (1,454)     --
Exchange gain on foreign currency loans......................................................        415      --
                                                                                               ---------  -----------
Balance at 29 March 1998.....................................................................     15,007      10,895
                                                                                               ---------  -----------
                                                                                               ---------  -----------

    As permitted by Section 230 of the Companies Act 1985, the Company's profit and loss account is not separately presented. The amount of the Company's retained loss for the period is L1,753,000 (1997: L6,995,000 profit).

19 CAPITAL COMMITMENTS

    At 29 March 1998 the Group had capital commitments contracted for but not provided of L4,468,610 (1997: L396,260).

20 OPERATING LEASE COMMITMENTS

                                                                                  29 MARCH 1998             30 MARCH 1997
                                                                             ------------------------  ------------------------
                                                                               GROUP       COMPANY       GROUP       COMPANY
                                                                             ---------  -------------  ---------  -------------

                                                                               L'000        L'000        L'000        L'000
Operating lease commitments on land and buildings payable within one year for leases expiring:
--within one year..........................................................        344       --            1,381       --
--between one and five years...............................................      3,093       --            4,337       --
--after five years.........................................................      3,906          723        3,453          723
                                                                             ---------          ---    ---------          ---
                                                                                 7,343          723        9,171          723
                                                                             ---------          ---    ---------          ---
                                                                             ---------          ---    ---------          ---
Operating lease commitments on plant and equipment payable within one year for leases expiring:
--within one year..........................................................        181       --              131       --
--between one and five years...............................................        369       --              302       --
                                                                             ---------          ---    ---------          ---
                                                                                   550       --              433       --
                                                                             ---------          ---    ---------          ---
                                                                             ---------          ---    ---------          ---

21 RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOW

                                                                                   52 WEEKS ENDED   53 WEEKS ENDED
                                                                                    29 MARCH 1998    30 MARCH 1997
                                                                                   ---------------  ---------------
                                                                                        L'000            L'000
Operating profit.................................................................        27,633           36,397
Depreciation charges.............................................................         3,796            3,418
(Profit)/loss on sale of fixed assets............................................           (49)              75
Exchange movement................................................................            94              305
Decrease/(increase) in stock.....................................................           125             (195)
Increase in debtors..............................................................        (5,067)            (784)
(Decrease)/increase in creditors.................................................        (3,246)           5,590
                                                                                         ------           ------
Net cash inflow from operating activities........................................        23,286           44,806
                                                                                         ------           ------

22 ANALYSIS OF CASH FLOWS FOR HEADINGS SUMMARISED IN THE CASH FLOW STATEMENT

                                                                               29 MARCH 1998         30 MARCH 1997
                                                                            --------------------  --------------------
                                                                              L'000      L'000      L'000      L'000
                                                                            ---------  ---------  ---------  ---------
Returns on investments and servicing of finance
Interest received.........................................................      2,961                 1,360
Interest paid.............................................................     (3,504)               (2,525)
                                                                            ---------  ---------  ---------  ---------
Net cash outflow for returns on investments and servicing of finance......                  (543)               (1,165)
                                                                            ---------  ---------  ---------  ---------
Capital expenditure and financial investments
Purchase of tangible fixed assets.........................................    (22,768)               (4,379)
Purchase of loan notes....................................................     --                    (4,276)
Proceeds of tangible fixed asset sales....................................        118                    10
                                                                            ---------  ---------  ---------  ---------
Net cash outflow for capital expenditure and financial investment.........               (22,650)               (8,645)
                                                                            ---------  ---------  ---------  ---------
Acquisitions and disposals
Investment in associated undertaking......................................    (31,065)               --
Purchase of fixed asset investment........................................     (1,163)               --
                                                                            ---------  ---------  ---------  ---------
Net cash outflow for acquisitions and disposals...........................               (32,228)               --
                                                                            ---------  ---------  ---------  ---------
Net cash management of liquid resources Inflow from purchase and sale of
  securities..............................................................      1,220                    18
                                                                            ---------  ---------  ---------  ---------
Net cash inflow from management of liquid resources.......................                 1,220                    18
                                                                            ---------  ---------  ---------  ---------
Financing
Issue of ordinary share capital...........................................      5,842                --
Debt due within a year
--repayment of loan notes.................................................     (2,000)               (6,200)
--loan finance raised.....................................................     31,747                --
                                                                            ---------  ---------  ---------  ---------
Net cash inflow/(outflow) from financing..................................                35,589                (6,200)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

23 ANALYSIS OF NET FUNDS

                                                                                                EXCHANGE
                                                          AT                     OTHER NON      MOVEMENT          AT
                                                       30 MARCH                    CASH      AND CHANGES IN    29 MARCH
                                                         1997       CASH FLOW     CHANGES     MARKET VALUE       1998
                                                      -----------  -----------  -----------  ---------------  -----------
                                                         L'000        L'000        L'000          L'000          L'000
Cash in hand and at bank............................      34,872      (20,125)      --               (334)        14,413
Debt due after one year.............................     (24,816)     (31,747)      (2,318)        --            (58,881)
Debt due within one year............................      (7,916)       2,000        5,916         --             --
                                                                      (29,747)
Current asset investment............................      --           (1,220)      --              1,220         --
                                                      -----------  -----------  -----------         -----     -----------
Total...............................................       2,140      (51,092)       3,598            886        (44,468)
                                                      -----------  -----------  -----------         -----     -----------
                                                      -----------  -----------  -----------         -----     -----------

    The cash flows in respect of the management of liquid resources represent gains arising on the purchase and sale of units in an institutional cash fund.

    Cash in hand and at bank includes L901,000 (1997: L999,000) held on deposit pursuant to overseas gaming reserve requirements.

24 PENSIONS

    The principal pension scheme operated by the Group is a defined benefits scheme, providing benefits based on final pensionable salary. The assets of this scheme are held in a separate trustee administered fund.

    The latest formal actuarial valuation of the fund was at 31 March 1996 using the projected unit method. The assumptions which have the most significant effect on the results of the valuation are the relative rates of return on the investments of the fund compared with increases in pay and pensions. It was assumed for this purpose that, on average, the annual return on investments would exceed increases in pay by 4 per cent until 31 March 1997 and by 2 per cent thereafter and would exceed increases in pensions by 4 per cent.

    At the date of the latest formal actuarial valuation, the market value of the assets of the fund was L31.3 million. The valuation showed that the assets represented 111 per cent of the benefits that have accrued to members. Taking this surplus into account, the actuary has recommended a future contribution rate for the Group as follows: from 1 April 1996 to 31 March 1999 10.0 per cent of pensionable pay; from 1 April 1999 to 31 March 2005 11.9 per cent of pensionable pay and from 1 April 2005 15.0 per cent of pensionable pay. Death in service benefits, professional fees and other expenses are paid by the pension scheme.

    The pension charge for the year was L1,199,000 (1997: L1,122,000) which was paid to the fund.

    In addition the Company makes contributions in respect of individual personal pension schemes. The annual contribution for the year was L126,000 (1997: L106,000).

25 GUARANTEES AND FINANCIAL COMMITMENTS

    As part of the financing arrangements in connection with the development of the Aladdin Hotel and Casino, the Company and the Sommer Family Trust have jointly and severally given a Completion and Performance Guarantee which applies during the construction period. In addition, through a Keep Well Agreement, the Company and Aladdin Holdings LLC will have a joint and several contingent obligation to provide further equity and/or to make accelerated payments of up to US$150.0 million should certain financial covenants be breached.

    Although the obligations under the Completion and Performance Guarantee and Keep Well Agreement are joint and several, it is agreed under the terms of a Contribution Agreement that each partys liability will be pro-rata to its initial shareholding in Aladdin Gaming Holdings LLC which is 75 per cent for the Sommer Family Trust (through Aladdin Holdings LLC and other entities controlled by the Trust) and 25 per cent for the Company. The Company has certain remedies should the Sommer Family Trust or Aladdin Holdings LLC default in its obligations, including rights over the Sommer Family Trust's equity interest in Aladdin Gaming Holdings LLC.

    The construction risk has been mitigated through a fixed price construction contract guaranteed as to timing and price by the architect and general contractor. Aladdin Gaming LLC, a wholly owned subsidiary of Aladdin Gaming Holdings LLC, has access to secured senior credit facilities of up to US$410.0 million.

26 SUBSEQUENT EVENT

    On 12 June 1998 the Group announced the sale of LCL (France) S.A. et Cie, which owns and operates the Carlton Casino in Cannes, to Groupe Partouche.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE NEW NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                                 --------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................          1
Risk Factors....................................         20
Use of Proceeds.................................         40
Capitalization..................................         42
The Exhange Offer...............................         43
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         52
Business........................................         55
Regulation and Licensing........................         82
Management......................................         87
Controlling Stockholders........................         94
Certain Transactions............................         98
Security Ownership of Certain Beneficial
  Owners........................................        100
Description of the Notes........................        103
Description of Noteholder Completion Guaranty
  and Disbursement Agreement....................        141
Description of Certain Indebtedness and Other
  Obligations...................................        147
Certain Material Agreements.....................        155
Certain United States Federal Income Tax
  Considerations................................        180
Plan of Distribution............................        186
Legal Matters...................................        187
Experts.........................................        187
Index to Historical Financial Information of the
  Aladdin Parties and the Company...............        F-1
Annex A
  Certain Historical Consolidated Financial
    Information of London Clubs.................        A-1


                                  $221,500,000

                                     [LOGO]

                           OFFER FOR ALL OUTSTANDING
                     13 1/2% SERIES A SENIOR DISCOUNT NOTES
                                    DUE 2010
                                IN EXCHANGE FOR
                     13 1/2% SERIES B SENIOR DISCOUNT NOTES
                                   DUE 2010,
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                 AS AMENDED, OF

                          ALADDIN GAMING HOLDINGS, LLC
                             ALADDIN CAPITAL CORP.

                             ---------------------

                                   PROSPECTUS

                          ----------------------------


                                 July   , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles of Organization of Aladdin Gaming Holdings, LLC ("Holdings") limit the liability of its members and managers to the fullest extent permitted by Nevada law and further provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such member or manager of the company, must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of the member or manager to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the company. Nevada law permits limited-liability companies to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the company) by reason of the fact that he is or was a manager, member employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This same permissible indemnification is not allowed as to any action or suit by or in the right of the company if the person has been adjudged by a court (after exhaustion of all appeals) to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that a court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses, as the court deems proper. To the extent that a manager, member, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, Nevada law requires that he must be indemnified by the company against expenses, including attorney's fees, actually and reasonably incurred by him in connection with that defense.

    The Articles of Incorporation of Aladdin Capital Corp. ("Capital") provide that no officer or director will be personally liable to Capital or any stockholder for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of distributions in violation of Nevada Revised Statutes Section78.300.

    Additionally, Capital's Bylaws limit the liability of its directors and officers (and, by action of the board of directors, its employees and other persons) to the fullest extent permitted by Nevada law. If the Nevada law is subsequently amended to permit further limitation of personal liability of directors and officers the liability of Capital's directors and officers will be eliminated or limited to the fullest extent permitted by Nevada law, as amended. Nevada law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This same permissible indemnification is not allowed as to any action or suit by or in the right of the corporation if the person has been adjudged by a court (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that a court determines upon application that in view of all the circumstances of the case, the person if fairly and reasonably entitled to indemnity for such expenses, as the court deems proper. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense or any claim, issue or matter, therein, Nevada law requires that he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with that defense.

    Capital's Bylaws further provide that Capital may purchase and maintain insurance or make other financial arrangements for such indemnification and that such indemnification shall continue as to any indemnitee who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators.

    The inclusion of the permissive indemnification provision in Capital's Bylaws may have the effect or reducing likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Capital and its stockholders.

    Insofar as imdemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the Issuers have been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Pursuant to the registration rights agreement (the "Registration Rights Agreement") relating to the 13 1/2% Senior Discount Notes due 2010, the holders of such securities and certain underwriters, broker dealers and the Initial Purchasers (as defined herein) have agreed to indemnify the directors, officers and controlling persons of the registrants against certain liabilities, costs and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expense that may be incurred in connection with the registration of such securities arise from an omission or untrue statement contained in information provided to the registrants by the holders of such securities, underwriters, broker dealers or Initial Purchasers.

    The Purchase Agreement, dated as of February 18, 1998 among Holdings, Capital and Aladdin Gaming Enterprises Inc. (collectively, the "Unit Issuers") and Merrill Lynch, Pierce, Fenner and Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheiner Corp. and Scotia Capital Markets (USA) Inc. (the "Initial Purchasers"), contains provisions by which the Initial Purchasers agree to indemnify the Unit Issuers (including their respective officers, directors, employees, agents and controlling persons) against certain liabilities.

ITEM 21. EXHIBITS.

    The following exhibits are filed as part of this Registration Statement:


EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

      *3.1   Articles of Organization of Holdings.
      *3.2   Articles of Incorporation of Capital.
      *3.3   Articles of Organization of Aladdin Gaming, LLC (the "Company").
      *3.4   Articles of Incorporation of Aladdin Gaming Enterprises, Inc. ("Enterprises").
      *3.5   Amendment No. 1 to Articles of Incorporation of Enterprises.
      *3.6   Operating Agreement of Holdings.
      *3.7   Bylaws of Capital.
      *3.8   Operating Agreement of the Company.
      *3.9   Bylaws of Enterprises.
      *4.1   Indenture, dated February 26, 1998, among Holdings, Capital and State Street Bank and Trust Company,
             as trustee (the "Trustee").
      +4.2   Note Registration Rights Agreement, dated February 26, 1998, among Holdings, Capital and Merrill
             Lynch, Pierce Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer
             Corp. and Scotia Capital Markets (USA) Inc. (the "Initial Purchasers").
      *4.3   Noteholder Completion Guaranty, dated February 26, 1998, among the Trust Under Article Sixth u/w/o
             Sigmund Sommer, London Clubs International plc ("London Clubs"), Aladdin Bazaar Holdings, LLC and the
             Trustee.
      *4.4   Disbursement Agreement, dated February 26, 1998, among Holdings, the Company, the Bank of Nova
             Scotia, as Administrative Agent under the Bank Credit Facility, Disbursement Agent, and Securities
             Intermediary, U.S. Bank National Association as Servicing Agent and the Trustee.
      *4.5   The LLC Interest Pledge and Security Agreement, dated February 26, 1998, between Holdings and the
             Trustee.
      *4.6   The Holdings Collateral Account Agreement, dated February 26, 1998, between Holdings and the Trustee.
      *4.7   Equity Participation Agreement, dated February 26, 1998, among Sommer Enterprises, LLC, Enterprises,
             London Clubs Nevada, Inc. ("LCNI") and the Trustee.
      *4.8   Subsidiary Guaranty, dated February 26, 1998, among subsidiaries of London Clubs and the Trustee.
      +5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.
      *5.2   Opinion of Schreck Morris regarding legality of the securities being registered
      +8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.
     *10.1   Amended and Restated London Clubs Purchase Agreement, dated February 26, 1998, among LCNI, London
             Clubs, Holdings, Aladdin Holdings LLC, the Company, Sommer Enterprises, LLC and the Trust Under
             Article Sixth u/w/o Sigmund Sommer.
     *10.2   Closing Schedules to Amended and Restated London Clubs Purchase Agreement.
     *10.3   Contribution Agreement, dated February 26, 1998, among the Trust Under Article Sixth u/ w/o Sigmund
             Sommer, Aladdin Holdings, LLC, Sommer Enterprises, LLC, London Clubs and LCNI.
     *10.4   Salle Privee Agreement, dated February 26, 1998, among the Company, LCNI and London Clubs.
      10.5   [RESERVED]

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     *10.6   Warrant Agreement, dated February 26, 1998, among Enterprises and State Street Bank and Trust
             Company, as Warrant Agent (the "Warrant Agent").
     *10.7   Warrant Registration Rights Agreement dated February 26, 1998, among Enterprises and the Initial
             Purchasers.
     *10.8   Credit Agreement, dated February 26, 1998, among the Company, a syndicate of lenders (the "Bank
             Lenders"), The Bank of Nova Scotia as Administrative Agent, Merrill Lynch Capital Corporation as
             Syndication Agent and CIBC Oppenheimer Corp. as Documentation Agent.
     *10.9   Bank Completion Guaranty, dated February 26, 1998, among the Trust Under Article Sixth u/w/o Sigmund
             Sommer, London Clubs, Aladdin Bazar Holdings, LLC and the Bank Lenders.
     *10.10  Keep-Well Agreement, dated February 26, 1998, among Aladdin Holdings, LLC, London Clubs and Aladdin
             Bazaar Holdings, LLC.
     *10.11  Design/Build Contract, dated December 4, 1997, between the Company and Fluor Daniel Inc.
     *10.12  Amendment No. 1 to Design/Build Contract, dated January 21, 1998, between the Company and Fluor
             Daniel, Inc.
     *10.13  Amendment No. 2 to Design/Build Contract, dated January 28, 1998, between the Company and Fluor
             Daniel, Inc.
     *10.14  Fluor Guaranty, dated December 4, 1997, between the Company and Fluor Corporation.
     +10.15  Site Work, Development and Construction Agreement, dated February 26, 1998, among the Company,
             Aladdin Bazaar, LLC and Aladdin Holdings, LLC.
     *10.16  Construction, Operation and Reciprocal Easement Agreement, dated February 26, 1998, among the
             Company, Aladdin Bazaar, LLC and Aladdin Music Holdings, LLC.
     *10.17  Common Parking Area Use Agreement, dated February 26, 1998 between the Company and Aladdin Bazaar,
             LLC.
     +10.18  Music Project Lease, dated February 26, 1998, between the Company and Aladdin Music Holdings, LLC.
     *10.19  Mall Project Lease, dated February 26, 1998, between the Company and Aladdin Bazaar, LLC.
     *10.20  Deed of Trust, Assignment of Rents and Leases, Fixture Filing and Security Agreement, dated February
             26, 1998, made by the Company to Stewart Title of Nevada, as trustee for the benefit of the Bank of
             Nova Scotia.
     *10.21  Development Agreement, dated December 3, 1997, between the Company and Northwind Aladdin, LLC.
      10.22  [RESERVED]
     *10.23  Energy Lease, dated December 3, 1997, between the Company and Northwind Aladdin, LLC.
     *10.24  Unicom Guaranty, dated December 3, 1997, between Unicom Corporation and the Company.
     *10.25  Operating Agreement of Aladdin Bazaar LLC, dated September 3, 1997, between TH Bazaar Centers Inc.
             and Aladdin Bazaar Holdings, LLC.
     *10.26  First Amendment to the Limited Liability Company Agreement of Aladdin Bazaar, LLC, dated October 16,
             1997.
     *10.27  Music Project Memorandum of Understanding and Letter of Intent, dated September 2, 1997, between the
             Company and Planet Hollywood International, Inc.
     *10.28  Amendment to Music Project Memorandum of Understanding and Letter of Intent, dated October 15, 1997, between the Company and Planet Hollywood International, Inc.

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     *10.29  GAI Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and
             GAI, LLC.
     *10.30  Goeglein Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and Richard J. Goeglein.
     *10.31  McKennon Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and James H. McKennon.
     *10.32  Klerk Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and
             Cornelius T. Klerk.
     *10.33  Galati Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings, and Lee A. Galati.
     *10.34  Rueda Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and
             Jose A. Rueda.
     *10.35  GAI Consulting Agreement, dated July 1, 1997, between GAI, LLC and the Company as amended as of
             January 1998.
     *10.36  Employment and Consulting Agreement, dated July 1, 1997, between the Company and Richard J. Goeglein as amended as of January 1998.
     *10.37  Employment Agreement, dated July 28, 1997, between the Company and James H. McKennon.
     *10.38  Employment Agreement, dated July 26, 1997, between the Company and Cornelius T. Klerk.
     +10.39  Employment Agreement, dated August 19, 1997, between the Company and Lee A.
             Galati.
     *10.40  Employment Agreement, dated July 1, 1997, between the Company and Jose A. Rueda.
     *10.41  FF&E Commitment Letter, dated January 23, 1998 between the Company and General Electric Capital
             Corporation.
     *10.42  Mall Commitment Letter, dated December 29, 1997, between Aladdin Bazaar, LLC and Fleet National Bank, as Administrative Agent.
     *10.43  Purchase Agreement, dated February 18, 1998, among Holdings, Capital, Enterprises, Aladdin Holdings,
             LLC, the Trust under Article Sixth u/w/o Sigmund Sommer, London Clubs International plc ("London
             Clubs") and the Initial Purchasers.
     *10.44  Guaranteed Land Appraisal prepared by HVS International.
     *10.45  Second Amendment to Limited Liability Company Agreement of Aladdin Bazaar, LLC, dated May 1998.
     +23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibits 5.1 and 8.1).
     *23.2   Consent of Schreck Morris (included in exhibit 5.2).
     +23.3   Consent of Arthur Andersen LLP.
     +23.4   Consent of Price Waterhouse.
     *23.5   Awareness Letter from Price Waterhouse.
     *25.1   Statement of Eligibility and Qualification of State Street Bank and Trust Company.
     *99.1   Form of Letter of Transmittal.
     *99.2   Form of Notice of Guaranteed Delivery.
     *99.3   Form of Letter to Clients.
     *99.4   Form of Letter to Broker Dealers, Trust Companies and other Nominees.


------------------------

+   Filed herewith.


*   Previously filed.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration STatement or any material change to such information in the Registration STatement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    (b) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (d) The registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on the 22nd day of July, 1998.



                                ALADDIN GAMING HOLDINGS, LLC

                                By:            /s/ CORNELIUS T. KLERK
                                     -----------------------------------------
                                                 Cornelius T. Klerk
                                       SENIOR VICE PRESIDENT/CHIEF FINANCIAL
                                                      OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board          July 22, 1998
         Jack Sommer

              *
------------------------------  Chief Executive Officer,       July 22, 1998
     Richard J. Goeglein          Manager

              *                 Executive Vice
------------------------------    President/Secretary,         July 22, 1998
        Ronald Dictrow            Manager

    /s/ CORNELIUS T. KLERK      Senior Vice
------------------------------    President/Chief              July 22, 1998
      Cornelius T. Klerk          Financial Officer




*By power of attorney

By:    /s/ CORNELIUS T. KLERK
      -------------------------
         Cornelius T. Klerk
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on the 22nd day of July, 1998.



                                ALADDIN CAPITAL CORP.

                                By:            /s/ CORNELIUS T. KLERK
                                     -----------------------------------------
                                                 Cornelius T. Klerk
                                       SENIOR VICE PRESIDENT/CHIEF FINANCIAL
                                                      OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board          July 22, 1998
         Jack Sommer

              *
------------------------------  Chief Executive Officer,       July 22, 1998
     Richard J. Goeglein          Director

              *                 Executive Vice
------------------------------    President/Secretary,         July 22, 1998
        Ronald Dictrow            Director

    /s/ CORNELIUS T. KLERK      Senior Vice
------------------------------    President/Chief              July 22, 1998
      Cornelius T. Klerk          Financial Officer




*By power of attorney

By:    /s/ CORNELIUS T. KLERK
      -------------------------
         Cornelius T. Klerk
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

      *3.1   Articles of Organization of Holdings.
      *3.2   Articles of Incorporation of Capital.
      *3.3   Articles of Organization of Aladdin Gaming, LLC (the "Company").
      *3.4   Articles of Incorporation of Aladdin Gaming Enterprises, Inc. ("Enterprises").
      *3.5   Amendment No. 1 to Articles of Incorporation of Enterprises.
      *3.6   Operating Agreement of Holdings.
      *3.7   Bylaws of Capital.
      *3.8   Operating Agreement of the Company.
      *3.9   Bylaws of Enterprises.
      *4.1   Indenture, dated February 26, 1998, among Holdings, Capital and State Street Bank and Trust Company,
             as trustee (the "Trustee").
      +4.2   Note Registration Rights Agreement, dated February 26, 1998, among Holdings, Capital and Merrill
             Lynch, Pierce Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer
             Corp. and Scotia Capital Markets (USA) Inc. (the "Initial Purchasers").
      *4.3   Noteholder Completion Guaranty, dated February 26, 1998, among the Trust Under Article Sixth u/w/o
             Sigmund Sommer, London Clubs International plc ("London Clubs"), Aladdin Bazaar Holdings, LLC and the
             Trustee.
      *4.4   Disbursement Agreement, dated February 26, 1998, among Holdings, the Company, the Bank of Nova
             Scotia, as Administrative Agent under the Bank Credit Facility, Disbursement Agent, and Securities
             Intermediary, U.S. Bank National Association as Servicing Agent and the Trustee.
      *4.5   The LLC Interest Pledge and Security Agreement, dated February 26, 1998, between Holdings and the
             Trustee.
      *4.6   The Holdings Collateral Account Agreement, dated February 26, 1998, between Holdings and the Trustee.
      *4.7   Equity Participation Agreement, dated February 26, 1998, among Sommer Enterprises, LLC, Enterprises,
             London Clubs Nevada, Inc. ("LCNI") and the Trustee.
      *4.8   Subsidiary Guaranty, dated February 26, 1998, among subsidiaries of London Clubs and the Trustee.
      +5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.
      *5.2   Opinion of Schreck Morris regarding legality of the securities being registered
      +8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.
     *10.1   Amended and Restated London Clubs Purchase Agreement, dated February 26, 1998, among LCNI, London
             Clubs, Holdings, Aladdin Holdings LLC, the Company, Sommer Enterprises, LLC and the Trust Under
             Article Sixth u/w/o Sigmund Sommer.
     *10.2   Closing Schedules to Amended and Restated London Clubs Purchase Agreement.
     *10.3   Contribution Agreement, dated February 26, 1998, among the Trust Under Article Sixth u/ w/o Sigmund
             Sommer, Aladdin Holdings, LLC, Sommer Enterprises, LLC, London Clubs and LCNI.
     *10.4   Salle Privee Agreement, dated February 26, 1998, among the Company, LCNI and London Clubs.
      10.5   [RESERVED]
     *10.6   Warrant Agreement, dated February 26, 1998, among Enterprises and State Street Bank and Trust
             Company, as Warrant Agent (the "Warrant Agent").
     *10.7   Warrant Registration Rights Agreement dated February 26, 1998, among Enterprises and the Initial
             Purchasers.

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
EXHIBIT NO.                                               DESCRIPTION
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
     *10.8   Credit Agreement, dated February 26, 1998, among the Company, a syndicate of lenders (the "Bank
             Lenders"), The Bank of Nova Scotia as Administrative Agent, Merrill Lynch Capital Corporation as
             Syndication Agent and CIBC Oppenheimer Corp. as Documentation Agent.
     *10.9   Bank Completion Guaranty, dated February 26, 1998, among the Trust Under Article Sixth u/w/o Sigmund
             Sommer, London Clubs, Aladdin Bazar Holdings, LLC and the Bank Lenders.
     *10.10  Keep-Well Agreement, dated February 26, 1998, among Aladdin Holdings, LLC, London Clubs and Aladdin
             Bazaar Holdings, LLC.
     *10.11  Design/Build Contract, dated December 4, 1997, between the Company and Fluor Daniel Inc.
     *10.12  Amendment No. 1 to Design/Build Contract, dated January 21, 1998, between the Company and Fluor
             Daniel, Inc.
     *10.13  Amendment No. 2 to Design/Build Contract, dated January 28, 1998, between the Company and Fluor
             Daniel, Inc.
     *10.14  Fluor Guaranty, dated December 4, 1997, between the Company and Fluor Corporation.
     +10.15  Site Work, Development and Construction Agreement, dated February 26, 1998, among the Company,
             Aladdin Bazaar, LLC and Aladdin Holdings, LLC.
     *10.16  Construction, Operation and Reciprocal Easement Agreement, dated February 26, 1998, among the
             Company, Aladdin Bazaar, LLC and Aladdin Music Holdings, LLC.
     *10.17  Common Parking Area Use Agreement, dated February 26, 1998 between the Company and Aladdin Bazaar,
             LLC.
     +10.18  Music Project Lease, dated February 26, 1998, between the Company and Aladdin Music Holdings, LLC.
     *10.19  Mall Project Lease, dated February 26, 1998, between the Company and Aladdin Bazaar, LLC.
     *10.20  Deed of Trust, Assignment of Rents and Leases, Fixture Filing and Security Agreement, dated February
             26, 1998, made by the Company to Stewart Title of Nevada, as trustee for the benefit of the Bank of
             Nova Scotia.
     *10.21  Development Agreement, dated December 3, 1997, between the Company and Northwind Aladdin, LLC.
      10.22  [RESERVED]
     *10.23  Energy Lease, dated December 3, 1997, between the Company and Northwind Aladdin, LLC.
     *10.24  Unicom Guaranty, dated December 3, 1997, between Unicom Corporation and the Company.
     *10.25  Operating Agreement of Aladdin Bazaar LLC, dated September 3, 1997, between TH Bazaar Centers Inc.
             and Aladdin Bazaar Holdings, LLC.
     *10.26  First Amendment to the Limited Liability Company Agreement of Aladdin Bazaar, LLC, dated October 16,
             1997.
     *10.27  Music Project Memorandum of Understanding and Letter of Intent, dated September 2, 1997, between the
             Company and Planet Hollywood International, Inc.
     *10.28  Amendment to Music Project Memorandum of Understanding and Letter of Intent, dated October 15, 1997, between the Company and Planet Hollywood International, Inc.
     *10.29  GAI Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and
             GAI, LLC.
     *10.30  Goeglein Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and Richard J. Goeglein.
     *10.31  McKennon Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and James H. McKennon.
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
EXHIBIT NO.                                               DESCRIPTION
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
     *10.32  Klerk Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and
             Cornelius T. Klerk.
     *10.33  Galati Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings, and Lee A. Galati.
     *10.34  Rueda Contribution and Amendment Agreement, dated February 26, 1998, among the Company, Holdings and
             Jose A. Rueda.
     *10.35  GAI Consulting Agreement, dated July 1, 1997, between GAI, LLC and the Company as amended as of
             January 1998.
     *10.36  Employment and Consulting Agreement, dated July 1, 1997, between the Company and Richard J. Goeglein as amended as of January 1998.
     *10.37  Employment Agreement, dated July 28, 1997, between the Company and James H. McKennon.
     *10.38  Employment Agreement, dated July 26, 1997, between the Company and Cornelius T. Klerk.
     +10.39  Employment Agreement, dated August 19, 1997, between the Company and Lee A. Galati.
     *10.40  Employment Agreement, dated July 1, 1997, between the Company and Jose A. Rueda.
     *10.41  FF&E Commitment Letter, dated January 23, 1998 between the Company and General Electric Capital
             Corporation.
     *10.42  Mall Commitment Letter, dated December 29, 1997, between Aladdin Bazaar, LLC and Fleet National Bank, as Administrative Agent.
     *10.43  Purchase Agreement, dated February 18, 1998, among Holdings, Capital, Enterprises, Aladdin Holdings,
             LLC, the Trust under Article Sixth u/w/o Sigmund Sommer, London Clubs International plc ("London
             Clubs") and the Initial Purchasers.
     *10.44  Guaranteed Land Appraisal prepared by HVS International.
     *10.45  Second Amendment to Limited Liability Company Agreement of Aladdin Bazaar, LLC, dated May 1998.
     +23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibits 5.1 and 8.1).
     *23.2   Consent of Schreck Morris (included in exhibit 5.2).
     +23.3   Consent of Arthur Andersen LLP.
     +23.4   Consent of Price Waterhouse.
     *23.5   Awareness Letter from Price Waterhouse.
     *25.1   Statement of Eligibility and Qualification of State Street Bank and Trust Company.
     *99.1   Form of Letter of Transmittal.
     *99.2   Form of Notice of Guaranteed Delivery.
     *99.3   Form of Letter to Clients.
     *99.4   Form of Letter to Broker Dealers, Trust Companies and other Nominees.


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+   Filed herewith.



*   Previously filed.